UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SYCAMORE NETWORKS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SYCAMORE NETWORKS, INC.

220 Mill Road

Chelmsford, Massachusetts 01824

December 28, 2012

Dear Fellow Stockholder:

A special meeting of the stockholders of Sycamore Networks, Inc. (“Sycamore”) will be held on January 29, 2013 at 9:00 a.m., local time, at the Radisson Hotel, 10 Independence Drive, Chelmsford, Massachusetts 01824.

At the Special Meeting, you will be asked to consider and vote upon the following proposals:

1.	To authorize the sale (the “Asset Sale”) by Sycamore of substantially all of the assets related to or used in Sycamore’s bandwidth management portfolio of optical switches, multiservice cross-connects, multiservice access platforms and associated network management software, known as its Intelligent Bandwidth Management Business, including certain assets used in both the Intelligent Bandwidth Management Business and Sycamore’s other businesses related to services and facilities and certain other assets pursuant to the Asset Purchase and Sale Agreement by and between Sycamore and Sunrise Acquisition Corp., dated October 23, 2012 (the “Asset Sale Agreement”) as more fully described in the enclosed Proxy Statement (the “Asset Sale Proposal”);

2.	To approve the dissolution (the “Dissolution”) of Sycamore following the closing of the Asset Sale and adopt the plan of complete liquidation and dissolution (the “Plan of Dissolution”) in accordance with Delaware law (the “Dissolution Proposal”);

3.	To approve, by non-binding, advisory vote, certain compensation arrangements for Sycamore’s named executive officers in connection with the Dissolution and the Asset Sale (the “Golden Parachute Proposal,” and together with the “Dissolution Proposal” and the “Asset Sale Proposal,” the “Proposals”); and

4.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

After careful consideration, our board of directors determined that the Asset Sale and the Dissolution and the terms and conditions of the Asset Sale Agreement and Plan of Dissolution are advisable to, and in the best interests of, Sycamore and its stockholders. Our board of directors recommends that you vote “FOR” the authorization of the Asset Sale Proposal and approval of the Dissolution and Golden Parachute Proposals.

The enclosed Notice of Special Meeting and Proxy Statement explain the Proposals and provide specific information concerning the Special Meeting. Please read these materials (including the annexes) carefully.

Your vote is very important, regardless of the number of shares you own. The Asset Sale and the Dissolution must be approved by the holders of a majority of the outstanding shares of Sycamore’s common stock entitled to vote at the Special Meeting. Therefore, if you do not return your proxy card, submit a proxy via the Internet or by telephone or attend the Special Meeting and vote in person, it will have the same effect as if you voted “AGAINST” the Asset Sale and Dissolution Proposals. The approval of the Golden Parachute Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock that are present in person or represented by proxy at the Special Meeting. Broker non-votes, if any, will have the same effect as a vote “AGAINST” the Asset Sale and Dissolution Proposals. Only stockholders who owned shares of Sycamore’s common stock at the close of business on November 30, 2012, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. To vote your shares, you may return your proxy card, submit a proxy via the Internet or by telephone or attend the Special Meeting and vote in person. Even if you plan to attend the Special Meeting, we urge you to promptly submit a proxy for your shares via the Internet or by telephone or by completing, signing, dating and returning the enclosed proxy card.

On behalf of your board of directors, thank you for your continued support.

Very truly yours,

Daniel E. Smith

President and Chief Executive Officer

SYCAMORE NETWORKS, INC.

220 Mill Road

Chelmsford, Massachusetts 01824

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 29, 2013

To the Stockholders of Sycamore Networks, Inc.:

A Special Meeting of Stockholders of Sycamore Networks, Inc., a Delaware corporation (“Sycamore”), will be held on January 29, 2013 at 9:00 a.m., local time, at the Radisson Hotel, 10 Independence Drive, Chelmsford, Massachusetts 01824, to consider and act upon the following matters:

1.	To authorize the sale (the “Asset Sale”) by Sycamore of substantially all of the assets related to or used in Sycamore’s bandwidth management portfolio of optical switches, multiservice cross-connects, multiservice access platforms and associated network management software, known as its Intelligent Bandwidth Management Business, including certain assets used in both the Intelligent Bandwidth Management Business and Sycamore’s other businesses related to services and facilities and certain other assets pursuant to the Asset Purchase and Sale Agreement by and between Sycamore and Sunrise Acquisition Corp., dated October 23, 2012 (the “Asset Sale Agreement”) as more fully described in the enclosed Proxy Statement (the “Asset Sale Proposal”);

2.	To approve the dissolution (the “Dissolution”) of Sycamore following the closing of the Asset Sale and adopt the plan of complete liquidation and dissolution in accordance with Delaware law (the “Dissolution Proposal”);

3.	To approve, by non-binding, advisory vote, certain compensation arrangements for Sycamore’s named executive officers in connection with the Dissolution and the Asset Sale (the “Golden Parachute Proposal,” and together with the “Dissolution Proposal” and the “Asset Sale Proposal,” the “Proposals”); and

4.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

Stockholders entitled to notice of and to vote at the meeting shall be determined as of November 30, 2012, the record date fixed by our board of directors for such purpose. The Asset Sale may constitute the sale of substantially all of the property and assets of Sycamore within the meaning of Section 271 of the General Corporation Law of the State of Delaware (the “DGCL”). The Dissolution will constitute the dissolution of Sycamore within the meaning of Section 275 of the DGCL. Consequently, pursuant to the DGCL, we believe that the Asset Sale and Dissolution Proposals require the approval of stockholders owning a majority of the outstanding shares of common stock of Sycamore.

If the stockholders authorize the Asset Sale and approve the Dissolution, we currently estimate that the maximum aggregate amount that will be available for distributions to stockholders in connection with the Dissolution will be approximately $2.10 per share of Sycamore common stock. This amount is in addition to the $10.00 per share of common stock special cash distribution paid to stockholders on October 11, 2012, the $2.00 per share of common stock special cash distribution paid to stockholders on November 12, 2012, and the $0.50 per share of common stock special cash distribution paid to stockholders on December 20, 2012. Our estimate of the maximum amount available for distribution includes any distributions which our board of directors may declare prior to the filing of the certificate of dissolution. We cannot predict the timing or amount of any such distributions, as uncertainties as to the precise net value of our remaining assets after the Asset Sale, the ultimate amount of our liabilities, the operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process and the related timing to complete such transactions make it impracticable to predict the aggregate amount that will ultimately be available for distribution to stockholders or the timing of any such distributions.

Please read the enclosed Proxy Statement carefully. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or submit your proxy by telephone or the Internet. If you have Internet access, we encourage you to vote via the Internet. If you attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

By Order of the Board of Directors,

Alan R. Cormier

Secretary

Chelmsford, Massachusetts

December 28, 2012

SYCAMORE NETWORKS, INC.

220 Mill Road

Chelmsford, Massachusetts 01824

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

January 29, 2013

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Sycamore Networks, Inc. (hereinafter “we,” “us,” “our,” the “Company” or “Sycamore”) for use at a Special Meeting of Stockholders to be held on January 29, 2013 (the “Special Meeting”) at 9:00 a.m., local time, at the Radisson Hotel, 10 Independence Drive, Chelmsford, Massachusetts 01824, and any postponements or adjournments thereof. This Proxy Statement was first made available to stockholders on or about December 28, 2012.

At the Special Meeting, our stockholders will consider and act upon the following matters:

1.	To authorize the sale (the “Asset Sale”) by Sycamore of substantially all of the assets related to or used in Sycamore’s bandwidth management portfolio of optical switches, multiservice cross-connects, multiservice access platforms and associated network management software, referred to in this Proxy Statement as the Intelligent Bandwidth Management Business, including certain assets used in both the Intelligent Bandwidth Management Business and Sycamore’s other businesses related to services and facilities and certain other assets (together, the “Intelligent Bandwidth Management Business”) pursuant to the Asset Purchase and Sale Agreement by and between Sycamore and Sunrise Acquisition Corp. (“Buyer”), dated October 23, 2012 (the “Asset Sale Agreement”) as more fully described in this Proxy Statement (the “Asset Sale Proposal”);

2.	To approve the dissolution (the “Dissolution”) of Sycamore following the closing of the Asset Sale and adoption of the plan of complete liquidation and dissolution (the “Plan of Dissolution”) in accordance with Delaware law (the “Dissolution Proposal”);

3.	To approve, by non-binding, advisory vote, certain compensation arrangements for Sycamore’s named executive officers in connection with the Dissolution and the Asset Sale (the “Golden Parachute Proposal,” and together with the “Dissolution Proposal” and the “Asset Sale Proposal,” the “Proposals”); and

4.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

Only stockholders of record as of November 30, 2012 (the “Record Date”) will be entitled to vote at the Special Meeting and any postponements or adjournments thereof. As of that date, 28,882,093 shares of our common stock, $0.001 par value, were outstanding and eligible to be voted. The holders of common stock are entitled to one vote per share on any proposal presented at the Special Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Special Meeting and vote in person. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of a written revocation or a later executed proxy to the Secretary of the Company or by attending the Special Meeting and voting in person.

The costs of preparing, assembling and mailing this Proxy Statement and the other material enclosed and all clerical and other expenses of solicitation will be paid by Sycamore. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of Sycamore, without receiving additional compensation, may solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. In addition, we have retained Georgeson Inc. to assist in the solicitation. We will pay Georgeson Inc. up to $6,500 plus reasonable out-of-pocket expenses for their assistance. Sycamore also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such custodians and will reimburse such custodians for their expenses in forwarding soliciting materials.

These transactions have not been approved or disapproved by the SEC, and the SEC has not passed upon the fairness or merits of these transactions nor upon the accuracy or adequacy of the information contained in this Proxy Statement. Any representation to the contrary is unlawful.

SUMMARY TERM SHEET

This summary highlights information included elsewhere in this Proxy Statement. This summary may not contain all of the information you should consider before voting on the Proposals presented in this Proxy Statement. You should read the entire Proxy Statement carefully, including the annexes attached hereto. For your convenience, we have included cross references to direct you to a more complete description of the topics described in this summary.

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The Asset Sale. We have agreed to sell substantially all of the assets related to or used in Sycamore’s Intelligent Bandwidth Management Business, including all of the stock of our subsidiaries in the Netherlands, Japan and China, and certain assets related to shared services and facilities, to Buyer, an indirect subsidiary of Marlin Equity Partners (“Marlin”), for $18.75 million in cash, subject to a working capital adjustment, and the assumption by Buyer of certain specified liabilities pursuant to the Asset Sale Agreement. We will retain all of our other assets, including the assets related to our mobile broadband optimization solutions business (the “IQstream Business”). We will also retain all of our other debts and liabilities, including expenses related to our remaining IQstream Business and headquarters personnel, our remaining senior executives, certain corporate vendors and professional advisors. As previously announced, on November 1, 2012, our board of directors approved a plan to halt further development and marketing of the IQstream Business and we are currently pursuing our strategic alternatives with respect to the IQstream Business, and expect to have no significant operating assets following the Asset Sale. See “Proposal No. 1: The Asset Sale — The Asset Sale Agreement” beginning on page 48.

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Reasons for the Asset Sale and the Dissolution. As previously disclosed, we believe the portion of the bandwidth management market that we serve has been in secular decline, and continues to be challenged by high customer concentration, the project-oriented nature of purchasing patterns and uncertainty with regard to the level and timing of capital expenditures by service providers. We believe that these factors will result in a limited number of new opportunities for revenue growth, and will continue to influence revenue variability in our business. Our board of directors’ decision to enter into the Asset Sale Agreement and adopt the Plan of Dissolution was based on a careful evaluation of the Company’s strategic alternatives, including its prospects of continuing as a going concern and the opportunities for the IQstream Business going forward, and followed an extensive strategic alternatives review process with the assistance of our financial advisor. See “Proposal No. 1: The Asset Sale — Reasons for the Asset Sale and the Dissolution” beginning on page 29.

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Opinion of Sycamore’s Financial Advisor. In connection with the Asset Sale, Sycamore’s financial advisor, Blackstone Advisory Partners L.P. (“Blackstone”), delivered to Sycamore’s board of directors its opinion, dated October 22, 2012, as to the fairness, from a financial point of view and as of the date of the opinion, to Sycamore of the consideration of $18.75 million in cash to be received by Sycamore pursuant to the Asset Sale Agreement. The full text of the opinion, dated October 22, 2012, of Blackstone, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex D to this Proxy Statement and is incorporated herein by reference in its entirety. Blackstone delivered its opinion to Sycamore’s board of directors for the benefit and use of Sycamore’s board of directors in connection with and for purposes of its evaluation from a financial point of view of the consideration to be received by Sycamore pursuant to the Asset Sale Agreement. Blackstone’s opinion does not address any other aspect of the Asset Sale and does not constitute a recommendation to any stockholder as to how to vote with respect to the Asset Sale Proposal or any other matter. Sycamore encourages holders of Sycamore common stock to read the opinion carefully and in its entirety. See “Proposal No. 1: The Asset Sale — Opinion of Sycamore’s Financial Advisor” beginning on page 33.

•	Indemnification of Buyer. As set forth in the Asset Sale Agreement, the Company has agreed to indemnify Buyer and certain of its related parties for any damages arising out of any breach of any of our representations or warranties or failure to perform any of our covenants or agreements in the Asset Sale Agreement, our failure to fully or timely pay, satisfy or perform any of our retained liabilities or our failure to pay any taxes associated with the assets and subsidiaries being sold for periods prior to the closing date of the Asset Sale, including any capital gain or corporate income taxes resulting from the transfer of our China subsidiary. The Company’s aggregate indemnification liability for breaches of representation and warranties is limited to $2,812,500. The Company’s indemnification obligations expire no later than twelve months following the closing date of the Asset Sale. See “Proposal No. 1: The Asset Sale — The Asset Sale Agreement — Indemnification of Buyer” beginning on page 52.

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Use of Proceeds. The proceeds from the Asset Sale may be used to pay off our debts and liabilities, including severance costs for employees, lease payments, transaction costs associated with the proposed Asset Sale, costs of being a public company and ongoing operating costs associated with the IQstream Business and the winding down of the Company. The remaining amounts, if any, will then be distributed to our stockholders. See “Proposal No. 2: The Dissolution — Liquidation Analysis and Estimates” beginning on page 69 and “Proposal No. 1: The Asset Sale — Activities of Sycamore Following the Asset Sale” on page 42.

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Conditions to the Asset Sale. Completion of the Asset Sale requires the approval of our stockholders as well as the satisfaction or waiver of customary conditions set forth in the Asset Sale Agreement. See “Proposal No. 1: The Asset Sale — The Asset Sale Agreement — Conditions to the Asset Sale” beginning on page 61.

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Voting Agreements. Certain of our stockholders who beneficially own shares of our common stock representing approximately 28.9% in the aggregate of our shares of common stock outstanding as of the Record Date have entered into voting agreements with Buyer pursuant to which, subject to certain exceptions, they have agreed to vote such shares in favor of the Asset Sale Proposal. See “Proposal No. 1: The Asset Sale — Voting Agreements” beginning on page 64.

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Termination of the Asset Sale Agreement. The Asset Sale Agreement may be terminated by us or Buyer in certain circumstances, in which case the Asset Sale will not be completed. If Buyer terminates the Asset Sale Agreement, after we receive an Acquisition Proposal (as defined in this Proxy Statement), because our board of directors has endorsed or recommended to our stockholders a Superior Proposal (as defined in this Proxy Statement) or has publicly proposed to do so, failed to publicly confirm its recommendation of the Asset Sale to our stockholders after a request by Buyer to do so or failed to include its recommendation in this Proxy Statement, then the Company must pay Buyer a $656,250 termination fee within two business days following termination of the Asset Sale Agreement. In addition, if Buyer terminates the Asset Sale Agreement after the Special Meeting has been held because the Company failed to obtain the vote of a majority of our stockholders in favor of the Asset Sale Proposal and our board of directors failed to make, or withdrew, modified or changed its recommendation to our stockholders to vote in favor of authorization of the Asset Sale Proposal, then the Company must pay Buyer a $656,250 termination fee within two business days following termination of the Asset Sale Agreement. In addition, if we terminate the Asset Sale Agreement because our board of directors authorized the Company to enter into a binding definitive agreement with respect to a Superior Proposal, then the Company must pay Buyer a $656,250 termination fee concurrently with the termination of the Asset Sale Agreement. See “Proposal No. 1: The Asset Sale — The Asset Sale Agreement — Termination of the Asset Sale Agreement” beginning on page 62.

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The Plan of Dissolution. The Plan of Dissolution provides for our voluntary liquidation, winding up and dissolution following the sale or other disposition of the IQstream Business and the completion of the Asset Sale. In the event that the Asset Sale is not consummated or the Asset Sale Proposal is not authorized, the Dissolution will not occur, in which case the Company will have to evaluate its strategic alternatives, which alternatives may be less favorable to our stockholders than the Asset Sale and the Dissolution together. In addition, if our board of directors determines that liquidation and dissolution are not in our best interests and the best interests of our stockholders, our board of directors may direct that the Plan of Dissolution be abandoned, either before or after stockholder approval, or may amend or modify the Plan of Dissolution to the extent permitted by Delaware law without the necessity of further stockholder approval.

Under the Plan of Dissolution, we will:

•	file a certificate of dissolution with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”);

•	cease conducting normal business operations, except as may be required to wind up our business affairs;

•	attempt to convert all of our remaining assets into cash or cash equivalents in an orderly fashion, with such exceptions as our board of directors may approve;

•	pay the claims made and not rejected in accordance with the DGCL;

•	post any offered security or any security ordered to be posted by the Delaware Court of Chancery in any proceeding under the DGCL;

•	pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owed to the Company;

•	if determined to be appropriate, establish a contingency reserve designed to satisfy any additional claims and obligations; and

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distribute all of our remaining assets, if any, in one or more liquidating distributions on a pro rata basis to or for the benefit of our stockholders as of the applicable record date or dates. See “Proposal No. 2: The Dissolution — Principal Provisions of the Plan of Dissolution” beginning on page 66.

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Distributions to Stockholders. Our board of directors will determine, in its sole discretion and in accordance with applicable law, the timing of, the amount of, the kind of and the record dates for all distributions to be made to stockholders. Our board of directors may declare one or more additional cash distributions to our stockholders prior to the filing of the certificate of dissolution. However, our board of directors has not established a firm timetable for distributions to stockholders or for the amount of any distributions. No assurances can be made as to the ultimate amounts to be distributed or the timing of any distributions. We expect that our board of directors will, subject to uncertainties inherent in the winding up of our business, make a final liquidating distribution as promptly as practicable after payment of, or provision for, outstanding claims. Liquidating distributions also could be delayed if our board of directors determines that it is in our best interests and the best interests of our stockholders to effectuate the Dissolution in accordance with the procedures set forth in Sections 280 and 281(a) of the DGCL as opposed to those prescribed by Section 281(b) of the DGCL. See “Proposal No. 2: The Dissolution — Distributions to Stockholders” on page 72.

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Estimate of Maximum Amount Available for Distribution to Stockholders. We currently estimate that the maximum amount available for distribution to our stockholders in connection with the Dissolution will be up to approximately $60.6 million, or $2.10 per share. Our estimate of the maximum amount available for distribution includes any distributions which our board of directors may declare prior to the filing of a certificate of dissolution. Our estimate of the maximum amount available for distribution excludes the potential value, if any, related to certain non-cash assets of Sycamore, including intellectual property and other assets relating to the IQstream Business, patents and patent applications related to or used in the Intelligent Bandwidth Management Business, our real estate holdings in Tyngsborough, MA, our investments in private companies and certain other fixed assets not being sold to Buyer in the Asset Sale. Any proceeds received in connection with the sale of these assets could increase the amount available for distribution to our stockholders. The estimates also do not include an estimate of the amount, if any, that the Company may be required to pay under the Asset Sale Agreement to satisfy our indemnification obligations, if any, to Buyer and its related parties or any other amounts which we may be required to pay to Buyer under the Asset Sale Agreement. Payments by us pursuant to our indemnification and other obligations under the Asset Sale Agreement could be significant. Any such payments will reduce the assets available for distribution to our stockholders. See “Proposal No. 2: The Dissolution — Liquidation Analysis and Estimates” beginning on page 69.

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U.S. Federal Income Tax Consequences. Our U.S. stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale. See “Proposal No. 1: The Asset Sale — U.S. Federal Income Tax Consequences of the Asset Sale” beginning on page 42. Any distributions to our stockholders pursuant to the Dissolution will generally be taxable to our U.S. stockholders for U.S. federal income tax purposes, and U.S. stockholders will generally realize taxable gain or loss and may recognize imputed interest income on any such distributions. See “Proposal No. 2: The Dissolution — U.S. Federal Income Tax Consequences of the Dissolution” beginning on page 75.

•	Risk Factors. The Asset Sale and the Dissolution involve a number of risks, including:

•	The announcement and pendency of the Asset Sale and the Dissolution, whether or not consummated, may adversely affect our business.

•	We cannot be sure if or when the Asset Sale will be completed.

•	We cannot predict the timing, amount or nature of any distributions to our stockholders.

•	Our estimate of the maximum amount available for distribution to our stockholders could be reduced if our expectations regarding our operating expenses and wind down costs are inaccurate.

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Our estimate of the maximum amount available for distribution to our stockholders is based on a number of assumptions, including with respect to our administrative and professional expenses incurred during the Dissolution.

•	Our executive officers and directors may have interests in the Asset Sale and the Dissolution other than, or in addition to, the interests of our stockholders generally.

•	Our stockholders could authorize the Asset Sale but vote against the Dissolution.

•	Our stockholders could approve the Dissolution but vote against the Asset Sale, in which case neither the Asset Sale nor the Dissolution will occur.

•	A delay in the closing of the Asset Sale may decrease the funds available for distribution to stockholders.

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Sycamore may undergo, or may already have undergone, an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), which could affect our ability to offset gains, if any, realized in the Asset Sale against our net operating losses and certain of our tax credit carryovers, which could reduce the amount available for distribution to our stockholders.

•	Our stockholders may be liable to our creditors for part or all of the amount received from us in our liquidating distributions if reserves are inadequate.

•	Our stockholders will not be able to buy or sell shares of our common stock after we close our stock transfer books on the final record date.

•	Our board of directors may determine not to proceed with the Dissolution.

•	We will continue to incur the expenses of complying with public company reporting requirements following the closing of the Asset Sale.

See “Risk Factors” beginning on page 13.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS

The following are some questions that you, as a stockholder of the Company, may have regarding the Special Meeting and the Proposals and brief answers to such questions. We urge you to carefully read this entire Proxy Statement, the annexes to this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement because the information in this section does not provide all the information that may be important to you as a stockholder of the Company with respect to the Proposals. See “Where You Can Find More Information” beginning on page 83.

THE SPECIAL MEETING

Q.	When and where will the Special Meeting take place?

A.	The Special Meeting will be held on January 29, 2013 at the Radisson Hotel, 10 Independence Drive, Chelmsford, Massachusetts 01824 at 9:00 a.m. local time.

Q.	What is the purpose of the Special Meeting?

A.	At the Special Meeting, you will be asked to vote upon: (1) the Asset Sale Proposal, (2) the Dissolution Proposal, (3) the Golden Parachute Proposal and (4) such other matters as may properly come before the Special Meeting and any postponements or adjournments thereof.

Q.	What is the Record Date for the Special Meeting?

A.	Holders of our common stock as of the close of business on November 30, 2012, the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments of the Special Meeting.

Q.	What is the quorum required for the Special Meeting?

A.	The representation in person or by proxy of holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting.

Q.	What vote is required to approve the Proposals to be voted upon at the Special Meeting?

A.	The authorization of the Asset Sale Proposal and the approval of the Dissolution Proposal each require the affirmative vote of the holders of a majority of the outstanding shares of our common stock. The approval of the Golden Parachute Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock that are present in person or represented by proxy at the Special Meeting. Certain of our stockholders who beneficially own shares of our common stock representing approximately 28.9% in the aggregate of our shares of common stock outstanding as of the Record Date have entered into voting agreements with Buyer pursuant to which, subject to certain exceptions, they have agreed to vote such shares in favor of the Asset Sale Proposal. The form of voting agreement is attached to this Proxy Statement as Annex B.

Q.	What are the effects of not voting or abstaining? What are the effects of broker non-votes?

A.	If you do not vote by virtue of not being present in person or by proxy at the Special Meeting, it will have the effect of a vote “AGAINST” the Asset Sale and Dissolution Proposals. If you are present at the Special Meeting in person or by proxy but abstain from voting, it will have the effect of a vote “AGAINST” the Proposals. Broker non-votes, if any, will have the same effect as a vote “AGAINST” the Asset Sale and Dissolution Proposals.

Q.	What does it mean if I received more than one proxy card?

A.	If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted.

Q.	Who can help answer my other questions?

A.	If you have more questions about the Proposals or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please contact Investor Relations, Sycamore Networks, Inc., Attn: Corporate Secretary, 220 Mill Road, Chelmsford, Massachusetts 01824, telephone number (978) 250-3460, or Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038, telephone number (212) 440-9800 (banks and brokers).

PROPOSAL NO. 1: ASSET SALE

Q.	Why did the Company enter into the Asset Sale Agreement?

A.	As previously disclosed, we believe the portion of the bandwidth management market that we serve has been in secular decline, and continues to be challenged by high customer concentration, the project-oriented nature of purchasing patterns and uncertainty with regard to the level and timing of capital expenditures by service providers. We believe that these factors will result in a limited number of new opportunities for revenue growth, and will continue to influence revenue variability in our business. Our board of directors’ decision to enter into the Asset Sale Agreement and adopt the Plan of Dissolution was based on a careful evaluation of the Company’s strategic alternatives, including its prospects of continuing as a going concern and the opportunities for the IQstream Business going forward, and followed an extensive strategic alternatives review process with the assistance of our financial advisor.

Q.	What will happen if the Asset Sale is authorized by our stockholders?

A.	If the Asset Sale is authorized by the requisite stockholder vote and the other conditions to the consummation of the Asset Sale are satisfied or waived, we will sell substantially all of our assets related to or used in the Intelligent Bandwidth Management Business to Buyer for cash and the assumption by Buyer of certain of our liabilities. We would retain all other debts and liabilities of the Company, including expenses related to our remaining IQstream Business and headquarters personnel, our remaining senior executives, certain corporate vendors and professional advisors. Although we are continuing to explore our strategic alternatives with respect to the IQstream Business, we expect to have no significant operating assets following the Asset Sale.

Q.	What will happen if the Asset Sale is not authorized?

A.	Pursuant to the terms of the Asset Sale Agreement, if we fail to obtain a stockholder vote in favor of the Asset Sale Proposal, the Asset Sale will not occur and the Company will not dissolve.

Q.	What is the purchase price to be received by the Company?

A.	The consideration to be received by the Company in the Asset Sale is $18.75 million in cash, subject to a working capital adjustment, and the assumption by Buyer of certain specified liabilities.

Q.	What are the material terms of the Asset Sale Agreement?

A.	In addition to the cash consideration we will receive at the closing of the Asset Sale, the Asset Sale Agreement contains other important terms and provisions, including:

•

we have agreed to indemnify Buyer and certain of its related parties for any damages arising out of any breach of any of our representations or warranties or failure to perform any of our covenants or agreements in the Asset Sale Agreement, our failure to fully or timely pay, satisfy or perform any of our retained liabilities or our failure to pay any taxes associated with the assets and subsidiaries being sold for periods prior to the closing date of the Asset Sale, including any capital gain or corporate income taxes resulting from the transfer of our China subsidiary;

•

we have agreed to conduct our business in the ordinary course and are subject to certain other restrictions on the conduct of the Intelligent Bandwidth Management Business during the period prior to the completion of the Asset Sale;

•	the obligations of Buyer and the Company to close the Asset Sale are subject to several closing conditions, including the authorization of the Asset Sale by our stockholders;

•	the Asset Sale Agreement may be terminated by us or Buyer in certain circumstances, in which case the Asset Sale will not be completed;

•

we have agreed not to engage in any discussions or negotiations with, or provide information to, a third party that makes an unsolicited Acquisition Proposal, unless our board of directors determines in good faith (after consultation with its independent financial advisor and outside legal counsel) that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and that such Acquisition Proposal constitutes, or is reasonably expected to result in, a Superior Proposal; and

•

if Buyer terminates the Asset Sale Agreement, after we receive an Acquisition Proposal (as defined in this Proxy Statement), because our board of directors has endorsed or recommended to our stockholders a Superior Proposal (as defined in this Proxy Statement) or has publicly proposed to do so, failed to publicly confirm its recommendation of the Asset Sale to our stockholders after a request by Buyer to do so or failed to include its recommendation in this Proxy Statement, then the Company must pay Buyer a $656,250 termination fee within two business days following termination of the Asset Sale Agreement. In addition, if Buyer terminates the Asset Sale Agreement after the Special Meeting has been held because the Company failed to obtain the vote of a majority of our stockholders in favor of the Asset Sale Proposal and our board of directors failed to make, or withdrew, modified or changed its recommendation to our stockholders to vote in favor of authorization of the Asset Sale Proposal, then the Company must pay Buyer a $656,250 termination fee within two business days following termination of the Asset Sale Agreement. In addition, if we terminate the Asset Sale Agreement because our board of directors authorized the Company to enter into a binding definitive agreement with respect to a Superior Proposal, then the Company must pay Buyer a $656,250 termination fee concurrently with the termination of the Asset Sale Agreement.

Q.	How would the proceeds from the Asset Sale be used?

A.	The proceeds from the Asset Sale may be used to pay off certain of the Company’s debts and liabilities, including severance costs for employees, lease payments, transaction costs associated with the proposed Asset Sale, costs of being a public company and ongoing operating costs associated with the sale or other disposition of the IQstream Business and the winding down of the Company. The remaining amounts, if any, along with other amounts available for distribution will then be distributed to our stockholders.

Q.	What does our board of directors recommend regarding the Asset Sale Proposal?

A.	Our board of directors has determined that the terms and conditions of the Asset Sale Agreement and the transactions contemplated thereby, including the Asset Sale, are advisable to, and in the best interests of, the Company and its stockholders. This determination was made by a unanimous vote of all of the members of our board of directors. Our board of directors recommends that you vote “FOR” the Asset Sale Proposal.

Q.	Do I have appraisal rights in connection with the Asset Sale?

A.	Under Delaware law, appraisal rights are not provided to stockholders in connection with the transactions contemplated by the Asset Sale Agreement.

Q.	Are there any risks to the Asset Sale?

A.	Yes. You should carefully read the section entitled “Risk Factors” beginning on page 13.

Q.	What are the U.S. federal income tax consequences of the Asset Sale to U.S. stockholders?

A.	Our U.S. stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale. See “Proposal No. 1: The Asset Sale — U.S. Federal Income Tax Consequences of the Asset Sale” beginning on page 42. Any distributions to our stockholders pursuant to the Dissolution will generally be taxable to our U.S. stockholders for U.S. federal income tax purposes, and U.S. stockholders will generally realize taxable gain or loss and may recognize imputed interest income on any such distributions. See “Proposal No. 2: The Dissolution — U.S. Federal Income Tax Consequences of the Dissolution” beginning on page 75.

Q.	When is the closing of the Asset Sale expected to occur?

A.	If the Asset Sale is authorized by our stockholders and all conditions to completing the Asset Sale are satisfied or waived, the closing of the Asset Sale is expected to occur shortly after the Special Meeting.

PROPOSAL NO. 2: THE DISSOLUTION

Q.	What does the Plan of Dissolution entail?

A.	The Plan of Dissolution provides for the voluntary liquidation, winding up and dissolution of the Company following the sale or other disposition of the IQstream Business and the completion of the Asset Sale.

Q.	What will happen if the Dissolution is approved?

A.	If the Dissolution is approved and implemented, we will liquidate our remaining assets, satisfy or make reasonable provisions for our remaining obligations and make one or more distributions to the stockholders of any available liquidation proceeds.

If our board of directors determines that liquidation and dissolution are not in our best interests and the best interests of our stockholders, our board of directors may direct that the Plan of Dissolution be abandoned, either before or after stockholder approval, or may amend or modify the Plan of Dissolution to the extent permitted by Delaware law without the necessity of further stockholder approval. In addition, pursuant to the Plan of Dissolution, if the Asset Sale is not authorized, the Dissolution will not occur.

Q.	Can the Company estimate the total amount of distributions that the stockholders would receive in the Dissolution?

A.	No. Although we intend to make distributions to our stockholders as promptly as possible, the amount and timing of the final liquidating distribution is subject to uncertainties and depend on the resolution of contingencies and, possibly, a judicial process for such dissolution. Consequently, we cannot predict the amount, if any, that will be distributed to our stockholders or when any such liquidating distribution might be made.

We currently estimate that we will have a maximum of up to approximately $60.6 million, or $2.10 per share, available for distribution to our stockholders after we liquidate our remaining assets and satisfy or make reasonable provisions for our remaining obligations. This amount is in addition to the $10.00 per share of common stock special cash distribution paid to stockholders on October 11, 2012, the $2.00 per share of common stock special cash distribution paid to stockholders on November 12, 2012, and the $0.50 per share of common stock special cash distribution paid to stockholders on December 20, 2012, which were declared by our board of directors to return a portion of the excess cash not anticipated to be required in the future conduct of our business to our stockholders as promptly as practicable. Our estimate of the maximum amount available for distribution includes any distributions which our board of directors may declare prior to the filing of a certificate of dissolution. Our estimate of the maximum amount available for distribution excludes the potential value, if any, related to certain non-cash assets of Sycamore, including intellectual property and other assets related to the IQstream Business, patents and patent applications related to or used in the Intelligent Bandwidth Management Business, our real estate holdings in Tyngsborough, MA, our investments in private companies and certain other fixed assets not being sold to Buyer in the Asset Sale. Any proceeds received in connection with the sale of these assets could increase the amount available for distribution to our stockholders. Also, the estimates do not include an estimate of the amount, if any, that the Company may be required to pay under the Asset Sale Agreement to satisfy our indemnification obligations, if any, to Buyer and its related parties or any other amounts which we may be required to pay to Buyer under the Asset Sale Agreement. See “Proposal No. 2: The Dissolution — Liquidation Analysis and Estimates” beginning on page 69.

Q.	What will happen if the Dissolution is approved but the Asset Sale is not completed?

A.	Pursuant to the Plan of Dissolution, if the Dissolution is approved but (i) the Asset Sale is not authorized by our stockholders or (ii) the Asset Sale is not consummated, then the Dissolution will not occur. In that event, our board of directors, in discharging its fiduciary obligations to our stockholders, will evaluate other strategic alternatives that may be available, which alternatives may not be as favorable to our stockholders as the Asset Sale and the Dissolution together. These may include remaining an operating company, which may reduce amounts available to stockholders in the event of a later dissolution. Any future sale of substantially all of the assets of the Company or other transactions may be subject to further stockholder approval.

Q.	What will happen if the Asset Sale is authorized by our stockholders but the Dissolution is not approved?

A.	If our stockholders do not approve the Dissolution, we will still complete the Asset Sale if it is authorized by our stockholders and the other conditions to the closing of the Asset Sale are satisfied or waived. In that case, we will have transferred all of our operating assets to Buyer and, although we are continuing to explore our strategic alternatives with respect to the IQstream Business, expect to have no operations to generate revenue. We would likely continue to ask the stockholders to approve the Dissolution, either via an adjournment of the Special Meeting for the sole purpose of soliciting additional votes for the Dissolution Proposal (while closing the polls and registering the authorization of the Asset Sale Proposal prior to adjournment) or at a separate special meeting of stockholders called for the purpose of seeking approval of the Dissolution. In any event, with no assets with which to generate revenues and no Dissolution approved, we may need to use a portion of the cash received from the Asset Sale to pay ongoing operating expenses instead of making distributions to our stockholders. We would have no material business or operations after the Asset Sale and, following the sale or other disposition of the IQstream Business, will have retained only those employees required to maintain our corporate existence, satisfy our public company reporting obligations and wind down the Company. We have also agreed not to compete with Buyer with respect to the Intelligent Bandwidth Management Business, subject to certain exceptions, for a period of eighteen months following the Asset Sale. These factors would limit the alternatives available to us. Our board of directors would have to evaluate our alternatives, including the possibility of investing the cash received from the Asset Sale in another operating business. These alternatives may not be as favorable to our stockholders as the Dissolution.

Q.	Can I sell my shares once the certificate of dissolution is filed?

A.	If the Dissolution is approved and our board of directors determines that it is in our and our stockholders’ best interests, we will file a certificate of dissolution with the Delaware Secretary of State. We will close our transfer books on the date on which we file a certificate of dissolution and we expect that our common stock will cease to be quoted on a registered securities exchange.

Q.	When will the stockholders receive any payment from the Dissolution?

A.	Assuming the Asset Sale is completed, the Company will take additional steps to sell our remaining assets, terminate contracts that are terminable, negotiate releases from remaining contractual arrangements and take other similar actions intended to reduce expenses.

The timing of any distributions to our stockholders after these steps will in large part depend on our ability to pay or provide for the payment of claims and obligations that are not identified or not fixed at the time of the Dissolution. Under Delaware law, before a dissolved corporation may make any distributions to its stockholders, it must pay or make reasonable provision to pay all of its claims and obligations, including all contingent, conditional or unmatured claims known to the Company. Also, the existence of claims and obligations may require us to establish a contingency reserve, which could delay any liquidating distributions to stockholders until the claims are resolved.

Liquidating distributions also could be delayed if our board of directors determines that it is in our best interests and the best interests of our stockholders to effectuate the Dissolution in accordance with the procedures set forth in Sections 280 and 281(a) of the DGCL as opposed to those prescribed by Section 281(b) of the DGCL. The procedures of Sections 280 and 281(a) of the DGCL would require that any distribution be subject to prior completion of proceedings in the Delaware Court of Chancery. The Plan of Dissolution provides for the Dissolution to be effected pursuant to Sections 280 and 281(a) of the DGCL, but allows Sycamore to elect to effect the Dissolution pursuant to Section 281(b) of the DGCL.

Q.	Does the Dissolution present any risk of liability to our stockholders?

A.	If the Dissolution becomes effective, we may establish a contingency reserve designed to satisfy any additional claims and obligations that may arise. Any contingency reserve may not be adequate to cover all of our claims and obligations. Under the DGCL, if we fail to create an adequate contingency reserve for payment of our claims and obligations during the three-year period after we file a certificate of dissolution with the Delaware Secretary of State, each stockholder could be held liable for payment to our creditors of the lesser of (i) such stockholder’s pro rata share of amounts owed to creditors in excess of the contingency reserve and (ii) the amounts previously received by such stockholder in the Dissolution from us and from any liquidating trust or trusts. Accordingly, in such event, a stockholder could be required to return part or all of the liquidating distributions previously made to such stockholder, and a stockholder could receive nothing from us under the Plan of Dissolution. In addition, although our board of directors determined that all amounts distributed to our stockholders prior to the filing of the certificate of dissolution were (or will be when declared) appropriately paid out of surplus as defined under the DGCL and otherwise not required to satisfy liabilities to our creditors, to the extent that the contingency reserve is determined to be inadequate for payment of our claims and obligations, and it is further determined that our board of directors’ determination was incorrect at the time of the declaration of such distributions, it is possible that creditors could seek to recoup such amounts from our stockholders. Moreover, if a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a situation in which a stockholder may incur a net tax cost if the repayment of the amount previously distributed does not cause a commensurate reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed.

Q.	What does our board of directors recommend with respect to the Dissolution Proposal?

A.	Our board of directors has unanimously determined it is advisable to, and in the best interests of, the Company and its stockholders to dissolve and recommends that the stockholders vote “FOR” the Dissolution Proposal.

If our board of directors, in the exercise of its fiduciary duties, determines that the Dissolution is not in our best interests and the best interests of our stockholders, the Plan of Dissolution may be abandoned, either before or after the approval of the Dissolution by the stockholders.

Q.	Do I have appraisal rights in connection with the Dissolution?

A.	Under Delaware law, appraisal rights are not provided to stockholders in connection with the Dissolution.

Q.	Are there any risks to the Dissolution?

A.	Yes. You should carefully read the section entitled “Risk Factors” beginning on page 13.

Q.	What are the U.S. federal income tax consequences of the Plan of Dissolution to me?

A.	If the Dissolution is approved and implemented, a U.S. stockholder will realize, in general, for U.S. federal income tax purposes, gain or loss equal to the difference between (i) the aggregate value of all liquidating distributions received (less the amount attributable to imputed interest, if any) and (ii) such stockholder’s adjusted tax basis in his or her shares of our common stock, and such stockholder may recognize imputed interest income. WE URGE EACH STOCKHOLDER TO CONSULT HIS OR HER OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE PLAN OF DISSOLUTION.

PROPOSAL NO. 3: THE GOLDEN PARACHUTE PROPOSAL

Q.	Why am I being asked to cast a non-binding, advisory vote to approve the Golden Parachute Proposal?

A.	In accordance with the rules promulgated under Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that will or may be payable to the Company’s named executive officers in connection with the Asset Sale and the Dissolution.

Q.	What will happen if stockholders do not approve the Golden Parachute Proposal at the Special Meeting?

A.	Approval of the Golden Parachute Proposal is not a condition to the consummation of the Asset Sale or Dissolution. The vote with respect to the Golden Parachute Proposal is an advisory vote and will not be binding on the Company or Buyer. Further, the underlying plans and arrangements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the non-binding, advisory vote, if the Asset Sale is authorized by our stockholders and completed and the other terms and conditions of the applicable plans and arrangements are satisfied, our named executive officers will receive the golden parachute payments as disclosed in this Proxy Statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT HAVE BEEN MADE PURSUANT TO PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS REPRESENT SYCAMORE’S EXPECTATIONS OR BELIEFS CONCERNING FUTURE EVENTS, INCLUDING ANY STATEMENTS REGARDING: THE SATISFACTION OF CERTAIN CLOSING CONDITIONS SPECIFIED IN THE ASSET SALE AGREEMENT, SYCAMORE’S ABILITY TO SUCCESSFULLY CLOSE THE ASSET SALE AND THE TIMING OF SUCH CLOSING, THE DIVERSION OF MANAGEMENT’S FOCUS AND ATTENTION PENDING THE COMPLETION OF THE ASSET SALE, THE IMPACT OF THE ANNOUNCEMENT OF THE ASSET SALE AND THE DISSOLUTION ON THE TRADING PRICE OF OUR COMMON STOCK, OUR BUSINESS AND ON OUR RELATIONSHIPS WITH OUR CUSTOMERS, SUPPLIERS AND EMPLOYEES, THE RECEIPT AND USE OF THE CASH CONSIDERATION TO BE RECEIVED BY SYCAMORE UNDER THE ASSET SALE AGREEMENT, THE AMOUNT OF PROCEEDS TO BE RECEIVED FROM THE SALE OF OUR REMAINING ASSETS, THE SUFFICIENCY OF SYCAMORE’S CASH BALANCES AND CASH USED IN OPERATIONS, FINANCING AND/OR INVESTING ACTIVITIES FOR SYCAMORE’S FUTURE LIQUIDITY AND CAPITAL RESOURCE NEEDS OR EXPECTED DISTRIBUTIONS TO STOCKHOLDERS IN CONNECTION WITH THE DISSOLUTION. WITHOUT LIMITING THE FOREGOING, THE WORDS “BELIEVES,” “INTENDS,” “PROJECTS,” “PLANS,” “EXPECTS,” “ANTICIPATES” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THESE PROJECTIONS. INFORMATION REGARDING THE RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE RESULTS IN THESE FORWARD-LOOKING STATEMENTS ARE DISCUSSED UNDER THE SECTION “RISK FACTORS” IN THIS PROXY STATEMENT. PLEASE CAREFULLY CONSIDER THESE FACTORS, AS WELL AS OTHER INFORMATION CONTAINED HEREIN AND IN OUR PERIODIC REPORTS AND DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROXY STATEMENT ARE MADE ONLY AS OF THE DATE OF THIS PROXY STATEMENT. WE DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR SUPPLEMENT ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES, EXCEPT AS REQUIRED BY LAW.

RISK FACTORS

There are a number of factors that our stockholders should consider when deciding whether to vote to approve the Proposals.

The announcement and pendency of the Asset Sale and the Dissolution, whether or not consummated, may adversely affect our business.

The announcement and pendency of the Asset Sale and the Dissolution, whether or not consummated, may adversely affect the trading price of our common stock, our business or our relationships with customers, suppliers and employees. In addition, pending the completion of the Asset Sale and the Dissolution, we may be unable to attract and retain key personnel and our management’s focus and attention and employee resources may be diverted from operational matters during the pendency of the Asset Sale and the Dissolution.

In the event that the Asset sale is not completed, the announcement of the termination of the Asset Sale Agreement may also adversely affect the trading price of our common stock, our business or our relationships with customers, suppliers and employees.

We cannot be sure if or when the Asset Sale will be completed.

The consummation of the Asset Sale is subject to the satisfaction or waiver of various conditions, including the authorization of the Asset Sale by our stockholders. We cannot guarantee that the closing conditions set forth in the Asset Sale Agreement will be satisfied. If we are unable to satisfy the closing conditions in Buyer’s favor or if other mutual closing conditions are not satisfied, Buyer will not be obligated to complete the Asset Sale.

If the Asset Sale is not completed, our board of directors, in discharging its fiduciary obligations to our stockholders, will evaluate other strategic alternatives that may be available, which alternatives may not be as favorable to our stockholders as the Asset Sale. These may include remaining an operating company, which may reduce amounts available to our stockholders in the event of a later dissolution. Any future sale of substantially all of the assets of the Company or other transactions may be subject to further stockholder approval.

We cannot predict the timing, amount or nature of any distributions to our stockholders.

Other than the $10.00 per share of common stock special cash distribution paid to stockholders on October 11, 2012, the $2.00 per share of common stock special cash distribution paid to stockholders on November 12, 2012 and the $0.50 per share of common stock special cash distribution paid to stockholders on December 20, 2012, which were declared by our board of directors to return a portion of the excess cash not anticipated to be required in the future conduct of our business to our stockholders as promptly as practicable, our board of directors is currently unable to predict the timing, amount or nature of, or the record dates for, distributions, if any, to be made to our stockholders. Our board of directors may declare one or more additional cash distributions to our stockholders prior to the filing of the certificate of dissolution. However, our board of directors has not established a firm timetable for distributions to be made to our stockholders or, for the amount of, any distributions. No assurances can be made as to the ultimate amounts to be distributed or the timing of any distributions. We expect that our board of directors will, subject to uncertainties inherent in the winding up of our business, make a final liquidating distribution as promptly as practicable after payment of, or provision for, outstanding claims. This uncertainty primarily stems from the procedures established under Delaware law for the dissolution of a Delaware corporation. Delaware law permits creditors and other claimants to assert claims against us, and it could take an undefined amount of time to resolve these claims. Also, under Delaware law, before a dissolved corporation may make any liquidating distributions to its stockholders, it must pay or make reasonable provision to pay all of its claims and obligations, including all contingent, conditional or unmatured claims known to the corporation.

Liquidating distributions also could be delayed if our board of directors determines that it is in our best interests and the best interests of our stockholders to effectuate the Dissolution in accordance with the procedures set forth in Sections 280 and 281(a) of the DGCL as opposed to those prescribed by Section 281(b) of the DGCL. The procedures of Sections 280 and 281(a) of the DGCL would require that any distribution be subject to prior completion of proceedings in the Delaware Court of Chancery. The Plan of Dissolution provides for the Dissolution to be effected pursuant to Sections 280 and 281(a) of the DGCL, but allows Sycamore to elect to effect the Dissolution pursuant to Section 281(b) of the DGCL.

Sycamore may undergo, or may already have undergone, an “ownership change” within the meaning of Section 382 of the Code, which could affect our ability to offset gains, if any, realized in the Asset Sale against our net operating losses and certain of our tax credit carryovers, which could reduce the amount available for distribution to our stockholders.

Section 382 of the Code contains rules that limit the ability of a company that undergoes an ownership change to utilize its net operating losses and tax credits existing as of the date of such ownership change. Under the rules, such an ownership change is generally any change in ownership of more than 50% of a company’s stock within a rolling three-year period. The rules generally operate by focusing on changes in ownership among stockholders considered by the rules as owning, directly or indirectly, 5% or more of the stock of a company and any change in ownership arising from new issuances of stock by the company. The Company completed an updated Section 382 study through July 31, 2011, and the results of this study showed that no ownership change within the meaning of Section 382 of the Code had occurred through July 31, 2011.

If Sycamore were to undergo one or more “ownership changes” within the meaning of Section 382 of the Code, or if one has already occurred, our net operating losses and certain of our tax credits existing as of the date of each ownership change may be unavailable, in whole or in part, to offset gains, if any, from the Asset Sale. If Sycamore is unable to offset fully for U.S. federal income tax purposes gains, if any, realized in respect of the Asset Sale with its tax loss carry-forwards, Sycamore may incur U.S. federal income tax liability that could reduce the assets available for distribution to our stockholders.

Our estimate of the maximum amount available for distribution to our stockholders could be reduced if our expectations regarding our operating expenses and wind down costs are inaccurate.

Claims, liabilities and expenses from operations (such as operating costs, salaries, directors’ and officers’ insurance, federal and state income taxes, business and local taxes, legal and accounting fees and miscellaneous office expenses) will continue to be incurred as we seek to complete the Asset Sale and wind down our business. Our expectations regarding our expenses may be inaccurate. Any unexpected claims, liabilities or expenses, or any claims, liabilities or expenses that exceed our current estimates, could reduce the amount of cash available for ultimate distribution to our stockholders. If available cash and amounts received in the Asset Sale and any other sales of our remaining assets together with any cash on hand following the payment of the previously announced distribution to shareholders are not adequate to provide for our obligations, liabilities, expenses and claims, we may not be able to make any liquidating distributions to our stockholders.

Our estimate of the maximum amount available for distribution to our stockholders does not include any estimates of the amount that Sycamore may be required to pay under the Asset Sale Agreement to satisfy our indemnification obligations, if any, to Buyer and its related parties or any other amounts which we may be required to pay to Buyer under the Asset Sale Agreement.

The estimate of the maximum amount available for distribution to our stockholders does not include an estimate of the amount that Sycamore may be required to pay under the Asset Sale Agreement to satisfy our indemnification obligations, if any, to Buyer and its related parties or any other amounts which we may be required to pay to Buyer under the Asset Sale Agreement. Payments by us pursuant to our indemnification or other obligations under the Asset Sale Agreement could be significant. Any such payments will reduce the assets available for distribution to our stockholders.

Our estimate of the maximum amount available for distribution to our stockholders is based on a number of assumptions, including with respect to our administrative and professional expenses incurred during the Dissolution.

Our estimate of the maximum amount available for distribution also includes certain administrative and professional expenses we expect to incur in resolving our business affairs during the Dissolution. The amount of these expenses could be affected by negotiations to resolve any outstanding contractual arrangements as well as the regulatory and legal requirements, including costs related to our status as a public company. The actual amounts expended in the Dissolution could be significantly greater or less than the amounts estimated.

Our estimate of the maximum amount available for distribution assumes that Sycamore will not incur any U.S. federal income taxes as a result of the Asset Sale. However, there can be no assurances that Sycamore will not incur U.S. federal income taxes as a result of the Asset Sale, in particular given the uncertainties regarding our ability to offset gains, if any, realized in the Asset Sale against our net operating losses and certain of our tax credit carryovers.

Our estimate of the maximum amount available for distribution assumes that Sycamore will not incur any U.S. federal income taxes as a result of the Asset Sale. However, there can be no assurances that Sycamore will not incur U.S. federal income taxes as a result of the Asset Sale, in particular given the uncertainties regarding our ability to offset gains, if any, realized in the Asset Sale against our net operating losses and certain of our tax credit carryovers. See “Risk Factors — Sycamore may undergo, or may already have undergone, an “ownership change” within the meaning of Section 382 of the Code, which could affect our ability to offset gains, if any, realized in the Asset Sale against our net operating losses and certain of our tax credit carryovers, which could reduce the amount available for distribution to our stockholders” beginning on page 14.

Our executive officers and directors may have interests in the Asset Sale and the Dissolution other than, or in addition to, the interests of our stockholders generally.

Members of our board of directors and our executive officers may have interests in the Asset Sale that are different from, or are in addition to, the interests of our stockholders generally. Our board of directors was aware of these interests and considered them, among other matters, in approving the Asset Sale Agreement and the Plan of Dissolution.

Certain of our executive officers have change of control agreements that provide for severance payments and the vesting of equity awards if such executive officer’s employment is terminated in connection with a “change of control.” Also, certain of our directors have received equity awards that provide for full vesting of all unvested equity awards upon a “change of control.” The consummation of the Asset Sale and the approval of the Dissolution by our stockholders would each constitute a “change of control” under these agreements and equity awards. In addition, one of our named executive officers has entered into a new employment agreement with Buyer pursuant to which such officer will become an employee of Buyer following the closing of the Asset Sale, but will not be entitled to payments by us under his change of control agreement.

Several of our executive officers may continue with Sycamore after the Dissolution is approved by the stockholders in order to assist in the wind down of Sycamore through the final liquidation of the Company. We anticipate that the other officers will be terminated before or shortly after the certificate of dissolution is filed or upon completion of the Asset Sale and that all of Sycamore’s remaining executive officers will be terminated from employment prior to or upon the final liquidation of Sycamore.

Our stockholders could authorize the Asset Sale but vote against the Dissolution.

If our stockholders do not approve the Dissolution, we will still complete the Asset Sale if it is authorized by our stockholders and the other conditions to the closing of the Asset Sale are satisfied or waived. In that case, although we are continuing to explore our strategic alternatives with respect to the IQstream Business, we will have transferred all of our operating assets to Buyer and expect to have no operations to generate revenue. We would likely continue to ask the stockholders to approve the Dissolution, either via an adjournment of the Special Meeting for the sole purpose of soliciting votes for the Dissolution Proposal (while closing the polls and registering the authorization of the Asset Sale Proposal prior to adjournment) or at a separate special meeting of stockholders called for the purpose of seeking approval of the Dissolution. In any event, with no assets with which to generate revenues and no Dissolution approved, we may use the cash received from the Asset Sale, as well as our other cash, to pay ongoing operating expenses instead of making distributions to our stockholders. We would have no material business or operations after the Asset Sale and, following the sale or other disposition of the IQstream Business, will have retained only those employees required to maintain our corporate existence, satisfy our public company reporting obligations and wind down the Company. We have also agreed not to compete with Buyer with respect to the Intelligent Bandwidth Management Business, subject to certain exceptions, for a period of eighteen months following the Asset Sale. These factors would limit the alternatives available to us. Our board of directors would have to evaluate our alternatives, including the possibility of investing the cash received from the Asset Sale in another operating business. These alternatives may not be as favorable to our stockholders as the Dissolution.

Our stockholders could approve the Dissolution but vote against the Asset Sale, in which event neither the Asset Sale nor the Dissolution will occur.

Pursuant to the Plan of Dissolution, if the Dissolution is approved but (i) the Asset Sale is not authorized by our stockholders or (ii) the Asset Sale is not consummated, the Dissolution will not occur. In that event, our board of directors, in discharging its fiduciary obligations to our stockholders, will evaluate other strategic alternatives that may be available, which alternatives may not be as favorable to our stockholders as the Asset Sale and the Dissolution together. These may include remaining an operating company, which may reduce amounts available to stockholders in the event of a later dissolution. Any future sale of substantially all of the assets of the Company or other transactions may be subject to further stockholder approval.

A delay in the closing of the Asset Sale may decrease the funds available for distribution to stockholders.

Claims, liabilities and expenses from operations (including operating costs such as salaries, directors’ fees, directors’ and officers’ insurance, federal and state income taxes, business and local taxes, legal and accounting fees and miscellaneous office expenses) will continue to be incurred by us as we seek to close the Asset Sale. In the event the closing of the Asset Sale is delayed, we will incur additional claims, liabilities and expenses from operations that may reduce the net funds available for distribution to our stockholders.

Our stockholders may be liable to our creditors for part or all of the amount received from us in our liquidating distributions if reserves are inadequate.

If the Dissolution becomes effective, we may establish a contingency reserve designed to satisfy any additional claims and obligations that may arise. Any contingency reserve may not be adequate to cover all of our claims and obligations. Under the DGCL, if we fail to create an adequate contingency reserve for payment of our claims and obligations during the three-year period after we file a certificate of dissolution with the Delaware Secretary of State, each stockholder could be held liable for payment to our creditors of the lesser of (i) such stockholder’s pro rata share of amounts owed to creditors in excess of the contingency reserve and (ii) the amounts previously received by such stockholder in the Dissolution from us and from any liquidating trust or trusts. Accordingly, in such event, a stockholder could be required to return part or all of the liquidating distributions previously made to such stockholder, and a stockholder could receive nothing from us under the Plan of Dissolution. In addition, although our board of directors determined that all amounts distributed to our stockholders prior to the filing of the certificate of dissolution were (or will be when declared) appropriately paid out of surplus as defined under the DGCL and otherwise not required to satisfy liabilities to our creditors, to the extent that the contingency reserve is determined to be inadequate for payment of our claims and obligations, and it is further determined that our board of directors’ determination was incorrect at the time of the declaration of such distributions, it is possible that creditors could seek to recoup such amounts from our stockholders. Moreover, if a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a situation in which a stockholder may incur a net tax cost if the repayment of the amount previously distributed does not cause a commensurate reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed.

Our stockholders will not be able to buy or sell shares of our common stock after we close our stock transfer books on the final record date.

We intend to close our stock transfer books and discontinue recording transfers of our common stock on the date on which we file our certificate of dissolution with the Delaware Secretary of State, such date is referred to as the final record date. After we close our stock transfer books, we will not record any further transfers of shares of our common stock on our books except by will, intestate succession or operation of law. Therefore, shares of our common stock will not be freely transferable after the final record date. All liquidating distributions from a liquidating trust, if any, or from us after the final record date will be made to our stockholders pro rata according to their respective holdings of common stock as of the final record date. In addition, we expect that our shares of common stock will be delisted from the NASDAQ Global Select Market following the final record date.

Our board of directors may determine not to proceed with the Dissolution.

Even if the Dissolution proposal is approved by our stockholders, our board of directors may determine, in the exercise of its fiduciary responsibilities, not to proceed with the Dissolution. If our board of directors elects to pursue any alternative to the Plan of Dissolution, our stockholders may not receive any of the funds currently estimated to be available for distribution to our stockholders.

We will continue to incur the expenses of complying with public company reporting requirements following the closing of the Asset Sale.

After the Asset Sale, we will continue to be required to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), even though compliance with such reporting requirements is economically burdensome. If the Dissolution is approved and our board of directors effects the Dissolution, in order to eliminate these expenses we intend to seek relief from the SEC from the reporting requirements under the Exchange Act, but no assurances can be given as to when or if such relief will be obtained. If we do not obtain such relief, and, in any event, until such time as we obtain such relief, we will continue to incur significant costs in complying with our public company reporting requirements.

THE SPECIAL MEETING

Time, Date and Place

The Special Meeting will be held on January 29, 2013 at the Radisson Hotel, 10 Independence Drive, Chelmsford, Massachusetts 01824 at 9:00 a.m. local time.

Proposals

At the Special Meeting, holders of shares of our common stock as of the Record Date will consider and vote upon:

•	the Asset Sale Proposal;

•	the Dissolution Proposal;

•	the Golden Parachute Proposal; and

•	such other matters as may properly come before the Special Meeting and any postponements or adjournments thereof.

Descriptions of the Proposals are included in this Proxy Statement. Copies of the Asset Sale Agreement and the Plan of Dissolution are attached as Annex A and Annex C, respectively, to this Proxy Statement.

Required Vote

Proposal No. 1: The Asset Sale Proposal

The authorization of the Asset Sale Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Failures to vote, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Asset Sale Proposal. Certain of our stockholders who beneficially own shares of our common stock representing approximately 28.9% in the aggregate of our shares of common stock outstanding as of the Record Date have entered into voting agreements with Buyer pursuant to which, subject to certain exceptions, they have agreed to vote such shares in favor of the Asset Sale Proposal. The form of voting agreement is attached to this Proxy Statement as Annex B.

Proposal No. 2: The Dissolution Proposal

The approval of the Dissolution Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Failures to vote, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Dissolution Proposal.

Proposal No. 3: Golden Parachute Proposal

The non-binding, advisory approval of the Golden Parachute Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock that are present in person or represented by proxy at the Special Meeting and entitled to vote thereon. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Failures to vote and abstentions, if any, by stockholders who are present at the Special Meeting in person or by proxy will have the same effect as a vote “AGAINST” the Golden Parachute Proposal.

Record Date

Holders of our common stock as of the close of business on November 30, 2012, the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments of the Special Meeting. On the Record Date, there were 28,882,093 shares of common stock outstanding and entitled to vote at the Special Meeting and any postponements or adjournments of the Special Meeting. No other shares of capital stock were outstanding on the Record Date.

Ownership of Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially held approximately 28.9% in the aggregate of our shares of common stock entitled to vote at the Special Meeting, excluding options to purchase shares of our common stock which were out-of-the-money as of such date. Certain of our stockholders who beneficially own shares of our common stock representing approximately 28.9% in the aggregate of our shares of common stock outstanding as of the Record Date have entered into voting agreements with Buyer pursuant to which, subject to certain exceptions, they have agreed to vote such shares in favor of the Asset Sale Proposal. The form of voting agreement is attached to this Proxy Statement as Annex B.

Quorum and Voting

The representation in person or by proxy of holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. For purposes of determining the presence of a quorum, abstentions will be counted as present at the Special Meeting. Each share of common stock issued and outstanding on the Record Date is entitled to one vote.

Proxies; Revocation of Proxies

If you are unable to attend the Special Meeting, we urge you to submit your proxy by completing and returning the enclosed proxy card or vote your proxy via the Internet or by telephone. If your shares of common stock are held in “street name” (i.e., through a bank, broker or other nominee), you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you elect to vote in person at the Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Special Meeting a legal proxy from the broker, bank or other nominee authorizing you to vote your shares of common stock.

Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies will be voted “FOR” the Asset Sale Proposal, “FOR” the Dissolution Proposal and “FOR” the Golden Parachute Proposal and will be voted at the discretion of the persons named as proxies in respect of such other business as may properly be brought before the Special Meeting. As of the date of this Proxy Statement, our board of directors knows of no other business that will be presented for consideration at the Special Meeting other than the Proposals.

You may revoke your proxy and change your vote at any time before the polls close at the Special Meeting by:

•	giving written, dated notice to the Corporate Secretary of Sycamore stating that you would like to revoke your proxy;

•	signing and returning to us in a timely manner another proxy card with a later date;

•	voting again at a later time, but prior to the date of the Special Meeting, via the Internet or telephone;

•	if you are a stockholder of record or have a legal proxy from the stockholder of record, attending the Special Meeting in person and voting; or

•	if your shares are held in “street name,” following the instructions of your bank, broker or other nominee with respect to the revocation of proxies.

Simply attending the Special Meeting will not constitute a revocation of your proxy.

Adjournments

The Special Meeting may be adjourned by the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Special Meeting for any purpose, including for the purpose of obtaining a quorum or soliciting additional proxies if there are insufficient votes to authorize the Asset Sale or approve the Dissolution, including, without limitation, adjourning the Special Meeting for the sole purpose of soliciting additional votes as to one proposal while closing the polls and registering the approval of the other proposal. Any adjournment may be made without notice (if the adjournment is not for more than thirty days and a new record date is not fixed for the adjourned meeting), other than by an announcement made at the Special Meeting of the time, date and place of the adjourned meeting. Any adjournment will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned.

Broker Non-Votes

Broker non-votes occur when a broker holding stock in “street name” does not vote the shares on some or all matters. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters. Uncast votes on non-routine matters are referred to as “broker non-votes.” Because each proposal being considered at the Special Meeting is a non-routine matter, shares of our common stock as to which brokers have not received any voting instructions will not be deemed present for any purpose at the Special Meeting.

The inspector of elections will treat broker non-votes as shares that are not present and entitled to vote for the purpose of determining the presence of a quorum. Broker non-votes will not be considered to have been voted “FOR” or “AGAINST” the Golden Parachute Proposal. However, because the votes required to approve the Asset Sale Proposal and the Dissolution Proposal are based on a percentage of the total number of shares of common stock outstanding, broker non-votes will have the effect of a vote “AGAINST” the Asset Sale Proposal and the Dissolution Proposal.

Solicitation of Proxies

This proxy solicitation is being made and paid for by Sycamore on behalf of its board of directors. In addition, we have retained Georgeson Inc. to assist in the solicitation. We will pay Georgeson Inc. up to $6,500 plus reasonable out-of-pocket expenses for their assistance. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid any additional compensation for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. In addition, we will indemnify Georgeson Inc. against any losses arising out of that firm’s proxy soliciting services on our behalf.

Questions and Additional Information

If you have more questions about the Proposals or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please contact Investor Relations, Sycamore Networks, Inc., Attn: Corporate Secretary, 220 Mill Road, Chelmsford, Massachusetts 01824, telephone number (978) 250-3460, or Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038, telephone number (212) 440-9800 (banks and brokers).

PROPOSAL NO. 1: THE ASSET SALE

The following discussion is a summary of the material terms of the Asset Sale. We encourage you to read carefully and in its entirety the Asset Sale Agreement, which is attached to this Proxy Statement as Annex A, as it is the legal document that governs the Asset Sale.

General Description of the Asset Sale

If the Asset Sale is completed, Buyer would purchase substantially all of our assets related to or used in the Intelligent Bandwidth Management Business, which may constitute substantially all of Sycamore’s assets, for $18.75 million in cash, subject to a working capital adjustment, and the assumption of certain liabilities.

Parties to the Asset Sale

Sycamore Networks, Inc.

220 Mill Road

Chelmsford, Massachusetts 01824

(978) 250-2900

Sycamore develops and markets bandwidth management solutions for fixed line and mobile network operators worldwide and provides services associated with such products. Our current and prospective customers include domestic and international wireline and wireless network service providers, utility companies, large enterprises, multiple systems operators and government entities (collectively referred to as “service providers”). Our existing bandwidth management portfolio of optical switches, multiservice cross-connects, associated network management software and multiservice access platforms serve applications that extend across the network infrastructure, from multiservice access and regional backhaul to the optical core. Until November 1, 2012, Sycamore also developed and marketed a mobile broadband optimization solution designed to help mobile operators reduce congestion in mobile access networks, our IQstream Business. On November 1, 2012, our board of directors approved a plan to halt further development and marketing of the IQstream Business. Although we are continuing to explore our strategic alternatives with respect to the IQstream Business, we expect to have no significant operating assets following the Asset Sale.

Sycamore incorporated under the laws of the State of Delaware on February 17, 1998 and shipped our first product in May 1999. We completed our initial public offering on October 21, 1999 and a follow-on public offering on March 14, 2000. Our principal executive offices are located at 220 Mill Road, Chelmsford, Massachusetts 01824. Our telephone number is (978) 250-2900, and our website address is www.sycamorenet.com.

Sycamore’s common stock is traded on the NASDAQ Global Select Market under the symbol “SCMR.” We file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K with the SEC. These reports, any amendments to these reports, proxy and information statements and certain other documents we file with the SEC are available through the SEC’s website at www.sec.gov or free of charge on our website as soon as reasonably practicable after we file the documents with the SEC. The public may also read and copy these reports and any other materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Sunrise Acquisition Corp.

c/o Marlin Equity Partners

338 Pier Avenue

Hermosa Beach, California 90254

(310) 364-0100

Buyer is a newly incorporated indirect subsidiary of Marlin Equity Partners, a Los Angeles, CA-based private equity firm with over $1 billion of capital under management. The firm is focused on providing corporate parents, shareholders and other stakeholders with tailored solutions that meet their business and liquidity needs. Marlin Equity Partners invests in businesses across multiple industries where its capital base, industry relationships and extensive network of operational resources significantly strengthens a company’s outlook and enhances value. Since its inception, Marlin Equity Partners, through its group of funds and related companies, has completed over 60 acquisitions.

Background of the Asset Sale and the Dissolution

Our board of directors and members of our senior management team have regularly evaluated our business and operations, our long-term strategic goals and our future prospects. Our board of directors and members of our senior management team have also regularly reviewed and assessed conditions affecting the telecommunications industry and the economy in general and the Company’s competitive market position. As part of its ongoing review of the Company and its prospects, our board of directors has also regularly reviewed various strategic alternatives available to the Company to enhance shareholder value, including among other things, possible acquisitions, strategic investments, asset sales and divestitures. The Company has, from time to time, received advice from our financial advisor, Blackstone, and our outside legal advisor, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), in connection with certain of these evaluations and reviews.

Beginning in the spring of 2011, in light of ongoing market conditions impacting the bandwidth management market, members of our senior management team, in consultation with our board of directors, began to more actively explore various strategic alternatives for the Intelligent Bandwidth Management Business, including through discussions with a number of strategic buyers and private equity firms to gauge the market interest in our Intelligent Bandwidth Management Business. In connection with these efforts, members of our senior management team contacted seven potential buyers and, upon execution of non-disclosure agreements, conducted management presentations and engaged in discussions with six of these parties.

On May 18, 2011, our board of directors held a meeting, at which members of our senior management team participated and described to our board of directors management’s efforts to gauge market interest in the Intelligent Bandwidth Management Business. After discussion, our board of directors encouraged the Company’s senior management team to continue to pursue indications of interest for the Intelligent Bandwidth Management Business and to explore strategic alternatives with respect to the IQstream Business, including possible acquisitions of, or mergers or other business combinations with, companies with technologies we believed would be complementary to the IQstream Business and the Company as a whole.

As a result of these efforts, the Company received two preliminary indications of interest for the Intelligent Bandwidth Management Business. On May 18, 2011, the Company received a non-binding indication of interest from a private equity firm which we refer to as Company A, pursuant to which Company A proposed to acquire substantially all of the assets of the Intelligent Bandwidth Management Business for consideration in the range of $12 million to $15 million and the assumption of certain liabilities. On May 27, 2011, the Company received a non-binding indication of interest from a private equity firm which we refer to as Company B, pursuant to which Company B proposed to acquire substantially all of the assets of the Intelligent Bandwidth Management Business, excluding assets related to or shared with the Company’s other business, for approximately $20 million and the assumption of certain liabilities. From May 27, 2011 through July 2011, members of our senior management team continued to contact potential buyers to gauge their interest in submitting indications of interest.

On July 27, 2011, our board of directors held a meeting, at which members of our senior management team participated and reviewed with the board of directors the terms of the indications of interest received from Company A and Company B, including background information as to each of the parties. After discussion as to the terms of the indications of interest, our board of directors determined, with the assistance of members of the

Company’s senior management team, that the indications of interest provided a reasonable basis for estimating what the Company might expect to receive for a sale of substantially all of the assets of the Intelligent Bandwidth Management Business, but that any decision to move forward with such a transaction should be deferred pending further exploration of the Company’s strategic alternatives with respect to the IQstream Business.

In August 2011, a private equity firm which we refer to as Company C, contacted a member of our senior management team to inquire whether the Company would be interested in a potential acquisition of one of its portfolio companies in a transaction which would potentially preserve certain of the Company’s tax attributes. On August 31, 2011, our board of directors held a meeting, at which the members of our senior management team participated, and discussed the potential transaction and the possible expansion of the Company’s exploration of strategic alternatives with respect to both the Intelligent Bandwidth Management Business and the IQstream Business. After discussion with members of our senior management team, our board of directors authorized our management to undertake further evaluation of a possible transaction with Company C and to also identify, in consultation with Blackstone, potential strategic partners and buyers of the Company of either the Intelligent Bandwidth Management and IQstream Businesses and, concurrently with discussions with Company C, to proceed with the process of contacting certain potential partners and buyers.

On September 9, 2011, members of our senior management team met with representatives of Blackstone to discuss the potential process and timeline for pursuing strategic alternatives with respect to both the Intelligent Bandwidth Management Business and the IQstream Business. Representatives of Blackstone and members of our senior management team also discussed the process of gathering due diligence materials to be made available to potential interested parties. At this meeting, members of our senior management team requested that the representatives of Blackstone identify additional potential parties that might be contacted in connection with such process with respect to each business.

At a meeting of our board of directors, at which members of our senior management team participated, held on September 20, 2011, our board of directors further evaluated and discussed a possible transaction with Company C. The Company continued discussions with Company C regarding a possible transaction through early November 2011, but was unable to reach a mutual understanding with Company C with respect to the material terms of a potential transaction.

On November 30, 2011, at a meeting of our board of directors at which members of our senior management team participated, our board of directors again reviewed the status of the IQstream Business and determined that it was in the best interests of the Company and our stockholders to continue to pursue IQstream customer trials while at the same time further exploring the Company’s strategic alternatives for the Intelligent Bandwidth Management Business and the IQstream Business, including seeking out both new potential strategic and financial buyers for, and re-engaging with other potential buyers that had previously been contacted concerning each business. Following such discussion, our board of directors authorized members of our senior management team to continue to work with Blackstone in connection with the Company’s exploration of other strategic alternatives to enhance stockholder value, including the possible sale of all or a portion of the common stock or assets of the Company, the sale of the Intelligent Bandwidth Management Business and the sale of, or other transaction with respect to, the IQstream Business.

Following that meeting, members of the Company’s senior management team, with the assistance of Blackstone, proceeded to prepare confidential materials to be provided to potential interested parties and further identified potential strategic and financial buyers that may be interested in certain businesses or assets of the Company.

On December 21, 2011, in response to a request from a potential strategic partner which we refer to as Company D, members of our senior management team met with a representative of Company D to discuss a potential strategic business combination transaction related to the IQstream Business. The parties had additional meetings and discussions in January 2012. At a meeting of our board of directors on February 7, 2012, at which members of our senior management team and representatives of Blackstone participated, members of our senior management team provided our board of directors a report on the discussions with Company D and their assessment of the strategic compatibility of Company D’s products and customer base and the strategic compatibility of the parties. Also at this meeting, representatives of Blackstone discussed the proposal with our board of directors and provided an assessment of possible transaction structures with respect to a possible business combination involving the two companies. Members of our senior management team and representatives of Blackstone also provided our board of directors with an update as to the status of its exploration of strategic alternatives with respect to the Intelligent Bandwidth Management Business and the IQstream Business. Our board of directors considered this information and directed our management to continue discussions with Company D, and authorized management to deliver a non-binding preliminary indication of interest with respect to a transaction with Company D. Later in the day on February 7, 2012, members of our senior management team delivered to Company D an oral non-binding preliminary indication of interest with respect to a business combination transaction. On February 20, 2012, our board of directors held a meeting, at which members of our senior management team and representatives of Blackstone participated, to consider a counterproposal from Company D. After further discussion, our board of directors authorized our management to continue further discussions and meetings with Company D. On March 12, 2012, our board of directors held a meeting, at which members of our senior management team participated, to discuss the potential transaction with Company D. At this meeting, members of our senior management team updated our board of directors on the progress of discussions with Company D. Following further discussion, our board of directors encouraged members of our senior management team to continue discussions with Company D, which resulted in members of our senior management team delivering a revised non-binding indication of interest to Company D. Due in part to uncertainty concerning the IQstream Business, we were unable to reach a mutual understanding with Company D with respect to the consideration to be paid by the Company. Thereafter, members of our senior management team and representatives of Blackstone engaged in further discussions with Company D from time to time. On April 6, 2012, Company D informed us that it had determined to enter into exclusive negotiations with another party, and discussions with Company D ceased.

From December 2011 to June 2012, at the direction of members of our senior management team, representatives of Blackstone contacted approximately 25 parties on behalf of the Company, including approximately 16 potential strategic buyers and 9 potential financial buyers. In addition, members of the Company’s senior management team contacted approximately 14 additional parties, including 9 potential strategic buyers and 5 potential financial buyers. During this process, the Company conducted various management presentations and engaged in discussions with such parties resulting in the Company entering into non-disclosure agreements with approximately ten potential buyers. Upon executing a non-disclosure agreement, each potential buyer was provided with confidential information regarding the Company, the Intelligent Bandwidth Management Business and the IQstream Business. Members of our senior management team regularly provided status updates to our board of directors regarding the process and discussions with potential partners.

On May 1, 2012, the Company received another non-binding indication of interest from Company A, pursuant to which Company A proposed to acquire substantially all of the assets of the Intelligent Bandwidth Management Business, excluding assets related to or shared with the Company’s other business for consideration in the range of $14 million to $17 million in cash and the assumption of certain liabilities.

On May 4, 2012, the Company received a non-binding letter of intent from Company B, pursuant to which Company B proposed to acquire substantially all of the assets of the Intelligent Bandwidth Management Business, excluding assets related to or shared with the Company’s other business, for approximately $25 million in cash and the assumption of certain liabilities.

On May 16, 2012, Company A and Company B were given access to an online dataroom prepared by the Company containing additional information regarding the Company and the Intelligent Bandwidth Management Business requested by such companies.

On May 22, 2012, our board of directors held a meeting, at which members of the Company’s senior management team participated and reviewed the status of the Company’s exploration of strategic alternatives, noting the various parties that had expressed preliminary interest in a potential transaction involving all or a portion of the Company’s assets and the proposals submitted by, and status of discussions with, Company A and Company B.

On May 24, 2012, the Company received a non-binding indication of interest from an affiliate of Marlin pursuant to which Marlin proposed to acquire substantially all of the assets of the Intelligent Bandwidth Management Business for consideration in the range of $23 million to $28 million in cash and the assumption of certain liabilities. On May 30, 2012, Marlin was given access to the online dataroom prepared by the Company.

On June 1, 2012, the Company received a non-binding letter of intent from Company A, pursuant to which Company A proposed to acquire substantially all of the assets of the Intelligent Bandwidth Management Business, including related intellectual property, for approximately $15 million in cash and the assumption of certain liabilities.

On June 4, 2012, the Company received a revised non-binding letter of intent from Company B, pursuant to which Company B proposed to acquire substantially all of the assets of the Intelligent Bandwidth Management Business, excluding certain assets related to or shared with the Company’s other business, for approximately $22 million in cash and the assumption of certain liabilities.

On June 7, 2012, the Company received a non-binding letter of intent from an affiliate of Marlin pursuant to which Marlin proposed to acquire substantially all of the assets of the Intelligent Bandwidth Management Business for approximately $26 million and the assumption of certain liabilities.

On June 8, 2012, the Company received a non-binding indication of interest from Company C, pursuant to which Company C proposed to purchase shares of convertible preferred stock representing an approximately 25% ownership interest in the Company for approximately $45 million. The proposal also contemplated the Company returning approximately $310 million in cash to the Company’s stockholders in the form of a cash distribution and preserving the Company’s tax attributes.

On June 15, 2012, the Company received a revised non-binding letter of intent from Company A, pursuant to which Company A increased its proposed consideration for substantially all of the assets of the Intelligent Bandwidth Management Business, including the related intellectual property, to approximately $16 million in cash and the assumption of certain liabilities.

Thereafter, Company A, Company B and Marlin each participated in due diligence and engaged in additional discussions with management. Company C also engaged in additional discussions with management. Following the three interested parties conducting additional due diligence and engaging in negotiations with the four interested parties on a non-exclusive basis, two of the parties submitted revised proposals. On June 21, 2012, Company C submitted a revised proposal reducing its proposed investment to approximately $30 million and increasing the total amount distributable to $420 million, and on June 25, 2012, Marlin submitted a revised proposal pursuant to which Marlin agreed to assume certain additional shared assets and facilities in exchange for a reduced purchase price of $20 million.

On June 29, 2012, our board of directors held a meeting, at which members of the Company’s senior management team and representatives of Blackstone participated, to review and discuss the proposals received. At this meeting, our board of directors reviewed the terms of the proposals, including background information as to each of the parties and, to the extent relevant, the sources of financing for the proposed transaction. Representatives of Blackstone discussed the proposals with our board of directors and also updated our board of directors with respect to the status of discussions with other prospective bidders as well as the reasons given by certain potential bidders for declining to submit proposals. Our board of directors discussed the terms of the proposals, including pricing, risks of increases or decreases in such pricing and the execution risks and other potential factors and events that could affect the likelihood of closing a transaction with each of the prospective bidders. In particular, our board of directors noted that the proposal by Company B required the Company to retain certain assets and liabilities that could result in a lower overall value of the proposed transaction to the Company and presented additional risks and uncertainties for the Company. Our board of directors then determined, with the assistance of members of the Company’s senior management team and taking into account advice from its financial and legal advisors, that the Marlin proposal potentially presented the best available alternative for the Company and our stockholders, in part due to the composition of the assets and liabilities that Marlin was willing to acquire and assume and the amounts that would potentially be available for distribution to our shareholders. The Company’s financial and legal advisors also discussed potential legal and business issues relating to the transaction structure proposed by Company C. Our board of directors then instructed members of the Company’s senior management to pursue discussions with Marlin as to a potential transaction with Marlin.

Between June 29, 2012 and July 2, 2012, members of our senior management team had additional discussions and negotiations with Marlin regarding certain terms of Marlin’s June 25, 2012 proposal. On July 3, 2012, the Company entered into a letter agreement with Marlin setting forth certain material terms of a potential transaction. Pursuant to the letter agreement, the Company agreed to provide Marlin exclusivity for a period ending on September 3, 2012, and to reimburse Marlin for up to $400,000 of its reasonable costs and expenses incurred to conduct due diligence regarding the Company and the Intelligent Bandwidth Management Business. From July 3, 2012 through October 19, 2012, Marlin continued its due diligence, including through on-site meetings with members of the Company’s management. On July 25, 2012, our board of directors held a meeting, at which members of the Company’s senior management team participated and reviewed the terms of the letter agreement entered into with Marlin and provided an update on the status of discussions with, and the due diligence performed by, Marlin as of that date.

On July 27, 2012, Marlin and its legal advisor, Pepper Hamilton LLP (“Pepper”), provided the Company with an initial draft Asset Sale Agreement. During the period from July 30, 2012 through September 1, 2012, we and representatives of Skadden exchanged drafts and mark-ups of the draft Asset Sale Agreement and related agreements and the terms thereof with representatives of Marlin and Pepper, and engaged in telephonic negotiations relating thereto.

On August 15, 2012, following discussions between members of our senior management team and representatives of Marlin and the completion of additional due diligence by Marlin, Marlin further reduced its proposed purchase price to $17.5 million. Members of our senior management team indicated that the reduced purchase price was unacceptable to the Company and, on August 17, 2012, following further discussions and negotiations between members of our senior management team and representatives of Marlin, the Company and Marlin agreed on an increased proposed purchase price of $18.75 million, partially in light of Marlin’s willingness to assume all of the assets and liabilities of the Company’s subsidiary in China and certain other liabilities.

The parties continued discussions and negotiations until September 1, 2012, when, due to the Company’s and Marlin’s inability to come to agreement on key terms with respect to the Asset Sale Agreement and related agreements, the Company ceased active negotiations and the exclusivity period expired on September 3, 2012. On September 8, 2012, following discussions between Marlin and members of the Company’s senior management team with respect to certain high-level issues, the parties and their respective representatives resumed active negotiations as to the Asset Sale Agreement and related agreements.

On September 11, 2012, representatives of the Company and Marlin and their respective legal advisors engaged in in-person negotiations regarding the draft Asset Sale Agreement and related agreements and the terms thereof. Following such negotiations, on September 12, 2012, pursuant to a request by Marlin for an extension of exclusivity, we extended Marlin’s period of exclusivity through September 14, 2012. During this period, the parties and their respective legal advisors exchanged drafts of the transaction documents and held negotiations with respect to the terms of a possible transaction. On September 17, 2012, pursuant to a request by Marlin for a further extension of exclusivity, we extended Marlin’s period of exclusivity through September 18, 2012. Following the expiration of the exclusivity period, we and our legal advisors continued negotiations with Marlin and its legal advisors on a non-exclusive basis and exchanged drafts and mark-ups of the draft Asset Sale Agreement and related agreements and engaged in telephonic negotiations with respect to the terms thereof.

Throughout this process, we continued to explore our strategic alternatives with respect to the IQstream Business and assess the performance of IQstream in customer trials. Market acceptance for IQstream continued to be slower than anticipated due to a number of factors, including long product evaluation timeframes, mobile operators’ heightened interest in a more integrated, end-to-end mobile optimization strategy, and increased competitive pricing pressure from providers of traditional backhaul bandwidth services. While we, with the assistance of Blackstone, continue to explore our strategic alternatives with respect to the IQstream Business, we have been unsuccessful to date in identifying a suitable buyer.

On September 19, 2012, our board of directors held a meeting, at which members of the Company’s senior management team participated, to consider whether it would be appropriate to return a portion of the Company’s excess cash to the Company’s stockholders. At that meeting, the Company’s expected future cash needs were discussed and our board of directors determined that the amount of the Company’s cash on hand exceeded the amount reasonably necessary for the future conduct of the Company’s business in light of the results of the Company’s exploration of strategic alternatives. Our board of directors then determined that it would be appropriate and in the best interests of the stockholders to return a portion of this excess cash to the Company’s stockholders at that time. Following such discussion, our board of directors approved a special cash distribution of $10.00 per share of common stock, par value $0.001 payable on October 11, 2012 to stockholders of record as of October 1, 2012.

On the morning of October 22, 2012, our board of directors convened a special meeting, at which members of our senior management team and representatives of Skadden and Blackstone participated, to discuss the terms of the Asset Sale Agreement and the Company’s strategic alternatives in light of the Asset Sale, including, the possible acceleration of the Company’s pursuit of strategic alternatives for the IQstream Business and the proposed Dissolution. To facilitate these discussions, copies of the draft Asset Sale Agreement, along with a summary of the material terms of the Asset Sale Agreement and related agreements, and a draft of the Plan of Dissolution were circulated to our board of directors in advance of the meeting. At this meeting, a representative of Skadden reviewed with our board of directors its fiduciary duties under Delaware law in connection with the proposed transactions and presented an overview of the material terms of the Asset Sale Agreement and related agreements. Representatives of Blackstone then reviewed the process it had undertaken on behalf of the Company to identify prospective purchasers of the assets or stock of the Company. Members of our senior management team also provided an update on the status of negotiations with Marlin and noted that several open issues remained which were expected to be resolved during the course of the day. Representatives of Blackstone then reviewed and discussed its analysis with respect to the Company and the proposed Asset Sale and, at the request of our board of directors, rendered its opinion to the effect that, as of October 22, 2012 and based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Blackstone as described in Blackstone’s opinion, the consideration of $18.75 million in cash to be received by the Company pursuant to the Asset Sale Agreement was fair to the Company from a financial point of view.

The representatives of Blackstone and members of our senior management team then noted that, based on recent discussions with various telecommunications industry participants, there was limited interest from potential purchasers in acquiring the IQstream Business given the lack of revenue to date from the IQstream Business and the Company’s level of operating costs related to the IQstream Business. Accordingly, management recommended that the Company accelerate its pursuit of strategic alternatives with respect to the IQstream Business, and that we take certain cost-reduction actions associated with the IQstream Business, including workforce reductions and other cost containment measures. There followed a discussion of the Company’s cash needs in light of the Asset Sale, the Dissolution and the actions recommended to be taken with respect to the IQstream Business, and our board of directors determined that it would be appropriate to return additional excess cash to the Company’s stockholders.

After further discussion, our board of directors unanimously (i) approved the Asset Sale Agreement and the transactions contemplated thereby, including the Asset Sale, subject to the resolution of the remaining issues to the satisfaction of the Company’s senior management team, and declared the Asset Sale Agreement and the transactions contemplated thereby, including the Asset Sale, advisable to, and in the best interests of, the Company and its stockholders, (ii) approved the acceleration of the pursuit of strategic alternatives for the IQstream Business, including an asset sale or other business combination transaction or discontinuation of the marketing and development of IQstream, (iii) declared a special cash distribution of $2.00 per share of common stock of the Company, par value $0.001 per share, payable on November 12, 2012 to holders of record as of November 2, 2012 and (iv) approved the liquidation and dissolution of the Company following the disposition or discontinuation of the IQstream Business and the closing of the Asset Sale pursuant to the Plan of Dissolution.

During the day on October 22, 2012 and through the afternoon of October 23, 2012, representatives of the Company and Marlin, together with their respective legal advisors, worked to finalize the Asset Sale Agreement and related agreements. On the afternoon of October 23, 2012, following the resolution of the remaining open items, the Company and Buyer executed and delivered the Asset Sale Agreement, substantially in the form approved by our board of directors, and Buyer and the certain stockholders party thereto executed and delivered their respective voting agreements. The Company then issued a press release announcing the definitive agreements relating to the transaction, the special cash distribution, the acceleration of strategic alternatives with respect to the IQstream Business and the intent of our board of directors to liquidate and dissolve the Company following the completion of the Asset Sale.

On November 1, 2012, our board of directors approved a plan to halt further development and marketing of the IQstream Business, including the termination of all trials with prospective customers. In accordance with that plan, we further reduced the IQstream workforce, but retained a limited number of IQstream employees to maintain the IQstream technology and assist the Company with our continued exploration of strategic alternatives with respect to the IQstream Business, including the possible sale of the assets and technology of the IQstream Business.

On November 27, 2012, consistent with the Company’s plan to complete the Asset Sale, dissolve and continue to distribute the Company’s excess cash to the Company’s stockholders as promptly as practicable, our board of directors approved a special cash distribution of $0.50 per share of common stock, par value $0.001, payable on December 20, 2012 to each stockholder of record on December 10, 2012.

Reasons for the Asset Sale and the Dissolution

As previously disclosed, we believe the portion of the bandwidth management market that we serve has been in secular decline, and continues to be challenged by high customer concentration, the project-oriented nature of purchasing patterns and uncertainty with regard to the level and timing of capital expenditures by service providers. We believe that these factors will result in a limited number of new opportunities for revenue growth, and will continue to influence revenue variability in our business. Our board of directors’ decision to enter into the Asset Sale Agreement and adopt the Plan of Dissolution was based on a careful evaluation of the Company’s strategic alternatives, including its prospects of continuing as a going concern and the opportunities for the IQstream Business going forward, and followed an extensive strategic alternatives review process with the assistance of our financial advisor.

In arriving at its determination that the Asset Sale and the Dissolution are advisable to, and in the best interests of, the Company and our stockholders, our board of directors considered the terms of the Asset Sale Agreement and Plan of Dissolution and the dissolution process under the DGCL, as well as other available strategic alternatives. As part of our board of directors’ evaluation process, our board of directors considered the risks, timing and uncertainties of each strategic alternative available to the Company, as well as financial information prepared by our management. In reaching its determination, our board of directors consulted with our senior management team, as well as our outside legal and financial advisors, and considered a number of factors. These factors included, but are not limited to, the following factors which our board of directors viewed as supporting its determination:

•

our board of directors’ belief that the portion of the bandwidth management market in which the Company operates is in secular decline, and that opportunities for significant revenue growth in the bandwidth management market are and will remain limited;

•

the prevailing economic conditions both generally and specifically within the telecommunications industry, and the resulting uncertainty surrounding near- and long-term capital expenditures by mobile operators;

•

the substantial accounting, legal and other expenses associated with being a small publicly-traded company in comparison to our expected revenues, as well as the economies of scale and associated cost advantages which benefit our much larger competitors;

•

the determination by our board of directors, after conducting a review of our financial condition, results of operations and business prospects, that continuing to operate as a going concern or entering into any other potential alternate transaction was not reasonably likely to create greater value for our stockholders than the value obtained for our stockholders pursuant to the Asset Sale and the Dissolution;

•

the financial analysis reviewed and discussed with our board of directors by representatives of Blackstone, as well as the opinion of Blackstone delivered to our board of directors on October 22, 2012 to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Blackstone as described in Blackstone’s opinion, the consideration of $18.75 million in cash to be received by Sycamore pursuant to the Asset Sale Agreement was fair to Sycamore from a financial point of view;

•

the fact that the Company conducted an extensive strategic alternatives review process with the assistance of Blackstone and that, in our board of directors’ view, the terms of Marlin’s proposal, as compared to the other proposals received, in the aggregate and taking into account the assets to be acquired and the liabilities to be assumed, were more favorable than the alternatives available to the Company;

•	the terms and conditions of the Asset Sale Agreement, in particular that:

•

Sycamore may terminate the Asset Sale Agreement, under certain circumstances, in order to accept a Superior Proposal and our board of directors may otherwise change its recommendation to act in a manner consistent with its fiduciary duties (which may require the payment to Buyer of a $656,250 termination fee);

•

Buyer’s obligation to consummate the Asset Sale is not conditioned on Buyer obtaining financing and that certain of Buyer’s obligations under the Asset Sale Agreement are guaranteed by affiliates of Marlin to the extent set forth in the guarantee granted by such affiliates in favor of the Company dated October 23, 2012;

•	Buyer agreed to assume certain obligations and liabilities, including with respect to certain assets related to shared services and facilities;

•

Sycamore’s ability to engage in discussions and negotiations with, and provide information to, a third party that makes an unsolicited Acquisition Proposal, if our board of directors determines in good faith (after consultation with its independent financial advisor and outside legal counsel) that failure to take such action would be inconsistent with its fiduciary duties under applicable law and that such Acquisition Proposal constitutes, or is reasonably expected to result in, a Superior Proposal;

•	the cash form of the consideration to be received in connection with the Asset Sale, in particular the certainty of value and liquidity of such cash consideration;

•

Buyer is required to (i) make offers of employment to substantially all of the employees of the Intelligent Bandwidth Management Business as of the closing of the Asset Sale with salary and eligibility for bonus compensation no less favorable in the aggregate than that provided by Sycamore and (ii) provide such employees who remain with Buyer following the closing of the Asset Sale with employee benefit plans, agreements, programs, policies and arrangements that are substantially similar in the aggregate to the employee benefit plans in effect immediately prior to the closing of the Asset Sale thereby relieving Sycamore of certain severance and other liabilities resulting in cost-savings to the Company; and

•	Buyer is responsible for certain employment related liabilities;

•	the extended trial timeframes for, and the Company’s inability to realize revenue from, the IQstream Business;

•

the significant operational costs associated with our trials and research and development efforts related to the IQstream Business, and the likelihood that we would incur additional operating losses in the future before we recognized any meaningful revenue related to the IQstream Business;

•

the DGCL requires that the sale of all or substantially all of the Company’s assets and the Dissolution be approved by the affirmative vote of holders of a majority of the voting power of the shares of the Company’s common stock entitled to vote, which ensures that our board of directors will not be taking action without the support of a significant portion of our stockholders; and

•

under the DGCL, the Company may revoke the Dissolution during the three years following the effectiveness of the Dissolution, or such longer period of continued existence as directed by the Delaware Court of Chancery, if: (i) our board of directors adopts a resolution recommending that the Dissolution be revoked, (ii) a majority in voting power of the common stock held of record and entitled to vote on the effective date of the Dissolution vote for the resolution to revoke the Dissolution and (iii) the Company files a certificate of revocation of dissolution with the Delaware Secretary of State and takes certain other actions specified by the DGCL.

Our board of directors also considered certain risks or potentially adverse factors in making its determination and recommendation, including, but not limited to, the following:

•

the risks and contingencies relating to the announcement and pendency of the Asset Sale and the Dissolution and the risks and costs to the Company if the Asset Sale is not completed, including the effect of an announcement of termination of the Asset Sale Agreement on the trading price of our common stock, our business and our relationships with customers, suppliers and employees;

•

our ability to attract and retain key personnel and the risk of diverting management’s focus and attention and employee resources from operational matters during the pendency of the Asset Sale and the Dissolution;

•	that the Asset Sale Agreement obligates Sycamore to indemnify Buyer and certain of its related parties against certain damages;

•

the requirement that Sycamore must pay to Buyer a termination fee of $656,250 in circumstances where: (i) Buyer terminates the Asset Sale Agreement, after we receive an Acquisition Proposal (as defined in this Proxy Statement), because our board of directors has endorsed or recommended to our stockholders a Superior Proposal (as defined in this Proxy Statement) or has publicly proposed to do so, failed to publicly confirm its recommendation of the Asset Sale to our stockholders after a request by Buyer to do so or failed to include its recommendation in this Proxy Statement, (ii) Buyer terminates the Asset Sale Agreement after the Special Meeting has been held because the Company failed to obtain the vote of a majority of our stockholders in favor of the Asset Sale Proposal and our board of directors failed to make, or withdrew, modified or changed its recommendation to our stockholders to vote in favor of authorization of the Asset Sale Proposal or (iii) we terminate the Asset Sale Agreement because our board of directors authorized the Company to enter into a binding definitive agreement with respect to a Superior Proposal;

•	the terms of the Asset Sale Agreement that place restrictions on our ability to consider competing acquisition proposals and to terminate the Asset Sale Agreement and accept a Superior Proposal;

•

the restrictions on the conduct of our business prior to the completion of the Asset Sale that require the Company to conduct our business in the ordinary course, which could delay or prevent Sycamore from undertaking business opportunities that may arise pending completion of the Asset Sale and the length of time between signing and closing when these restrictions are in place;

•	the risk that there might be unanticipated delays in implementing the Plan of Dissolution;

•

the uncertainty of the amounts, if any, distributable to our stockholders following the sale or other disposition of the IQstream Business, the completion of the Asset Sale and the winding down of our business, including with respect to unknown or contingent liabilities and the uncertainties arising out of the indemnification and other obligations under the Asset Sale Agreement and the costs and expenses related to winding down our business;

•	the fact that, if the Dissolution is approved by our stockholders, stockholders would not be permitted to transfer shares of our common stock after the effective date of the Dissolution;

•

the possibility that, under the DGCL, our stockholders may be required to repay some or all of the amounts distributed to them by the Company, if any, pursuant to the Plan of Dissolution if unknown or unanticipated claims arise against the Company during the wind down of our business;

•

the fact that our stockholders would lose the opportunity to realize potential business opportunities and possible future growth if the Company continued to operate the Intelligent Bandwidth Management Business, pursue development and commercialization of the IQstream Business or otherwise elected to continue as a going concern;

•

the risks associated with the sale of our remaining non-cash assets following the closing of the Asset Sale, including the possibility that completing any such sales may take longer than currently anticipated and that the Company may not be able to realize the full value for the sale of those assets in the context of a dissolution;

•

the possibility that certain of our current directors, officers and employees may resign prior to the completion of the Asset Sale or Dissolution and that the Company may be unable to attract qualified replacement directors, officer and employees that may be necessary to conduct the wind down process;

•	the fact that some of our directors and executive officers may have interests in the Asset Sale and the Dissolution that are different from, or in addition to, the interests of our stockholders;

•	that further stockholder approval of sales of our remaining assets will not be required after approval of the Asset Sale and the Dissolution;

•	that, under the DGCL, appraisal rights are not provided to stockholders in connection with the Asset Sale or the Dissolution; and

•

the possibility that the Company may not receive relief from the Company’s registration and reporting obligations under the Exchange Act and that the Company will be required to continue to incur costs related to compliance with these requirements.

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but rather includes material factors considered by the directors. Our board of directors also considered other factors, including those described in the section entitled “Risk Factors” in this Proxy

Statement, in deciding to approve, and unanimously recommending that our stockholders approve, the Asset Sale and the Dissolution. In reaching its decision and recommendation to our stockholders, our board of directors did not quantify or assign any relative weights to the factors considered and individual directors may have given different weights to different factors. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above.

Recommendation of Our Board of Directors

Our board of directors has determined that the terms and conditions of the Asset Sale Agreement and the transactions contemplated thereby, including the Asset Sale, are advisable to, and in the best interests of, Sycamore and its stockholders. This determination was made by a unanimous vote of all of the members of our board of directors. Our board of directors unanimously recommends that our stockholders vote “FOR” the authorization of the Asset Sale Proposal.

Opinion of Sycamore’s Financial Advisor

Pursuant to an engagement letter dated April 30, 2012, Sycamore requested that Blackstone render to Sycamore’s board of directors an opinion as to the fairness, from a financial point of view, of the consideration of $18.75 million in cash to be received by Sycamore pursuant to the Asset Sale Agreement. At the meeting of \Sycamore’s board of directors on October 22, 2012, Blackstone rendered its opinion to Sycamore’s board of directors to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Blackstone as described in Blackstone’s opinion, the consideration of $18.75 million in cash to be received by Sycamore pursuant to the Asset Sale Agreement was fair to Sycamore from a financial point of view.

The full text of the written opinion of Blackstone, dated October 22, 2012, which sets forth the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Blackstone in rendering its opinion, is attached as Annex D to this Proxy Statement and is incorporated herein by reference in its entirety. Sycamore encourages its stockholders to read the opinion carefully and in its entirety. Blackstone’s opinion was limited to the fairness to Sycamore, from a financial point of view, of the consideration of $18.75 million in cash to be received by Sycamore pursuant to the Asset Sale Agreement. Blackstone assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. Blackstone’s opinion was addressed to Sycamore’s board of directors and does not constitute a recommendation to any stockholder as to how such holder should vote with respect to the Asset Sale Proposal or any other matter. The summary of Blackstone’s opinion set forth in this Proxy Statement is qualified by reference to the full text of the opinion, which is attached as Annex D to this Proxy Statement.

In arriving at its opinion, Blackstone, among other things:

•	reviewed certain publicly available information concerning the business, financial condition, and operations of Sycamore that Blackstone believed to be relevant to its inquiry;

•

reviewed certain internal information concerning the business, financial condition, and operations of Sycamore prepared and furnished to Blackstone by the management of Sycamore that Blackstone believed to be relevant to its inquiry;

•

reviewed certain internal financial analyses, estimates and forecasts relating to Sycamore, including Sycamore’s financial forecasts for fiscal years 2013 through 2017, prepared and furnished to Blackstone by the management of Sycamore;

•	reviewed the publicly available audited financial statements of Sycamore for the fiscal years ended July 31, 2010, July 31, 2011 and July 31, 2012;

•

held discussions with members of senior management of Sycamore concerning their evaluations of the Asset Sale and Sycamore’s businesses, operating and regulatory environment, financial condition, prospects, and strategic objectives, as well as such other matters as Blackstone deemed necessary or appropriate for purposes of rendering its opinion;

•	reviewed the historical market prices and trading activity for Sycamore’s common stock;

•	compared certain publicly available financial and stock market data for Sycamore with similar information for certain other companies that Blackstone deemed to be relevant;

•	reviewed the publicly available financial terms of certain other business combinations that Blackstone deemed to be relevant and the consideration received for such companies;

•	performed a discounted cash flow analysis of Sycamore using financial information prepared by and furnished to Blackstone by the management of Sycamore;

•	reviewed a draft of the Asset Sale Agreement and ancillary agreements, dated October 20, 2012; and

•	performed such other financial studies, analyses and investigations, and considered such other matters as Blackstone deemed necessary or appropriate for purposes of rendering its opinion.

In preparing its opinion, at Sycamore’s direction, Blackstone relied, without assuming responsibility or liability for independent verification, upon the accuracy and completeness of all financial and other information that was available from public sources and all projections and other information provided to Blackstone by Sycamore or otherwise discussed with or reviewed by or for Blackstone. Blackstone assumed with Sycamore’s consent that the financial and other projections prepared by Sycamore’s management and the assumptions underlying such projections, including the amounts and the timing of all financial and other performance data, had been reasonably prepared in accordance with industry practice and represented Sycamore managements’ best estimates and judgments as of the date of their preparation. Blackstone assumed at Sycamore’s direction no responsibility for and expressed no opinion as to such analyses or forecasts or the assumptions on which they were based. Blackstone also assumed that there have been no material changes in the assets, financial condition, results of operations, business or prospects of Sycamore since the respective dates of the last financial statements made available to Blackstone. Blackstone further relied with Sycamore’s consent upon the assurances of the management of Sycamore that they are not aware of any facts that would make the information and projections provided by them inaccurate, incomplete or misleading.

Blackstone was not asked to undertake, and did not undertake, an independent verification of any information provided to or reviewed by Blackstone, nor was Blackstone furnished with any such verification and Blackstone did not assume any responsibility or liability for the accuracy or completeness thereof. Blackstone did not conduct a physical inspection of any of the properties or assets of Sycamore. Blackstone did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of Sycamore, nor was Blackstone furnished with any such evaluations or appraisals, nor did Blackstone evaluate the solvency of Sycamore or Buyer under any state or federal laws.

Blackstone also assumed with Sycamore’s consent that the final executed form of the Asset Sale Agreement would not differ in any material respects from the latest draft provided to Blackstone, and that the consummation of the Asset Sale will be effected in accordance with the terms and conditions of the Asset Sale Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the Asset Sale, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Sycamore or the contemplated benefits of the Asset Sale. Blackstone is not a legal, tax or regulatory advisor and has relied upon without independent verification the assessment of Sycamore and its legal, tax and regulatory advisors with respect to such matters.

Blackstone did not consider the relative merits of the Asset Sale as compared to any other business plan or opportunity that might be available to Sycamore or the effect of any other arrangement in which Sycamore might engage. Blackstone’s opinion was limited to the fairness, from a financial point of view, to Sycamore of the consideration of $18.75 million in cash to be received by Sycamore pursuant to the Asset Sale Agreement, and Blackstone expressed no opinion as to the fairness of the Asset Sale to the holders of any class of securities, creditors or other constituencies of Sycamore or as to the underlying decision by Sycamore to engage in the Asset Sale. Blackstone’s opinion did not address any other aspect or implication of the Asset Sale, the Asset Sale Agreement, or any other agreement or understanding entered into in connection with the Asset Sale or otherwise. Blackstone also expressed no opinion as to the fairness of the amount or nature of the compensation paid to any of Sycamore’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by Sycamore pursuant to the Asset Sale Agreement. Blackstone’s opinion was necessarily based upon economic, market, monetary, regulatory and other conditions as they existed and could be evaluated, and the information made available to Blackstone, as of the date of its opinion. Blackstone expressed no opinion as to the prices or trading ranges at which Sycamore’s common stock will trade at any time. Furthermore, Blackstone did not express any opinion as to the impact of the Asset Sale on the solvency or viability of Sycamore, the ability of Sycamore to pay its obligations when they become due, either before or after the consummation of the Asset Sale.

Blackstone’s opinion does not constitute a recommendation to any stockholder as to how such holder should vote with respect to the Asset Sale or other matter. Blackstone assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. Blackstone’s opinion was approved by a fairness committee in accordance with established procedures.

The consideration payable pursuant to the Asset Sale Agreement was determined through negotiations between Sycamore and Buyer and was approved by Sycamore’s board of directors. Blackstone provided advice to Sycamore’s board of directors during these negotiations, but did not recommend any specific consideration to Sycamore or Sycamore’s board of directors or suggest that any specific consideration constituted the only appropriate consideration for the Asset Sale. In addition, Blackstone’s opinion and its presentation to Sycamore’s board of directors were one of many factors taken into consideration by Sycamore’s board of directors in deciding to approve the Asset Sale. Consequently, the analyses as described below should not be viewed as determinative of the opinion of Sycamore’s board of directors with respect to the consideration to be received by Sycamore or of whether Sycamore’s board of directors would have been willing to agree to a different consideration.

Summary of Financial Analysis

In accordance with customary investment banking practice, Blackstone employed generally accepted valuation methods in reaching its financial opinion. The following is a summary of the material financial analyses contained in the presentation that was made by Blackstone to Sycamore’s board of directors on October 22, 2012 and that were utilized by Blackstone in connection with providing its opinion. The financial analyses summarized below were based on financial forecasts prepared and furnished to Blackstone by the management of Sycamore for Sycamore’s standalone operating business, which excluded the value of Sycamore’s cash and cash equivalents, short-term and long-term investments, patents, and real estate. The following summary, however, does not purport to be a complete description of the financial analyses performed by Blackstone, nor does the order of analyses described represent relative importance or weight given to those analyses by Blackstone. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Blackstone’s financial analyses. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 22, 2012, and is not necessarily indicative of current or future market conditions.

Selected Companies Analysis

Blackstone reviewed and compared certain financial information for Sycamore’s operating business to corresponding financial information, ratios and public market multiples for the following publicly-traded small- and mid-cap telecommunications equipment companies, which, in the exercise of its professional judgment, Blackstone determined to be relevant to its analysis:

Selected Companies:

•	ADVA Optical Networking SE

•	Alcatel-Lucent, S.A.

•	Ciena Corporation

•	Infinera Corporation

•	Tellabs, Inc.

•	Zhone Technologies, Inc.

Blackstone obtained financial metrics and projections for the selected companies from CapitalIQ, Wall Street research, and the selected companies’ public filings. In its analysis, Blackstone derived and compared multiples for Sycamore and the selected companies, calculated as follows:

•

the total enterprise value, calculated as the market value of fully diluted common equity, plus the book value of debt and preferred stock and minority interests, if any, less cash and short term investments, as a multiple of latest twelve months revenue, which is referred to below as “LTM TEV/Revenue”;

•	the total enterprise value as a multiple of estimated revenue for calendar year 2012, which is referred to below as “2012E TEV/Revenue”;

•	the total enterprise value as a multiple of estimated revenue for calendar year 2013, which is referred to below as “2013E TEV/Revenue”;

•	the total enterprise value as a multiple of Adjusted EBITDA for calendar year 2012, which is referred to below as “2012E TEV/Adj. EBITDA”.

The multiples derived for each of the selected companies are set forth below:

Selected Company	LTM TEV/Revenue	2012E TEV/Revenue	2013E TEV/Revenue	2013E TEV/EBITDA
ADVA Optical Networking SE	0.61x	0.59x	0.53x	3.9x

Alcatel-Lucent, S.A.	0.18x	0.18x	0.18x	2.5x

Ciena Corporation	1.11x	1.10x	1.01x	12.8x

Infinera Corporation	0.84x	0.80x	0.64x	18.4x

Tellabs, Inc.	0.21x	0.23x	0.22x	4.2x

Zhone Technologies, Inc.	0.13x	0.13x	N/A	N/A

This analysis indicated the following:

Financial Multiple	High	Low	Mean	Median
LTM TEV/Revenue	1.11x	0.13x	0.51x	0.41x

2012E TEV/Revenue	1.10x	0.13x	0.50x	0.41x

2013E TEV/Revenue	1.01x	0.18x	0.52x	0.53x

2013E TEV/EBITDA	18.4x	2.5x	8.4x	4.2x

In reviewing this analysis, Blackstone also considered, among other things, the relative comparability of the selected companies to Sycamore’s operating business. Based on the foregoing and applying its professional judgment, Blackstone then applied the following representative ranges to the respective financial metrics for Sycamore’s operating business, resulting in the following approximate ranges of implied value of Sycamore’s operating business, in each case compared to the consideration to be received by Sycamore pursuant to the Asset Sale Agreement of $18.75 million in cash:

Financial Multiple	Representative Range	Approximate Implied Value (millions)
LTM TEV/Revenue	0.13x - 0.21x	$7.4 - $12.0
CY2012E TEV/Revenue	0.13x - 0.23x	$7.1 - $12.5
CY2013E TEV/Revenue	0.18x - 0.22x	$9.0 - $11.0
CY2013E TEV/EBIDTA	2.5x - 4.2x	$8.4 - $14.1

Although Blackstone selected the companies reviewed in the analysis because, among other things, their businesses are reasonably similar to that of Sycamore’s operating business, no selected company is identical to Sycamore or its operating business. Accordingly, Blackstone’s comparison of selected companies to Sycamore’s operating business and analysis of the results of such comparisons was not purely quantitative, but instead necessarily involved qualitative considerations and professional judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and Sycamore.

Selected Precedent Transactions Analysis

Blackstone reviewed the following transactions involving companies in the telecommunications equipment industries. The transactions considered and the month and year each transaction was announced were as follows:

Date Announced	Target	Acquiror
May 2010	EF Johnson Technologies, Inc.	Francisco Partners

September 2009	Airspan Networks Inc.	Oak Investment Partners

July 2008	Siemens Enterprise Communications	The Gores Group

December 2007	Carrier Access Corporation	Turin Networks, Inc.

October 2007	Sagem Communications	The Gores Group

March 2007	Tekelec (switching solutions business)	GENBAND Inc.

Blackstone obtained financial metrics for the target companies from CapitalIQ, The 451 Group, Mergermarket, and the target companies’ public filings. In its analysis, Blackstone reviewed the transaction total enterprise value as a multiple of the target company’s latest twelve months revenue, or LTM revenue, immediately preceding announcement of the transaction, which is referred to below as “Transaction Total Enterprise Value/LTM Revenue.”

This analysis indicated the following:

Financial Multiple	High	Low	Mean	Median
Transaction Total Enterprise Value/LTM Revenue	0.32x	0.06x	0.21x	0.24x

In reviewing this analysis, Blackstone also considered, among other things, the relative comparability of the precedent transactions and target companies to the Asset Sale and Sycamore’s operating business. Based on the foregoing and applying its professional judgment, Blackstone applied a representative range of 0.06x to 0.32x multiplied by LTM Revenue for Sycamore’s operating business, resulting in a range of implied values for Sycamore’s operating business of approximately $3.4 million to approximately $18.3 million, compared to the consideration to be received by Sycamore pursuant to the Asset Sale Agreement of $18.75 million in cash.

It should be noted that no company utilized in the analysis above is identical to Sycamore or its operating business, and no transaction utilized in the analysis above is identical to the Asset Sale. In addition, in connection with its review, Blackstone considered the dates on which these transactions were announced and the market conditions existing at such time. Accordingly, Blackstone’s comparison of the selected transactions to the Asset Sale and analysis of the results of such comparisons were not purely quantitative, but instead necessarily involved qualitative considerations and professional judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the companies involved in such transactions and of the Asset Sale and were based on Blackstone’s experience working with corporations on various merger and acquisition transactions.

Illustrative Stand-Alone Discounted Cash Flow Analysis

Blackstone performed an illustrative discounted cash flow analysis for Sycamore’s operating business on a standalone basis. A discounted cash flow analysis is designed to estimate an implied value of an operating business by calculating the present value of the estimated unlevered future free cash flows as well as the terminal value in order to arrive at the value of that business. The discounted cash flow analysis was performed both excluding and including the value of Sycamore’s operating business in the terminal year.

The discounted cash flow analysis performed by Blackstone on Sycamore’s operating business was based on the financial forecasts prepared and furnished to Blackstone by Sycamore’s management for the fiscal years ending July 31, 2013 through July 31, 2017 and valued only the cash flows of the operating business over that five year period, ascribing no value to Sycamore’s operating business in the terminal year. Blackstone first calculated the unlevered free cash flows of Sycamore’s operating business, calculated as operating income, minus the provision (benefit) for income taxes, capital expenditures and changes in working capital, plus depreciation and amortization. The unlevered free cash flows were then discounted to present value using a range of discount rates from 12.0% to 14.0%, which were derived using an estimated weighted average cost of capital using industry comparables. Blackstone noted that the range of equity values for Sycamore’s operating business implied by this analysis was between approximately $6.1 million and approximately $6.2 million, compared to the consideration to be received by Sycamore pursuant to the Asset Sale Agreement of $18.75 million in cash.

Using the same financial forecasts, unlevered free cash flows and discount rates described above, Blackstone also performed an illustrative discounted cash flow analysis for Sycamore’s operating business that valued the cash flows of the business over the same five year period and valued Sycamore’s operating business in the terminal year based on a range of multiples of total enterprise value to projected latest twelve month revenue in the terminal year, which is referred to below as “LTM TEV/Revenue”. The range of multiples of LTM TEV/Revenue was derived based on the following publicly-traded mid-cap information technology services companies, which, in the exercise of its professional judgment, Blackstone determined to be relevant to its analysis based upon the projected business of Sycamore in the terminal year, when the sole source of revenue for Sycamore’s operating business would be from information technology services as reflected in certain prospective financial information prepared by the management of Sycamore and as set forth below in “Sycamore Prospective Financial Information”:

Selected Companies:

•	Perficient, Inc.

•	Support.com, Inc.

•	The Hackett Group, Inc.

•	Virtusa Corp.

This analysis indicated the following:

Financial Multiple	High	Low	Mean	Median
LTM TEV/Revenue	2.18x	0.66x	1.34x	1.25x

In reviewing this analysis, Blackstone also considered, among other things, the relative comparability of the selected companies to the projected business of Sycamore in the terminal year. Based on the foregoing and applying its professional judgment, Blackstone applied a representative range of 1.15x to 1.35x multiplied by projected LTM revenue for Sycamore’s operating business in the terminal year, resulting in a range of implied values for Sycamore’s operating business of approximately $14.0 million to approximately $16.3 million, compared to the consideration to be received by Sycamore pursuant to the Asset Sale Agreement of $18.75 million in cash.

Although Blackstone selected the companies reviewed in the analysis because, among other things, their businesses are reasonably similar to that of Sycamore’s operating business in the terminal year, no selected company is identical to Sycamore or its operating business. Accordingly, Blackstone’s comparison of selected companies to Sycamore’s operating business and analysis of the results of such comparisons was not purely quantitative, but instead necessarily involved qualitative considerations and professional judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and Sycamore.

Miscellaneous

The foregoing summary of material financial analyses does not purport to be a complete description of the analyses or data presented by Blackstone. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Blackstone believes that the foregoing summary set forth above and its analyses must be considered as a whole and that selecting portions of it, without considering all of its analyses, could create an incomplete view of the processes underlying the analyses and its opinion. No single factor or analysis was determinative of Blackstone’s fairness determination. Rather, Blackstone considered the totality of the factors and analyses performed in arriving at its opinion. Blackstone based its analyses on assumptions that it deemed reasonable, including those concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which Blackstone based its analysis have been described under the description of each analysis in the foregoing summary. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Blackstone are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Blackstone analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which securities may trade at the present time or at any time in the future or at which businesses actually could be bought or sold.

None of the public companies used in the selected comparable companies analysis described above are identical to Sycamore, and none of the precedent transactions used in the precedent transactions analysis described above are identical to the Asset Sale. Accordingly, an analysis of publicly traded comparable companies and precedent transactions is not mathematical; rather it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and precedent transactions and other factors that could affect the value of Sycamore and the public trading values of the companies and precedent transactions to which they were compared.

As a part of its investment banking business, Blackstone and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Blackstone was selected as Sycamore’s financial advisor with respect to the Asset Sale on the basis of Blackstone’s experience and its familiarity with Sycamore and the industry in which Sycamore operates.

Pursuant to the engagement letter dated April 30, 2012, Sycamore has paid Blackstone quarterly advisory fees through the date of this Proxy Statement in the aggregate amount of $400,000 and has agreed to pay Blackstone an additional fee for its services in connection with the Asset Sale in the amount of $1.5 million, which amount is payable contingent upon completion of the Asset Sale. In addition, Sycamore agreed to reimburse Blackstone for out-of-pocket expenses and to indemnify Blackstone for certain liabilities arising out of the performance of such services (including the rendering of its opinion). In addition, Blackstone has performed other investment banking and financial advisory services for Sycamore and certain affiliates of Buyer in the past for which Blackstone received customary compensation. In the ordinary course of Blackstone’s and its affiliates’ businesses, Blackstone and its affiliates may actively trade or hold the securities of Sycamore or Buyer or any of their respective affiliates for Blackstone’s or their own account or for others and, accordingly, may at any time hold a long or short position in such securities.

Blackstone’s analyses were prepared solely as part of Blackstone’s analysis of the fairness of the consideration of $18.75 million in cash to be received by Sycamore pursuant to the Asset Sale Agreement and were provided to Sycamore’s board of directors in that connection. The opinion of Blackstone was only one of the factors taken into consideration by Sycamore’s board of directors in making its determination to approve the Asset Sale Agreement and the Asset Sale.

Sycamore Prospective Financial Information

Sycamore does not as a matter of course make public projections as to future revenues, gross margins, operating income or other results due to, among other reasons, business volatility and the uncertainty of the underlying assumptions and estimates. However, Sycamore is including selected prospective financial information in this Proxy Statement to provide our stockholders with access to certain non-public unaudited projected financial information that was made available to our board of directors and Blackstone in connection with the Asset Sale.

The unaudited prospective financial information was not prepared with a view toward public disclosure, and the inclusion of this information should not be regarded as an indication that either Sycamore or Blackstone or any other recipient of this information considered, or now considers, to be predictive of actual future results. The selected prospective financial information is not being included in this Proxy Statement to influence a Sycamore stockholder’s decision whether to vote in favor of Asset Sale Proposal, but because it represents prospective financial information prepared by management of Sycamore that was used for purposes of the financial analyses performed by our financial advisor and that was presented to our board of directors on an “as if” basis as an alternative to the Asset Sale.

The unaudited prospective financial information was not prepared with a view toward complying with U.S. generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In particular, the unaudited prospective financial information excludes non-cash stock-based compensation and severance costs associated with right-sizing the Company’s business in connection with the conduct of our operations during a run-out period as an alternative to the Asset Sale, which costs the Company is unable to reasonably estimate based on the uncertainties relating to our then-continuing employee population. Accordingly, the unaudited prospective financial information is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. This non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP. Neither Sycamore’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. Sycamore’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012, which is incorporated by reference into this Proxy Statement and includes the report of Sycamore’s independent registered public accounting firm, relates to Sycamore’s historical financial information. Such report does not extend to the unaudited prospective financial information and should not be read to do so.

The unaudited prospective financial information does not take into account any circumstances or events occurring after September 10, 2012, the date such information was prepared. Sycamore has made publicly available its actual results of operations for its fiscal year ended July 31, 2012 and its first quarter of fiscal year 2013 ended October 27, 2012. Stockholders are urged to read Sycamore’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended October 27, 2012, which are incorporated by reference into this Proxy Statement, to obtain this information. The unaudited prospective financial information does not give effect to the Asset Sale or Dissolution.

The following table presents selected unaudited prospective financial information prepared by Sycamore as of September 10, 2012 for the fiscal years ending 2013 through 2018:

	Fiscal Year Ended July 31
	2013E	2014E	2015E	2016E	2017E	2018E
	(in millions)
Revenue
Product Revenue	$30.9	$31.0	$30.0	$25.0	$12.5	$—
Services Revenue	19.6	18.2	16.8	15.4	13.0	9.6

Total Revenue	50.5	49.2	46.8	40.4	25.5	9.6

Non-GAAP Gross Profit	28.4	27.2	25.2	20.8	12.2	3.2
Non-GAAP Operating Expenses	27.8	22.3	22.0	20.5	16.0	7.2
Non-GAAP Operating Income (Loss)	0.6	4.9	3.2	0.3	(3.8)	(3.9)
EBITDA (1)	$2.2	$4.9	$3.3	$0.4	$(3.7)	$(3.9)

(1)	Due to the Company’s assumptions regarding the other inputs in Blackstone’s calculation of expected unlevered free cash flows, the amounts shown for EBITDA are substantially identical to the amounts for expected unlevered free cash flows Blackstone calculated in its discounted free cash flow analysis. See “Proposal No. 1: The Asset Sale—Opinion of Sycamore’s Financial Advisor—Illustrative Stand-Alone Discounted Cash Flow Analysis” beginning on page 38.

Although presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions with respect to the bandwidth management market in which the Company operates, including the Company’s previously stated belief that this market is in secular decline, that opportunities for revenue growth in the bandwidth management market are limited, that economic conditions both generally and specifically within the telecommunications industry have affected demand for Sycamore’s products and services, and that matters specific to Sycamore’s business, such as the remaining product inventory, the future availability of component parts and the Company’s determinations regarding new product development and margins. Based on these assumptions, the Company determined that its Intelligent Bandwidth

Management product business would likely decline to a level where the Company’s revenues would be derived entirely from its services business by the end of fiscal 2017. All of these assumptions are difficult to predict and many are beyond Sycamore’s control. The unaudited prospective financial information was prepared solely for internal use and is subjective in many respects. As a result, although this information was prepared by management of Sycamore based on estimates and assumptions that management believed were reasonable at the time, there can be no assurance that the prospective results would be realized or that actual results would not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year.

Readers of this Proxy Statement are cautioned not to place undue reliance on the unaudited prospective financial information set forth above. Stockholders are urged to review Sycamore’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012, Quarterly Report on Form 10-Q for the quarter ended October 27, 2012 and future SEC filings for a description of risk factors with respect to Sycamore’s business. See “Cautionary Statement Regarding Forward-Looking Statements” on page 13 and “Where You Can Find More Information” beginning on page 83. No representation is made by Sycamore, Buyer or any other person to any stockholder regarding the ultimate performance of Sycamore compared to the unaudited prospective financial information. No representation was made by Sycamore to Buyer in the Asset Sale Agreement concerning this information.

Except as required by applicable securities laws, Sycamore does not intend to update or otherwise revise the prospective financial information to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such prospective financial information are no longer appropriate.

Activities of Sycamore Following the Asset Sale

If the Asset Sale is completed, substantially all of our assets related to or used in the Intelligent Bandwidth Management Business will be sold, and Buyer will be the sole beneficiary of any future earnings from those assets. On November 1, 2012, our board of directors approved a plan to halt further development and marketing of the IQstream Business. Although we are continuing to explore our strategic alternatives with respect to the IQstream Business, Sycamore expects to have no significant operating assets following the Asset Sale.

If the Asset Sale is completed, we will retain all debts and liabilities of Sycamore not assumed by Buyer pursuant to the Asset Sale Agreement, including expenses related to our remaining IQstream Business and headquarters personnel, our remaining senior executives, corporate vendors and professional advisors.

If the Asset Sale is completed, Sycamore will receive the consideration pursuant to the Asset Sale Agreement and will take additional steps to, among other things, terminate certain contracts that are terminable and negotiate releases from remaining contractual arrangements.

If the Dissolution is approved by our stockholders and our board of directors determines that proceeding with the Dissolution is in the best interests of stockholders, Sycamore would proceed with the Dissolution as described below under “Proposal No. 2: The Dissolution.” However, our board of directors may, in the exercise of its fiduciary duties and in accordance with applicable law, determine that it is in the best interests of Sycamore and its stockholders to abandon the Dissolution, either before or after stockholder approval of the Dissolution.

U.S. Federal Income Tax Consequences of the Asset Sale

The following discussion is a general summary of the anticipated U.S. federal income tax consequences of the Asset Sale. The following discussion is based upon the Code, its legislative history, currently applicable and proposed Treasury regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this Proxy Statement, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this Proxy Statement. The following discussion has no binding effect on the Internal Revenue Service (the “IRS”) or the courts.

The proposed Asset Sale will be treated as a sale of corporate assets in exchange for cash and the assumption of certain liabilities. The proposed Asset Sale is a taxable transaction for U.S. federal income tax purposes, and Sycamore anticipates that we will realize a loss for U.S. federal income tax purposes as a result of the Asset Sale. However, if Sycamore realizes any gain as a result of the Asset Sale, Sycamore anticipates that our tax attributes will be available to offset all or a portion of Sycamore’s U.S. federal income tax liability resulting from such gain. The determination of whether Sycamore will realize gain or loss on the Asset Sale and whether and to what extent Sycamore’s tax attributes will be available is highly complex and is based in part upon facts that will not be known until the completion of the Asset Sale. Therefore, it is possible that the proposed Asset Sale will generate a U.S. federal income tax liability to Sycamore and, in this case, any such tax liability could reduce the cash available for distribution to our stockholders.

The proposed Asset Sale by Sycamore is entirely a corporate action. Our U.S. stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale. Any distributions to our stockholders pursuant to the Dissolution will generally be taxable to our U.S. stockholders for U.S. federal income tax purposes, and U.S. stockholders will generally realize taxable gain or loss and may recognize imputed interest income on any such distributions. See “Proposal No. 2: The Dissolution — U.S. Federal Income Tax Consequences of the Dissolution” beginning on page 75.

Accounting Treatment of the Asset Sale

The Asset Sale will be accounted for as a “sale” by Sycamore, as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

Government Approvals

We believe that the notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) do not apply to the Asset Sale and that we will not be required to make any filings with the Department of Justice’s Antitrust Division or the Federal Trade Commission (“FTC”). However, the FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the Asset Sale. At any time before or after the consummation of the Asset Sale, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the transaction or seeking the divestiture of substantial assets of Buyer, Sycamore or their respective subsidiaries. Private parties, state attorneys general or foreign governmental entities may also bring legal action under antitrust laws under certain circumstances. Based upon an examination of information available relating to the businesses in which Buyer, Sycamore and their respective subsidiaries are engaged, the parties believe that the Asset Sale will not violate the antitrust laws. Nevertheless, there can be no assurance that a challenge to the Asset Sale on antitrust grounds will not be made or, if such a challenge is made, what the result would be.

In connection with the transfer of Sycamore’s equity interests in Sycamore Networks (Shanghai) Co., Ltd., Sycamore will have to obtain approval from the Shanghai Municipal Commission of Commerce. Sycamore and Buyer have agreed to use commercially reasonable efforts to obtain such approval and will apply for such approval as promptly as practicable. However, the receipt of such approval is not a condition of the closing of the Asset Sale and the parties may consummate the Asset Sale prior to the receipt of such approval.

We believe we are not required to make any other material filings or obtain any material governmental consents or approvals before the consummation of the Asset Sale. If any approvals, consents or filings are required to consummate the Asset Sale, we will seek or make such consents, approvals or filings as promptly as possible.

No Appraisal Rights

Stockholders may vote against the authorization of the Asset Sale Proposal, but under Delaware law appraisal rights are not provided to stockholders in connection with the Asset Sale.

Interests of Certain Persons in the Asset Sale and the Dissolution

As described below, members of our board of directors and our executive officers may have interests in the Asset Sale and the Dissolution that are different from, or are in addition to, the interests of our stockholders generally. Our board of directors was aware of these interests and considered them, among other matters, in approving the Asset Sale Agreement and adopting the Plan of Dissolution.

Executive Officer Change of Control Agreements

We previously have entered into our standard form of change of control agreement with each of our executive officers that provides for severance compensation if such executive officer’s employment is terminated without cause or by the executive due to a constructive termination (in each case, as defined in the change of control agreement) within specified time periods following a “change of control” of the Company. The consummation of the Asset Sale and the approval of the Dissolution by our stockholders would each constitute such a “change of control.”

Several of our executive officers may continue in employment with Sycamore for a period of time after the Dissolution is approved by our stockholders in order to assist in the winding down of Sycamore through the final liquidation of the Company. We anticipate that the remainder of our current executive officers will be terminated before or shortly after the certificate of dissolution is filed. We anticipate that all of Sycamore’s executive officers will be terminated from employment prior to or upon the final liquidation of Sycamore under circumstances that are expected to entitle each such officer to the payments and benefits provided under his change of control agreement.

Pursuant to their respective change of control agreements, each of our executive officers will be entitled to the following payments by the Company (or, in the case of Mr. John B. Scully, by Buyer) if his employment were terminated by such officer pursuant to a constructive termination or by Sycamore without cause (or, in the case of Mr. Scully, by Buyer) within twenty-four months following the consummation of the Asset Sale or approval of the Dissolution:

•

a lump sum payment equal to the sum of (i) one and a half times his base salary at the time of termination, (ii) the pro-rata portion of his actual incentive bonus earned, if any, through the date of termination (or if not determinable, then a pro-rata portion of the officer’s annual target bonus, if any, for the year in which the termination occurs) and (iii) an amount equal to 150% of his annual target bonus, if any, for the year in which the termination occurred;

•

all salary and accrued vacation earned through the date of the executive officer’s termination for the year in which the termination occurs, pro-rated through the date of the executive officer’s termination;

•	reimbursement for all expenses that the executive officer reasonably and necessarily incurred in connection with the business of Sycamore prior to the executive officer’s termination;

•	continued group health plan benefits for a period of eighteen months;

•	outplacement services and career counseling at the Company’s expense for a period of twelve months;

•	accrued benefits under Sycamore’s 401(k) Plan and other Sycamore benefit plans; and

•	all equity awards held by the executive officer shall become fully vested and exercisable.

In addition, if any of such executive officers are subject to any excise tax on amounts characterized as excess parachute payments due to the benefits provided under these agreements, the executive officer will be entitled to reimbursement of up to $1,000,000 for any excess parachute excise taxes the officer may incur. All of the benefits set forth above are conditioned upon the occurrence of a “double trigger” event (meaning there must be both a “change of control” and a qualifying termination of employment). The agreements also provide for the acceleration of one year’s worth of equity awards upon the occurrence of a “change of control” without termination of the executive officer (a “single trigger” event). That provision, however, is consistent with a benefit provided to all our employees under our equity incentive plans.

Golden Parachute Compensation

The table below sets forth the various change of control payments which our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers who were listed in the “Summary Compensation Table” in Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended July 31, 2012, or our “named executive officers,” will or may be eligible to receive in connection with the Asset Sale and the Dissolution:

Name	Cash (1)	Equity (2)	Pension / NQDC	Perquisites / Benefits (3)	Tax Reimbursement (4)	Other (5)	Total
Daniel E. Smith	$412,500	—	—	$11,682	—	$10,600	$434,782

Paul F. Brauneis	$637,500	—	—	$12,533	—	$10,600	$660,633

Alan R. Cormier	$432,000	—	—	$18,819	—	$10,600	$461,419

Kevin J. Oye	$645,000	—	—	$18,819	—	$10,600	$674,419

John B. Scully (6)	$727,500	—	—	$19,290	—	$10,600	$757,390

(1)	Amount equals one and a half times the named executive officer’s annual base salary and annual target bonus as of the date of this Proxy Statement. In addition, this amount does not include any pro-rata portion of the named executive officer’s performance bonus earned, if any, through the date of termination as those amounts cannot be determined as of the date of this Proxy Statement.

(2)	Although certain option awards will vest upon the “change of control,” the average closing price of our common stock for the five days subsequent to October 23, 2012, the date of public announcement of the execution of the Asset Sale Agreement and the adoption of the Plan of Dissolution, was $5.75, which is less than the exercise price of each option award.

(3)	Represents the amount for group healthcare benefits for the 18-month period following the executive officer’s termination upon a change of control based upon rates in effect as of the date of this Proxy Statement.

(4)	Represents the estimated amount of reimbursement for excise taxes payable pursuant to Sections 280G and 4999 of the Code for the receipt of benefits and payments to the named executive officer following a qualifying termination of the named executive officer upon a change in control. Based on the average closing price of our common stock for the five days subsequent to October 23, 2012, we estimate that no excise tax reimbursement would be required for any of our named executive officers in connection with a change of control.

(5)	Represents the estimated amounts payable for outplacement services for the 12-month period following the named executive officer’s termination upon a change of control based upon rates in effect as of the date of this Proxy Statement.

(6)	Mr. Scully has entered into agreements with each of Buyer and the Company pursuant to which he will not receive any severance payments in connection with his termination by the Company upon the consummation of the Asset Sale. In the event of a constructive termination by Buyer within 24 months following the consummation of the Asset Sale, Mr. Scully would be entitled to receive the severance payments and benefits set forth in this table, which amounts may differ based upon his salary and bonus and rates in effect as of the date of his termination. The Company cannot predict whether Mr. Scully will receive any payments or benefits. See “Employment Arrangements” below for a further discussion of these agreements.

In addition to the named executive officers, one of our executive officers may be entitled to payments of up to $451,294 in the aggregate in the event of a qualifying termination following the consummation of the Asset Sale or approval of the Dissolution pursuant to his change of control agreement.

As a condition of receiving the benefits outlined above, each of the Company’s executive officers are required to execute a release of claims in a form satisfactory to us, to abide by our confidentiality and proprietary rights agreements and, for a period of one year after such termination, not to solicit our employees or customers.

Employment Arrangements

In connection with the execution of the Asset Sale Agreement, Mr. John B. Scully entered into a new employment agreement with Buyer regarding employment (and severance arrangements) as Chief Executive Officer with, and the right to purchase or participate in the equity of, Buyer (and/or a subsidiary thereof), effective upon the closing of the Asset Sale.

In connection with the execution of the Asset Sale Agreement, we also entered into a letter agreement with Mr. Scully pursuant to which Mr. Scully acknowledged that in his employment agreement with Buyer he agreed to amend his change of control agreement, effective as of the closing of the Asset Sale and in connection with his acceptance of the offer of employment as of the closing of the Asset Sale with Buyer and Buyer’s assumption of Mr. Scully’s change of control agreement pursuant to the terms of the Asset Sale Agreement. This amendment provides that his termination of employment with the Company in connection with the closing of the Asset Sale will not constitute a termination entitling him to payments under the change of control agreement. As of the date of this Proxy Statement, we have not entered into any other amendments or modifications to the agreements described above in connection with the Asset Sale.

Impact on Equity Awards

Several of our executive officers and directors have received one or more grants of stock options during their tenure with Sycamore. As discussed above, each of the change of control agreements provide for the acceleration of the vesting period of the options upon a “change of control.” In addition, pursuant to our 2009 Non-employee Director Stock Option Plan, all outstanding options held by a non-employee director accelerate upon a “change of control” such that each option held by the director becomes fully vested and exercisable immediately prior to the effective date of the change of control. The consummation of the Asset Sale and the approval of the Dissolution would each constitute a “change of control.” As of December 11, 2012, approximately 3,344,950 shares of our common stock were issuable pursuant to options granted under our equity incentive plans to our current executive officers and directors. The following table identifies, as of December 11, 2012, for each of our directors and executive officers (i) the aggregate number of shares of our common stock subject to outstanding options, (ii) the exercise price of such options, (iii) the aggregate number of shares of our common stock under such options as to which shares are vested, (iv) the aggregate number of shares of our common stock under such options as to which shares are unvested, (v) the aggregate number of shares of our common stock under such options which would vest upon a “change of control” and (vi) the aggregate number of shares of our common stock under such options which would vest upon a qualifying termination following a “change of control.”

Name	Total Shares of Common Stock Subject to Outstanding Options	Exercise Price	Total Shares Vested Under Outstanding Options	Total Shares Unvested Under Outstanding Options	Total Shares Subject to Vesting Upon Change of Control Only	Total Shares Subject to Vesting Upon Change of Control and Qualifying Termination
Daniel E. Smith	—	—	—	—	—	—

Paul F. Brauneis	577,875	$3.88	577,875	—	—	—
	290,362	$3.91	169,371	120,991	96,792	120,991

Kevin J. Oye	395,950	$3.91	230,962	164,988	132,000	164,988
	507,043	$3.65	507,043	—	—	—

John B. Scully	412,304	$3.53	412,304	—	—	—
	202,815	$3.65	202,815	—	—	—
	211,173	$3.91	123,179	87,994	70,395	87,994

Alan R. Cormier	50,695	$4.04	50,695	—	—	—
	152,106	$3.65	152,106	—	—	—
	105,586	$3.91	61,589	43,997	35,197	43,997

James Mooney	9,501	$3.76	9,501	—	—	—
	152,106	$3.65	152,106	—	—	—
	38,019	$3.66	38,019	—	—	—
	4,745	$3.72	4,745	—	—	—
	76,020	$3.91	44,343	31,677	25,341	31,677

Gururaj Deshpande	—	—	—	—	—	—

John W. Gerdelman	30,417	$2.86	30,417	—	—	—
	30,417	$4.53	30,417	—	—	—
	30,417	$3.77	30,417	—	—	—
	15,836	$3.56	—	15,836	15,836	15,836
	30,417	$4.17	30,417	—	—	—
	30,417	$3.83	30,417	—	—	—
	30,417	$2.68	30,417	—	—	—
	20,899	$3.01	20,899	—	—	—
	15,836	$3.90	15,836	—	—	—
	30,417	$4.74	30,417	—	—	—

Craig R. Benson	60,842	$4.24	60,842	—	—	—
	30,417	$3.83	30,417	—	—	—
	15,836	$3.56	—	15,836	15,836	15,836
	20,899	$3.01	20,899	—	—	—
	15,836	$3.90	15,836	—	—	—
	30,417	$2.68	30,417	—	—	—

Robert E. Donahue	60,842	$4.17	60,842	—	—	—
	30,417	$3.83	30,417	—	—	—
	15,836	$3.56	—	15,836	15,836	15,836
	20,899	$3.01	20,899	—	—	—
	15,836	$3.90	15,836	—	—	—
	30,417	$2.68	30,417	—	—	—

Indemnification of Officers and Directors

We have also entered into our standard form of indemnification agreement with each of our directors and executive officers, which is in addition to the indemnification provided for in our amended and restated certificate of incorporation, as amended. These agreements, among other things, provide for indemnification of our directors and executive officers for a number of expenses, including attorneys’ fees and other related expenses, as well as certain judgments, fines, penalties and settlement amounts incurred by any such person in any action, suit or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer of the Company or any other company or enterprise to which the person provided services at our request.

Following the Asset Sale and the filing of the certificate of dissolution with the Delaware Secretary of State, Sycamore will continue to indemnify each of our current and former directors and executive officers to the extent permitted under Delaware law, our amended and restated certificate of incorporation, as amended, and the indemnification agreements.

In addition, Sycamore intends to maintain our current directors’ and officers’ insurance policy through the completion of the Asset Sale and the date of Dissolution and to obtain runoff coverage for an additional six-year period of time after filing the certificate of dissolution.

The Asset Sale Agreement

Below and elsewhere in this Proxy Statement is a summary of the material terms of the Asset Sale Agreement, a copy of which is attached to this Proxy Statement as Annex A and which we incorporate by reference into this Proxy Statement. We encourage you to carefully read the Asset Sale Agreement in its entirety as the summaries contained herein may not contain all of the information about the Asset Sale Agreement that is important to you.

The Asset Sale Agreement has been included to provide you with information regarding its terms, and we recommend that you carefully read the Asset Sale Agreement in its entirety. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the Asset Sale, we do not intend for its text to be a source of factual, business or operational information about us. The Asset Sale Agreement contains representations, warranties and covenants that are qualified and limited, including by information in the disclosure schedule referenced in the Asset Sale Agreement that the parties delivered in connection with the execution of the Asset Sale Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Asset Sale Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to different standards of materiality applicable to the contracting parties, which may differ from what may be viewed as material to stockholders. These representations may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this Proxy Statement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Asset Sale Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this Proxy Statement. You should not rely on its representations, warranties or covenants as characterizations of the actual state of facts or condition of Sycamore or any of our affiliates.

The Asset Sale

Acquired Assets

Upon the terms and subject to the conditions of the Asset Sale Agreement, including the satisfaction of the closing conditions, Buyer will purchase substantially all of the assets of Sycamore’s Intelligent Bandwidth Management Business.

The assets of Sycamore to be purchased by Buyer, referred to in this Proxy Statement as the acquired assets, include:

•

all machinery, tools, spare parts, manufacturing supplies, vehicles, furniture, equipment and other tangible personal property of the Intelligent Bandwidth Management Business and all warranties and guarantees, if any, in connection with the foregoing;

•

all contracts, leases, licenses, maintenance and service agreements, purchase commitments and other agreements relating to or used in the Intelligent Bandwidth Management Business other than those that cannot be assigned to Buyer because of lack of consent to assign such agreements to Buyer;

•	all rights under certain real estate leases;

•

subject to our right to use the Sycamore name for corporate purposes, in connection with, and until the completion of, the Dissolution, other than for the purposes of marketing or selling any products or services, all corporate names, company names, business names and fictitious business names used in the Intelligent Bandwidth Management Business;

•

all software, works of authorship or copyrights, trade dress, trademarks and service marks, trade names and logos, domain names and websites, rights in inventions, formulae, discoveries and ideas, in each case, not claimed by any of our patents or patent applications, proprietary information, know-how or trade secrets, rights in algorithms, application programming interfaces, databases, data collections, circuit design assemblies, semiconductor devices, test vectors, network configurations and architectures, protocols, schematics, specifications, user interfaces, processes and methods used in the Intelligent Bandwidth Management Business and all rights to sue for past infringement of any of the foregoing;

•	all computers and other electronic data processing equipment of Sycamore used in the Intelligent Bandwidth Management Business;

•

all inventory, including all raw materials, work-in-process, finished goods, packaging materials, office supplies, maintenance supplies, spare parts and similar items of Sycamore used in the Intelligent Bandwidth Management Business;

•

all accounts, accounts receivable, notes and notes receivable and other receivables of Sycamore relating to the Intelligent Bandwidth Management Business, other than certain sales and consumption tax receivables;

•

all transferable approvals, authorizations, certifications, consents, variances, permissions, licenses and permits to or from, or filings, notices or recordings to or with, federal, state, foreign, provincial and local governmental authorities used in the Intelligent Bandwidth Management Business;

•	all deposits, prepayments and prepaid expenses or other similar current assets used in the Intelligent Bandwidth Management Business to the extent included on the final statement of net assets;

•	all customer, vendor, supplier, contractor and service-provider lists relating to the Intelligent Bandwidth Management Business, and all related records;

•

all claims, warranties, guarantees, refunds, causes of action, defenses, counterclaims, rights of recovery, rights of set-off and rights of recoupment of every kind and nature (including rights to insurance proceeds), except for any of the foregoing to the extent they relate to the excluded assets or excluded liabilities;

•

all insurance, warranty and condemnation net proceeds received after the closing date of the Asset Sale with respect to damage, non-conformance of or loss to the acquired assets, except for any of the foregoing to the extent they arise under the excluded assets or excluded liabilities;

•

all of the equity interests and shares of capital stock of each of the following subsidiaries owned, directly or indirectly, by Sycamore: Sycamore Networks International B.V., Sycamore Networks Japan K.K. and Sycamore Networks (Shanghai) Co., Ltd., referred to in this Proxy Statement as the transferred subsidiaries, and all the books and records of the transferred subsidiaries;

•

all of the assets of our Korea and Hong Kong branch offices operated by Sycamore Networks Asia, Inc., referred to in this Proxy Statement as the transferred foreign branches, and the books and records of the transferred foreign branches;

•

certain benefit plans sponsored or maintained by a transferred subsidiary and the change of control agreement entered into prior to the date of the Asset Sale Agreement by and between Sycamore and Mr. John B. Scully; and

•	all goodwill, if any, related to the acquired assets.

Excluded Assets

Buyer will not purchase, and Sycamore will retain, certain excluded assets, including:

•

all cash and cash equivalents or similar type investments, bank accounts, certificates of deposit, Treasury bills, investments and other marketable securities (whether or not related to the Intelligent Bandwidth Management Business) held by Sycamore or any of our subsidiaries immediately prior to the closing of the Asset Sale other than certain cash left in the accounts of the transferred subsidiaries as of the closing date of the Asset Sale as reflected on the closing statement of net assets;

•	all assets used exclusively in the IQstream Business;

•

all contracts, leases, licenses, maintenance and service agreements, purchase commitments and other agreements that are not related to or used in the Intelligent Bandwidth Management Business or that we specifically identified, including those related exclusively to the IQstream Business;

•

all (A) software, (B) works of authorship and copyrights, (C) trade dress, trademarks and service marks (including registrations and applications), trade names and logos, and all goodwill associated therewith, (D) domain names and websites, (E) other intellectual property, (F) rights in inventions, formulae, discoveries and ideas, in each case, not claimed by a patent or patent application, (G) proprietary information, know-how or trade secrets, (H) rights in algorithms, application programming interfaces, databases, data collections, circuit design assemblies, semiconductor devices, test vectors, network configurations and architectures, protocols, schematics, specifications, user interfaces, processes and methods and (I) rights to sue for past infringement of any of the foregoing, and in each case, to the extent exclusively relating to the IQstream Business;

•

all patents and patent applications (foreign and domestic), including continuations, continuations-in-part, divisional, provisional, and renewal applications and any renewals, extensions, reexaminations, reissues, or improvements thereof, and rights to sue for past infringement of any of the foregoing, in each case, regardless of whether related to or used in the Intelligent Bandwidth Management Business or the IQstream Business;

•	all owned real property of Sycamore and all rights under the leases not being assigned to Buyer;

•	the corporate books and records of Sycamore and its subsidiaries, other than the corporate books and records of the transferred subsidiaries;

•	all insurance policies, and all of Sycamore’s rights to insurance claims, related refunds and proceeds under such policies except to the extent that such rights are acquired assets;

•	Sycamore’s rights under the Asset Sale Agreement and any related agreement;

•	all of Sycamore’s tax refunds for pre-closing tax periods;

•

all of Sycamore’s personnel records and other records related to our employees other than the employees which will become employees of Buyer and all of Sycamore’s personnel records and other records that Sycamore is required by law to retain in our possession or is not permitted under law to provide to Buyer;

•

all actions, claims, causes of action, rights of recovery, causes of action and rights of setoff of any kind arising before, on or after the date of the Asset Sale to the extent relating to any excluded asset or any excluded liabilities;

•	any agreements by and between Sycamore and Buyer or any of its affiliates;

•	all employee benefit plans other than the acquired benefit plans and the change of control agreement with Mr. John B. Scully;

•	all equity interests and shares of capital stock of each of the subsidiaries owned, directly or indirectly, by Sycamore other than the transferred subsidiaries; and

•	all other assets specifically listed by Sycamore.

Assumed Liabilities

Other than the following specified liabilities related to the Intelligent Bandwidth Management Business and the acquired assets which Buyer will assume, referred to in this Proxy Statement as the assumed liabilities, the Asset Sale Agreement expressly provides that Buyer will not assume any other of our liabilities:

•

all liabilities reflected on our unaudited consolidated statement of net assets at July 31, 2012 provided to Buyer, or incurred after July 31, 2012 but prior to the closing of the Asset Sale in compliance with the terms of the Asset Sale Agreement, except to the extent satisfied on or prior to the closing date of the Asset Sale;

•

all liabilities under or arising out of the contracts assigned to Buyer, other than any liability arising out of or relating to a breach of any of those contracts that occurred prior to the closing of the Asset Sale, whether arising at, prior to or following the closing;

•	all liabilities under the benefit plans being acquired by Buyer and the change of control agreement with Mr. John B. Scully;

•	all employee- and employee benefits-related liabilities to the extent assumed by, or that are otherwise the responsibility of, Buyer pursuant to the Asset Sale Agreement;

•

all liabilities arising out of or relating to certain contracts that cannot be assigned to Buyer prior to obtaining consent to assignment of the applicable third parties to the extent that Buyer receives the benefit of the contracts prior to the Company obtaining consent to the assignment;

•	any taxes relating to the non-stock assets for any post-closing tax period; and

•

all liabilities to the extent arising out of or relating to the Intelligent Bandwidth Management Business (other than with respect to patents and patent applications which we will retain) or the acquired assets incurred, arising out of or relating to periods following the closing of the Asset Sale.

Excluded Liabilities

We will retain all liabilities other than the assumed liabilities, including the following specified liabilities related to the excluded assets and the IQstream Business:

•	all liabilities to the extent arising out of or relating to the excluded assets, including, without limitation, all liabilities arising out of or relating to the IQstream Business;

•

all liabilities to the extent arising out of or resulting from the conduct of the Intelligent Bandwidth Management Business at or prior to the closing of the Asset Sale whether initiated before or after the closing, except those liabilities that are included on the final statement of net assets which will be prepared following the closing of the Asset Sale or related to contracts assigned to Buyer other than any liability arising out of or relating to a breach of any of those contracts that occurred prior to the closing of the Asset Sale;

•

all of our or our subsidiaries’ or affiliates’ liabilities (A) under the Asset Sale Agreement other than the assumed liabilities, including all of our liabilities for costs and expenses incurred in connection with the Asset Sale Agreement or the consummation of the transactions contemplated by the Asset Sale Agreement or (B) incurred in connection with any restructuring or reorganization;

•

all of our or our subsidiaries’ liabilities arising out of or relating to indebtedness obligations (other than liabilities related to the Intelligent Bandwidth Management Business arising out of or relating to indebtedness obligations of the transferred subsidiaries or the transferred foreign branches) to the extent not related to the Intelligent Bandwidth Management Business;

•	all of our or our subsidiaries’ liabilities relating to fraudulent conveyances, fraudulent transfers or preferential transfers;

•	all of our or our subsidiaries’ liabilities with respect to environmental laws relating to matters that occurred or otherwise came into existence on or prior to the closing date of the Asset Sale;

•

all of our or our subsidiaries’ liabilities to indemnify any person in connection with the operation of the Intelligent Bandwidth Management Business at or prior to closing of the Asset Sale by reason of the fact that such person was a director, officer or employee of the Company or one of our subsidiaries, or was serving at our or one of our subsidiaries’ request was a partner, trustee, director, officer or employee of another entity;

•

except with respect to liabilities under the acquired benefit plans and the change of control agreement with Mr. John B. Scully and certain additional liabilities agreed to be assumed by Buyer with respect to accrued compensation, accrued paid-time off and severance, all of our or our subsidiaries’ or affiliates’ liabilities (A) relating to salary, bonus, other forms of compensation and payroll costs, including vacation pay, that are accrued by the Company, our subsidiaries or affiliates, (B) for amounts payable in respect of retention, severance benefits, employee benefits termination and severance pay, transaction bonus arrangements, “stay-pay” or similar agreements entered into with any current or former employees by the Company or our subsidiaries or affiliates at or prior to the closing of the Asset Sale and (C) any severance or termination payment or benefits that become due and payable to any current or former employee of the Company in connection with the transactions contemplated by the Asset Sale Agreement or otherwise, other than, in the case of each of (A) through (C), liabilities arising under agreements or plans entered into by Buyer or its affiliates;

•	any intercompany liability between the Company and any of its subsidiaries or affiliates; and

•

any (A) of our taxes for any taxable period, (B) taxes relating to the excluded assets for any taxable period and (C) taxes relating to the acquired assets other the equity interests of the transferred subsidiaries for any taxable period, or portion thereof, ending on or before the closing date of the Asset Sale.

Consideration to be Received by Sycamore

The consideration for the Asset Sale will be $18.75 million (subject to adjustment for fluctuations from a target net working capital) and the assumption by Buyer of the assumed liabilities of Sycamore.

Indemnification of Buyer

From and after the closing of the Asset Sale, we will indemnify Buyer and its subsidiaries and their respective officers, directors, shareholders, members, partners and each of the heirs, executors, successors and assigns of any of the foregoing, collectively referred to in this Proxy Statement as the Buyer indemnified parties, in respect of, and hold the Buyer indemnified parties harmless against, any and all claims, judgments, causes of action, losses, debts, obligations, taxes and other liabilities, monetary damages, fines, penalties, costs, interest and expenses, including costs of investigation, defense and settlement, and reasonable attorneys’ fees and expenses, collectively referred to in this Proxy Statement as damages, incurred as a result or arising out of:

•	any breach of any of our representations or warranties or failure to perform any of our covenants or agreements contained in the Asset Sale Agreement or related agreements;

•	our and our affiliates’ failure to fully or timely pay, satisfy or perform any of the excluded liabilities; or

•

our failure to pay any taxes imposed on the acquired assets, including the transferred subsidiaries, with respect to any taxable period or portion thereof ending on or before the closing date of the Asset Sale, including any capital gain or corporate income taxes resulting from the transfer of our China subsidiary.

Our maximum aggregate liability for indemnification claims for breaches of representations and warranties made by Buyer and the other indemnified parties is limited to $2,812,500. Except for fraud or intentional misrepresentation, indemnification pursuant to the Asset Sale Agreement is the sole and exclusive remedy of Buyer for any of the indemnifiable damages.

Our indemnification obligations under the Asset Sale Agreement terminate no later than twelve months following the closing date of the Asset Sale.

Indemnification of the Company

From and after the closing of the Asset Sale, Buyer will indemnify us and our subsidiaries and our and our subsidiaries’ respective officers, directors, shareholders, members, partners and each of the heirs, executors, successors and assigns of any of the foregoing, collectively referred to in this Proxy Statement as the Company indemnified parties, in respect of, and hold the Company indemnified parties harmless against, any and all damages incurred as a result or arising out of:

•	any breach of any of Buyer’s representations or warranties or failure to perform any of Buyer’s covenants or agreements contained in the Asset Sale Agreement or related agreements;

•	Buyer’s and its affiliates’ failure, fully or timely, to pay, satisfy or perform the assumed liabilities; or

•	any tax imposed on or related to non-stock assets or on any of the transferred subsidiaries with respect to any post-closing tax period.

Buyer’s indemnification obligations under the Asset Sale Agreement terminate twelve months following the closing date of the Asset Sale.

Representations and Warranties

The Asset Sale Agreement contains certain representations and warranties made by Sycamore regarding, among other things:

•	corporate organization and power, qualification and good standing of the Company and the transferred subsidiaries;

•

title to the acquired assets and the adequacy and sufficiency of the acquired assets together with the related agreements to operate the Intelligent Bandwidth Management Business after the closing of the Asset Sale;

•	the authorization, execution, delivery and enforceability of the Asset Sale Agreement and related agreements;

•	the absence of conflicts with or defaults under our or our subsidiaries’ organizational documents, other contracts and applicable law;

•	the financial statements of the Intelligent Bandwidth Management Business and their compliance with U.S. generally accepted accounting principles, as applicable;

•	the absence of certain material adverse changes or events affecting the Intelligent Bandwidth Management Business since July 31, 2012;

•	the absence of certain undisclosed liabilities;

•	tax matters, including the filing of tax returns and the absence of pending tax proceedings;

•	real property;

•	intellectual property;

•	our material contracts relating to the Intelligent Bandwidth Management Business;

•	the absence of litigation;

•	labor and employee benefits matters;

•	compliance with legal requirements, including the absence of sensitive payments;

•	the possession of material permits in connection with the Intelligent Bandwidth Management Business;

•	related party agreements;

•	broker’s and finder’s fees;

•	environmental matters;

•	our accounts receivable, equipment and prepaid and accrued expenses related to the Intelligent Bandwidth Management Business;

•	ten largest customers and suppliers of the Intelligent Bandwidth Management Business;

•	our and our subsidiaries’ insurance policies;

•	product warranty and product liability;

•

the accuracy of information contained in registration statements, reports and other documents that we filed with the SEC and this Proxy Statement and the compliance of our filings with applicable federal securities law requirements; and

•	maintenance and effectiveness of internal controls over financial reporting and compliance with the Sarbanes-Oxley Act of 2002.

In addition, Buyer made representations and warranties to us regarding, among other things:

•	corporate organization, existence and good standing;

•	the authorization, execution, delivery and enforceability of the Asset Sale Agreement and related agreements;

•	the absence of conflicts with or defaults under Buyer’s organizational documents, other contracts and applicable laws;

•	broker’s and finder’s fees;

•	the absence of litigation;

•	the sufficiency of Buyer’s funds and resources for the payment of the purchase price and any other payments required to be made in connection with the Asset Sale; and

•	the solvency of Buyer.

Many of our representations and warranties contained in the Asset Sale Agreement are qualified by materiality or possess a Business Material Adverse Effect standard.

For purposes of our representations and warranties in the Asset Sale Agreement, “Business Material Adverse Effect” is defined to mean any change, effect or circumstance, each referred to as an effect, that:

•	individually, or in the aggregate, has a materially adverse effect on the business, financial condition or results of operations of the Intelligent Bandwidth Management Business; or

•	materially impairs our ability to consummate the transactions contemplated by the Asset Sale Agreement;

provided, however, that a “Business Material Adverse Effect” will not include, either alone or in combination, any effect resulting from or arising out of:

•

the announcement of the Asset Sale Agreement or the pendency or consummation of the transactions contemplated by the Asset Sale Agreement, including (1) the identity of Buyer or (2) any employee attrition or the loss, diminution or disruption of our business or relationships with existing or prospective clients, customers or suppliers, in each case, to the extent resulting from the public announcement of the Asset Sale Agreement or the pendency of the transactions contemplated by the Asset Sale Agreement;

•	any action we take at Buyer’s written request or with Buyer’s written consent;

•	changes in the Intelligent Bandwidth Management Business’ industry or in markets generally;

•	changes affecting the national or international general economic, political, legal or regulatory conditions;

•	changes in laws, regulations or U.S. generally accepted accounting principles (or any interpretation thereof) applicable to the Intelligent Bandwidth Management Business; or

•

national or international political conditions or instability, including the engagement by the United States in hostilities, whether or not pursuant to a declaration of emergency or war, or the occurrence of any military or terrorist attack upon the United States or any other nation, except, in each of the third bullet above through the sixth bullet above, to the extent such changes have a materially disproportionate impact on the Intelligent Bandwidth Management Business, taken as a whole, relative to other comparable businesses in the industry or markets in which the Intelligent Bandwidth Management Business participates.

Covenants Relating to the Conduct of the Business

We have agreed in the Asset Sale Agreement that we, between signing and closing of the Asset Sale Agreement, will, and will cause our subsidiaries, to:

•

use commercially reasonable efforts to preserve the Intelligent Bandwidth Management Business and conduct the operations of the Intelligent Bandwidth Management Business in the ordinary course, pay our debts, taxes and license fees with respect to the Intelligent Bandwidth Management Business when due, pay or perform other obligations with respect to the Intelligent Bandwidth Management Business when due, and use commercially reasonable efforts consistent with past practice and policies to preserve intact our present business organization, the Intelligent Bandwidth Management Business and the acquired assets and notify Buyer of any material loss, damage or destruction thereof, and preserve our and our subsidiaries’ relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with us or any subsidiary to the extent such relationships relate to the Intelligent Bandwidth Management Business;

•

not sell, lease, license, abandon or otherwise dispose of or encumber any material assets used in the Intelligent Bandwidth Management Business, except inventory in the ordinary course of the Intelligent Bandwidth Management Business or as contemplated by the Asset Sale Agreement;

•

not change, amend or restate our or any transferred subsidiaries’ charter, certificate of formation or incorporation, limited partnership agreement, operating agreement or bylaws (or other comparable organizational or governing documents);

•

not authorize for issuance, issue, sell or deliver or agree or commit to issue, sell or deliver (A) any capital stock of, or other equity or voting interest in, any transferred subsidiary or Sycamore Networks Asia, Inc. or (B) any securities convertible into, exchangeable for or evidencing the right to subscribe for or acquire either (1) any capital stock of, or other equity or voting interest in, any transferred subsidiary or Sycamore Networks Asia, Inc. or (2) any securities convertible into, exchangeable for or evidencing the right to subscribe for or acquire, any shares of the capital stock of, or other equity or voting interest in, any transferred subsidiary or Sycamore Networks Asia, Inc.;

•

not revalue any of the acquired assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of the Intelligent Bandwidth Management Business and consistent with past practice;

•	not fail to collect the accounts receivable for the Intelligent Bandwidth Management Business in the ordinary course of the Intelligent Bandwidth Management Business and consistent with past practice;

•	not split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of our or our subsidiaries’ capital stock or other securities;

•

not make any loans or advances to any other person, other than routine advances to employees in accordance with its past practices in the ordinary course of the Intelligent Bandwidth Management Business;

•

not incur any material liability relating to the Intelligent Bandwidth Management Business for interest bearing indebtedness other than excluded liabilities, guarantee the obligations of others, or indemnify others;

•

not (A) make any material tax election not required by law that would have a continuing effect on any transferred subsidiary following the closing date of the Asset Sale or result in an increased tax liability of Buyer or (B) settle or compromise any tax liability for which Buyer is responsible to pay;

•	except as is required in accordance with applicable law or U.S. GAAP, not make any material change in the Intelligent Bandwidth Management Business’ methods, principles and practices of accounting;

•	not fail to pay in the ordinary course consistent with past practice all material payables and other material liabilities when due;

•	not engage in any material transaction not in the ordinary course of business;

•	not make capital expenditures at levels, in the aggregate, in excess of $100,000;

•

not enter into, extend, materially modify, terminate or renew any material contract related to or used in the Intelligent Bandwidth Management Business or real estate lease relating to the Intelligent Bandwidth Management Business, except in the ordinary course of the business;

•

not materially increase or materially enhance the compensation or benefits of the employees of the Intelligent Bandwidth Management Business, including severance pay or bonus payments other than in the ordinary course of the business, as required by applicable law or pursuant to the terms of any contract as in effect on the date hereof, other than commitments required under any existing employee benefit plan as such plan has been amended or modified through the date of the Asset Sale Agreement;

•

not make certain changes in the key management structure of the Intelligent Bandwidth Management Business, including without limitation the hiring of additional officers or the termination of existing officers for the Intelligent Bandwidth Management Business, except for terminations for cause and replacements for such terminated employees following consultation with Buyer regarding such replacements and employees who resign in the ordinary course of business;

•

not adopt, enter into or amend in any material respect any employee benefit plan covering employees of the Intelligent Bandwidth Management Business, except for any such amendment as may be required to comply with applicable laws and regulations;

•

not fail to maintain in all material respects the benefit plans being acquired by Buyer covering employees of the Intelligent Bandwidth Management Business in accordance with applicable laws and regulations;

•

not fail to maintain material insurance policies currently maintained by the Intelligent Bandwidth Management Business unless replacement policies with at least similar coverage areas and amounts are procured;

•

not fail to use commercially reasonable efforts to maintain the acquired assets, as a whole, in substantially their current state of repair, except for normal wear and tear, or fail to replace consistent with our past practices inoperable, worn-out, obsolete or destroyed acquired assets that are used in the ordinary course of the Intelligent Bandwidth Management Business;

•

not fail to comply with all laws and regulations applicable to the acquired assets and the Intelligent Bandwidth Management Business, the failure to comply with which would have a business material adverse effect;

•	not terminate or fail to maintain or renew any material permits;

•

not dispose of or permit to lapse any material intellectual property being acquired by Buyer used in or related to the Intelligent Bandwidth Management Business, except in the ordinary course of business;

•

not willingly do any other act, or omit to take any action, which would knowingly cause any of our representations or warranties in the Asset Sale Agreement to be or become untrue in any material respect; or

•	not enter into any agreement, or otherwise become obligated, to do any action prohibited above.

We may, however, do any of the above prohibited actions with Buyer’s prior written consent.

No Solicitation

The Asset Sale Agreement requires that we cease, and cause our subsidiaries to cease, immediately any existing discussions or negotiations regarding any Acquisition Proposal (as defined below), other than the transactions contemplated by the Asset Sale Agreement in regard to the Intelligent Bandwidth Management Business and requires that, until the termination of the Asset Sale Agreement, we will not, and will cause our subsidiaries not to, and will cause our respective officers, directors, employees and representatives not to, directly or indirectly do any of the following:

•

solicit, initiate, seek or knowingly encourage (including by way of furnishing non-public information regarding the Company or any of our subsidiaries) or facilitate, any inquiries, proposals or offers from any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than Buyer and its affiliates) that constitute, or could reasonably be expected to result in an Acquisition Proposal;

•

participate in any discussions or negotiations (including by way of furnishing non-public information concerning the Company or the Intelligent Bandwidth Management Business) with any third party (other than Buyer, its affiliates and their representatives and our representatives) relating to, or which we believe would reasonably be likely to lead to an Acquisition Proposal;

•

approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal or enter into any contract or agreement in principle relating to an Acquisition Proposal or enter into any contract or agreement in principle requiring us to abandon, terminate or fail to consummate the transactions contemplated by the Asset Sale Agreement or breach our obligations under the Asset Sale Agreement; or

•	propose or agree to do any of the foregoing.

The Asset Sale Agreement permits our board of directors to fail to make, or withdraw, modify or change its recommendation to the extent that our board of directors concludes in good faith, and after consultation with its outside counsel, that such action is necessary in order for our board of directors to act in a manner consistent with their fiduciary duties under Delaware law.

Prior to the receipt of stockholder approval, if Sycamore receives an unsolicited Acquisition Proposal from any person: (i) Sycamore may contact and engage in discussions with the person solely for the purpose of clarifying the Acquisition Proposal and any material terms and conditions to enable the Company to determine whether the Acquisition Proposal is, or could reasonably be expected to result in, a Superior Proposal (as defined below); or (ii) Sycamore or our representatives may, if our board of directors determines in good faith (after consultation with its independent financial advisor and outside legal counsel) that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and that the Acquisition Proposal constitutes, or is reasonably expected to result in, a Superior Proposal, then Sycamore and its representatives may (A) furnish, after entering into a confidentiality agreement similar to that entered into with Buyer (with respect to the confidentiality provisions contained therein), information with respect to Sycamore and the Intelligent Bandwidth Management Business to the person making the Acquisition Proposal (and must provide Buyer with any new non-public information concerning Sycamore or the Intelligent Bandwidth Management Business that is provided to any person given such access) and (B) participate in discussions or negotiations regarding such Acquisition Proposal.

Sycamore must notify Buyer in writing within two business days after receipt of any Acquisition Proposal, any inquiries relating to an Acquisition Proposal or any request for information from, or any negotiations sought to be initiated or continued with, either Sycamore or its representatives concerning an Acquisition Proposal, including (i) a copy of any Acquisition Proposal made in writing and other written materials provided or (ii) a written summary of the material terms of the Acquisition Proposal, inquiry or request, including the identity of the person making the Acquisition Proposal, inquiry or request. Sycamore must keep Buyer reasonably informed on a timely basis (and in any event no later than two business days of the occurrence of any significant changes, developments, discussions or negotiations) of the status of any Acquisition Proposal, inquiry or request and any material developments, discussions and negotiations.

Subject to our board of directors’ right to change its recommendation outside the context of a Superior Proposal if it determines that such action is necessary in order for our board of directors to act in a manner consistent with its fiduciary duties under Delaware law, neither our board of directors nor any of its committees may:

•

fail to make, withdraw, modify or qualify in a manner adverse to Buyer its recommendation that our stockholders vote in favor of the authorization of the Asset Sale pursuant to the Asset Sale Agreement;

•	approve or recommend, or publicly propose to approve or recommend, to the Company’s stockholders an Acquisition Proposal;

•

if a tender offer or exchange offer for shares of capital stock of the Company that constitutes an Acquisition Proposal is commenced, fail to recommend against acceptance of such tender offer or exchange offer by the Company’s stockholders (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) within ten business days after commencement thereof;

•

terminate, amend, waive or exempt any person or group from the restrictions contained in any standstill agreements or any takeover laws or otherwise cause any such restrictions therein not to apply (other than to the extent our board of directors determines in good faith, after consultation with outside counsel, that the failure to take any of such actions would be inconsistent with the directors’ fiduciary duties under Delaware law and is necessary to facilitate an Acquisition Proposal in compliance with the above procedures);

•

approve, authorize, permit or allow the Company to enter into any letter of intent, asset purchase agreement, merger or acquisition agreement or any similar agreement, arrangement or understanding with respect to any Acquisition Proposal (other than an acceptable confidentiality agreement); or

•	resolve, propose to a third party or agree to take any of the foregoing actions (any of the foregoing, an “Adverse Recommendation Change”).

If our board of directors determines in good faith, after consultation with outside counsel and its independent financial advisor, that a written unsolicited Acquisition Proposal received by the Company constitutes a Superior Proposal, our board of directors may (A) make an Adverse Recommendation Change after providing Buyer with three business days’ notice in which to propose modifications to counter a Superior Proposal and/or (B) terminate the Asset Sale Agreement, pay Buyer the $656,250 termination fee and then approve and enter into an agreement relating to a Superior Proposal.

Nothing in the Asset Sale Agreement prevents the Sycamore board of directors from disclosing to its stockholders a position complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act.

An “Acquisition Proposal” means any inquiry, offer or proposal, or any indication of interest in making an offer or proposal made by a person or group, in a single transaction or series of related transactions, which is structured as a merger, business combination, liquidation or other transaction in which another person or Sycamore’s stockholders will own 20% or more of the voting securities of the parent entity resulting from the transaction or any other transaction structured to allow another person to acquire 20% or more of the assets of the Intelligent Bandwidth Management Business, assets which account for more than 20% of the revenues of the Intelligent Bandwidth Management Business or 20% or more of the voting securities of Sycamore. Proposals or offers with respect to the IQstream Business or any remaining assets of Sycamore are generally excluded from the definition of Acquisition Proposal.

A “Superior Proposal” means any bona fide written Acquisition Proposal that (x) is on terms that our board of directors determines (after consultation with its outside counsel and independent financial advisor) are more beneficial and favorable to Sycamore’s stockholders from the financial point of view, taking into account all of the legal, financial (including the financing terms of such proposal), regulatory and other aspects of such Acquisition Proposal (including the likelihood and timing of consummation thereof) and the Asset Sale Agreement (including any changes in the terms of the Asset Sale Agreement committed to by Buyer to Sycamore in writing in response to such Acquisition Proposal or otherwise), and (y) which our board of directors has determined in its good faith judgment (after consultation with its outside counsel and independent financial advisor and after taking into account all legal, financial (including the financing terms of such proposal), regulatory and other aspects of the proposal) is reasonably likely to be consummated (if accepted), except that the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%.”

Stockholders Meeting

Sycamore has agreed to, in accordance with Delaware law and our amended and restated certificate of incorporation, as amended, and our amended and restated by-laws, establish a record date for, duly call, give notice of, convene and hold a meeting of our stockholders as promptly as practicable to vote on a proposal to authorize the Asset Sale. We have agreed to use commercially reasonable efforts to solicit proxies from our stockholders in favor of the authorization of the Asset Sale. We have agreed to include a recommendation of our board of directors that our stockholders vote in favor of the approval of the Asset Sale pursuant to the Asset Sale Agreement; provided, however, that our board of directors may fail to make, or withdraw, modify or change such recommendation, and will not be required to include such recommendation in the Proxy Statement, if it determines in good faith, after consultation with its outside counsel, that such action is necessary in order for our board of directors to act in a manner consistent with its fiduciary duties under Delaware law.

Even if our board of directors has changed its recommendation to our shareholders to vote in favor of the authorization of the Asset Sale, we have agreed, unless the Asset Sale Agreement is terminated in accordance with its terms, to submit the approval of the Asset Sale pursuant to the Asset Sale Agreement and the transactions contemplated thereby to our stockholders at the Special Meeting whether or not any Acquisition Proposal is publicly proposed, announced or otherwise submitted to us.

Filings, Consents and Regulatory Approvals

We and Buyer have agreed to use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all governmental entities that may be or become necessary for the consummation of the Asset Sale. Each party will cooperate with the other party and its affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. Neither party will willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

In connection with the transfer of Sycamore’s equity interests in Sycamore Networks (Shanghai) Co., Ltd., Sycamore will have to obtain approval from the Shanghai Municipal Commission of Commerce. Sycamore and Buyer have agreed to use commercially reasonable efforts to obtain such approval and will apply for such approval as promptly as practicable. However, the receipt of such approval is not a condition of the closing of the Asset Sale and the parties may consummate the Asset Sale prior to the receipt of such approval. See “Proposal No. 1: The Asset Sale — Government Approvals” on page 43.

We have agreed to use commercially reasonable efforts to (i) assist Buyer in obtaining certain authorizations required for Buyer to perform under certain acquired contracts and (ii) give all notices to, and obtain all consents from, all third parties with respect to certain acquired contracts.

Employee Matters

Buyer has agreed to make offers of employment to substantially all of the employees of Sycamore or any of our subsidiaries listed on a schedule in good faith, with salary and eligibility for bonus compensation that is no less favorable in the aggregate than that provided by Sycamore or our subsidiaries, as applicable, providing for employment in the same general vicinity at which such employees were employed immediately prior to the closing of the Asset Sale. Buyer has agreed to provide all such employees with employee benefit plans and arrangements that are substantially similar in the aggregate to the plans in effect immediately prior to consummation of the Asset Sale. With respect to the participation in such Buyer plans by our employees, subject to applicable law and tax qualification requirements, each employee will be credited with his or her years of service with us to the same extent as such employee was entitled to credit for service under any similar plans or arrangements prior to the Asset Sale. Buyer has agreed to maintain a severance plan covering such employees for twelve months following the Asset Sale with payments and benefits, subject to certain exceptions, that are no less favorable than the payment and benefits to which such employees would have been entitled prior to the Asset Sale.

Use of Names

Following the Asset Sale, Sycamore has agreed to use commercially reasonable efforts to cease using the “Sycamore” and “Sycamore Networks” names, trademarks and website and domain names for marketing purposes or to sell any products or services. However, Sycamore can continue to use those names as corporate or business names in connection with, and until the completion of, the Dissolution.

Expenses

Whether or not the Asset Sale is completed, each party will be required to pay its own costs and expenses (including legal fees and expenses) incurred by it in connection with the Asset Sale Agreement and the Asset

Sale. Pursuant to an agreement between Marlin and Sycamore, Sycamore also reimbursed Marlin $400,000 for amounts incurred by Marlin in conducting due diligence.

Conditions to the Asset Sale

Sycamore and Buyer will not be obligated to complete the Asset Sale unless a number of conditions are satisfied or waived. These joint closing conditions include:

•

no judgment, order, decree, stipulation or injunction by any governmental entity shall be in effect which prevents consummation of any of the transactions contemplated by the Asset Sale Agreement, and no action, suit or proceeding is pending by or before any governmental entity which would reasonably be expected to result in a judgment, order, decree, stipulation or injunction that would cause any of the transactions contemplated by the Asset Sale Agreement to be rescinded following consummation;

•

no statute, rule or regulation shall have been enacted, promulgated or deemed applicable to the transactions contemplated by the Asset Sale Agreement that prevents the consummation of such transactions or has the effect of making such consummation thereof illegal;

•	our stockholders must have authorized the Asset Sale; and

•	a consent agreement with respect to the assignment of one of Sycamore’s leases must remain in full force and effect.

In addition, the obligations of Sycamore to effect the Asset Sale are subject to the satisfaction or waiver of additional conditions, including:

•

a duly authorized officer of Buyer must have certified that Buyer’s: (i) representations and warranties regarding its organization and the authorization of the transaction are true and correct at and as of the closing date of the Asset Sale; and (ii) other representations and warranties are true and correct at and as of the closing date of the Asset Sale, except (x) for those representations and warranties that address matters only as of a particular date (which were true and correct as of such date, subject to clause (y) below), and (y) for failures of the representations and warranties to be true and correct as to matters that would not reasonably be expected to materially impede Buyer’s ability to consummate the transactions contemplated by the Asset Sale Agreement;

•

a duly authorized officer of Buyer must have certified that Buyer has performed or complied with in all material respects its agreements and covenants required to be performed or complied with by it under the Asset Sale Agreement as of or prior to the closing of the Asset Sale; and

•	Sycamore must have received all of the items required to be delivered to it by Buyer at the closing of the Asset Sale pursuant to the Asset Sale Agreement.

In addition, the obligation of Buyer to effect the Asset Sale is subject to the satisfaction or waiver of additional closing conditions, including:

•

a duly authorized officer of Sycamore must have certified that Sycamore’s: (i) representations and warranties regarding its organization, qualification and corporate power; title to assets; authority; tax matters and brokers fees are true and correct at and as of the closing date of the Asset Sale (except with respect to representations and warranties that address matters only as of a particular date, in which case, as of such other date); and (ii) other representations and warranties are true and correct at and as of the closing date of the Asset Sale (disregarding all qualifications and exceptions as to materiality or Business Material Adverse Effect contained therein), except (x) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clause (y) below), and (y) for failures of the representations and warranties to be true and correct as to matters that would not reasonably be expected to result in a Business Material Adverse Effect;

•

a duly authorized officer of Sycamore must have certified that Sycamore has performed or complied in all material respects with the agreements and covenants required to be performed or complied with by us under the Asset Sale Agreement and the related agreements as of or prior to the closing of the Asset Sale;

•	Sycamore must have certified to our non-foreign status in form and substance consistent with U.S. Treasury regulations Section 1.1445-2(b)(2);

•	Buyer must have received all of the items required to be delivered (or caused to be delivered) to it by Sycamore at the closing of the Asset Sale pursuant to the Asset Sale Agreement;

•

the written employment agreements entered into between Buyer and certain Sycamore employees must remain in full force and effect, other than as a result of Buyer’s breach or termination of any such agreement or on account of death or disability; and

•	since the date of the Asset Sale Agreement, a Business Material Adverse Effect has not occurred.

Termination of the Asset Sale Agreement

We may mutually agree with Buyer at any time to terminate the Asset Sale Agreement, even after our stockholders have authorized the Asset Sale pursuant to the Asset Sale Agreement.

The Asset Sale Agreement may also be terminated under certain circumstances, including:

•

by Buyer (unless it is in material breach) if any of our representations or warranties contained in the Asset Sale Agreement are inaccurate or untrue to the extent that any such inaccuracy or untruth would cause the failure of the related condition to be satisfied or if we have failed to discharge and fulfill any of our covenants or agreements contained in the Asset Sale Agreement to the extent that any such failure would cause the failure of the related condition to be satisfied, in each case where such inaccuracy or failure has not been cured within thirty days after Buyer gives us written notice of such failure, inaccuracy or untruth;

•

by us (unless we are in material breach) if any of Buyer’s representations or warranties contained in the Asset Sale Agreement are inaccurate or untrue to the extent that any such inaccuracy or untruth would cause the failure of the related condition to be satisfied or if Buyer has failed to discharge and fulfill any of its covenants or agreements contained in the Asset Sale Agreement to the extent that any such failure would cause the failure of the related condition to be satisfied, and such inaccuracy or failure has not been cured within thirty days after we give Buyer written notice of such failure, inaccuracy or untruth;

•

by us or Buyer if (i) any governmental entity has obtained a court order or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Asset Sale Agreement and such court order or action is or becomes final and no longer subject to appeal or (ii) the closing of the Asset Sale has not occurred on or before 5:00 p.m., New York, New York local time on March 15, 2013 (unless the party’s failure to fulfill any of its obligations under the Asset Sale Agreement is the reason that the closing has not occurred on or prior to such time);

•	by us or Buyer, if our stockholders do not authorize the Asset Sale at the Special Meeting or at any adjournment or postponement of the Special Meeting;

•

by us if, subject to complying with the terms of the no solicitation covenant, our board of directors authorizes Sycamore to enter into a binding definitive agreement with respect to a Superior Proposal and pays Buyer the $656,250 termination fee concurrently with such termination and Sycamore, substantially concurrently, enters into such binding definitive agreement with respect to the Superior Proposal;

•

by Buyer, if, following receipt by Sycamore of an Acquisition Proposal: (A) an Adverse Recommendation Change occurs, (B) our board of directors fails to publicly confirm its recommendation within ten business days of a written request by Buyer that it do so or (C) our board of directors fails to include in its recommendation in this Proxy Statement; or

•	by Buyer, if our board of directors exercises its right to fail to make, withdraw, modify or change its recommendation to act in a manner consistent with its fiduciary duties under Delaware law.

Termination Fee

Under certain circumstances, we will be required to pay Buyer a termination fee of $656,250 if:

•

Buyer terminates the Asset Sale Agreement following the Special Meeting or any adjournment or postponement of the Special Meeting because our board of directors exercises its right to fail to make, withdraw, modify or change its recommendation to act in a manner consistent with its fiduciary duties under Delaware law;

•

Buyer terminates the Asset Sale Agreement, following receipt by Sycamore of an Acquisition Proposal, because: (A) an Adverse Recommendation Change occurs, (B) our board of directors fails to publicly confirm its recommendation within ten business days of a written request by Buyer that it do so or (C) our board of directors fails to include in its recommendation in this Proxy Statement; or

•	we terminate the Asset Sale Agreement because our board of directors authorized the Company to enter into a binding definitive agreement with respect to a Superior Proposal.

If the termination fee is payable, Sycamore must pay the fee within two business days following the termination by Buyer under circumstances where the termination fee is payable and in the case of termination by us, concurrently with the termination of the Asset Sale Agreement.

Amendment and Waiver

Sycamore and Buyer may mutually amend or waive any provision of the Asset Sale Agreement at any time. No amendment or waiver of any provision of the Asset Sale Agreement will be valid unless it is in writing and signed by each of Sycamore and Buyer. No waiver by either party of any default, misrepresentation or breach of warranty or covenant under the Asset Sale Agreement, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant under the Asset Sale Agreement or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Specific Performance

Sycamore and Buyer are each entitled to an injunction to prevent breaches or violations of the Asset Sale Agreement and to enforce specifically the terms and provisions of the Asset Sale Agreement, in addition to any other legal or equitable remedy which may be available.

Patent License Agreement

In connection with the closing of the Asset Sale, Sycamore will also enter into a patent license agreement with Buyer at the time of the closing pursuant to which Sycamore will grant Buyer a non-exclusive, royalty-free, fully paid-up, perpetual, irrevocable, worldwide license in and to certain patents and patent applications. The license granted to Buyer pursuant to the patent license agreement may only be used in connection with the Intelligent Bandwidth Management Business products and services existing as of the effective date of the patent license agreement and any revisions, refinements, improvements, evolutions, enhancements and the like made by or on behalf of Buyer to such products or services. Buyer may grant sublicenses to its affiliates or third parties in connection with the operation of the Intelligent Bandwidth Management Business by Buyer and its affiliates (but not for independent use by such third parties).

Under the terms of the Asset Sale Agreement, Sycamore may sell the patents and patent applications to be licensed to Buyer pursuant to the patent license agreement prior to the completion of the Asset Sale, but must sell such patents and patent applications subject to Buyer’s rights under the patent license agreement.

Transition Services Agreement

In connection with the closing of the Asset Sale, Sycamore will also enter into a transition services agreement with Buyer at the time of the closing pursuant to which Sycamore and Buyer will each provide certain services to the other for a period of up to eighteen months following the date of the closing of the Asset Sale.

Non-Competition and Non-Solicitation Agreements

In connection with the closing of the Asset Sale, Sycamore will enter into a non-competition and non-solicitation agreement with Buyer at the time of the closing pursuant to which Sycamore will agree not to compete with Buyer with respect to the Intelligent Bandwidth Management Business, not to hire employees of Buyer and not to allow any of Sycamore’s officers or directors to solicit such employees to work for Sycamore or any other company, in each case subject to certain exceptions and for a period of eighteen months following the date of the closing of the Asset Sale.

Additionally, Messrs. Daniel E. Smith and Gururaj Deshpande will each enter into a non-solicitation agreement with Buyer at the time of the closing of the Asset Sale pursuant to which they will be prohibited for a period of one year following the date of the closing from soliciting employees of Sycamore that are hired by Buyer pursuant to the Asset Sale Agreement to work for any other person, subject to certain exceptions.

Voting Agreements

In connection with the Asset Sale Agreement, Messrs. Smith and Deshpande each entered into voting agreements, dated October 23, 2012, with respect to the shares of common stock of the Company beneficially owned by each of them. Pursuant to the voting agreements, each of Messrs. Smith and Deshpande (in certain cases, through entities in which they hold the Company’s common stock) agreed to vote the shares of Company common stock held by him in favor of the authorization of the Asset Sale Proposal and against any Acquisition Proposal (as defined in the Asset Sale Agreement and described above) or any amendment of the Company’s amended and restated certificate of incorporation, as amended, and amended and restated by-laws. Messrs. Smith and Deshpande’s obligations under the voting agreements are suspended during periods, if any, where our board of directors has changed its recommendation to our stockholders to vote in favor of the Asset Sale pursuant to the Asset Sale Agreement. Messrs. Smith and Deshpande also agreed (i) not to solicit proxies in opposition to the authorization of the Asset Sale pursuant to the Asset Sale Agreement and the transactions contemplated thereby, (ii) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any solicitation of voting securities of the Company in support of an Acquisition Proposal or (iii) engage in any conduct as to which the Company is prohibited by the no solicitation provisions of the Asset Sale Agreement. See “Proposal No. 1 — The Asset Sale — The Asset Sale Agreement — No Solicitation” beginning on page 57.

Pursuant to the voting agreements and subject to certain exceptions, each of Messrs. Smith and Deshpande (in certain cases, through entities in which they hold the Company’s common stock) agreed not to (i) transfer any of the shares of Company common stock held by him or (ii) enter into any contract, option or other agreement with respect to any transfer of any or all of the shares of Company common stock held by him or any interest therein. Each of Messrs. Smith and Deshpande (in certain cases, through entities in which they hold the Company’s common stock) also agreed not to, and will not permit, any entity under his control to, directly or indirectly, grant any proxies or powers of attorney, deposit any of the Company common stock held by it into a voting trust or enter into a voting agreement with respect to the Company common stock held by them, or enter into any agreement that conflicts with their obligations under the voting agreements.

The voting agreements terminate upon the earliest of (i) the closing of the Asset Sale, (ii) the termination of the Asset Sale Agreement, (iii) a material amendment of the Asset Sale Agreement or (iv) the mutual written consent of the parties to the voting agreements.

Above and elsewhere in this Proxy Statement is a summary of the material terms of the form of voting agreement, a copy of which is attached to this Proxy Statement as Annex B and which we incorporate by reference into this Proxy Statement. We encourage you to carefully read the form of voting agreement in its entirety as the summaries contained herein may not contain all of the information about the voting agreements that is important to you.

Consummation of the Asset Sale

We expect to complete the Asset Sale as promptly as practicable after our stockholders authorize the Asset Sale Proposal.

Deregistration of Sycamore’s Common Stock

After the Asset Sale, we will still have an obligation to comply with the applicable reporting requirements of the Exchange Act even though compliance with such reporting requirements is economically burdensome. If the Dissolution is approved and our board of directors effects the Dissolution, in order to curtail expenses we intend to seek relief from the SEC from the reporting requirements under the Exchange Act, but no assurances can be given that such relief will be obtained.

RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 1 TO AUTHORIZE THE ASSET SALE.

PROPOSAL NO. 2: THE DISSOLUTION

General Description of the Dissolution

Our board of directors has proposed that the Dissolution be approved by our stockholders at the Special Meeting. Under Section 275 of the DGCL, our board of directors must mail notice of its adoption of a resolution to dissolve the corporation to all stockholders entitled to vote on the adoption of the resolution. This Proxy Statement serves as such notice.

Pursuant to the Plan of Dissolution, if the Dissolution is approved by our stockholders, the Dissolution will be effected following sale or other disposition of the IQstream Business and the completion of the Asset Sale. However, if our board of directors determines that liquidation and dissolution are not in the best interests of Sycamore or its stockholders, our board of directors may direct that the Dissolution be abandoned.

Pursuant to the Plan of Dissolution, if the Dissolution is approved but (i) the Asset Sale is not authorized by our stockholders or (ii) the Asset Sale is not consummated, then the Dissolution will not occur. In that event, our board of directors, in discharging its fiduciary obligations to our stockholders, will evaluate other strategic alternatives that may be available, which alternatives may not be as favorable to our stockholders as the Asset Sale and the Dissolution together. These may include remaining an operating company, which may reduce amounts available to stockholders in the event of a later dissolution. Any future sale of substantially all of the assets of the Company or other transactions may be subject to further stockholder approval.

If our stockholders do not approve the Dissolution, we will still complete the Asset Sale if it is authorized by our stockholders and the other conditions to closing of the Asset Sale are satisfied or waived. In that case, we will have transferred all of our operating assets to Buyer and, although we are continuing to explore our strategic alternatives with respect to the IQstream Business, expect to have no operations to generate revenue. We would likely continue to ask the stockholders to approve the Dissolution, either via an adjournment of the Special Meeting for the sole purpose of soliciting additional votes for the Dissolution Proposal (while closing the polls and registering the authorization of the Asset Sale Proposal prior to adjournment) or in a separate special meeting of stockholders called for the purpose of seeking approval of the Dissolution. In any event, with no assets with which to generate revenues and no Dissolution approved, we would use the cash received from the Asset Sale, as well as our other cash, to pay ongoing operating expenses instead of making distributions to our stockholders. We would have no material business or operations after the Asset Sale and, following the sale or other disposition of the IQstream Business, will have retained only those employees required to maintain our corporate existence, satisfy our public company reporting obligations and wind down the Company. We have also agreed not to compete with Buyer with respect to the Intelligent Bandwidth Management Business, subject to certain exceptions, for a period of eighteen months following the Asset Sale. These factors would limit the alternatives available to us. Our board of directors would have to evaluate our alternatives, including the possibility of investing the cash received from the Asset Sale in another operating business. These alternatives may not be as favorable to our stockholders as the Dissolution.

In connection with the Dissolution, Sycamore intends, upon a determination to proceed by our board of directors, to file a certificate of dissolution with the Delaware Secretary of State, wind up our affairs, attempt to convert all of our assets into cash or cash equivalents, pay or attempt to adequately provide for the payment of all of our known obligations and liabilities and distribute pro rata in one or more liquidating distributions to or for the benefit of our stockholders, as of the applicable record date(s), all of our assets.

The Dissolution and the Plan of Dissolution have been approved unanimously by our board of directors, subject to stockholder approval.

Principal Provisions of the Plan of Dissolution

Below and elsewhere in this Proxy statement is a summary of the material terms and features of the Plan of Dissolution, a copy of which is attached as Annex C to this Proxy Statement and incorporated herein by reference. We encourage you to carefully read a copy of the Plan of Dissolution in its entirety as the summaries contained herein may not contain all of the information about the Plan of Dissolution that is important to you. The Plan of Dissolution provides for our complete liquidation and dissolution in accordance with the requirements of DGCL and the Code.

Cessation of Business Activities

Upon filing a certificate of dissolution with the Delaware Secretary of State, we will exist solely for purposes of prosecuting and defending suits by or against the Company and enabling the Company to settle and close our business, dispose of and convey our property, discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business of the Company for which the Company was organized.

We may elect to reduce the size of our board of directors prior to or after the completion of the Asset Sale to the extent permitted by our amended and restated certificate of incorporation, as amended, our amended and restated by-laws, the DGCL and NASDAQ corporate governance requirements. Members of our board of directors may also choose to resign prior to or following completion of the Asset Sale and the filing of a certificate of dissolution.

Certificate of Dissolution

If so directed by our board of directors, we will file a certificate of dissolution with the Delaware Secretary of State dissolving Sycamore. The Dissolution will become effective, in accordance with the DGCL, upon the filing of the certificate of dissolution with the Delaware Secretary of State or upon such later date as may be specified in the certificate of dissolution. Under the DGCL, Sycamore will continue to exist for three years after the Dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purposes of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and enabling Sycamore gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which Sycamore was organized. The members of our board of directors in office at the time the certificate of dissolution is accepted for filing by the Delaware Secretary of State will continue to have all powers provided to them under the DGCL and other applicable laws.

During the three years following the effectiveness of the Dissolution, or such longer period of continued existence as directed by the Delaware Court of Chancery, Sycamore may revoke the Dissolution if (i) our board of directors adopts a resolution recommending that the Dissolution be revoked, (ii) a majority in voting power of the common stock held of record and entitled to vote on the effective date of the Dissolution vote for the resolution to revoke the Dissolution and (iii) Sycamore files a certificate of revocation of dissolution with the Delaware Secretary of State and takes certain other actions specified by the DGCL.

Disposition of the Assets of Sycamore

The Plan of Dissolution gives our board of directors the power to direct the sale (or, in certain cases, otherwise dispose of) all the assets of Sycamore on such terms and in such manner as determined by our board of directors. The prices at which we may be able to sell those assets will depend on factors that may be beyond our control and may not be as high as the prices that could be obtained if Sycamore were not in liquidation. Approval of the Dissolution will constitute approval of any such sales. We will not be required to obtain any further stockholder approval with respect to specific terms of any particular sales of assets approved by our board of directors. We do not anticipate amending or supplementing this Proxy Statement to reflect any such agreement or sale, unless required by applicable law.

Dissolution Process

The Plan of Dissolution provides that our board of directors will liquidate our assets in accordance with any applicable provision of the DGCL. Under Delaware law, our board of directors may choose between two statutory procedures to effectuate the Dissolution.

The Plan of Dissolution contemplates and our board of directors may determine that it is in the best interests of Sycamore and its stockholders to effectuate the Dissolution in accordance with the procedures set forth in Sections 280 and 281(a) of the DGCL. These procedures would require Sycamore to:

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publish notice of the Dissolution and mail notice of the Dissolution to all persons known to have a claim against us and provide for the acceptance or rejection of any such claims in accordance with Section 280 of the DGCL;

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offer to any claimant on a contract whose claim is contingent, conditional or unmatured, security in an amount sufficient to provide compensation to the claimant if the claim matures and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any claimant who rejects our offer of security in accordance with Section 280 of the DGCL;

•

petition the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for claims that are the subject of pending litigation against us and claims that have not been made known to us at the time of the Dissolution but are likely to arise or become known within five years (or a longer period not to exceed ten years in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL;

•

pay, or make adequate provision for payment, of all claims made against us and not rejected, including all expenses of the sale of assets and of the liquidation and dissolution provided for by the Plan of Dissolution in accordance with Section 280 of the DGCL;

•

post all security offered to claimants holding contingent, conditional or unmatured contractual claims if not rejected by such claimant and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the DGCL; and

•	pay, or make adequate provision for payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owed by us.

Alternatively, the Plan of Dissolution permits and our board of directors may determine that it is in the best interests of Sycamore and its stockholders to effectuate the Dissolution in accordance with the procedures set forth in Section 281(b) of the DGCL, which would require Sycamore to:

•	pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to Sycamore;

•

make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against Sycamore which is the subject of any pending action, suit or proceeding to which Sycamore is a party; and

•

make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to Sycamore or that have not arisen but that, based on the facts known to Sycamore, are likely to arise or to become known within ten years after the date of dissolution.

Subject to the payment, or the provision for payment, of Sycamore’s claims and obligations, the procedures set forth in Section 281(b) of the DGCL allow for Sycamore to make pro rata liquidating distributions from time to time to the holders of its common stock, as determined by our board of directors.

Contingency Reserve

Before making a final liquidating distribution to our stockholders, we will pay, or as determined by our board of directors, make reasonable provision to pay, all our claims and obligations, including all contingent, conditional or unmatured claims known to us. Our board of directors may determine to establish a reserve for contingencies to enable us to satisfy our liabilities, expenses and obligations not otherwise paid, provided for or discharged as they become due and payable. The amount of any contingency reserve would be based upon an internal review of our estimated expenses and actual and contingent liabilities and obligations. The contingency reserve may not be sufficient to cover such expenses, liabilities and obligations.

After establishing any contingency reserve, we may from time to time distribute to stockholders such portions of the contingency reserve that our board of directors deems to be no longer required. After the expenses, liabilities and obligations for which the contingency reserve has been established are believed by our board of directors to have been satisfied in full, we will distribute to our stockholders any remaining funds in any contingency reserve.

Our board of directors may elect to petition the Delaware Court of Chancery to determine if any contingency reserve will be reasonably likely to be sufficient to satisfy pending claims and claims that have not arisen but might arise, but may choose not to do so. Such a determination by the Delaware Court of Chancery (assuming the court’s instructions are followed and the Plan of Dissolution is approved by the court) would furnish additional protection for our directors against personal liability to any unpaid claimants for establishing an insufficient contingency reserve. However, this process might significantly extend the period before one or more liquidating distributions are made to stockholders.

Liquidation Analysis and Estimates

MANY OF THE FACTORS INFLUENCING THE AMOUNT OF CASH AVAILABLE FOR DISTRIBUTION TO OUR STOCKHOLDERS IN CONNECTION WITH THE DISSOLUTION CANNOT CURRENTLY BE QUANTIFIED AND ARE SUBJECT TO CHANGE. ACCORDINGLY, YOU WILL NOT KNOW THE AMOUNT OF ANY DISTRIBUTIONS YOU MAY RECEIVE IN CONNECTION WITH THE DISSOLUTION WHEN YOU VOTE ON THE ASSET SALE AND DISSOLUTION PROPOSALS. YOU MAY RECEIVE SUBSTANTIALLY LESS THAN THE AMOUNT WE CURRENTLY ESTIMATE OR MAY NOT RECEIVE ANY DISTRIBUTIONS AT ALL.

The information below sets forth our estimate of the maximum amount available for distribution to our stockholders before taking into account any proceeds from the sale of our non-cash assets or any indemnification liabilities we might incur, or any other amounts that we may be required to pay, under the Asset Sale Agreement, which are discussed below. The information below presents estimates of the changes in our available cash between October 27, 2012 and the completion of the Dissolution, which we have assumed will occur in July of 2014. The information below assumes that the Asset Sale will be completed on January 31, 2013. The date assumptions above are for illustrative purposes only and do not reflect a belief by Sycamore that the completion of the Asset Sale or the Dissolution will take place on, before or after the dates set forth above.

We currently estimate that the maximum amount available for distribution to our stockholders, before taking into account any proceeds from the sale of our non-cash assets or indemnification liabilities we might incur, or other amounts that we may be required to pay, under the Asset Sale Agreement, will be up to approximately $60.6 million, or $2.10 per share. This amount is in addition to the distributions of $10.00 per share of common stock paid on October 11, 2012, $2.00 per share of common stock paid on November 12, 2012, and $0.50 per share of common stock paid on December 20, 2012, but includes any additional distributions which our board of directors may declare prior to the filing of a certificate of dissolution. Although we intend to make distributions to our stockholders as promptly as possible, the amount and timing of the distributions are subject to uncertainties and depend on the resolution of contingencies.

Uncertainties as to the amount of liabilities, contingencies and expenses make it impracticable to predict the aggregate amount that will ultimately be available for distribution to our stockholders. While we have taken steps to reduce our operating expenses following the announcement of the Asset Sale and the Dissolution, prior to the completion of the Asset Sale, Sycamore will continue to expend funds to sustain our corporate operations and cover operating losses. The actual amounts expended could be significantly greater or significantly less than the amounts estimated, particularly if the completion of the Asset Sale does not occur when assumed. If the Asset Sale is authorized by our stockholders, Sycamore plans to take additional steps to reduce our operating costs, including by reducing the number of employees, terminating contracts that are terminable and negotiating releases from our remaining contractual arrangements. The actual amounts expended in taking these steps could be significantly greater or less than the amounts estimated, particularly if there are delays in selling or otherwise disposing of our remaining assets, including the assets and technology of the IQstream Business.

The estimates below also include certain administrative and professional expenses we expect to incur in resolving our business affairs during the Dissolution. Claims, liabilities and expenses from operations, including operating costs, employee compensation, income taxes, business and local taxes, insurance, legal, accounting and consulting fees and miscellaneous office expenses will continue to be incurred following stockholder approval of the Dissolution. The amount of these expenses could be affected by negotiations to resolve any outstanding contractual arrangements, the regulatory and legal requirements to dissolve Sycamore and any litigation or other actions that may be brought against Sycamore. In addition, the estimates below include estimates of the administrative and professional expenses we may incur in connection with the sale or other disposition of the IQstream Business. The actual amounts expended in the Dissolution or in connection with the matters relating to the IQstream Business could be significantly greater or less than the amounts estimated.

Our estimate of the maximum amount available for distribution excludes the potential value, if any, related to certain non-cash assets of Sycamore, including intellectual property and other assets relating to the IQstream Business, patents and patent applications related to or used in the Intelligent Bandwidth Management Business, our real estate holdings in Tyngsborough, MA, our investments in private companies and certain other fixed assets not being sold to Buyer in the Asset Sale. While we intend to sell our remaining assets for the best price reasonably available as soon as reasonably practicable, we cannot predict the amount of any proceeds we may receive in connection with any such sale and, therefore, have not included any such estimate in this analysis. Any proceeds received in connection with the sale of these assets could increase the amount available for distribution to our stockholders.

Our estimate of the maximum amount available for distribution assumes that Sycamore will not incur any U.S. federal income taxes as a result of the Asset Sale. However, there can be no assurances that Sycamore will not incur U.S. federal income taxes as a result of the Asset Sale, in particular given the uncertainties regarding our ability to offset gains, if any, realized in the Asset Sale against our net operating losses and certain of our tax credit carryovers. See “Risk Factors — Sycamore may undergo, or may already have undergone, an “ownership change” within the meaning of Section 382 of the Code, which could affect our ability to offset gains, if any, realized in the Asset Sale against our net operating losses and certain of our tax credit carryovers, which could reduce the amount available for distribution to our stockholders” beginning on page 14.

The estimates below also do not include an estimate of the amount that Sycamore may be required to pay under the Asset Sale Agreement to satisfy our indemnification obligations, if any, to Buyer and its related parties or any other amount which may be required to pay to Buyer under the Asset Sale Agreement. Although Sycamore’s obligations to indemnify Buyer and its related parties are limited to approximately $2.8 million for breaches of representations and warranties, payments by us pursuant to our indemnification obligations under the Asset Sale Agreement for breaches of post-closing covenants could be significant. Any such payments will reduce the assets available for distribution to our stockholders.

The following table sets forth our calculation of the maximum amount that may be available for distribution to our stockholders in connection with the Dissolution. The following table is based upon the assumptions set forth above and estimates of certain liabilities and is for illustrative purposes only. If the above assumptions or the estimates contained below prove to be incorrect, the actual amount of cash distributed to our stockholders, if any, may differ significantly from the amount set forth below.

In thousands of dollars, except per share and share data
Cash and cash equivalents as of October 27, 2012	$145,546
Special Cash Distribution of $2.00 per Common Share paid on November 12, 2012	(57,764)
Special Cash Distribution of $0.50 per Common Share paid on December 20, 2012	(14,441)

Total cash and cash equivalents as of October 27, 2012, as adjusted for the above distributions	73,341

Estimated Cash Proceeds and (Outlays)
Proceeds from Asset Sale	18,750
Transaction costs & other professional fees related to the Asset Sale (1)	(2,652)
Cost-reduction actions associated with the IQstream Business (2)	(4,526)
Other severance and change of control payments (3)	(3,600)
Insurance (4)	(1,500)
Net cash used in operations through the closing date of the Asset Sale (5)	(5,000)
Accounts payable and accrued liabilities (6)	(3,673)
Compensation for employees pending the Dissolution (7)	(2,714)
Professional fees related to the Dissolution (8)	(1,000)
Taxes related to the Dissolution (9)	(1,730)
Other costs related to the Dissolution (10)	(2,140)
Reserve for unanticipated claims, contingencies and expenses (11)	(3,000)
Total Estimated Cash Outlays	(12,785)
Maximum amount of cash available for distribution	60,556
Estimated number of shares outstanding	28,882,093
Maximum per share amount of cash available for distribution	$2.10

(1)	Estimate of aggregate amount of fees and expenses payable to our financial advisor upon consummation of the Asset Sale, as well as legal and other professional fees incurred through the date of the closing of the Asset Sale.

(2)	Estimate of aggregate amount which may be paid for severance and termination benefits and contract termination costs in connection with the discontinuation of the IQstream Business.

(3)	Estimate of aggregate amount of payments which may be paid in connection with terminations pursuant to the change of control agreements in connection with the Asset Sale and the Dissolution and severance and termination benefits which may be paid to employees in Dissolution.

(4)	Estimate of aggregate amount which may be paid for insurance premiums, including premiums associated with the purchase of directors’ and officers’ liability insurance covering a six-year period beginning on the date of the filing of the certificate of dissolution.

(5)	Estimate of aggregate amount of cash which may be used by the Company in connection with the Company’s operations between October 27, 2012 and the closing date of the Asset Sale.

(6)	Estimate of aggregate amount which may be used to pay accounts payable and accrued liabilities.

(7)	Estimate of aggregate amount which may be used to pay salaries, benefits and bonuses from the closing date of the Asset Sale to the date of the completion of the Dissolution.

(8)	Estimate of aggregate amount of legal and professional fees which the Company may incur from the date of the closing of the Asset Sale through the date of the completion of the Dissolution.

(9)	Estimate of aggregate amount of certain income taxes, business and property taxes, and certain other taxes from the date of the closing of the Asset Sale through the date of the completion of the Dissolution.

(10)	Amount includes estimate of aggregate amount which may be paid to Buyer in connection with its provision of transition services to Sycamore following the closing of the Asset Sale pursuant to the transition services agreement to be entered into with Buyer, as well as record retention costs, office expenses and certain other general corporate expenses which may be incurred by the Company from the date of the closing of the Asset Sale through the date of the completion of the Dissolution.

(11)	Amount includes an estimate of amounts which may be paid by the Company for unanticipated claims and contingencies, including potential deductibles and retentions associated with potential insurance claims.

Distributions to Stockholders

Our board of directors will determine, in its sole discretion and in accordance with the Plan of Dissolution and applicable law, the timing of, the amount of, the kind of and the record dates for all distributions to be made to stockholders. Our board of directors may declare one or more additional cash distributions to our stockholders prior to the filing of the certificate of dissolution. However, our board of directors has not established a firm timetable for distributions to stockholders or for the amount of any distributions. No assurances can be made as to the ultimate amounts to be distributed or the timing of any distributions. We expect that our board of directors will, subject to uncertainties inherent in the winding up of our business, make a final liquidating distribution as promptly as practicable after payment of outstanding claims and making of adequate reserves for any unknown or contingent claims. However, no assurances can be given either as to the ultimate amounts available for distribution to our stockholders or as to the timing of any distributions. If Sycamore elects to petition the Delaware Court of Chancery in connection with the Dissolution, the timing and amount of the liquidating distributions would be within the discretion of the Delaware Court of Chancery, and we could not assure you whether or when the Delaware Court of Chancery would allow any liquidating distributions.

Interests of Certain Persons in the Dissolution

Members of our board of directors and our executive officers may have interests in the Dissolution that are different from, or are in addition to, the interests of our stockholders generally. Our board of directors was aware of these interests and considered them, among other matters, in approving the Dissolution.

The approval of the Dissolution by our stockholders would constitute a “change of control” under the change of control agreements and equity awards of several of our executive officers and directors. See “Proposal No. 1 — The Asset Sale — Interests of Certain Persons in the Asset Sale and the Dissolution.” beginning on page 44.

Indemnification of Officers and Directors

We anticipate that certain of our current directors and officers will continue to serve in these capacities after the approval of the Dissolution. Under Delaware law, directors remaining in office may owe fiduciary duties to creditors as well as to our stockholders during the dissolution process.

Pursuant to the Plan of Dissolution, we will continue to indemnify our officers, directors, employees, agents and representatives for actions taken in connection with the Plan of Dissolution and the winding up of the affairs of Sycamore in accordance with our amended and restated certificate of incorporation, as amended, the indemnification agreements and applicable law. In addition, Sycamore intends to maintain its current directors’ and officers’ insurance policy through the completion of the Asset Sale and the date of dissolution and to obtain runoff coverage for an additional six-year period of time after filing the certificate of dissolution. Sycamore’s obligation to indemnify such persons may also be satisfied out of assets of a liquidating trust, if any. Any claims arising in respect of such indemnification will be satisfied out of proceeds from directors’ and officers’ insurance proceeds, if any, the contingency reserve or out of assets transferred to a liquidating trust, if any.

Our board of directors has obtained and our board of directors and the trustees of any liquidating trust are authorized to obtain and maintain insurance as may be necessary to cover our indemnification obligations.

Certain Compensation Arrangements

Pursuant to the Plan of Dissolution, Sycamore may, in the absolute discretion of our board of directors, pay to Sycamore’s present or former officers, directors, employees, agents and representatives, or any of them, compensation in connection with the implementation of the Plan of Dissolution.

Final Record Date

If the Dissolution is adopted by the stockholders, we will close our transfer books on the date on which Sycamore files a certificate of dissolution with the Delaware Secretary of State in accordance with the DGCL (the “Final Record Date”). After the Final Record Date, we will not record any further transfers of our common stock except pursuant to the provisions of a deceased stockholder’s will, intestate succession or operation of law and we will not issue any new stock certificates, other than replacement certificates. In addition, after the Final Record Date, we will not issue any shares of our common stock upon exercise of outstanding options.

Surrender of Stock Certificates

Subsequent to the Final Record Date, Sycamore may at its election require stockholders to surrender certificates representing their shares of common stock in order to receive subsequent liquidating distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates is required, all liquidating distributions otherwise payable by Sycamore or a liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder’s certificate evidencing the common stock has been lost, stolen or destroyed, the stockholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Liquidating Trust

If advisable for any reason to complete the liquidation and distribution of our assets to our stockholders, our board of directors may at any time transfer to a liquidating trust our remaining assets and obligations. The liquidating trust thereupon will succeed to all of our then remaining assets, including all amounts in the contingency reserve, and any of our remaining liabilities and obligations. The sole purpose of the liquidating trust will be to prosecute and defend suits by or against us, to collect amounts due to us, to settle and close our business, to dispose of and convey our assets, to satisfy our remaining liabilities and obligations and to distribute our remaining assets to our stockholders in a manner consistent with the orderly winding up process contemplated by the DGCL. Any liquidating distributions made from the liquidating trust will be made in accordance with the provisions of the Plan of Dissolution and the DGCL. Our board of directors may appoint one or more of its members or one or more other persons to act as trustee or trustees of the liquidating trust and to cause us to enter into a liquidating trust agreement with such trustee or trustees of the liquidating trust on such terms and conditions as our board of directors determines are appropriate. Approval and adoption of the Dissolution by the stockholders also will constitute approval by the stockholders of any appointment of a trustee and of a liquidating trust agreement between us and any trustee.

Amendment and Abandonment

If our board of directors determines that the Dissolution is not in the best interests of Sycamore or its stockholders, our board of directors may direct that the Dissolution be abandoned. Sycamore nevertheless may cause the performance, without further stockholder approval, of any contract for the sale of assets executed (and approved by the stockholders) before such time which our board of directors considers to be in the best interests of Sycamore. Our board of directors also may amend or modify the Plan of Dissolution if it determines such action to be in the best interests of Sycamore or its stockholders, to the extent permitted by Delaware law, without the necessity of further stockholder approval.

Contingencies; Creditors

Under the DGCL in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or should such contingency reserve (and the assets held by any liquidating trust) be exceeded by the amount ultimately found to be payable in respect of our expenses and liabilities, each stockholder could be held liable for the payment to Sycamore’s creditors of the lesser of (i) such stockholder’s pro rata share of such excess or (ii) the amounts received by such stockholder from Sycamore (and from any liquidating trust). Accordingly, in that event, a stockholder could be required to return some or all of the liquidating distributions previously made to the stockholder as a result of the Dissolution. In addition, although our board of directors determined that all amounts distributed to our stockholders prior to the filing of the certificate of dissolution were (or will be when declared) appropriately paid out of surplus as defined under the DGCL and otherwise not required to satisfy liabilities to our creditors, to the extent that the contingency reserve is determined to be inadequate for payment of our claims and obligations, and it is further determined that our board of directors’ determination was incorrect at the time of the declaration of such distributions, it is possible that creditors could seek to recoup such amounts from our stockholders. Moreover, in the event a stockholder has paid taxes on amounts received, a repayment of all or a portion of such amount could result in a situation in which a stockholder may incur a net tax cost if the repayment of the amount distributed does not cause a reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed.

Reporting Requirements

Whether or not the Dissolution is approved, or our board of directors effects the Dissolution, we have an obligation to comply with the applicable reporting requirements of the Exchange Act even though compliance with such reporting requirements is economically burdensome. If the Dissolution is approved and our board of directors effects the Dissolution, in order to curtail expenses we may, after filing a certificate of dissolution, seek relief from the SEC from the reporting requirements under the Exchange Act, but no assurances can be given that if such relief is sought it will be obtained.

Trading of Our Common Stock

If the Dissolution is approved by our stockholders and our board of directors effects the Dissolution, we will close our transfer books on the Final Record Date. After the Final Record Date, we will not record any further transfers of our common stock except pursuant to the provisions of a deceased stockholder’s will, intestate succession or operation of law and we will not issue any new stock certificates, other than replacement certificates. In addition, after the Final Record Date, we will not issue any shares of our common stock upon exercise of outstanding options. All liquidating distributions from the liquidating trust or Sycamore on or after the Final Record Date will be made to the stockholders as of the Final Record Date. It is anticipated that no further trading of our common stock will occur after the Final Record Date. In addition, we expect that our shares of common stock will be delisted from the NASDAQ Global Select Market following the Final Record Date. See “Risk Factors — Our stockholders will not be able to buy or sell shares of our common stock after we close our stock transfer books on the final record date” on page 17.

Listing and Trading of Interests in the Liquidating Trust

It is anticipated that the interests in the liquidating trust, if one is created, will not be transferable. The interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets. Because stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for U.S. federal income tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

Government Approvals

Except for filing the certificate of dissolution and compliance with applicable Delaware law and the rules and regulations of the SEC and the Code, no U. S. federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation and dissolution of the Company.

Absence of Appraisal Rights

Stockholders who do not approve of the Dissolution may vote against the Dissolution Proposal, but under Delaware law, appraisal rights are not provided to stockholders in connection with the Dissolution.

U.S. Federal Income Tax Consequences of the Dissolution

The following discussion is a general summary of the anticipated U.S. federal income tax consequences of the Dissolution to Sycamore and its stockholders. This discussion addresses only those U.S. holders (as defined below) of shares of our common stock that hold their shares of our common stock as capital assets (generally, property held for investment purposes). The discussion does not address all of the U.S. federal income tax consequences that may be relevant to particular holders of shares of our common stock in light of their individual circumstances or, except where specifically identified, to holders of shares of our common stock that are subject to special rules, such as financial institutions, insurance companies, mutual funds, subchapter S corporations, partnerships or other pass-through entities (or investors in subchapter S corporations, partnerships or other pass-through entities), tax-exempt organizations, dealers in securities or currencies, traders in securities that elect to use a mark to market method of accounting, persons that hold shares of our common stock as part of a straddle, hedge, constructive sale or conversion transaction, shareholders who have a functional currency other than the U.S. dollar, persons who are not U.S. holders, U.S. expatriates, shareholders who acquired their shares of our common stock through the exercise of an employee stock option or otherwise as compensation, and shareholders who will own, directly, indirectly or constructively, 5% or more (by vote or value) of our equity.

For purposes of this summary, a “U.S. holder” is a beneficial owner of shares of our common stock who, for U.S. federal income tax purposes, is a citizen or individual resident of the United States, a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) or other pass-through entity is a holder of shares of our common stock, the tax treatment of a partner, beneficiary or other stakeholder will generally depend on the status of that person and the tax treatment of the pass-through entity. A partner, beneficiary or other stakeholder in a pass-through entity that holds shares of our common stock should consult its own tax advisor regarding the tax consequences of the Dissolution.

The following discussion is based upon the Code, its legislative history, currently applicable and proposed Treasury regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this Proxy Statement, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this Proxy Statement.

The following discussion has no binding effect on the IRS or the courts. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax treatment summarized herein.

There is no assurance that the liquidating trust, if created, will be treated as a liquidating trust for U.S. federal income tax purposes or that the distributions made pursuant to the Plan of Dissolution, if any, will be treated as liquidating distributions. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at Sycamore and/or the stockholder level, thus reducing the benefit to the stockholders and Sycamore from the liquidation.

U.S. Federal Income Tax Consequences to Sycamore

Even if we liquidate, we will continue to be subject to U.S. federal income tax on Sycamore’s taxable income until the liquidation is complete (i.e., until all of our remaining assets have been distributed to the stockholders or the liquidating trust). We will realize gain or loss upon any liquidating distribution of non-cash property to stockholders or to the liquidating trust as if such property were sold to the stockholders or the liquidating trust at its fair market value. Ordinarily, corporate gain or loss (unless certain exceptions to loss recognition apply) with respect to distributed property is recognized in an amount equal to the difference between Sycamore’s adjusted tax basis for each distributed asset and the asset’s fair market value on the date of distribution. Sycamore may incur a U.S. federal income tax liability on the Asset Sale, depending upon whether we realize any gain on the Asset Sale and whether certain tax attributes are available to offset any such gain realized on the Asset Sale. See “Risk Factors — Sycamore may undergo, or may already have undergone, an “ownership change” within the meaning of Section 382 of the Code, which could affect our ability to offset gains, if any, realized in the Asset Sale against our net operating losses and certain of our tax credit carryovers, which could reduce the amount available for distribution to our stockholders” beginning on page 14. It is anticipated that Sycamore will not incur any material U.S. federal income tax liability from any asset distribution to the stockholders.

U.S. Federal Income Tax Consequences to U.S. Holders

U.S. holders will not realize any gain or loss for U.S. federal income tax purposes as a result of a sale by Sycamore of its assets, including the Asset Sale. If we effect the Dissolution and liquidate, for U.S. federal income tax purposes, U.S. holders will be treated as receiving a series of liquidating distributions that began with the special cash distribution paid on October 11, 2012, in complete liquidation of Sycamore in which U.S. holders are treated as receiving such amounts as full payment in exchange for their common stock.

If a U.S. holder holds different blocks of shares of our common stock (generally as a result of having acquired different blocks of shares of our common stock at different times or at different prices), gain or loss is calculated separately with respect to each block of shares of our common stock. In general, each U.S. holder must allocate liquidating distributions from Sycamore (less the amount attributable to imputed interest, if any, as discussed below) equally to each block of shares of our common stock and compare the allocated portion of each liquidating distribution with the U.S. holder’s adjusted tax basis in each block of shares of our common stock at the time of such distribution. A U.S. holder’s initial tax basis in his shares generally will equal the holder’s cost for his shares of common stock. A U.S. holder must first apply a liquidating distribution against, and reduce, the adjusted tax basis of its shares of our common stock before reporting gain or loss. Such adjusted tax basis is then used to calculate any gain or loss in connection with subsequent transactions involving the shares of our common stock, including the receipt of additional liquidating distributions from Sycamore. Thus, the total gain or loss realized by a U.S. holder that receives all of the liquidating distributions paid on a block of shares of our common stock will equal (1) the aggregate of the liquidating distributions (less the amount attributable to imputed interest, if any, as discussed below) allocated to such block of shares of our common stock less (2) the U.S. holder’s adjusted tax basis in such block of shares of our common stock. Such gain or loss will be long-term capital gain or loss provided that the U.S. holder’s holding period for such shares of our common stock is more than one year at the time of the Dissolution. Certain U.S. holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital losses is subject to limitations. U.S. holders generally cannot recognize a loss on a liquidating distribution to such holder until the final distribution by us, either to our U.S. holders or to a liquidating trust (the treatment of which is discussed below), is made, with certain exceptions. U.S. holders should consult their own tax advisors on the year in which they can claim a loss, if any, on their shares of our common stock.

If Sycamore effects the Dissolution and liquidates, we currently intend, at the close of the taxable year, to provide stockholders and the IRS with a statement of the amount of cash and our best estimates of the fair market value of any other property distributed to the stockholders (or transferred to the liquidating trust) during that year, as determined by Sycamore, including any imputed interest, at such time and in such manner as required by the Treasury regulations.

Under Section 483 of the Code, a portion of a liquidating distribution made more than one year after the first liquidating distribution (described above) may be deemed to constitute interest income that is subject to U.S. federal income tax as ordinary income. The balance of the liquidating distribution will be treated as sales proceeds, with the consequences described above. We currently intend to report any amounts that may be treated as interest, as interest, for purposes of U.S. federal information reporting.

U.S. Federal Income Tax Consequences of a Liquidating Trust

If we transfer assets to the liquidating trust in connection with the Dissolution, we intend to structure the liquidating trust so that it will not be treated as an association taxable as a corporation for U.S. federal income tax purposes based upon the anticipated activities of the liquidating trust. Accordingly, the liquidating trust itself should not be subject to U.S. federal income tax.

U.S. holders will be treated for U.S. federal income tax purposes as having received a distribution at the time of transfer of their pro rata share of cash and the fair market value of property other than cash transferred to the liquidating trust, reduced by the amount of known liabilities assumed by the liquidating trust or to which the property transferred is subject, and then having contributed such property to the trust. The distribution will be treated as a distribution in liquidation of the U.S. holder’s share of our common stock. The effect of the distribution on a U.S. holder’s tax basis in his shares of our common stock is discussed above in “U.S. Federal Income Tax Consequences to U.S. Holders.”

As owners of the trust, the U.S. holders will be required to take into account for U.S. federal income tax purposes their pro rata portion of any income, expense, gain or loss recognized by the liquidating trust. The income, expense, gain or loss recognized by the liquidating trust will not affect a U.S. holder’s basis in his shares of common stock.

As a result of the transfer of property to a liquidating trust and the ongoing activities of the liquidating trust, U.S. holders should be aware that they may be subject to U.S. federal income tax whether or not they have received any actual liquidating distributions from the liquidating trust or us with which to pay such tax.

We have not obtained any IRS ruling as to the tax status of the liquidating trust, if any, and there is no assurance that the IRS will agree with our conclusion that the liquidating trust should be treated as a liquidating trust for U.S. federal income tax purposes. If, contrary to our expectation, it were determined that the liquidating trust should be classified for U.S. federal income tax purposes as an association taxable as a corporation, income and losses of the liquidating trust would be reflected on its own tax return rather than being passed through to the U.S. holders, and the liquidating trust would be required to pay U.S. federal income taxes at corporate tax rates. Furthermore, much of the above discussion would no longer be accurate. For instance, all or a portion of any distribution made to the U.S. holders from the liquidating trust could be treated as a dividend subject to tax at ordinary income tax rates.

Backup Withholding

A U.S. holder generally will be required to comply with certain certification procedures in order to establish that such holder is a U.S. person in order to avoid backup withholding with respect to the liquidating distributions pursuant to the Dissolution. Such certification procedures generally will be satisfied through the provision of a properly executed IRS Form W-9 (or other appropriate form). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against the holder’s U.S. federal income tax liability provided the required information is correctly and timely provided to the IRS.

The above summary is not intended to constitute a complete analysis of all tax consequences applicable to U.S. holders relating to the Dissolution. U.S. holders should consult their own tax advisors as to the tax consequences applicable to them in their particular circumstances.

RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2 TO APPROVE THE DISSOLUTION.

PROPOSAL NO. 3: ADVISORY VOTE ON GOLDEN PARACHUTES

The Non-Binding Advisory Golden Parachute Proposal

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the “golden parachute” compensation arrangements for our named executive officers, as disclosed in the table entitled “Golden Parachute Compensation” in the section of this Proxy Statement entitled “Interests of Certain Persons in the Asset Sale and the Dissolution” beginning on page 44.

We are asking our stockholders to indicate their approval of the various change of control payments which our named executive officers will or may be eligible to receive in connection with the Asset Sale and the Dissolution. These payments are set forth in the table entitled “Golden Parachute Compensation” on page 45 of this Proxy Statement and the accompanying footnotes. The various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of Sycamore’s overall compensation program for its named executive officers, which has been disclosed to our stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements or annual reports, as applicable. These historical arrangements were adopted and approved by the Compensation Committee of our board of directors, which is composed solely of independent directors, and are believed to be reasonable and in line with marketplace norms. Accordingly we are seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the stockholders of Sycamore approve, solely on an advisory, non-binding basis, the golden parachute compensation which may be paid to Sycamore’s named executive officers in connection with the Asset Sale and the Dissolution, as disclosed pursuant to Item 402(t) of Regulation S-K in the table entitled “Golden Parachute Compensation” in the section entitled “Interests of Certain Persons in the Asset Sale and the Dissolution” in Sycamore’s proxy statement for the Special Meeting.”

Stockholders should note that this non-binding proposal regarding certain Asset Sale- and Dissolution-related executive compensation arrangements is merely an advisory vote which will not be binding on Sycamore, our board of directors or Buyer. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Asset Sale or Dissolution is consummated, our named executive officers will be eligible to receive the various change of control payments in accordance with the terms of conditions applicable to those payments.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NON-BINDING PROPOSAL REGARDING CERTAIN ASSET SALE - AND DISSOLUTION-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS.

MARKET PRICE AND DIVIDEND DATA

Our common stock is traded on the NASDAQ Global Select Market under the symbol “SCMR.” On October 22, 2012, the last trading day prior to the public announcement of the Asset Sale, our common stock closed at a price of $6.02 per share. On December 26, 2012, the latest practicable trading day prior to the date of this Proxy Statement, our common stock closed at a price of $2.27 per share. The table below shows, for the periods indicated, the high and low closing sales prices for shares of our common stock as reported by the NASDAQ Global Select Market.

	High	Low
Fiscal Year Ended July 31, 2013
Second Quarter through December 26, 2012	$5.80	$2.19
First Quarter ended October 27, 2012	$15.69	$5.20
Fiscal Year Ended July 31, 2012
Fourth Quarter ended July 31, 2012	$15.59	$13.07
Third Quarter ended April 28, 2012	$20.00	$15.71
Second Quarter ended January 28, 2012	$19.93	$17.63
First Quarter ended October 29, 2011	$19.74	$15.89
Fiscal Year Ended July 31, 2011
Fourth Quarter ended July 31, 2011	$24.27	$19.32
Third Quarter ended April 30, 2011	$25.15	$20.52
Second Quarter ended January 29, 2011	$31.52	$20.56
First Quarter ended October 30, 2010	$33.92	$21.88

You are encouraged to obtain current market quotations for our common stock in connection with voting your shares.

Dividend Policy

On December 20, 2012, Sycamore made a special cash distribution of $0.50 per share of our common stock, par value $0.001, or approximately $14.4 million in the aggregate. On November 12, 2012, Sycamore made a special cash distribution of $2.00 per share of our common stock, par value $0.001, or approximately $57.8 million in the aggregate. On October 11, 2012, Sycamore made a special cash distribution of $10.00 per share of our common stock, par value $0.001, or approximately $288.8 million in the aggregate. On December 22, 2010, Sycamore made a cash distribution to our stockholders of $6.50 per share of our common stock, par value $0.001, amounting to $185.4 million in the aggregate. On December 15, 2009, Sycamore made a cash distribution to our stockholders of $1.00 per share of our common stock, par value $0.001, amounting to $284.3 million in the aggregate (or $10.00 per share of common stock after giving effect to the reverse stock split). Any future determination to pay cash dividends or cash distributions will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, general business condition and such other factors as our board of directors or a court may deem relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 11, 2012, with respect to beneficial ownership of our common stock by: (i) each person who, to our knowledge, beneficially owned more than 5% of the shares of our common stock outstanding as of such date, (ii) each of our directors, (iii) our Chief Executive Officer, Chief Financial Officer and the three named executive officers identified in the Golden Parachute Compensation Table set forth above and (iv) all directors and executive officers as a group.

For purposes of the following table, beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise noted in the footnotes below, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of its common stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of shares of common stock outstanding is based on 28,882,093 shares of common stock outstanding as of December 11, 2012. In computing the number of shares beneficially owned by a person named in the following table and the percentage ownership of that person, shares of common stock that are subject to options held by that person that are currently exercisable or exercisable within 60 days of December 11, 2012 are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding
Gururaj Deshpande (2) (4)	4,571,280	15.9
Daniel E. Smith (3) (4)	3,763,039	13.0
Kevin J. Oye (5)	738,164	2.6
John B. Scully (6)	738,298	2.6
Alan R. Cormier (7)	264,410	*
Paul F. Brauneis (8)	772,246	2.7
Robert E. Donahue (9)	174,247	*
John W. Gerdelman (10)	237,321	*
Craig R. Benson (11)	174,247	*
Platyko Partners, LP (3) (4)	2,112,500	7.3
Third Avenue Management LLC (12)	3,993,411	13.8
Allianz Global Investors Capital (13)	1,995,681	6.9
Dimensional Fund Advisors LP (14)	2,075,784	7.2
Sparta Group MA LLC (2) (4)	4,567,440	15.8
All executive officers and directors as a group (10 persons) (15)	11,679,448	40.4

*	Less than 1% of the total number of outstanding shares of common stock.

(1)	Except as otherwise noted, the address of each person is: c/o Sycamore Networks, Inc., 220 Mill Road, Chelmsford, Massachusetts 01824.

(2)	Includes 4,567,440 shares held by Sparta Group MA LLC Series 4 and 3,840 shares held by the Gururaj Deshpande Grantor Retained Annuity Trust (the “Annuity Trust”). Mr. Deshpande and his wife, Jaishree Deshpande, serve as managers of Sparta Group MA LLC and share voting and investment power over the Sycamore shares held by Sparta Group MA LLC Series 4. Jaishree Deshpande serves as trustee of the Annuity Trust and exercises sole voting and investment power over the Sycamore shares held therein. Mr. Deshpande disclaims beneficial ownership of the shares held by the Annuity Trust.

(3)	Consists of 573,039 shares owned by Mr. Smith directly, 1,077,500 shares that Mr. Smith owns jointly with his wife, Elizabeth Riley, and 2,112,500 shares held by Platyko Partners, L.P., of which Mr. Smith and his wife serve as general partners.

(4)

In connection with the Asset Sale Agreement, Messrs. Smith and Deshpande each entered into voting agreements, dated October 23, 2012, with respect to the shares of common stock of the Company beneficially owned by each of them. Pursuant to the voting agreements, each of Messrs. Smith and Deshpande (in certain cases, through entities in which they hold the Company’s common stock) agreed, subject to certain exceptions, to vote the shares of Company common stock held by him in favor of the authorization of the Asset Sale pursuant to the Asset Sale Agreement and against any Acquisition Proposal (as defined in the Asset Sale Agreement and described above) or any amendment of the Company’s amended and restated certificate of incorporation, as amended, and amended and restated by-laws. For a further description of the voting agreements, see “Proposal No. 1: The Asset Sale — Voting Agreements”

beginning on page 64. On November 1, 2012, Buyer filed a Schedule 13D disclosing that it may be deemed to beneficially own the shares of common stock subject to the voting agreements.

(5)	Includes 738,005 shares issuable pursuant to options which are exercisable within 60 days of December 11, 2012.

(6)	Consists of 738,298 shares issuable pursuant to options which are exercisable within 60 days of December 11, 2012.

(7)	Includes 264,390 shares issuable pursuant to options which are exercisable within 60 days of December 11, 2012.

(8)	Consists of 772,246 shares issuable pursuant to options which are exercisable within 60 days of December 11, 2012.

(9)	Consists of 174,247 shares issuable pursuant to options which are exercisable within 60 days of December 11, 2012.

(10)	Includes 235,073 shares issuable pursuant to options which are exercisable within 60 days of December 11, 2012.

(11)	Consists of 174,247 shares issuable pursuant to options which are exercisable within 60 days of December 11, 2012.

(12)	Based solely on a Schedule 13G filed on February 14, 2012, Third Avenue Management LLC (“Third Avenue”), as of December 31, 2011, was the beneficial owner of 3,993,411 shares of our common stock. According to the Schedule 13G, Third Avenue has sole voting power with respect to 3,944,653 shares and sole dispositive power with respect to 3,993,411 shares. The address of Third Avenue is 622 Third Avenue, 32nd Floor, New York, NY 10017.

(13)	Based solely on a Schedule 13G filed on February 13, 2012, Allianz Global Investors Capital LLC (“Allianz”), as of December 31, 2012, was the beneficial owner of 1,995,681 shares of our common stock. According to the Schedule 13G, Allianz has sole voting power with respect to 1,240,509 shares and sole dispositive power with respect to 1,995,681 shares. The address of Allianz is 600 West Broadway, Suite 2900, San Diego, CA 92101.

(14)	Based solely on an amended Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) on February 14, 2012, Dimensional, as of December 31, 2011, was the beneficial owner of 2,075,784 shares of our common stock. According to the amended Schedule 13G, Dimensional has sole voting power with respect to 2,023,701 shares and sole dispositive power with respect to 2,075,784 shares, and these shares are owned by four investment companies to which Dimensional provides investment advice. The address for Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(15)	Includes an aggregate of 3,344,950 shares issuable pursuant to options which are exercisable within 60 days of December 11, 2012.

STOCKHOLDER PROPOSALS AND NOMINATIONS

We do not intend to hold an annual meeting of stockholders if the Asset Sale is completed and we file our certificate of dissolution prior to March 31, 2013. However, if we do hold a 2012 annual meeting of stockholders, to be eligible for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2012 Annual Meeting of Stockholders, proposals of stockholders were required to be received at our principal executive offices not later than July 23, 2012 and otherwise satisfy the conditions established by the SEC for stockholder proposals to be included in our proxy statement for that meeting. In accordance with our Amended and Restated By-Laws, proposals of stockholders intended for presentation at our 2012 Annual Meeting of Stockholders (but not intended to be included in the proxy statement for that meeting), as well as any shareholder recommendations for nominees to serve as directors of the Company, must have been received no earlier than October 11, 2012 and no later than October 31, 2012. In order to curtail any controversy as to the date on which a proposal is received by us, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to the attention of our Corporate Secretary.

In the event that the date of the 2012 Annual Meeting of Stockholders is scheduled for more than 30 days following January 10, 2013, the anniversary date of our 2011 Annual Meeting of Stockholders, then to be eligible for inclusion, stockholder proposals must comply with our amended and restated by-laws and the regulations of the SEC under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in Sycamore-sponsored proxy materials and must be received a reasonable time before we begin to print and mail our proxy materials for 2012 Annual Meeting of Stockholders.

In accordance with our amended and restated by-laws, in the event that the date of our 2012 Annual Meeting of Stockholders is scheduled more than 70 days following the anniversary date of the 2011 Annual Meeting of Stockholders, proposals of stockholders intended for presentation at our 2012 Annual Meeting of Stockholders (but not intended to be included in the proxy statement for that meeting), as well as any shareholder recommendations for nominees to serve as directors of the Company, must be received no earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business which the Board intends to present or knows that others will present at the Special Meeting is as set forth above. If any other matter or matters are properly brought before the Special Meeting, or an adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

HOUSEHOLDING OF PROXY STATEMENT

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of our proxy materials to households at which two or more stockholders reside (“Householding”). Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to Householding, either affirmatively or implicitly by not objecting to Householding, received only one copy of our proxy materials. A stockholder who wishes to participate in Householding in the future must contact his or her broker, bank or other intermediary directly to make such request. Alternatively, a stockholder who wishes to revoke his or her consent to Householding and receive separate proxy materials for each stockholder sharing the same address must contact his or her broker, bank or other intermediary to revoke such consent. Stockholders may also obtain a separate Proxy Statement or may receive a printed or an e-mail copy of this Proxy Statement without charge by sending a written request to Sycamore Networks, Inc., 220 Mill Road, Chelmsford, Massachusetts 01824, Attention: Investor Relations, or by calling us at (978) 250-3460. We will promptly deliver a copy of this Proxy Statement upon request. Householding does not apply to stockholders with shares registered directly in their name.

WHERE YOU CAN FIND MORE INFORMATION

Sycamore files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

Please call the SEC at (800) SEC-0330 for further information about the public reference room. Sycamore’s filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this Proxy Statement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Special Meeting:

•	Annual Report on Form 10-K for the fiscal year ended July 31, 2012, as amended;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended October 27, 2012; and

•	Current Reports on Form 8-K filed on October 23, 2012, November 2, 2012 and November 29, 2012.

Notwithstanding the foregoing, information furnished under Items 2.02, 7.01 and 8.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Proxy Statement. In addition, statements contained in this Proxy Statement, or in any document incorporated in this Proxy Statement by reference, regarding the contents of any contract or other document, are only summaries of the material terms and as such we encourage you to carefully read in its entirety that contract or other document filed as an exhibit with the SEC.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written request directed to Sycamore Networks, Inc., 220 Mill Road, Chelmsford, Massachusetts 01824, Attention: Investor Relations, or by calling us at (978) 250-3460. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED DECEMBER 28, 2012. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

EXECUTION VERSION

ASSET PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

SYCAMORE NETWORKS, INC.

AND

SUNRISE ACQUISITION CORP.

October 23, 2012

A-i

ARTICLE V CONDITIONS PRECEDENT TO CLOSING		A-36
5.1	Conditions to the Obligations of Each Party	A-36
5.2	Conditions to Obligations of Buyer	A-37
5.3	Conditions to Obligations of Seller	A-37

ARTICLE VI INDEMNIFICATION		A-38
6.1	Indemnification by Seller	A-38
6.2	Indemnification by Buyer	A-38
6.3	Claims for Indemnification	A-39
6.4	Survival	A-40
6.5	Limitations	A-40
6.6	Treatment of Indemnification Payments	A-41

ARTICLE VII TERMINATION		A-41
7.1	Termination of Agreement	A-41
7.2	Effect of Termination	A-42

ARTICLE VIII TAX MATTERS		A-43
8.1	Certain Tax Matters	A-43
8.2	Cooperation on Tax Matters; Tax Audits	A-44
8.3	Preparation and Filing of Certain Tax Returns; Sales and Use Taxes	A-45
8.4	Action by Buyer	A-45
8.5	Withholding Taxes	A-45
8.6	Tax Refunds	A-46

ARTICLE IX FURTHER AGREEMENTS		A-46
9.1	Post-Closing Information	A-46
9.2	Disclosure Generally	A-46
9.3	Certain Employee Benefits Matters	A-47
9.4	Use of Names	A-49
9.5	Confidentiality	A-49
9.6	Bulk Sales Waiver	A-50
9.7	Transfer of Acquired Assets Post-Closing	A-50
9.8	Licensed Patents	A-50

ARTICLE X MISCELLANEOUS		A-51
10.1	Press Releases and Announcements	A-51
10.2	No Third Party Beneficiaries	A-51
10.3	Entire Agreement; Conflicts	A-51
10.4	Succession and Assignment	A-51
10.5	Counterparts	A-52
10.6	Headings	A-52
10.7	Notices	A-52
10.8	Governing Law	A-53
10.9	Amendments and Waivers	A-53
10.10	Severability	A-53
10.11	Expenses	A-53
10.12	Specific Performance	A-53
10.13	Submission to Jurisdiction	A-54
10.14	Construction	A-54
10.15	Waiver of Jury Trial	A-54
10.16	Incorporation of Exhibits and Schedules	A-54

A-ii

Disclosure Schedule

Section A	–	Voting Persons
Section 1.1(a)(i)	–	Certain Acquired Equipment
Section 1.1(a)(ii)	–	Assigned Contracts
Section 1.1(a)(iii)	–	Acquired Real Estate Leases
Section 1.1(a)(iv)	–	Acquired Company Names
Section 1.1(a)(v)	–	Acquired Business IP
Section 1.1(a)(vi)	–	Acquired Computer Equipment
Section 1.1(a)(xiv)	–	Transferred Subsidiaries
Section 1.1(a)(xv)	–	Transferred Foreign Branches
Section 1.1(a)(xvi)	–	Acquired Benefit Plans and CIC Agreement
Section 1.1(b)(ii)	–	Excluded IQstream Assets
Section 1.1(b)(iii)	–	Excluded Contracts
Section 1.1(b)(iv)	–	Excluded Software, Domain Names and Trademarks
Section 1.1(b)(v)	–	Excluded Patents and Patent Applications
Section 1.1(b)(vi)	–	Excluded Leases
Section 1.1(b)(xvi)	–	Other Excluded Assets
Section 1.1(d)(ii)	–	Excluded Litigation
Section 1.2(d)	–	Allocation
Section 1.3(b)(viii)	–	Executive Non-Solicitation Agreement Signatories
Section 1.4(b)	–	Sycamore Shanghai FY 2013 Budget
Section 2.1(c)	–	Organization, Qualification and Corporate Power
Section 2.2	–	Title to Assets
Section 2.3	–	Facility Lease
Section 2.4	–	Non-Contravention
Section 2.5	–	Financial Statements
Section 2.6	–	Certain Changes
Section 2.8	–	Tax Matters
Section 2.9(b)	–	Leased Real Property
Section 2.10	–	Intellectual Property
Section 2.11	–	Designated Contracts
Section 2.12	–	Litigation
Section 2.13	–	Labor Matters
Section 2.14(a)	–	Business Benefit Plans
Section 2.15(b)	–	Customs and Import Duties
Section 2.16	–	Material Permits
Section 2.17	–	Affiliate Agreements
Section 2.20	–	Other Representations Regarding Assets
Section 2.21	–	Significant Customers
Section 2.22	–	Largest Suppliers
Section 2.23	–	Insurance Policies
Section 2.24(a)	–	Product Warranty and Product Liability
Section 4.2	–	Operation of Business
Section 4.5	–	Notices and Consents
Section 5.1(c)	–	Required Governmental Approvals
Section 5.2(g)	–	Certain Employment Agreements
Section 9.2	–	Knowledge Persons
Section 9.3(a)	–	Business Employees
Section 9.4	–	Use of Names

A-iii

Exhibits

Exhibit A	–	Form of Voting Agreement
Exhibit B	–	Form of Assumption Agreement
Exhibit C	–	Form of Net Working Capital Statement
Exhibit D	–	Form of Bill of Sale
Exhibit E	–	Form of Trademark Assignment
Exhibit F	–	Form of Patent License Agreement
Exhibit G	–	Form of Executive Non-Solicitation Agreement
Exhibit H	–	Form of Company Non-Competition and Non-Solicitation Agreement
Exhibit I	–	Form of Transition Services Agreement
Exhibit J	–	Form of Equity Transfer Contract
Exhibit K	–	Form of Letter of Credit

A-iv

Index of Defined Terms

Defined Terms	Section

1060 Forms	1.2(d)(iii)
Accounts Receivable	1.1(a)(viii)
Accrued Compensation	9.3(d)
Accrued PTO	9.3(d)
Acquired Assets	1.1(a)
Acquired Benefit Plans	1.1(a)(xvi)
Acquisition Proposal	4.9(f)
Adverse Recommendation Change	4.9(e)
Affiliate	2.11(c)
Agreed Amount	6.3(b)
Agreement	Preamble
Allocation Schedule	1.2(d)(i)
Applicable Cap Amount	6.5(b)(i)
Assigned Contracts	1.1(a)(ii)
Assumed Liabilities	1.1(c)
Assumption Agreement	1.1(c)
Australian GST	8.3(c)
Bill of Sale	1.3(b)(iii)
Board of Directors	4.8(b)
Board Recommendation	4.8(b)
Business	Recital
Business Benefit Plans	2.14(a)
Business Day	1.3(a)
Business Employee	9.3(a)
Business IP	1.1(a)(v)(H)
Business Material Adverse Effect	2.1(a)
Buyer	Preamble
Buyer Indemnified Parties	6.1
Buyer Material Adverse Effect	3.3(b)
Buyer Plans	9.3(c)
CIC Agreement	1.1(a)(xvi)
Claim Notice	6.3(b)
Claimed Amount	6.3(b)
Closing	1.3(a)
Closing Date	1.3(a)
Closing Net Working Capital	1.2(c)(ii)
Closing Statement of Net Assets	1.2(c)(ii)
COBRA	9.3(g)
Code	1.2(d)(iii)
Company Non-Competition and Non-Solicitation Agreement	1.3(b)(ix)
Confidential Information	9.5(b)
Confidentiality Agreement	4.3
Consent Agreement	2.3
Current Assets	1.2(c)(i)(C)
Current Liabilities	1.2(c)(i)(D)
Damages	6.1
Deferred Consent	1.4(a)
Deferred Item	1.4(a)
Designated Contracts	2.11(b)

A-v

Defined Terms	Section

Disclosure Schedule	Article II
Effect	2.1(a)
Employee Benefit Plan	2.14(a)
Encumbrance	2.2(c)
End Date	4.9(c)
Environmental Law	2.19
Equipment	1.1(a)(i)
Equity Transfer Contract	2.3
ERISA	2.14(a)
ERISA Affiliate	2.14(a)
Estimated Statement of Net Assets	1.2(c)(ii)
Estimated Net Working Capital	1.2(c)(ii)
Estimated Working Capital Shortfall	1.2(c)(ii)
Exchange Act	2.11(c)
Excluded Assets	1.1(b)
Excluded Contracts	1.1(b)(iii)
Excluded Liabilities	1.1(d)
Executive Non-Solicitation Agreements	1.3(b)(viii)
Final Net Working Capital	1.2(c)(iii)
Final Purchase Price Allocation	1.2(d)(ii)
Final Statement of Net Assets	1.2(c)(iii)
Financing	3.6
Fundamental Representations	6.4(a)
FSA Balances	9.3(e)
FSA Participants	9.3(e)
Governmental Entity	2.4(b)
Hazardous Materials	2.19
HSR Act	2.4(b)
Indemnified Party	6.3(a)
Indemnifying Party	6.3(a)
IQstream Business	Recital
Japan K.K.	8.3(c)
Landlord	2.3
Largest Suppliers	2.22
Leased Real Property	2.9(b)
Leases	2.9(b)
Liability	1.1(c)
Most Recent Statement of Net Assets	2.5
Multiemployer Plan	2.14(a)
Net Working Capital	1.2(c)(i)(B)
Net Working Capital Statement	1.2(c)(ii)
Neutral Accountants	1.2(c)(iv)
New Buyer Employee	9.3(b)
New WFOE	1.4(b)
Non-Stock Assets	1.1(a)
Non-U.S. Transferred Subsidiary	2.8(h)
Notice of Dispute	1.2(c)(iii)
Outside Date	7.1(d)
Patent License Agreement	1.3(b)(v)
Patent Transfer	9.8
Party or Parties	Preamble

A-vi

Defined Terms	Section

Permits	2.16
Person	2.9(b)
Post-Closing Tax Period	8.1(b)(iv)
Pre-Closing Taxes	8.1(b)(i)
Pre-Closing Tax Period	8.1(b)(ii)
Proxy Statement	2.26(f)
Publicly Available Software	2.10(n)
Purchase Price	1.2(a)
Real Estate Leases	1.1(a)(iii)
Records	1.1(a)(xi)
Registered Business IP	2.10(a)
Related Agreements	2.3
Restricted Names	9.4
Review Period	1.2(c)(iii)
SEC	2.26(a)
Securities Act	2.26(b)
Seller	Preamble
Seller Disclosure Documents	2.26(f)
Seller FSA	9.3(e)
Seller Indemnified Parties	6.2
Seller’s knowledge	9.2
Seller SEC Documents	2.26(a)
Seller Termination Fee	7.2(b)
Share Transfer Documents	1.3(b)(xi)
Significant Customer	2.21
Statement of Net Assets Date	2.5
Stockholder Approval	2.3
Stockholder Meeting	4.8(a)
Straddle Period	8.1(b)(iii)
Subsidiaries	2.1(b)
Superior Proposal	4.9(f)
Sycamore Asia	1.1(a)(i)
Sycamore Shanghai	1.3(b)(xi)
Target Net Working Capital	1.2(c)(i)(A)
Taxes	2.8(a)
Tax Returns	2.8(a)
Third Party IP	2.10(b)
Threshold	6.5(b)(ii)
Trademark Assignment	1.3(b)(iv)
Transfer Taxes	8.1(a)
Transferred Foreign Branches	1.1(a)(xv)
Transferred Subsidiaries	1.1(a)(xiv)
Transition Services Agreement	1.3(b)(x)
U.S. GAAP	1.2(c)(ii)
Unaudited Financial Statements	2.5
WARN	2.13
Willful Breach	7.2(a)

A-vii

ASSET PURCHASE AND SALE AGREEMENT

This ASSET PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of October 23, 2012 by and between Sycamore Networks, Inc., a Delaware corporation (“Seller”) and Sunrise Acquisition Corp., a Delaware corporation (“Buyer”). Seller and Buyer are sometimes referred to herein individually as a “Party” and together as the “Parties.”

INTRODUCTION

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, substantially all of the assets and business of Seller, subject to the assumption of liabilities related thereto (the “Business”), other than assets and liabilities which relate to Seller’s mobile broadband optimization solutions business (the “IQstream Business”), each as further, and upon the terms and subject to the conditions, set forth herein;

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of Buyer to enter into this Agreement, each of the Persons identified on Section A of the Disclosure Schedule have executed and delivered voting and support agreements with Buyer which agreements are in substantially the form of Exhibit A attached hereto pursuant to which each such Person has agreed, among other things, to vote all shares of Seller capital stock held by such Person in favor of this Agreement and the transactions contemplated hereby; and

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Acquired Assets, subject to the assumption of the Assumed Liabilities and upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

ASSET PURCHASE

1.1 Sale of Assets; Assumption of Liabilities.

(a) Sale and Transfer of Assets. On the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall, or shall cause its Subsidiaries (other than the Transferred Subsidiaries) to, sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire and accept assignment from Seller, free and clear of all Encumbrances, all of Seller’s right, title and interest in and to all of the properties, assets, and other rights of every kind and nature, whether tangible or intangible, real or personal, owned, leased, licensed or otherwise held (including indirect ownership through Subsidiaries) by Seller as of the Closing, in each case to the extent primarily relating to or used in the Business, together with 100% of the equity of the Transferred Subsidiaries (which equity interests shall be transferred as directed by Buyer) other than the Excluded Assets (collectively, the “Acquired Assets,” and other than the Transferred Subsidiaries, the “Non-Stock Assets”). Without limiting the foregoing, subject to the provisions of Section 1.1(b), the Acquired Assets shall include the following to the extent owned, leased, licensed or otherwise held (including indirect ownership through Subsidiaries) by Seller, provided that, pursuant to Section 1.4, Deferred Items shall not constitute Acquired Assets unless and until any applicable consents are obtained pursuant to Section 1.4:

(i) All machinery, tools, spare parts, manufacturing supplies, vehicles, furniture, equipment and other tangible personal property of the Business (collectively, the “Equipment”), including such Equipment identified on Section 1.1(a)(i) of the Disclosure Schedule, and all warranties and guarantees, if any, express or implied, existing for the benefit of Seller, Sycamore Networks Asia Inc. (“Sycamore Asia”) or the Transferred Subsidiaries in connection with the Equipment to the extent transferable;

(ii) Subject to Section 1.4, all contracts, leases, licenses, maintenance and service agreements, purchase commitments and other agreements, whether oral or written, relating to or used in the Business, including those identified on Section 1.1(a)(ii) of the Disclosure Schedule (collectively, the “Assigned Contracts”);

(iii) All rights under the Leases listed on Section 1.1(a)(iii) of the Disclosure Schedule (“Real Estate Leases”);

(iv) Subject to Section 9.4, all corporate names, company names, business names and fictitious business names used in the Business, including those identified on Section 1.1(a)(iv) of the Disclosure Schedule;

(v) All (A) software (in source code and object code format) used in the Business, including the software identified on Section 1.1(a)(v)(A) of the Disclosure Schedule; (B) works of authorship or copyrights used in the Business arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith; (C) trade dress, trademarks and service marks (including registrations and applications), trade names and logos used in the Business, including those identified on Section 1.1(a)(v)(C) of the Disclosure Schedule; (D) domain names and websites used in the Business, including those identified on Section 1.1(a)(v)(D) of the Disclosure Schedule; (E) rights in inventions, formulae, discoveries and ideas, in each case, not claimed by a patent or patent application that is an Excluded Asset, (whether or not embodied in any tangible form and including all rights in tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries) used in the Business; (F) proprietary information, know-how or trade secrets used in the Business; (G) rights in algorithms, application programming interfaces (APIs), databases, data collections, circuit design assemblies, semiconductor devices, test vectors, network configurations and architectures, protocols, schematics, specifications, user interfaces, processes and methods used in the Business; and (H) rights to sue for past infringement of any of the foregoing (collectively, the “Business IP”);

(vi) All computers and other electronic data processing equipment used in the Business, including all such equipment set forth on Section 1.1(a)(vi) of the Disclosure Schedule;

(vii) All inventory, including all raw materials, work-in-process, finished goods, packaging materials, office supplies, maintenance supplies, spare parts and similar items used or intended for use in connection with the Business;

(viii) All accounts, accounts receivable, notes and notes receivable and other receivables (whether or not billed) relating to the Business (collectively, the “Accounts Receivable”); provided, however, that for the purposes of Section 1.2(c)(i)(C) of this Agreement, the portion of the Accounts Receivable that are attributable to any U.S. state sales tax, any Australian GST or any Japan K.K. consumption tax shall not be deemed acquired by Buyer and the collection and payment of that portion of the Accounts Receivable shall be governed by Section 8.3(c);

(ix) All transferable approvals, authorizations, certifications, consents, variances, permissions, licenses and Permits to or from, or filings, notices or recordings to or with, federal, state, foreign, provincial and local governmental authorities used in the Business;

(x) All deposits, prepayments and prepaid expenses or other similar current assets used in the Business to the extent included on the Final Statement of Net Assets;

(xi) All customer, vendor, supplier, contractor, and service-provider lists relating to the Business, and all files, documents and records (including billing, payment and dispute histories, credit information and similar data) relating to customers, vendors, suppliers, contractors or service-providers of the Business, and other information, files, books, documents, records, data, plans, contracts and recorded knowledge (including copies of any personnel files or other items included in the foregoing related to any New Buyer Employee, provided that such employee has given his or her consent to the disclosure to Buyer where and to the extent required by applicable law), whether in hard copy or computer format, to the extent relating to the Business, all of which may be redacted to the extent necessary to protect any privileged information or information not related to the Business contained therein (collectively, “Records”);

(xii) All claims, warranties, guarantees, refunds, causes of action, defenses, counterclaims, rights of recovery, rights of set-off and rights of recoupment of every kind and nature (including rights to insurance proceeds), except for any of the foregoing to the extent they arise under the Excluded Assets or Excluded Liabilities;

(xiii) All insurance, warranty and condemnation net proceeds received after the Closing Date with respect to damage, non-conformance of or loss to the Acquired Assets, except for any of the foregoing to the extent they arise under any Excluded Asset or Excluded Liability;

(xiv) All equity interests and shares of capital stock of each of the Subsidiaries owned, directly or indirectly, by Seller set forth on Section 1.1(a)(xiv) of the Disclosure Schedule (the “Transferred Subsidiaries”), including, without limitation, all Records relating thereto, including corporate books and records of the Transferred Subsidiaries;

(xv) All of the assets of each of the foreign branches set forth on Section 1.1(a)(xv) of the Disclosure Schedule (the “Transferred Foreign Branches”), including, without limitation, all Records relating thereto, including any books and records of the Transferred Foreign Branches;

(xvi) The Business Benefit Plans sponsored or maintained by a Transferred Subsidiary set forth on Section 1.1(a)(xvi) of the Disclosure Schedule (the “Acquired Benefit Plans”) to the extent transferable and the change in control agreement listed on Section 1.1(a)(xvi) of the Disclosure Schedule entered into prior to the date hereof by and between Seller and a certain Business Employee (the “CIC Agreement”); and

(xvii) All goodwill, if any, related to the Acquired Assets.

(b) Excluded Assets. It is expressly understood and agreed that, notwithstanding anything to the contrary set forth herein, the Acquired Assets shall not include Seller’s right, title or interest in or to any of the following (each, an “Excluded Asset”):

(i) All cash and cash equivalents or similar type investments, bank accounts, certificates of deposit, Treasury bills, investments and other marketable securities (whether or not related to the Business) on hand in Seller’s accounts immediately prior to Closing, but not including any cash in accounts of the Transferred Subsidiaries as reflected on the Closing Statement of Net Assets, which amount of cash shall be sufficient to cover uncashed checks or charges in transit (net of pending deposits) as of the Closing Date;

(ii) Assets used exclusively in the IQstream Business, including those set forth on Section 1.1(b)(ii) of the Disclosure Schedule;

(iii) All contracts, leases, licenses, maintenance and service agreements, purchase commitments and other agreements that are not related to or used in the Business or that are set forth on Section 1.1(b)(iii) of the Disclosure Schedule (the “Excluded Contracts”);

(iv) All (A) software (in source code and object code format), including those identified on Section 1.1(b)(iv)(A) of the Disclosure Schedule, (B) works of authorship and copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registration and recordings thereof, and all applications in connection therewith, identified on Section 1.1(b)(iv)(B) of the Disclosure Schedule, (C) trade dress, trademarks and service marks (including registrations and applications), trade names and logos, and all goodwill associated therewith, identified on Section 1.1(b)(iv)(C) of the Disclosure Schedule, (D) domain names and websites identified on Section 1.1(b)(iv)(D) of the Disclosure Schedule, (E) other intellectual property, (F) rights in inventions, formulae, discoveries and ideas, in each case, not claimed by a patent or patent application, (whether or not embodied in any tangible form and including all rights in tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries); (G) proprietary information, know-how or trade secrets; (H) rights in algorithms, APIs, databases, data collections, circuit design assemblies, semiconductor devices, test vectors, network configurations and architectures, protocols, schematics, specifications, user interfaces, processes and methods; and (I) rights to sue for past infringement of any of the foregoing, and in each case, to the extent exclusively relating to the IQstream Business;

(v) All patents and patent applications (foreign and domestic), including continuations, continuations-in-part, divisional, provisional, and renewal applications and any renewals, extensions, reexaminations, reissues, or improvements thereof set forth on Section 1.1(b)(v) of the Disclosure Schedule, and rights to sue for past infringement of any of the foregoing, in each case, regardless of whether related to or used in the Business or the IQstream Business;

(vi) All owned real property of Seller and all rights under the Leases identified on Section 1.1(b)(vi) of the Disclosure Schedule;

(vii) The corporate books and records of Seller and its Subsidiaries, other than the corporate books and records of the Transferred Subsidiaries;

(viii) All insurance policies, and all rights of Seller to insurance claims, related refunds and proceeds thereunder except to the extent that such rights are Acquired Assets;

(ix) The rights which accrue or will accrue to Seller under this Agreement or any agreement contemplated hereby;

(x) All refunds of Taxes of Seller relating to all Pre-Closing Tax Periods;

(xi) All personnel records and other records of Seller related to employees of Seller other than the New Buyer Employees and all personnel records and other records that Seller is required by law to retain in its possession or is not permitted under law to provide to Buyer;

(xii) All actions, claims, causes of action, rights of recovery, causes of action and rights of setoff of any kind arising before, on or after the Closing Date to the extent relating to any Excluded Asset or any Excluded Liabilities;

(xiii) Any agreements by and between Seller and Buyer or any of its Affiliates;

(xiv) All Employee Benefit Plans other than the Acquired Benefit Plans and the CIC Agreement;

(xv) All equity interests and shares of capital stock of each of the Subsidiaries owned, directly or indirectly, by Seller other than the Transferred Subsidiaries; and

(xvi) All other assets described on Section 1.1(b)(xvi) of the Disclosure Schedule.

(c) Assumed Liabilities. On the Closing Date, Buyer shall deliver to Seller an undertaking in the form attached hereto as Exhibit B (the “Assumption Agreement”), pursuant to which Buyer, on and as of the Closing Date, shall assume and agree to pay, perform and discharge when due only the following Liabilities relating to the Business and the Acquired Assets (the “Assumed Liabilities”), and Buyer does not hereby assume or become obligated to pay or perform any Liabilities which arise out of or in respect of the Business or any of its operations on or prior to the Closing, except for the following:

(i) All Liabilities (other than Taxes of any Transferred Subsidiary or Taxes relating to Non-Stock Assets attributable to a Pre-Closing Tax Period, including any U.S. state sales tax, any Australian GST or any Japan K.K. consumption tax related to the Accounts Receivable) reflected on the Most Recent Statement of Net Assets, or incurred after the Statement of Net Assets Date but prior to Closing in compliance with the terms of this Agreement, except to the extent satisfied on or prior to the Closing Date;

(ii) All Liabilities under or arising out of the Assigned Contracts (other than any Liability arising out of or relating to a breach of any Assigned Contract that occurred prior to the Closing) whether arising at, prior to or following the Closing;

(iii) All Liabilities under the Acquired Benefit Plans and the CIC Agreement;

(iv) All Liabilities to the extent assumed by, or that are otherwise the responsibility of, Buyer pursuant to Section 9.3;

(v) All Liabilities arising out of or relating to Deferred Items under Section 1.4;

(vi) Any Taxes relating to the Non-Stock Assets for any Post-Closing Tax Period; and

(vii) All Liabilities to the extent arising out of or relating to the Business (other than with respect to patents and patent applications retained by Seller) or the Acquired Assets incurred, arising out of or relating to periods following the Closing.

For purposes of this Agreement, “Liability” means any debt, obligation, duty or liability of any nature (including unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with U.S. GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

(d) Excluded Liabilities. It is expressly understood and agreed that, notwithstanding anything to the contrary in this Agreement, Seller shall retain, and shall continue to be responsible after the Closing Date for the “Excluded Liabilities”, which term shall mean all Liabilities relating to the Business at or prior to the Closing (other than the Assumed Liabilities), including, without limitation:

(i) All Liabilities to the extent arising out of or relating to the Excluded Assets, including, without limitation, all Liabilities arising out of or relating to the IQstream Business;

(ii) All Liabilities to the extent arising out of or resulting from the conduct of the Business at or prior to the Closing, including the lawsuits and claims set forth in Section 1.1(d)(ii) of the Disclosure Schedule, and any other lawsuits or claims to the extent arising out of or resulting from the conduct of the Business at or prior to the Closing whether such lawsuits or claims are initiated before or after the Closing, except those Liabilities (i) included on the Final Statement of Net Assets or (ii) related to Assigned Contracts (other than any Liability arising out of or relating to a breach of any Assigned Contract that occurred prior to the Closing);

(iii) All Liabilities of Seller (A) under this Agreement (other than Assumed Liabilities), including all Liabilities of Seller for costs and expenses incurred in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or (B) incurred in connection with any restructuring or reorganization of Seller or its Subsidiaries or Affiliates, whether or not resulting from the transactions contemplated by this Agreement or otherwise;

(iv) All Liabilities arising out of or relating to indebtedness obligations of Seller and its Subsidiaries (other than Liabilities related to the Business arising out of or relating to indebtedness obligations of the Transferred Subsidiaries or the Transferred Foreign Branches) to the extent not related to the Business;

(v) All Liabilities relating to fraudulent conveyances, fraudulent transfers, preferential transfers and the like by Seller or its Subsidiaries;

(vi) All Liabilities of Seller or its Subsidiaries with respect to Environmental Laws relating to matters that occurred or otherwise came into existence on or prior to the Closing Date;

(vii) All Liabilities of Seller or its Subsidiaries to indemnify any Person in connection with the operation of the Business at or prior to Closing by reason of the fact that such Person was a director, officer or employee of Seller or a Subsidiary, or was serving at the request of Seller or a Subsidiary as a partner, trustee, director, officer or employee of another entity, whether arising under contract, common law or otherwise;

(viii) Except with respect to Liabilities under the Acquired Benefit Plans and the CIC Agreement and those additional Liabilities agreed to be assumed by Buyer pursuant to Section 9.3 hereof, all Liabilities of Seller or its Subsidiaries or its Affiliates (A) relating to salary, bonus, other forms of compensation and payroll costs, including vacation pay that are accrued by Seller, its Subsidiaries or Affiliates, (B) for amounts payable in respect of retention, severance benefits, employee benefits (including, but not limited to the benefits to be provided under the Business Benefit Plans), termination and severance pay, transaction bonus arrangements, “stay-pay” or similar agreements entered into with any current or former employees by Seller or its Subsidiaries or Affiliates at or prior to Closing and (C) any severance or termination payment or benefits that become due and payable to any current or former employee of Seller in connection with the transactions contemplated by this Agreement or otherwise, other than, in the case of each of (A) through (C), Liabilities arising under agreements or plans entered into by Buyer or its Affiliates;

(ix) Any intercompany Liability between Seller and any of its Subsidiaries and/or Affiliates; and

(x) Any (A) Taxes of Seller for any taxable period, (B) Taxes relating to the Excluded Assets for any taxable period and (C) Taxes relating to the Non-Stock Assets for any taxable period, or portion thereof, ending on or before the Closing Date.

1.2 Purchase Price, Working Capital Adjustment and Related Matters.

(a) Purchase Price. In consideration for the Acquired Assets, and subject to the terms and conditions of this Agreement, Buyer shall assume the Assumed Liabilities and shall pay to Seller, by wire transfer of immediately available funds, U.S. $18,750,000 (the “Purchase Price”), subject to adjustment pursuant to Section 1.2(c) and Article VI. The Parties acknowledge and agree that the Purchase Price includes the consideration to be paid pursuant to the Equity Transfer Contract and no consideration other than the payment of the Purchase Price at the Closing shall be required to be paid by Buyer or any of its Affiliates for the purchase and sale of Seller’s equity interests in, or the assets of, Sycamore Shanghai. For the avoidance of doubt, the rights and obligations of the Parties in regards to Sycamore Shanghai are as set forth in this Agreement and the Equity Transfer Contract does not create any additional right or obligation and is intended for the sole purpose of effecting the transfer of Seller’s equity interests in Sycamore Shanghai from Seller to Buyer or its Affiliate.

(b) Payment of Purchase Price. At the Closing, Buyer shall acquire the Acquired Assets as provided in Section 1.1(a) and assume the Assumed Liabilities as provided in Section 1.1(c) and shall pay the aggregate amount of the Purchase Price less any Estimated Working Capital Shortfall to Seller by wire transfer of immediately available funds to an account designated by Seller not later than two (2) Business Days prior to the Closing Date.

(c) Working Capital Adjustments to Purchase Price.

(i) For purposes of this Agreement, the following terms shall have the following meanings:

(A) “Target Net Working Capital” means and be equal to $5,687,511;

(B) “Net Working Capital” means (A) Current Assets (as defined below), less (B) Current Liabilities (as defined below) on the Closing Date.

(C) “Current Assets” means the Acquired Assets that are current assets included in the line items set forth on the Net Working Capital Statement to the extent acquired by Buyer pursuant to the terms of this Agreement.

(D) “Current Liabilities” means all of the Assumed Liabilities that are current Liabilities included in the line items set forth on the Net Working Capital Statement to the extent assumed by Buyer pursuant to the terms of this Agreement.

(ii) No later than three (3) Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer a pre-closing consolidated statement of net assets of the Business (the “Estimated Statement of Net Assets”) setting forth Seller’s good faith estimate, as of the Closing Date, of the Net Working Capital (the “Estimated Net Working Capital”) substantially in the form, including the line items and in accordance with the allocations, attached hereto as Exhibit C (the “Net Working Capital Statement”), and accompanied by reasonable supporting documentation used by Seller to calculate the foregoing. The accounts reflected on the Net Working Capital Statement have been compiled by Seller in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and the provisions of this Agreement applied consistently (without any footnotes or normal customary year-end adjustments). In preparing such Estimated Closing Statement of Net Assets, Seller shall permit Buyer to participate and shall consider any reasonable requests of Buyer to make adjustments thereto. If the Estimated Net Working Capital is less than the Target Net Working Capital, the Purchase Price payable pursuant to Section 1.2(a) shall be reduced by the difference, the “Estimated Working Capital Shortfall”. If the Estimated Net Working Capital is equal to or greater than the Target Net Working Capital, there shall be no adjustment to the Purchase Price at the Closing. Within forty-five (45) calendar days following the Closing Date, Buyer shall prepare and deliver to Seller a closing consolidated statement of net assets of the Business as of the Closing Date (the “Closing Statement of Net Assets”) setting forth Buyer’s calculation of the Net Working Capital (the “Closing Net Working Capital”), prepared and calculated in accordance and consistent with the form of Net Working Capital Statement, which Closing Statement of Net Assets shall be prepared in accordance with U.S. GAAP applied consistently (without any footnotes or normal customary year-end adjustments), and accompanied by reasonable supporting documentation used by Buyer to calculate the foregoing. In preparing such Closing Statement of Net Assets, Buyer shall permit Seller to participate and shall consider any reasonable requests of Seller to make adjustments thereto.

(iii) Seller shall have fifteen (15) calendar days (the “Review Period”) to review any such Closing Net Working Capital. If Seller disputes the Closing Net Working Capital, Seller shall deliver notice of such dispute (a “Notice of Dispute”), which shall include a statement indicating the items in the Closing Net Working Capital disputed and the basis, in reasonable detail, for its objections, to Buyer on or prior to the expiration of the Review Period. Any line item in the Closing Net Working Capital that Seller does not specifically dispute in the Notice of Dispute shall not be subject to further review, challenge or adjustment. Following delivery of any Notice of Dispute from Seller, authorized representatives of Buyer and Seller shall promptly meet and confer in an effort to resolve such disagreement in good faith. If there is no Notice of Dispute, the Closing Net Working Capital shall be deemed to be the “Final Net Working Capital”, and the Closing Statement of Net Assets, or if there is a finally agreed statement of net assets, then such statement of net assets, shall be deemed a “Final Statement of Net Assets”.

(iv) In the event Buyer and Seller are unable to resolve a disagreement with respect to the Closing Statement of Net Assets within fifteen (15) Business Days following the date of delivery of the Notice of Dispute (or such longer period as Buyer and Seller may agree), resolution of such dispute shall be determined by an independent firm of certified public accountants mutually agreeable to Buyer and Seller (the “Neutral Accountants”). If issues in dispute set forth in the Notice of Dispute are submitted to the Neutral Accountants for resolution, (i) each Party shall furnish to the Neutral Accountants, such work papers and other documents and information relating to the items in dispute as the Neutral Accountants may request and are available to that Party, and shall be afforded the opportunity to present to the Neutral Accountants any material relating to the issues in dispute and to discuss together with the other Party or its representatives present the issues in dispute with the Neutral Accountants; (ii) the determination by the Neutral Accountants shall be limited to the items in dispute, as set forth in a notice delivered to both Parties by the Neutral Accountants and adjustment to the Net Working Capital Statement as a result of the resolutions of the items in dispute (also a Final Statement of Net Assets), will be final, binding and conclusive on the Parties; and (iii) the fees and expenses of the Neutral Accountants for such determination shall be paid by the Parties in inverse proportion to the outcome of the Parties’ position with respect to the dispute over the final adjustment. For example, if it is Buyer’s position that the adjustment owed is $300, Seller’s position that the adjustment owed is $100 and the Neutral Accountants’ finding that the adjustment owed is $150, then Buyer shall pay 75% (300-150 / 300-100) of the fees and expenses and Seller shall pay 25% (150-100 / 300-100) of the fees and expenses.

(v) If the Net Working Capital on the Final Statement of Net Assets is less than or equal to the Target Net Working Capital, an amount equal to (A) the absolute value of such difference, if any, less (B) the Estimated Working Capital Shortfall, if any, shall be paid (X) if such amount is positive, by Seller to an account designated in writing by Buyer (by wire transfer of immediately available funds) within five (5) Business Days after the determination of the Net Working Capital on the Final Statement of Net Assets or (Y) if such amount is negative, by Buyer to an account designated in writing by Seller (by wire transfer of immediately available funds) within five (5) Business Days after the determination of the Net Working Capital on the Final Statement of Net Assets. If the Net Working Capital on the Final Statement of Net Assets is greater than the Target Net Working Capital, an amount equal to (A) such difference plus (B) the Estimated Working Capital Shortfall, if any, shall be paid by Buyer to an account designated in writing by Seller (by wire transfer of immediately available funds) within five (5) Business Days after the determination of the Net Working Capital on the Final Statement of Net Assets.

(vi) Payments pursuant to this Section 1.2(c) shall be deemed adjustments to the Purchase Price.

(d) Allocation.

(i) Within twenty (20) days following the determination of the Final Net Working Capital in accordance with Section 1.2(c) hereof, Buyer shall prepare and deliver to Seller an allocation schedule (the “Allocation Schedule”) allocating the Purchase Price and the Assumed Liabilities attributable to the purchase of the Non-Stock Assets and Transferred Subsidiaries by Buyer among the Non-Stock Assets and Transferred Subsidiaries as of the Closing Date. The Parties agree that the Allocation Schedule shall be prepared and finalized in accordance with the amounts set forth on Section 1.2(d) of the Disclosure Schedule.

(ii) Seller shall have ten (10) days after receipt of the Allocation Schedule to provide Buyer with written notice of Seller’s objection to such allocations, which notice shall include a statement indicating the items in the Allocation Schedule disputed and the basis in reasonable detail for its objections. If Seller does not provide written notice of its objection to the Allocation Schedule within such ten (10) day period, the Allocation Schedule shall become final (the “Final Purchase Price Allocation”). If Seller provides written notice of its objection to the Allocation Schedule within such ten (10) day period, Buyer and Seller shall negotiate in good faith to agree upon a revised allocation, and any such agreed upon allocation shall become the Final Purchase Price Allocation. If Buyer and Seller cannot agree upon a revised allocation within twenty (20) days following Seller’s written notice of its objection to the Allocation Schedule, then the items in dispute shall be submitted to the Neutral Accountants, and the Neutral Accountants’ decision on such disputed matters, together with any agreed upon matters, shall constitute the Final Purchase Price Allocation. Buyer and Seller shall use their commercially reasonable efforts to cause the Neutral Accountants to make its determination as promptly as possible and in any event within thirty (30) days after the Neutral Accountants has been retained, including, without limitation, by promptly complying with all reasonable requests for information, books, records and similar items (except to the extent privileged). The cost and expense of the Neutral Accountants for purposes of the foregoing dispute resolution shall be borne fifty percent (50%) by Buyer and fifty percent (50%) by Seller. The Final Purchase Price Allocation shall be binding on Buyer and Seller. In the event that any subsequent adjustment to the Purchase Price occurs as a result of (i) any indemnity payments made pursuant to this Agreement, (ii) any adjustment to the amount of Assumed Liabilities or (iii) for any other reason, including the Net Working Capital adjustment, Buyer shall adjust the allocations under this Section 1.2(d) in such manner as it shall consider appropriate in its reasonable discretion and if Seller objects to such allocation, the Parties shall utilize the dispute mechanism set forth in this provision, as applicable.

(iii) The Final Purchase Price Allocation (and any adjustments thereto) shall be prepared in accordance with the rules under Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”). The Parties recognize that the Purchase Price and Assumed Liabilities do not include Buyer’s acquisition expenses and that Buyer will allocate such expenses appropriately. The Parties agree to act in accordance with the computations and allocations contained in the Final Purchase Price Allocation in any relevant Tax Returns or filings (including any forms or reports required to be filed pursuant to Section 1060 of the Code or any provisions of local, state and foreign law (“1060 Forms”)), and to cooperate in the preparation of any 1060 Forms and to file such 1060 Forms in the manner required by applicable law. Neither Buyer nor Seller shall take any position (whether in audits, Tax Returns, or otherwise) that is inconsistent with the Final Purchase Price Allocation unless required to do so by applicable law.

1.3 The Closing.

(a) Time and Location. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, 31st Floor, Boston, Massachusetts 02108 or such other location as may be mutually agreed by the Parties, commencing at 10:00 a.m., local time, on the date that is two (2) Business Days after the first date on which the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (excluding the delivery of any documents to be delivered at the Closing by any of the Parties and other than satisfaction of those conditions that by their terms are to be satisfied or waived at Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such documents and the satisfaction or waiver of such conditions) have been satisfied or waived (the “Closing Date”). For purposes of this Agreement, a “Business Day” shall be any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions located in New York, New York are permitted or required by law, executive order or governmental decree to remain closed.

(b) Actions at the Closing. At the Closing:

(i) Seller shall deliver (or cause to be delivered) to Buyer the various certificates, instruments and documents required to be delivered under Section 5.2;

(ii) Buyer shall deliver (or cause to be delivered) to Seller the various certificates, instruments and documents required to be delivered under Section 5.3;

(iii) Seller and Buyer shall deliver (or cause to be delivered) to the other one or more executed Bills of Sale in substantially the form attached hereto as Exhibit D (the “Bill of Sale”);

(iv) Seller and Buyer shall deliver (or cause to be delivered) to the other an executed Trademark Assignment in substantially the form attached hereto as Exhibit E (the “Trademark Assignment”);

(v) Seller and Buyer shall deliver (or cause to be delivered) to the other an executed Patent License Agreement in substantially the form attached hereto as Exhibit F (the “Patent License Agreement”);

(vi) Buyer shall deliver to Seller one or more executed Assumption Agreements and such other instruments as Seller may reasonably request in order to effect the assignment to, and assumption by, Buyer of certain of the Acquired Assets and the Assumed Liabilities;

(vii) Seller shall deliver (or cause to be delivered) or otherwise make available (or cause to be made available) to Buyer the Records, including the corporate record books of Transferred Subsidiaries included within the Acquired Assets;

(viii) Seller shall deliver to Buyer executed non-solicitation agreements of those persons listed on Section 1.3(b)(viii) of the Disclosure Schedule in substantially the form attached hereto as Exhibit G (the “Executive Non-Solicitation Agreements”);

(ix) Seller shall deliver to Buyer an executed non-competition and non-solicitation agreement in substantially the form attached hereto as Exhibit H (the “Company Non-Competition and Non-Solicitation Agreement”);

(x) Seller and Buyer shall deliver (or cause to be delivered) to the other an executed Transition Services Agreement in substantially the form attached hereto as Exhibit I (the “Transition Services Agreement”);

(xi) Seller shall deliver (or cause to be delivered) all share transfer agreements, stock certificates or other instruments evidencing equity interests in the Transferred Subsidiaries, or an affidavit of loss, as applicable, together with duly executed stock powers, transfer forms, instruments of assignment and other good and sufficient instruments of transfer, in form and substance reasonably satisfactory to Buyer, as Buyer may reasonably request to convey, assign, transfer and deliver to Buyer such equity interests in the Transferred Subsidiaries free and clear of Encumbrances (collectively, the “Share Transfer Documents”); provided, however that Seller shall not be required to deliver any such instruments with respect to the equity interests in Sycamore Networks (Shanghai) Co., Ltd. (“Sycamore Shanghai”) until such time as the requisite governmental approvals for the transfer of such equity interests have been obtained;

(xii) Seller shall deliver (or cause to be delivered) such other certificates, documents, instruments and writings as shall be reasonably requested by Buyer to effectively vest in Buyer title in and to the Acquired Assets, free and clear of all Encumbrances, in accordance with the provisions of this Agreement; and

(xiii) Buyer shall pay to Seller the Purchase Price in accordance with Section 1.2(a).

1.4 Consents to Assignment.

(a) Notwithstanding anything herein to the contrary, this Agreement shall not constitute an agreement to assign or transfer any asset, agreement, lease, authorization, license or Permit, or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted assignment or transfer thereof, without the consent of a third party thereto or of the issuing Governmental Entity, as the case may be, would constitute a breach or default thereof, would result in a violation of the rights of any such third party, would be ineffective, or would in any way adversely affect the rights of Seller or Buyer thereunder. Seller shall use commercially reasonable efforts to obtain the consent of such third party to the assignment to Buyer at the Closing of each Deferred Item (as defined below) in all cases in which such consent is or may be required for such assignment. Buyer will cooperate to the extent commercially reasonable with Seller in Seller’s efforts to obtain such consents. If such consent (a “Deferred Consent”) is not obtained prior to the Closing, then (a) the asset, agreement, lease, authorization, license or Permit to which such Deferred Consent relates (a “Deferred Item”) shall be withheld from sale pursuant to this Agreement without any reduction in the Purchase Price, (b) from and after the Closing, Seller and Buyer will use commercially reasonable efforts to cooperate with each other to obtain any such Deferred Consent with respect to a Designated Contract as soon as practicable after the Closing, provided that Seller shall not be required to make any payment or agree to any material undertakings in connection therewith, and (c) until any such Deferred Consent with respect to a Designated Contract is obtained, Seller and Buyer shall cooperate with each other in any lawful and commercially reasonable manner and, to the extent reasonable, enter into appropriate and reasonable alternative arrangements under which (i) Buyer would obtain the economic claims, rights and benefits, and (ii) Buyer shall assume any related Liability associated with the performance of the obligations of Seller under such Deferred Item, which arrangements shall include, without limitation, processes, procedures and protocols to ensure that (A) Seller (or its Affiliates) provides timely invoices to the third parties of Deferred Items with respect to a Designated Contract in accordance with payment schedules and terms and conditions of such Deferred Items, receives payment of such invoices from such third parties, and endorses and promptly pays to the order of Buyer payments received by Seller for the benefit of Buyer with respect to such Deferred Items and (B) Buyer makes payment to Seller to ensure timely payment of amounts owed to third parties of such Deferred Items in accordance with payments schedules and terms and conditions of such Deferred Items. If and to the extent that such arrangements cannot be made on terms and conditions acceptable to Seller and Buyer, Buyer shall have no obligation pursuant to Section 1.1(c) or otherwise with respect to any such Deferred Item or any Liability with respect thereto. After the Closing, Seller on the one hand, and Buyer on the other hand, shall take all actions (or shall cause its respective Affiliates to take all actions) reasonably requested by the other Party to effect the provisions of this Section 1.4. Notwithstanding the foregoing, it is hereby clarified that nothing contained herein shall require Buyer to waive the condition set forth in Section 5.2(f).

(b) Notwithstanding anything in this Agreement to the contrary, to the extent that the requisite governmental approvals for the transfer of Seller’s equity interest in Sycamore Shanghai have not been obtained prior to the Closing, until such time as the requisite governmental approvals are obtained and Seller’s equity interests in Sycamore Shanghai are transferred to Buyer, (i) Seller and Buyer shall use commercially reasonable efforts to obtain the requisite governmental approvals for the transfer of Seller’s equity interest in Sycamore Shanghai to Buyer or an Affiliate of Buyer, (ii) Seller shall operate Sycamore Shanghai for the benefit of Buyer, in accordance with Exhibit A of the Transition Services Agreement or as Buyer may otherwise reasonably instruct, in order that Buyer would obtain the economic claims, rights and benefits of the business of Sycamore Shanghai, and (iii) Buyer shall reimburse Seller, in accordance with the terms set forth in the Transition Services Agreement, for all (A) expenditures or expenses incurred in connection with the operation of the business of Sycamore Shanghai following the Closing in accordance with the budget for Sycamore Shanghai set forth on Section 1.4(b) of the Disclosure Schedule, with such changes as may be effected in consultation with, and the agreement of, Buyer or as may be required in accordance with applicable law or increases in costs resulting from the actions of any Governmental Entity and (B) Liabilities incurred in connection with the operation of the business of Sycamore Shanghai following the Closing. Buyer and Seller agree that in the event that the requisite governmental approvals for the transfer of Seller’s equity interest in Sycamore Shanghai to Buyer or an Affiliate of Buyer are not obtained prior to the twelve (12) month anniversary of the Closing, Buyer shall establish its own wholly foreign owned enterprise in China (the “New WFOE”) and Seller shall use commercially reasonable efforts to transfer, convey and assign, or cause to be transferred, conveyed and assigned, all of the assets of Sycamore Shanghai that are Acquired Assets to the New WFOE, to the extent allowed by applicable law, and Buyer shall assume all Assumed Liabilities related to Sycamore Shanghai. For the avoidance of doubt, the Acquired Assets and Assumed Liabilities of Sycamore Shanghai shall be included in the computation of Net Working Capital pursuant to Section 1.2(c) without regard to the ultimate timing of the transfer of the equity interests in, or the assets of, Sycamore Shanghai to Buyer or an Affiliate of Buyer.

(c) Seller shall have no ongoing obligations under this Section 1.4 to the extent any such obligation would be reasonably likely to prevent or delay any actions by Seller to liquidate and dissolve pursuant to Delaware law.

1.5 Further Assurances. At any time and from time to time after the Closing Date, as and when reasonably requested by any Party hereto and at such Party’s expense, the other Party shall promptly execute and deliver, or cause to be executed and delivered, all such documents, instruments and certificates and shall take, or cause to be taken, all such further or other actions as are necessary to evidence and effectuate the transactions contemplated by this Agreement. In furtherance of the foregoing, in the case of the Transferred Subsidiaries, Seller, at the request of Buyer, shall execute, acknowledge and deliver to Buyer or its Affiliates, as applicable, or shall cause to be executed, acknowledged and delivered to Buyer or its Affiliates, as applicable, without further consideration, all such further assignments, conveyances, instruments of transfer, stock powers, endorsements, deeds, powers of attorney, consents and other documents and take such other action as Buyer may reasonably request to transfer to and fully vest in Buyer or its Affiliates, as applicable, and protect Buyer’s or its Affiliate’s, as applicable, right, title and interest in and to the equity interests and capital stock and assets of the Transferred Subsidiaries. Seller shall have no obligations under this Section 1.5 to the extent any such obligation would be reasonably likely to prevent or delay any actions by Seller to liquidate and dissolve pursuant to Delaware law.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as of the date hereof that, except as set forth in the disclosure schedule provided by Seller to Buyer (the “Disclosure Schedule”) and except as disclosed in the Seller SEC Documents:

2.1 Organization, Qualification and Corporate Power.

(a) Each of Seller and Sycamore Asia is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities, in each case as they relate to the Business, makes such qualification necessary, except for any such failures to be qualified that would not reasonably be expected to result in a Business Material Adverse Effect (as defined below). Each of Seller and Sycamore Asia has all requisite corporate power and authority to carry on the Business as it is currently conducted and to own and use the properties now owned and used by it. For purposes of this Agreement, “Business Material Adverse Effect” means any change, effect or circumstance (any such item, an “Effect”) that (i) individually or in the aggregate has a materially adverse effect on the business, financial condition or results of operations of the Business or (ii) materially impairs the ability of Seller to consummate the transactions contemplated by this Agreement; provided, however, that a “Business Material Adverse Effect” shall not include, either alone or in combination, any Effect resulting from or arising out of (A) the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby, including (1) the identity of Buyer or (2) any employee attrition or the loss, diminution or disruption of Seller’s business or relationships with existing or prospective clients, customers or suppliers, in each case to the extent resulting from the public announcement of this Agreement or the pendency of the transactions contemplated hereby, (B) any action taken by Seller at the written request of Buyer or with Buyer’s written consent, (C) changes in the Business’ industry or in markets generally, (D) changes affecting the national or international general economic, political, legal or regulatory conditions, (E) changes in laws, regulations or U.S. GAAP (or any interpretation of U.S. GAAP) applicable to the Business, or (F) national or international political conditions or instability, including the engagement by the United States in hostilities, whether or not pursuant to a declaration of emergency or war, or the occurrence of any military or terrorist attack upon the United States or any other nation, except, in each of clauses (C) through (F) above, to the extent such changes have a materially disproportionate impact on the Business, taken as a whole, relative to other comparable businesses in the industry or markets in which the Business participates.

(b) For purposes of this Agreement, “Subsidiaries” means all those corporations, associations, or other business entities of which the entity in question (i) owns or controls a majority of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which a majority of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

(c) Section 2.1(c) of the Disclosure Schedule sets forth the name of each Transferred Subsidiary, and, with respect to each Transferred Subsidiary, the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business, the number of shares of its authorized capital stock (or equity interests), the number and class of shares (or equity interests) thereof duly issued and outstanding, the names of all stockholders or other equity owners. Except for the Transferred Subsidiaries or as set forth on Section 2.1(c) of the Disclosure Schedule, Seller does not own, directly or indirectly, any Subsidiaries that participate in the conduct of the Business or which own any of the Acquired Assets. Each Transferred Subsidiary is a duly organized and validly existing corporation, partnership or other entity in good standing under the laws of the jurisdiction of its incorporation or organization (or such similar concepts applicable to Transferred Subsidiaries or Transferred Foreign Branches that are organized outside of the United States) and each Transferred Subsidiary and each Transferred Foreign Branch is duly qualified or authorized to do business as a foreign corporation, entity or business and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization (or such similar concepts applicable to Transferred Subsidiaries that are organized or doing business outside of the United States), except where the failure to be so qualified, authorized or in good standing has not had and would not reasonably be expected to have a Business Material Adverse Effect. Each Transferred Subsidiary has all requisite corporate or entity power and authority to own its properties and carry on its business as presently conducted. The outstanding shares of capital stock or equity interests of each Transferred Subsidiary are validly issued, fully paid and non-assessable (or comply with such similar concepts applicable to Transferred Subsidiaries that are organized outside of the United States) and were not issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any similar right. All such shares or other equity interests represented as being owned by Seller or any Transferred Subsidiary are owned by them, and will be transferred to Buyer at the Closing, free and clear of any and all Encumbrances.

(d) With respect to each Transferred Subsidiary, there are (i) no other shares of capital stock, or other securities issued and outstanding or reserved for issuance, (ii) no rights to receive shares on a deferred basis or otherwise, (iii) no stock appreciation rights or other similar rights, (iv) no securities convertible into or exchangeable or exercisable for shares of capital stock, ownership interests, voting securities or other securities, (v) no agreements or other rights to acquire or subscribe from any such Transferred Subsidiary, and no obligation of any such Transferred Subsidiary to issue capital stock, voting securities or other ownership interests in or any securities convertible into or exchangeable for capital stock or other securities of any Transferred Subsidiary, and (vi) no agreements relating to the rights of Seller to vote or to dispose of (or cause to be voted or disposed of) any shares of the capital stock (or other securities) of any of the Transferred Subsidiaries. No bonds, debentures, notes or other indebtedness of any Transferred Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders may vote, are issued or outstanding. There are no rights or obligations, contingent or otherwise (including rights of first refusal of any Transferred Subsidiary), of any Transferred Subsidiary to repurchase, redeem or otherwise acquire any outstanding securities of any Transferred Subsidiary or to provide funds to or make any investment (in the form of loan, capital contribution or otherwise) in any Person. There are no stockholder agreements, voting trusts, proxies or other similar agreements, arrangements or understandings to which any Transferred Subsidiary is a party, or by which it or they are bound. There are no registration rights or other similar agreements, arrangements or understandings to which any Transferred Subsidiary is a party, or by which any such Transferred Subsidiary is bound, obligating any such Transferred Subsidiary with respect to its securities.

(e) All of the corporate books and records of the Transferred Subsidiaries and of each Transferred Foreign Branch, to the extent required by applicable law and/or by its certificate of incorporation or bylaws (or comparable governing documents) to the extent applicable, have been and are duly registered with all Governmental Entities requiring such registration and all publications were performed as and when required by applicable laws. The certificate of incorporation or bylaws (or comparable governing documents) and all amendments thereto of the Transferred Subsidiaries are duly registered with all Governmental Entities requiring such registration.

2.2 Title to Assets.

(a) Seller, Sycamore Asia and each Transferred Subsidiary, as applicable, has good, valid and marketable title to, a valid license to, or a valid leasehold interest in, the Acquired Assets, free and clear of any Encumbrances. Upon the sale, conveyance, transfer, assignment and delivery of the Acquired Assets in accordance with this Agreement, Buyer will acquire good, valid and marketable title to, a valid license to, or a valid leasehold interest in, the Acquired Assets, free and clear of any Encumbrances.

(b) Except for (a) cash or cash equivalents or similar type investments, bank accounts, certificates of deposit, Treasury bills, investments and other marketable securities related to the Business in Seller’s accounts immediately prior to Closing, (b) facilities (including internet bandwidth and furnishings), (c) commercially available “off-the-shelf” software licenses and licenses for Publicly Available Software, (d) executive, accounting/finance, marketing, legal, human resources, information technology and other services currently provided to the Business by Seller, (e) services provided to the Business by Business Employees to the extent such Business Employees do not become New Buyer Employees immediately after the Closing, (f) the domain names and websites listed on Sections 1.1(b)(iv)(D) and 9.4(b) of the Disclosure Schedule, (g) the assets set forth on Section 2.2(b) of the Disclosure Schedule and (h) Seller’s right to use the corporate names and business names listed on Section 9.4(b) of the Disclosure Schedule in the manner prescribed in Section 9.4, the Acquired Assets and Buyer’s access to the assets and rights contemplated to be provided under the Related Agreements, collectively, are adequate and sufficient for Buyer to conduct the Business immediately following the Closing in a manner substantially consistent in all material respects with the manner in which the Business was conducted in the ordinary course of business prior to the Closing. This Section 2.2(b) does not constitute a representation or warranty as to non-infringement, misappropriation or other violation of Third Party IP (which are covered exclusively in Sections 2.10(b), 2.10(c) and 2.10(d)).

(c) For purposes of this Agreement, “Encumbrance” means any charge, claim, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of first refusal, or any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership other than (i) Taxes, assessments and governmental charges or levies either not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Most Recent Statement of Net Assets in accordance with U.S. GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other similar liens that are not yet due and payable or that are being contested in good faith by appropriate proceedings and which would not result in a Business Material Adverse Effect; (iii) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business consistent with past practice; (iv) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar restrictions, and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Business or the Acquired Assets; (v) encumbrances which do not materially and adversely affect the use or operation of the property subject thereto; (vi) statutory or contractual liens of landlords under Leases pursuant to which Seller is a lessee and not in material default; (vii) liens arising solely by action of Buyer; (viii) licenses or sublicenses of the Business IP and (ix) those items set forth on Section 2.2(c) of the Disclosure Schedule.

2.3 Authority. Each of Seller and Sycamore Asia has, as applicable, all requisite corporate power and authority to execute and deliver (or cause to be executed and delivered) this Agreement and each of the Bills of Sale, the Assumption Agreement, the Company Non-Competition and Non-Solicitation Agreement, the Trademark Assignment, the Patent License Agreement, the Transition Services Agreement, the equity transfer contract with respect to the transfer of Sycamore Shanghai, in substantially the form attached hereto as Exhibit J (the “Equity Transfer Contract”), and any other agreements, certificates or documents to be delivered pursuant to this Agreement (collectively, with (i) the guarantee executed and delivered concurrently with the execution of this Agreement by Marlin Equity III, L.P., a Delaware limited partnership, and Marlin Executive Fund III, L.P., a Delaware limited partnership, to and in favor of Seller and (ii) the consent of C-III Asset Management LLC (the

“Landlord”) to the assignment of that certain lease listed on Section 2.3 of the Disclosure Schedule executed and delivered concurrently with the execution of this Agreement by the Landlord, Seller and Buyer (the “Consent Agreement”), the “Related Agreements”) and to perform its obligations hereunder and under each of the Related Agreements to which it is (or will be as of the Closing) a party. The execution and delivery by Seller and Sycamore Asia, as applicable, of this Agreement and each of the Related Agreements to which it is (or will be as of the Closing) a party, the performance by Seller or Sycamore Asia, as applicable, of its obligations hereunder and thereunder, and the consummation by Seller or Sycamore Asia, as applicable, of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller and Sycamore Asia, as applicable, and no other corporate or other proceedings or actions on the part of Seller or Sycamore Asia, as applicable, their respective boards of directors or shareholders are necessary therefor, except for the approval of the sale of the Acquired Assets to Buyer pursuant to this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding capital stock of Seller entitled to vote thereon (“Stockholder Approval”). There are no appraisal or dissenters rights under applicable law that are applicable to the execution, delivery and performance of this Agreement by Seller. This Agreement has been, and each Related Agreement to which it is (or will be at Closing) a party will be, duly and validly executed and delivered by Seller and Sycamore Asia, as applicable, and, assuming this Agreement and each of the Related Agreements to which Buyer is (or will be at Closing) a party, constitutes the valid and binding obligation of Buyer, constitutes (or will constitute) valid and binding obligations of Seller and Sycamore Asia, as applicable, enforceable against Seller and Sycamore Asia, as applicable, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses. No state takeover, business combination statute or similar statute or regulation applies to, purports to apply or will apply to this Agreement, any of the Related Agreements or the transactions contemplated hereby and/or thereby.

2.4 Non-contravention. Except as set forth in Section 2.4 of the Disclosure Schedule, neither the execution and delivery of this Agreement by Seller or Sycamore Asia or any of the Related Agreements to which Seller or Sycamore Asia, as applicable, is (or will be at Closing) a party, nor the consummation by Seller of the transactions contemplated hereby or by the Related Agreements, will:

(a) conflict with or violate any provision of the charter or bylaws or other organizational documents of Seller, Sycamore Asia or any Transferred Subsidiary;

(b) require on the part of Seller, Sycamore Asia or any Transferred Subsidiary any filing with, notice to, or any Permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”), except for (i) compliance by Seller with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, as amended (the “HSR Act”) and (ii) any other filings, notices, Permits, authorizations, consents or approvals the absence of which would not reasonably be expected to have a Business Material Adverse Effect;

(c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, right of first offer or refusal, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, Permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness or Encumbrance to which Seller, Sycamore Asia or any Transferred Subsidiary is a party or by which Seller is bound or to which any of its respective assets is subject, except for any conflict, breach, default, acceleration, right to accelerate, termination, modification, cancellation, notice, consent or waiver that would not reasonably be expected to have a Business Material Adverse Effect; or

(d) conflict with or violate any order, writ, injunction or decree specifically naming, or statute, rule or regulation applicable to, Seller, Sycamore Asia, any Transferred Subsidiary or any of or their respective properties or assets.

2.5 Financial Statements. Seller has provided to Buyer copies of the unaudited consolidated statement of net assets of the Business at July 31, 2011 and July 31, 2012 and the consolidated statement of operating profit or loss of the Business for the fiscal year ended July 31, 2012 (collectively, the “Unaudited Financial Statements”). The consolidated statement of net assets at July 31, 2012 is referred to as the “Most Recent Statement of Net Assets” and the date of such Most Recent Statement of Net Assets, July 31, 2012, is referred to herein as the “Statement of Net Assets Date”. Except as set forth on Section 2.5 of the Disclosure Schedule, the accounts supporting such Unaudited Financial Statements have been compiled in accordance with U.S. GAAP and fairly present, in all material respects, the net assets of the Business at July 31, 2012 and the consolidated operating profit or loss of the Business in accordance with the basis of presentation set forth on Section 2.5 of the Disclosure Schedule and do not include footnotes.

2.6 Absence of Certain Changes. Except as contemplated by this Agreement, since the Statement of Net Assets Date and through the date hereof, there has not occurred a Business Material Adverse Effect. Except as contemplated by this Agreement or listed on Section 2.6 of the Disclosure Schedule, since the Statement of Net Assets Date and through the date hereof, (i) the Business has been conducted in all material respects in the ordinary course of business and (ii) none of Seller, Sycamore Asia or any Transferred Subsidiary has taken any of the following actions:

(a) sold, assigned or transferred any material portion of the Acquired Assets other than (i) in the ordinary course of business or (ii) sales or other dispositions of obsolete or excess equipment or other assets not used in the Business;

(b) cancelled any indebtedness other than in the ordinary course of business, or waived or provided a release of any rights of material value to the Business or the Acquired Assets;

(c) except as required by law, granted any rights to severance benefits, “stay pay”, termination pay or transaction bonus to any employee of the Business or increased benefits payable or potentially payable to any such employee of the Business under any previously existing severance benefits, “stay-pay”, termination pay or transaction bonus arrangements (in each case, other than grants or increases for which Buyer will not be obligated following the Closing);

(d) except in the ordinary course of business, made any capital expenditures or commitments therefor with respect to the Business in an amount in excess of $50,000 in the aggregate;

(e) acquired any entity or business (whether by the acquisition of stock, the acquisition of assets, merger or otherwise), other than acquisitions that have not or will not become integrated into the Business;

(f) amended the terms of any existing Acquired Benefit Plan, except (i) as required by law, (ii) in a manner substantially consistent with the past practices of the Business or (iii) in any manner that would not reasonably be expected to result in a material Liability of Buyer;

(g) changed the Tax or accounting principles, methods or practices of the Business, except in each case to conform to changes in U.S. GAAP or applicable local generally accepted accounting principles;

(h) amended, cancelled (or received notice of future cancellation of) or terminated any Designated Contract which is not in the ordinary course of business;

(i) materially increased the salary or other compensation payable by Seller to any Business Employees, or declared or paid, or committed to declare or pay, any bonus or other additional payment to Business Employees or consultants, other than (A) payments for which Buyer shall not be liable after Closing, (B) customary compensation increases and (C) bonus awards or payments under existing bonus plans and arrangements awarded to Business Employees which have been awarded or paid in the ordinary course of business;

(j) failed to make any material payments on Designated Contracts or material licenses or Permits on a reasonably current basis as and when due (except where contested in good faith or cured by Seller) under the terms of such Designated Contracts or material licenses or Permits;

(k) suffered any material damage, destruction or loss relating to the Business or the Acquired Assets, whether or not covered by insurance;

(l) incurred any material claims relating to the Business or the Acquired Assets not covered by applicable policies of liability insurance within the maximum insurable limits of such policies;

(m) mortgaged, sold, assigned, transferred, pledged or otherwise placed an Encumbrance on any Acquired Asset, except in the ordinary course of business or except as otherwise set forth herein;

(n) transferred, granted, licensed, assigned, terminated or otherwise disposed of, modified, changed or cancelled any material rights or obligations with respect to any of the Business IP, except in the ordinary course of business; or

(o) entered into any agreement or commitment to take any of the actions set forth in paragraphs (a) through (n) of this Section 2.6.

2.7 Undisclosed Liabilities. Neither the Business nor the Assumed Liabilities include any Liabilities, except for (a) Liabilities shown on the Most Recent Statement of Net Assets, (b) Liabilities which have arisen since the date of the Most Recent Statement of Net Assets in the ordinary course of business, or (c) Liabilities not required to be set forth on a balance sheet in accordance with U.S. GAAP.

2.8 Tax Matters.

(a) Seller and Sycamore Asia (each with respect to the Business and the Non-Stock Assets) and each Transferred Subsidiary has filed or had filed on its behalf all material Tax Returns (as defined below) that it was required to file (separately or as part of a consolidated, combined or unitary group) with respect to the Business and all such Tax Returns were correct and complete in all material respects. Seller, Sycamore Asia and each Transferred Subsidiary has paid (or had paid on its behalf) all material Taxes that are due, whether or not shown to be due on any such Tax Returns. All material Taxes that Seller, Sycamore Asia or any Transferred Subsidiary, is or was required by law and pursuant to this Agreement to withhold or collect and that were or are due have been duly withheld or collected and, have been paid or will be paid to the proper Governmental Entity. There are no Encumbrances with respect to the Acquired Assets for Taxes. For purposes of this Agreement, “Taxes” means all taxes, including income, gross receipts, capital gain, ad valorem, value-added, goods and services, excise, real property, personal property, sales, use, transfer, withholding, employment and franchise taxes or other similar charges imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, “Tax Returns” means all reports, returns, declarations, statements, forms or other information required to be supplied to a Governmental Entity in connection with Taxes including TD F 9022.1.

(b) Except as set forth in Section 2.8(b) of the Disclosure Schedule, there are no audits, actions, claims or disputes or examinations on going for any Transferred Subsidiary, and no Transferred Subsidiary has received notice in writing of the intention to undertake such activity.

(c) Seller has made available to Buyer correct and complete copies of all material income Tax Returns filed by each Transferred Subsidiary after August 1, 2009 and all Internal Revenue Service forms 5471 filed for tax years beginning on or after August 1, 2009 with respect to any Transferred Subsidiary.

(d) No claim has been made by any Governmental Entity in a jurisdiction in which the Transferred Subsidiaries have not filed Tax Returns that any of them is or may be subject to income taxation by that jurisdiction.

(e) None of the Transferred Subsidiaries has entered into an agreement with a Tax authority with respect to taxation.

(f) None of the Transferred Subsidiaries has engaged in the conduct of a trade or business in the United States.

(g) Except as set forth in Section 2.8(g) of the Disclosure Schedule, Buyer will not have any inclusion after Closing pursuant to Section 951 of the Code with respect to income earned prior to Closing, and none of the Transferred Subsidiaries holds an investment in U.S. property as defined for purposes of Section 956 of the Code.

(h) Each of the Transferred Subsidiaries that is not formed under the laws of the United States, or one of the 50 states or the District of Columbia (a “Non-U.S. Transferred Subsidiary”) has been since its inception an association taxable as a corporation for U.S. federal income tax purposes.

(i) None of the Transferred Subsidiaries has any liability under Treasury Regulations Section 1.1502-6 (or any similar law) for Taxes of another Person.

(j) There are no Encumbrances on any of the Non-Stock Assets or any of the Transferred Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(k) None of the Transferred Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(l) None of the Transferred Subsidiaries is a party to a Tax allocation or sharing agreement.

(m) Except as set forth in Section 2.8(m) of the Disclosure Schedule, none of the Transferred Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any installment sale or open transaction made on or prior to the Closing Date, a prepaid amount received on or prior to the Closing Date, or an election under Section 108(i) of the Code.

(n) None of Seller, Sycamore Asia, or any Transferred Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(o) None of Seller, Sycamore Asia, or any Transferred Subsidiary is or has been a party to any “reportable transaction,” as defined in Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

2.9 Real Property.

(a) The Acquired Assets do not include any owned real property.

(b) Section 2.9(b) of the Disclosure Schedule completely and accurately lists all leases and subleases of real property (“Leased Real Property”), including the Real Estate Leases, used by or held for use by Seller, Sycamore Asia or any Transferred Subsidiary in connection with the Business (the “Leases”). The Leases are valid, binding and enforceable against Seller, Sycamore Asia or any Transferred Subsidiary in accordance with their respective terms, and there does not exist under any such Lease any material default by Seller, Sycamore Asia or any Transferred Subsidiary or, to Seller’s knowledge, as of the date hereof, by any other Person (as defined below), or any event that, with notice or lapse of time or both, would constitute a default by Seller, Sycamore Asia or any Transferred Subsidiary or, to Seller’s knowledge, as of the date hereof, by any other Person. Seller has delivered or otherwise made available to Buyer complete and accurate copies of all Leases. All rent and other charges currently due and payable under the Leases have been paid. Seller, Sycamore Asia or one of the Transferred Subsidiaries is the holder(s) of the lessee’s interest under the Leases and has neither assigned the Leases nor subleased all or any portion of the premises leased thereunder. For purposes of this Agreement, the term “Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, estate, trust, association, unincorporated organization, other form of entity, of whatever nature, or Governmental Entity.

(c) To Seller’s knowledge, as of the date hereof, neither the whole nor any portion of the Leased Real Property, is subject to any order to be sold or are being condemned, expropriated or otherwise taken by any Governmental Entity.

(d) The current use of the Leased Real Property in the Business and any improvements made by Seller, Sycamore Asia or any Transferred Subsidiary to the buildings thereon does not, violate any of the material provisions of any applicable Lease or, to the knowledge of Seller as of the date hereof, any of the restrictive covenants affecting the Leased Real Property.

2.10 Intellectual Property.

(a) Section 2.10(a) of the Disclosure Schedule lists all registrations and applications for registration owned by Seller, Sycamore Asia or the Transferred Subsidiaries contained within the Business IP (“Registered Business IP”).

(b) Neither the use and practice of the material Business IP as currently used and practiced in the Business nor the operation of the Business as presently conducted infringes or misappropriates any rights in patents, trademarks, service marks, copyrights, trade secrets or other intellectual property of any third party (“Third Party IP”). With the exception of Sections 2.10(c) and 2.10(d), this Section 2.10(b) constitutes the only representation and warranty of Seller with respect to any actual or alleged infringement, misappropriation or other violation of any Third Party IP.

(c) Seller, Sycamore Asia and its Transferred Subsidiaries own, or are licensed or otherwise possess the rights, title and interest, free and clear of any and all Encumbrances, to the Business IP and to use all material Third Party IP that is necessary for the operation of the Business as currently conducted.

(d) As of the date hereof, there are no pending or, to the knowledge of Seller, threatened claims or demands against or written communications to Seller, Sycamore Asia or any Transferred Subsidiary alleging that any aspect of the use or practice of the Business IP or the operation of the Business as currently conducted infringes or misappropriates the rights of others in or to any Third Party IP, or challenging the validity, enforceability, use or ownership of any Business IP.

(e) Other than the Assigned Contracts and confidentiality agreements entered into in the ordinary course of business, none of Seller, Sycamore Asia or any Transferred Subsidiary has granted to any third party any material license, ownership interest or right to the use of any of the Business IP.

(f) There are no settlements, governmental consents or governmental contracts, judgments or governmental orders entered into by Seller, Sycamore Asia or any Transferred Subsidiary or imposed upon Seller, Sycamore Asia or any Transferred Subsidiary that restrict Seller’s, Sycamore Asia’s or any Transferred Subsidiary’s rights to use any Business IP or permit any third parties to use any Business IP.

(g) To the knowledge of Seller, as of the date hereof, there is no, nor has there been any, infringement or misappropriation by any third party of any material Business IP, and, as of the date hereof, no such claims are pending or threatened by Seller, Sycamore Asia or any Transferred Subsidiary against any Person with respect to the material Business IP.

(h) Seller, Sycamore Asia and each Transferred Subsidiary has taken commercially reasonable steps to maintain and continue the confidentiality of its trade secrets and confidential information used in the Business, including the use of written agreements, and, to Seller’s knowledge, there has been no misappropriation of any of such trade secrets or confidential information. To Seller’s knowledge, no employee, officer, director, consultant or advisor of Seller, Sycamore Asia or of any Transferred Subsidiary is in violation of any material term of any employment contract or any other contract or agreement, or any restrictive covenant, relating to the right to use confidential information of others.

(i) As of the date hereof, all Registered Business IP has been duly maintained and has not been cancelled, allowed to expire, surrendered, or abandoned, and payment of all applicable maintenance fees for such Registered Business IP has been made and is current, except as would not have a Business Material Adverse Effect.

(j) Except as set forth on Section 2.10(j) of the Disclosure Schedule, each Person who has or had access to any trade secrets or confidential information contained in the material Business IP has signed an agreement requiring such Person to keep such information confidential. Each Person who has developed or is or was involved in the development of any material Business IP owned by Seller, Sycamore Asia or any Transferred Subsidiary has signed an agreement confirming that either Seller, Sycamore Asia or a Transferred Subsidiary, as applicable, owns such owned Business IP, which Seller or such Transferred Subsidiary does not already own by operation of law or otherwise.

(k) Seller, Sycamore Asia or any Transferred Subsidiary, as applicable, has secured valid written assignments from all consultants and employees who contributed to the creation or development of any material Business IP owned by Seller, Sycamore Asia or any Transferred Subsidiary and of the rights to such contributions, which Seller, Sycamore Asia or such Transferred Subsidiary does not already own by operation of law or otherwise.

(l) To the knowledge of Seller, all registrations contained within the material Business IP are valid, subsisting and enforceable.

(m) To the knowledge of Seller, Seller, Sycamore Asia or a Transferred Subsidiary owns or has a valid and enforceable right to use all material Business IP in the Business.

(n) To the knowledge of Seller, except as set forth in Section 2.10(n) of the Disclosure Schedule, no Publicly Available Software has been used by Seller, Sycamore Asia or any of the Transferred Subsidiaries (or otherwise used in, used with, or used to develop any software used in the Business) in a manner that would require as a condition of use or otherwise Seller, Sycamore Asia or any such Transferred Subsidiary to disclose, license, distribute or otherwise make available any material source code included in the Business IP owned or purported to be owned by Seller, Sycamore Asia or such Transferred Subsidiary or grant licenses to make derivative works or other modifications to such source code. “Publicly Available Software” means any software that (i) contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software, or pursuant to similar licensing and distribution models; and (ii) requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (A) be disclosed or distributed in source code form; (B) be licensed for the purpose of making derivative works; or (C) be redistributable at no or minimal charge.

(o) Seller is, as of the date hereof, the exclusive owner of all right, title and interest in all of the Licensed Patents (as defined in the Patent License Agreement) that are to be licensed to Buyer under the Patent License Agreement.

(p) The Licensed Patents (as defined in the Patent License Agreement) that are to be licensed to Buyer under the Patent License Agreement are free and clear from any and all Encumbrances that would prevent, to any degree, Seller from granting an effective license to Buyer under the Patent License Agreement to all of the Licensed Patents.

(q) Seller has not, as of the date hereof, granted any exclusive license to any of the Licensed Patents (as defined in the Patent License Agreement) that are to be licensed to Buyer under the Patent License Agreement.

2.11 Contracts.

(a) Except as set forth in Section 2.11 of the Disclosure Schedule or for agreements entered into with the consent of Buyer pursuant to Section 4.2(b), the Acquired Assets do not include, any:

(i) agreement for the lease of personal property from or to third parties relating to the Business providing for lease payments the remaining unpaid balance of which is in excess of $50,000, other than (A) purchase orders relating to the supply of goods and services to the Business in the ordinary course of business, (B) agreements executed in the ordinary course of business and (C) agreements that can be terminated by Seller, Sycamore Asia or any Transferred Subsidiary, as applicable, on sixty (60) or fewer days’ notice without payment by Seller, Sycamore Asia or any Transferred Subsidiary of any penalty;

(ii) agreement (or group of related written agreements) relating to the Business for the purchase of products or services to Seller, Sycamore Asia or any Transferred Subsidiary under which the undelivered balance of such products and services is in excess of $50,000 annually, other than (A) purchase orders relating to the supply of goods and services to the Business in the ordinary course of business and (B) any such contracts and agreements that can be terminated by either Seller, Sycamore Asia or any Transferred Subsidiary, as applicable, on sixty (60) or fewer days’ notice without payment by Seller, Sycamore Asia or any Transferred Subsidiary of any penalty;

(iii) agreement establishing a partnership or joint venture relating to the Business;

(iv) agreement (or group of related agreements) under which Seller has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness the outstanding balance of which is more than $50,000 or under which it has imposed an Encumbrance on any of the Acquired Assets, tangible or intangible, relating to the Business, except for any Encumbrances relating to any capitalized lease financing;

(v) agreement that prohibits the Business from freely engaging in business anywhere in the world in any material respect or which grants to any Person any exclusivity to any geographic territory, any customer, or any product or service relating to the Business;

(vi) agreement for the employment or engagement in connection with the Business by the Seller or any of its Subsidiaries of any individual on a full time or part-time employment or consulting basis providing base annual compensation at a rate in excess of $100,000 during the fiscal year ended July 31, 2012;

(vii) severance, “stay pay”, termination or transaction bonus agreement with any officer or other employee of the Business;

(viii) agreement for the sale of any Acquired Asset which involves minimum required payments to be made to Seller, Sycamore Asia, any Transferred Subsidiary or any Affiliate (as defined below) thereof in excess of $50,000, other than (A) agreements for the sale of goods and services entered into in the ordinary course of business and (B) any agreements that can be terminated by Seller, Sycamore Asia or any Transferred Subsidiary, as applicable, on sixty (60) or fewer days’ notice without payment by Seller, Sycamore Asia or any Transferred Subsidiary of any penalty;

(ix) agreement entered into in the past five (5) years for the acquisition by Seller, Sycamore Asia or any Transferred Subsidiary of any operating business or the capital stock, partnership interests or other equity interests of any other Person, other than acquisitions by Seller or any Transferred Subsidiary that have not or will not become integrated into the Business;

(x) agreement or commitment with any labor union or works council of Seller, Sycamore Asia or any Transferred Subsidiary relating to the Business;

(xi) agreement or commitment relating to capital expenditures involving future payments in excess of $50,000 relating to the Business;

(xii) material licenses, franchises, distributorship or other agreements or commitments relating to any Person’s rights to any Business IP (other than the Assigned Contracts, commercially available “off the shelf” software licenses, licenses for Publicly Available Software, end-user licenses, non-disclosure agreements and work-for-hire agreements);

(xiii) any material license, royalty or other agreement concerning intellectual property rights relating to the Business other than the Assigned Contracts, commercially available “off the shelf” software licenses, licenses for Publicly Available Software, end-user licenses, non-disclosure agreements and work-for-hire agreements);

(xiv) material agreements with any Governmental Entity relating to the Business; and

(xv) any other agreement or commitment on the part of Seller, Sycamore Asia or any Transferred Subsidiary relating to the Business, the failure to fulfill which would be reasonably likely to have a Business Material Adverse Effect.

(b) Seller has made available to Buyer a correct and complete copy of each agreement (as amended to date) listed in Section 2.11 of the Disclosure Schedule (the “Designated Contracts”). Each Designated Contract is a legal, valid, binding and enforceable obligation of Seller, Sycamore Asia or a Transferred Subsidiary, as applicable, and, to Seller’s knowledge, of each other party thereto (except as the foregoing may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief, and other equitable remedies and those providing for equitable defenses), and there exists no material default of Seller, Sycamore Asia or any Transferred Subsidiary, or, to Seller’s knowledge, as of the date hereof, any other party thereto.

(c) For purposes of this Agreement, the term “Affiliate” shall have the meaning assigned to it in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.12 Litigation. Section 2.12 of the Disclosure Schedule lists as of the date hereof each claim, complaint, action, suit, proceeding, hearing or investigation pending in any Governmental Entity or before any arbitrator relating to the Acquired Assets or the Business, this Agreement or the transactions contemplated hereby or thereby (but excluding any claim, complaint, action, suit, proceeding, hearing or investigation relating to any Excluded Asset) or, to Seller’s knowledge, which has been threatened in writing as of the date hereof against Seller, Sycamore Asia or any Transferred Subsidiary in relation to the Acquired Assets or the Business.

2.13 Labor Matters. None of Seller, Sycamore Asia or any Transferred Subsidiary is a party to, or bound by, any collective bargaining agreement relating to the Business. None of Seller, Sycamore Asia or any Transferred

Subsidiary has, with respect to the Business, experienced since January 1, 2011 (a) any material strikes, grievances, claims of unfair labor practices or other collective bargaining disputes or (b) any mass layoff or plant closures under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or comparable foreign, state or local law or ordinance (collectively, “WARN”). Section 2.13 of the Disclosure Schedule contains a list of all employees or former employees of Seller, Sycamore Asia and Transferred Subsidiaries who have suffered an “employment loss” (as defined in the regulations under WARN) during the 90-day period preceding the date hereof at each “single site of employment” (as defined in the regulations under WARN) included in the Business, and the date of such employment loss and applicable site of employment for each such Person. Seller shall update this list up to and including the Closing Date.

2.14 Employee Benefits.

(a) Section 2.14(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) that are either (i) maintained, or contributed to by any Transferred Subsidiary or (ii) maintained, or contributed to by Seller or any ERISA Affiliate (as defined below) and under which any current or former employees or service providers of the Business have a present or future right to benefits and that are related to the Business (the “Business Benefit Plans”). For purposes of this Agreement, “Employee Benefit Plan” means (x) any “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) other than a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”), (y) any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and (z) any other written or oral plan, agreement, arrangement, policy or practice involving direct or indirect compensation or employee benefits, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, “ERISA Affiliate” means any entity that is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes Seller, Sycamore Asia or any Transferred Subsidiary. Seller has provided Buyer with a description of the Business Benefit Plans in the form provided to new hires.

(b) The Acquired Benefit Plans have been established and administered in all material respects in accordance with its terms and in compliance with all applicable laws, and Seller, Sycamore Asia and each Transferred Subsidiary has met its obligations with respect to such Acquired Benefit Plans in all material respects. No Transferred Subsidiary or any ERISA Affiliate is a party to, contributes or is obligated to contribute to any Multiemployer Plan or to any plan covered by Title IV of ERISA. Neither Sycamore Asia nor any Transferred Subsidiary has any obligation to provide or make available post-employment welfare benefits or welfare benefit coverage for any current or former employee of the Business under the Acquired Benefit Plans, other than health coverage required to be continued under Section 4980B of the Code or other applicable laws paid at the expense of the employee or former employee.

(c) Seller has made available to Buyer with respect to each Acquired Benefit Plan, a true, correct and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) the most recent documents constituting the Acquired Benefit Plan and all amendments thereto; (ii) any related trust agreement or other funding instrument; (iii) the most recent summary plan description and summary of material modifications; and (iv) any other documents reasonably requested by Buyer.

(d) With respect to any Acquired Benefit Plan, other than routine claims for benefits, there are no pending, or the knowledge of Seller, threatened liens, lawsuits or complaints to or by any Person or Governmental Entity against such Acquired Benefit Plan or Seller. Sycamore Asia or any Transferred Subsidiary, or, to the knowledge of Seller, against any other Person or Party. To the knowledge of Seller, no individual who has performed services for the Business has been improperly excluded from participation in any Acquired Benefit Plan.

(e) All contributions (including all employer contributions and employee salary reduction contributions) or premium payments required to have been made under the terms of the Acquired Benefit Plans, or in accordance with applicable law.

2.15 Legal Compliance.

(a) Seller, Sycamore Asia and each Transferred Subsidiary is, with respect to the Business, in compliance in all material respects with all applicable laws of any federal, state or foreign government, or any Governmental Entity, currently in effect with respect to the Business or the Acquired Assets. As of the date hereof, none of Seller, Sycamore Asia or any Transferred Subsidiary is a party to, or is subject to, non-compliance proceedings or the provisions of any material judgment, order, writ, injunction, decree or award of any Governmental Entity.

(b) Other than as set forth on Section 2.15(b) of the Disclosure Schedule, none of the Acquired Assets or Transferred Subsidiaries are under the supervision or control of the customs officials of the People’s Republic of China or Japan or the jurisdictions of respective Transferred Subsidiaries and all customs duties, import and value added Taxes and other charges with respect thereto have been paid, except, in each case, as would not reasonably be expected to have a Business Material Adverse Effect.

2.16 Permits. Section 2.16 of the Disclosure Schedule lists as of the date hereof all material permits, licenses, franchises and other authorizations of any Governmental Entity possessed by or granted to Seller, Sycamore Asia or any Transferred Subsidiary, as applicable in connection with the Business (collectively, the “Permits”). Except as set forth on Section 2.16 of the Disclosure Schedule, as of the date hereof, (a) none of Seller, Sycamore Asia or any Transferred Subsidiary is in violation of or default under any Permit used in the Business or operations as presently conducted and (b) no Permit will be revoked, terminated prior to its normal expiration date or not renewed solely as a result of the consummation of the transactions contemplated by this Agreement and the Related Agreements, except, in each of the foregoing cases, as would not reasonably be expected to have a Business Material Adverse Effect.

2.17 Business Relationships with Affiliates. Section 2.17 of the Disclosure Schedule lists any agreements with respect to the Business whereby any Affiliate of Seller, Sycamore Asia or a Transferred Subsidiary directly or indirectly (a) owns (or has any interest in) any property or right, tangible or intangible, which is used in the Business, (b) has any claim or cause of action against the Business, or (c) owes any money to, or is owed any money by, the Business other than ordinary compensation, director fees, and routine reimbursement of expenses or advances to employees in accordance with its past practices in the ordinary course of the Business.

2.18 Brokers’ Fees. Other than fees to be paid by Seller to Blackstone Advisors Partners L.P., none of Seller, Sycamore Asia or any Transferred Subsidiary has any Liability to pay any fees, payments or commissions to any broker, finder or other third party acting in a similar capacity with respect to the transactions contemplated by this Agreement, and no broker, finder or other third party acting in a similar capacity has taken any action on which a claim for any such fees, payments or commissions could be based.

2.19 Environmental Matters. The Business, the Transferred Subsidiaries and the Acquired Assets are in compliance in all material respects with all applicable Environmental Laws. There are no claims, proceedings, investigations or actions by any Governmental Entity or other Person pending or, to the knowledge of Seller, threatened in writing in connection with the operation of the Business, the Transferred Subsidiaries or the Acquired Assets, under any applicable Environmental Law. For the purposes of this Agreement, “Environmental Law” means any applicable law, regulation, rule, order or judgment of any Governmental Entity or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. “Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

2.20 Other Representations Regarding Assets.

(a) Accounts Receivable. The Accounts Receivable reflected on the Most Recent Statement of Net Assets and the Accounts Receivable arising after the date thereof (i) have arisen, or will arise, in the ordinary course of business consistent with Seller’s past practices, (ii) represent, or will represent, as the case may be, bona fide valid obligations due to Seller, Sycamore Asia, or any Transferred Subsidiary, and (iii) other than as set forth in Section 2.20(a) of the Disclosure Schedule, such Accounts Receivable are not, or will not be, as the case may be, subject to any deductions, discounts or offset rights. Buyer acknowledges and agrees that inclusion of Accounts Receivables on the Most Recent Statement of Net Assets, on the Estimated Closing Statement of Net Assets, Final Statement of Net Assets or in any other document is not a guarantee of collectability.

(b) Equipment. The items of Equipment and all other tangible property included in the Acquired Assets that are reasonably necessary for the conduct of the Business are in good working order and fit for their intended use in all material respects, subject to reasonable wear and tear in light of the age and usage thereof.

(c) Prepaid and Accrued Expenses. Except as set forth in Section 2.20(c) of the Disclosure Schedule, all prepaid expenses and accrued expenses reflected in the Most Recent Statement of Net Assets and arising after the date thereof have been incurred in the ordinary course of business.

2.21 Customers. Section 2.21 of the Disclosure Schedule sets forth, for the fiscal year ended July 31, 2012 a true and complete list of the ten (10) largest customers (by dollar volume of sales) of the Business (each a “Significant Customer”). Except as set forth in Section 2.21 of the Disclosure Schedule, none of Seller, Sycamore Asia or any Transferred Subsidiary has received, as of the date hereof, any written notice that any Significant Customer has terminated, defaulted on (in any material respect and beyond any applicable notice and cure period) or, to Seller’s knowledge, indicated in writing an intention or plan to terminate any Designated Contract with Seller, Sycamore Asia or any Transferred Subsidiary, as applicable, pursuant to which all or a material part of the purchases of goods from Seller, Sycamore Asia or a Transferred Subsidiary have historically been made by a Significant Customer. Except as set forth in Section 2.21 of the Disclosure Schedule, none of Seller, Sycamore Asia or any Transferred Subsidiary has granted any discounts or promised any rebates, under whatever form, to any of its customers within the past twelve (12) months other than in the ordinary course of business.

2.22 Suppliers. Section 2.22 of the Disclosure Schedule sets forth, for the fiscal year ended July 31, 2012 a true and complete list of the ten (10) largest suppliers, contractors and subcontractors of the Business (the “Largest Suppliers”) based on the aggregate value of raw materials, supplies, merchandise and other goods and services ordered by Seller, Sycamore Asia or any Transferred Subsidiary from such suppliers, contractors and subcontractors during the 12-month period ended July 31, 2012. None of Seller, Sycamore Asia or any Transferred Subsidiary has received, as of the date hereof, any written notice that any of its Largest Suppliers will not continue to sell raw materials, supplies, merchandise and other goods and services to Seller, Sycamore Asia or any Transferred Subsidiary on terms and conditions substantially the same as those set forth in contracts with respect to its current sales to Seller, Sycamore Asia or a Transferred Subsidiary, as applicable, subject to general and customary price increases. As of the date hereof, none of the Largest Suppliers has given Seller, Sycamore Asia or any Transferred Subsidiary written notice of the termination or any material change in the terms of its business relationship with Seller, Sycamore Asia or any Transferred Subsidiary, as applicable.

2.23 Insurance. Seller, Sycamore Asia and each Transferred Subsidiary presently has in effect, all errors and omissions insurance policies, and all other insurance policies, required by applicable law in connection with the operation of the Business. Set forth on Section 2.23 of the Disclosure Schedule is a true and complete list of each insurance policy (including policies providing property, casualty, liability, errors and omissions, and workers compensation coverage) to which Seller has been a party that relates to the Business, the named insured, additional insured(s) or otherwise the beneficiary of coverage as of the date hereof. Each such policy is legal, valid, binding, enforceable in accordance with its terms, and in full force and effect and all premiums due thereunder have been paid, and no written notice of cancellation or termination has been received by Seller as of the date hereof with respect to such policies, except for any such failures to be legal, valid, binding and enforceable or notices of cancellation or termination that would not reasonably be expected to result in material uninsured risk.

2.24 Product Warranty and Product Liability.

(a) Except as set forth in Section 2.24(a) of the Disclosure Schedule, as of the date hereof, there are no pending, or to the knowledge of Seller, threatened claims for (i) product returns or (ii) warranty obligations, in each case, other than in the ordinary course of business, that are material to the Business. Except as set forth on Section 2.24(a) of the Disclosure Schedule, none of Seller, Sycamore Asia or any Transferred Subsidiary has made any express or implied warranties other than in the ordinary course of business with respect to products sold or distributed by Seller, Sycamore Asia or any Transferred Subsidiary in connection with the Business (other than passing on warranties made by the manufacturers thereof).

(b) The products of Seller, Sycamore Asia or a Transferred Subsidiary, as applicable, relating to the Business are free from known significant defects and, to Seller’s knowledge, conform in all material respects to the specifications, documentation and sample demonstration furnished to the customers of Seller, Sycamore Asia or a Transferred Subsidiary, as applicable relating to the Business and made available to Buyer.

2.25 Absence of Sensitive Payments. Since August 1, 2010, none of Seller, Sycamore Asia or any Transferred Subsidiary, or any stockholder, director, agent, employee or officer of Seller, Sycamore Asia or any Transferred Subsidiary, or to Seller’s knowledge, any other Person associated with or acting for or on behalf of Seller, Sycamore Asia or any Transferred Subsidiary, has directly or indirectly: (a) made any unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, regardless of form, in violation of applicable law (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions, or for special concessions already obtained, or in respect of Seller, Sycamore Asia or any Transferred Subsidiary or any of their Affiliates; or (b) established or maintained any fund or asset of Seller, Sycamore Asia or any Transferred Subsidiary relating to the Business that has not been recorded in the Records of Seller.

2.26 SEC Reports; Seller Disclosure Documents.

(a) Seller has filed with or furnished to the Securities Exchange Commission (“SEC”) each report, statement, schedule, form, prospectus or other document or filing required by applicable law to be filed or furnished at or prior to the time so required since August 1, 2010 (such documents, together with all information incorporated by reference therein in accordance with applicable SEC regulations, are collectively referred to in this Agreement as the “Seller SEC Documents”). No Subsidiary of Seller is required to file or furnish any report, statement, schedule, form, prospectus or other document with, or make any other filing with, or furnish any other material to, the SEC.

(b) As of its filing date (and as of the date of any amendment), each Seller SEC Document complied, and each such Seller SEC Document filed subsequent to the date hereof will comply, as to form and substance, in all material respects, with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, as the case may be.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Seller SEC Document filed pursuant to the Exchange Act did not, and each such Seller SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (provided that Seller makes no representation or warranty with respect to information furnished in writing by Buyer for inclusion or use in any such Seller SEC Documents). As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Seller SEC Documents.

(d) Seller has established and maintains, and to its knowledge has had in place since August 1, 2010, a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Seller’s financial reporting and the preparation of its financial statements for external purposes in accordance with U.S. GAAP. Seller has disclosed, based on its most recent evaluation of internal control over financial reporting prior to the date hereof, to Seller’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Seller’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Seller’s internal control over financial reporting. Since August 1, 2010 and through the date hereof, any material change in internal control over financial reporting or failure or inadequacy of disclosure controls required to be disclosed in any Seller SEC Documents has been so disclosed.

(e) Since August 1, 2010, Seller is, and has been, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder. There are no outstanding loans or other extensions of credit made by Seller or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Seller.

(f) Each document required to be filed by Seller with the SEC or required to be distributed or otherwise disseminated to Seller’s stockholders in connection with the transactions contemplated by this Agreement (the “Seller Disclosure Documents”), including (a) the proxy statement of Seller, form of proxy card, letter to stockholders and notice of meeting (the “Proxy Statement”), as supplemented or amended, if applicable, at the time such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of Seller and at the time such stockholders vote on the approval of this Agreement and the transactions contemplated hereby, and (b) any Seller Disclosure Document (other than the Proxy Statement), at the time of the filing of such Seller Disclosure Document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 2.26 will not apply to statements or omissions included or omitted in the Seller Disclosure Documents based upon information furnished to Seller in writing by Buyer specifically for use therein.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as of the date hereof that:

3.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

3.2 Authorization of Transaction. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and each of the Related Agreements to which Buyer is (or will be as of the Closing) a party and to perform its obligations hereunder and under each of the Related Agreements to which it is (or will be as of the Closing) a party. The execution and delivery by Buyer of this Agreement and each of the Related Agreements to which it is (or will be as of the Closing) a party and the performance by Buyer of this Agreement and its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been, and each Related Agreement to which it is (or will be at Closing) a party will be, duly and validly executed and delivered by Buyer and, assuming this Agreement and each of the Related Agreements constitutes the valid and binding obligation of Seller or its applicable Subsidiary, as the case may be, constitutes (or will constitute) a valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

3.3 Noncontravention. Neither the execution and delivery of this Agreement by Buyer or any of the Related Agreements to which Buyer is (or will be at Closing) a party, nor the consummation by Buyer of the transactions contemplated hereby or by the Related Agreements, will:

(a) conflict with or violate any provision of the charter or bylaws of Buyer;

(b) require on the part of Buyer any filing with, notice to, or Permit, authorization, consent or approval of, any Governmental Entity, except for (i) compliance by Buyer with the applicable requirements of the HSR Act and (ii) any other filings, notices, Permits, authorizations, consents or approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, business, financial condition or results of operations of Buyer or on the ability of Buyer to consummate the transactions contemplated by this Agreement (a “Buyer Material Adverse Effect”);

(c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, Permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness or Encumbrance to which Buyer is a party or by which Buyer is bound or to which any of its assets are subject, except for any conflict, breach, default, acceleration, right to accelerate, termination, modification, cancellation, notice, consent or waiver which would not reasonably be expected to result in a Buyer Material Adverse Effect; or

(d) conflict with or violate any order, writ, injunction or decree specifically naming, or statute, rule or regulation applicable to, Buyer or any of its properties or assets.

3.4 Broker’s Fees. Buyer has no Liability to pay any fees, payments or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, and no broker, finder, agent or other Person has taken any action on which a claim for any such fees, payments or commissions could be based.

3.5 Litigation. There are no actions, suits, claims or legal, administrative or arbitral proceedings pending against, or, to Buyer’s knowledge, threatened against, Buyer which would adversely affect Buyer’s performance under this Agreement or the consummation of the transactions contemplated by this Agreement.

3.6 Financing. Buyer has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to consummate the transactions contemplated by this Agreement and to fulfill its obligations hereunder, and at the Closing will have sufficient cash to enable it to make payments to Seller of the Purchase Price and any other payments required at Closing in connection with the transactions contemplated by this Agreement (“Financing”).

3.7 Solvency. Immediately after giving effect to the transactions contemplated by this Agreement, Buyer shall be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent Liabilities). Immediately after giving effect to the transactions contemplated by this Agreement, Buyer shall have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer.

ARTICLE IV

PRE-CLOSING COVENANTS

4.1 Efforts. Each of the Parties shall use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to satisfy the conditions to Closing set forth herein and to consummate the transactions contemplated by this Agreement and the Related Agreements, including to obtain all waivers, Permits, consents, approvals or other authorizations from Governmental Entities, to effect all registrations, filings and notices with or to Governmental Entities and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements, including, without limitation, any necessary registrations of capital stock and equity interests of Transferred Subsidiaries.

4.2 Operation of Business.

(a) Except as contemplated by this Agreement, during the period from the date of this Agreement until the Closing Date, Seller shall use commercially reasonable efforts, and shall cause its Subsidiaries to use commercially reasonable efforts, to preserve the Business and conduct the operations of the Business in the ordinary course, pay its debts, Taxes and license fees with respect to the Business when due, pay or perform other obligations with respect to the Business when due, and use commercially reasonable efforts consistent with past practice and policies to preserve intact their present business organization, the Business and the Acquired Assets and notify Buyer of any material loss, damage or destruction thereof, and preserve Seller’s and its Subsidiaries’, relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with Seller or any Subsidiary to the extent such relationships relate to the Business.

(b) Without limiting the generality of the foregoing, Seller shall not, and shall cause its Subsidiaries not to, as it relates to the Business except as (1) specifically contemplated by this Agreement, (2) set forth in Section 4.2(b) of the Disclosure Schedule or (3) consented to by Buyer in writing (which consent shall not be unreasonably withheld, conditioned or delayed):

(i) sell, lease, license, abandon or otherwise dispose of or encumber any material assets used in the Business, except inventory in the ordinary course of the Business or as contemplated hereby;

(ii) change, amend or restate the charter, certificate of formation or incorporation, limited partnership agreement, operating agreement or bylaws (or other comparable organizational or governing documents) of Seller or any Transferred Subsidiary;

(iii) authorize for issuance, issue, sell or deliver or agree or commit to issue, sell or deliver (A) any capital stock of, or other equity or voting interest in, any Transferred Subsidiary or Sycamore Asia or (B) any securities convertible into, exchangeable for or evidencing the right to subscribe for or acquire either (1) any capital stock of, or other equity or voting interest in, any Transferred Subsidiary or Sycamore Asia or (2) any securities convertible into, exchangeable for or evidencing the right to subscribe for or acquire, any shares of the capital stock of, or other equity or voting interest in, any Transferred Subsidiary or Sycamore Asia;

(iv) revalue any of the Acquired Assets, including without limitation writing down the value of inventory or writing off notes or Accounts Receivable other than in the ordinary course of the Business and consistent with past practice;

(v) fail to collect the Accounts Receivable for the Business in the ordinary course of the Business and consistent with past practice;

(vi) split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock or its other securities;

(vii) make any loans or advances to any other Person, other than routine advances to employees in accordance with its past practices in the ordinary course of the Business;

(viii) incur any material Liability relating to the Business for interest bearing indebtedness other than Excluded Liabilities, guarantee the obligations of others, or indemnify others;

(ix)(A) make any material Tax election not required by law that would have a continuing effect on any Transferred Subsidiary following the Closing Date or result in an increased Tax liability of Buyer or (B) settle or compromise any Tax liability for which Buyer is responsible under Section 6.2(c);

(x) except as is required in accordance with applicable law or U.S. GAAP, make any material change in the Business’ methods, principles and practices of accounting;

(xi) fail to pay in the ordinary course consistent with past practice all material payables and other material Liabilities when due;

(xii) engage in any material transaction not in the ordinary course of business;

(xiii) make capital expenditures at levels, in the aggregate, in excess of $100,000; and

(xiv) enter into, extend, materially modify, terminate or renew any Designated Contract (or any contract that would be a Designated Contract if entered into prior to the date hereof) or Real Estate Lease relating to the Business, except in the ordinary course of the Business;

(xv) materially increase or materially enhance the compensation or benefits of the Business Employees, including severance pay or bonus payments other than in the ordinary course of the Business, as required by applicable law or pursuant to the terms of any contract as in effect on the date hereof, other than commitments required under any existing Employee Benefit Plan as such plan has been amended or modified though the date hereof;

(xvi) make any change in the key management structure of the Business as set forth on Section 4.2(b)(xvi) of the Disclosure Schedule, including without limitation the hiring of additional officers or the termination of existing officers for the Business, except for terminations for cause and replacements for such terminated employees following consultation with Buyer regarding such replacements and employees who resign in the ordinary course of the Business;

(xvii) adopt, enter into or amend in any material respect any Employee Benefit Plan covering employees of the Business, except for any such amendment as may be required to comply with applicable laws and regulations;

(xviii) fail to maintain in all material respects the Acquired Benefit Plans covering employees of the Business in accordance with applicable laws and regulations;

(xix) fail to maintain material insurance policies currently maintained by the Business unless replacement policies with at least similar coverage areas and amounts are procured;

(xx) fail to use commercially reasonable efforts to maintain the Acquired Assets, as a whole, in substantially their current state of repair, excepting normal wear and tear, or fail to replace consistent with Seller’s past practices inoperable, worn-out or obsolete or destroyed Acquired Assets that are used in the ordinary course of the Business;

(xxi) fail to comply with all laws and regulations applicable to the Acquired Assets and the Business, the failure to comply with which would have a Business Material Adverse Effect;

(xxii) terminate or fail to maintain or renew any material Permits;

(xxiii) dispose of or permit to lapse any material Business IP, except in the ordinary course of business;

(xxiv) willingly do any other act, or omit to take any action, which would knowingly cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect; or

(xxv) enter into any agreement, or otherwise become obligated, to do any action prohibited under clauses (i) – (xxiv) of this Section 4.2(b).

4.3 Access. Prior to the Closing Date, Seller shall keep Buyer informed of all material developments relevant to the Business and its ability to consummate the transactions contemplated hereby. From the date hereof until Closing, subject to compliance with applicable laws and regulations, and contractual obligations of Seller regarding proprietary information of third parties, Seller shall permit (or cause to be permitted) the representatives of Buyer at Buyer’s expense to have reasonable access (at reasonable times, on reasonable prior written notice and in a manner so as not to interfere with the normal business operations of the Business or other businesses of Seller or its Affiliates) to the premises, properties, financial and accounting records, contracts, and other records and documents, of or pertaining to the Business for reasonable business purposes. Buyer acknowledges that it remains bound by the Nondisclosure Agreement, dated May 2, 2012, entered into between an Affiliate of Buyer and Seller (the “Confidentiality Agreement”). Prior to the Closing, Buyer and its representatives shall not contact or communicate with the employees, customers and suppliers of Seller, any Transferred Subsidiary or any of their respective Affiliates in connection with the transactions contemplated by this Agreement without the prior written consent of Seller.

4.4 Elimination of Intercompany Items and Removal of Excluded Assets.

(a) Effective as of the Closing, all payables, receivables, liabilities and other obligations between the Business, on the one hand, and each of Seller, Seller’s Affiliates and the Transferred Subsidiaries, on the other hand, shall be eliminated.

(b) Seller shall use commercially reasonable efforts to take, or cause to be taken, at its sole cost and expense and without any liability to Buyer, and at Seller’s risk of loss, any and all actions necessary or appropriate to remove, transfer, and assign from the Transferred Subsidiaries any and all assets and Liabilities that constitute Excluded Assets or Excluded Liabilities, as applicable. All such Excluded Assets and Excluded Liabilities shall be removed and transferred by Seller from the Transferred Subsidiaries as soon as practicable, but in any event within seven (7) months, following the consummation of the transfer of shares of the respective Transferred Subsidiary to the Buyer or an Affiliate of Buyer, as applicable. For the avoidance of doubt, any assets or Liabilities that constitute Excluded Assets or Excluded Liabilities, as applicable, will not become assets of, or Liabilities assumed by, Buyer by virtue of the fact that such assets and Liabilities remain in a Transferred Subsidiary following Closing pending Seller’s removal, transfer or assignment of such assets and Liabilities from the Transferred Subsidiaries.

4.5 Governmental Approvals and Consents.

(a) Each Party hereto shall, as promptly as possible, (i) make, or cause or be made, at the expense of Seller, all filings and submissions (including those under the HSR Act, if required) required under any law, regulation or rule applicable to such Party or any of its Affiliates; and (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Entities that may be or become necessary for its execution and delivery of this Agreement and the Related Agreements and the performance of its obligations pursuant to this Agreement and the Related Agreements. Each Party shall cooperate with the other Party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The Parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any consents, authorizations, orders and approvals required by this Section 4.5.

(b) Seller shall use commercially reasonable efforts to (i) assist Buyer in obtaining the authorizations or clearances set forth on Section 4.5(b)(i) of the Disclosure Schedule, and (ii) give all notices to, and obtain all consents from, all third parties that are set forth on Section 4.5(b)(ii) of the Disclosure Schedule. On or prior to the Closing, Buyer shall deliver to the Landlord an irrevocable letter of credit in favor of the Landlord, from Silicon Valley Bank or another bank acceptable to the Landlord, containing the terms and provisions set forth in the Consent Agreement and in the form of Exhibit K attached hereto, which letter of credit shall be effective as of the Closing. Buyer shall not withdraw or cancel the letter of credit prior to the Closing or take any other action which would cause the Consent Agreement not to be in full force and effect as of the Closing. Notwithstanding the foregoing, Buyer may immediately withdraw or cancel the letter of credit in favor of the Landlord upon termination of this Agreement pursuant to Section 7.1 of this Agreement.

(c) To the extent practicable under applicable law or regulation, all analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either Party before any Governmental Entity or the staff or regulators of any Governmental Entity, in connection with the transactions contemplated hereunder shall be disclosed to the other Party hereunder in advance of any filing, submission or attendance, it being the intent that the Parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. To the extent permitted by applicable law or regulation, each Party shall give notice to the other Party with respect to any meeting, discussion, appearance or contact with any Governmental Entity or the staff or regulators of any Governmental Entity, with such notice being sufficient to provide the other Party with the opportunity to attend and participate in such meeting, discussion, appearance or contact if permitted by applicable law or regulation.

4.6 Notices of Certain Events. From the date hereof until the Closing, Seller and Buyer shall promptly notify the other Party of any of the following after gaining knowledge thereof:

(a) the breach or failure to be true and correct of any representation or warranty made by it contained in this Agreement, which breach or failure to be true and correct would prevent the satisfaction by it of a condition in Section 5.2(a) or 5.3(a), as applicable, prior to the Outside Date;

(b) the occurrence of any change, condition or event that has had or would reasonably be expected to have a Business Material Adverse Effect or Buyer Material Adverse Effect, as applicable;

(c) any material failure by such Party to comply with in any material respect any covenant or agreement to be complied with by it hereunder, which failure to comply with such covenant or agreement would prevent the satisfaction by it of a condition in Section 5.2(b) or 5.3(b), as applicable, prior to the Outside Date.

4.7 Cooperation with Financing. In the event Buyer wishes to obtain Financing from a lender, Seller agrees to use its commercially reasonable efforts to provide such assistance and cooperation with the Financing as Buyer and its Affiliates may reasonably request; provided, however that Seller’s compliance with this Section 4.7 shall in no way affect Buyer’s obligations under this Agreement.

4.8 Proxy Statement; Special Meeting.

(a) Seller shall, in accordance with Delaware law and Seller’s charter and bylaws, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholder Meeting”) as promptly as practicable after the date hereof, for the purpose of obtaining the Stockholder Approval. Seller shall use commercially reasonable efforts to solicit from its stockholders proxies for the purposes of obtaining the Stockholder Approval and to secure such Stockholder Approval in accordance with Delaware law and Seller’s charter and bylaws.

(b) As promptly as practicable after the date hereof (and in any event within twenty-three (23) calendar days), Seller shall prepare and file with the SEC a preliminary Proxy Statement with the SEC to be used in connection with the solicitation of proxies at the Stockholder Meeting. Seller and Buyer shall use commercially reasonable efforts to respond to any comments of the SEC and its staff and Seller shall use its commercially reasonable efforts to file a definitive Proxy Statement as soon as practicable following resolution of any SEC comments and mail to its stockholders the Proxy Statement and all other proxy materials for such Stockholder Meeting. If necessary in order to comply with applicable securities laws, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies. Subject to Section 4.9, to the extent permitted by applicable law, the board of directors of Seller (the “Board of Directors”) shall recommend that the stockholders of Seller vote in favor of approval of the sale of the Acquired Assets pursuant to this Agreement and the transaction contemplated hereby (“Board Recommendation”) and shall include such recommendation in the Proxy Statement; provided, however, that the Board of Directors may fail to make, or withdraw, modify or change such recommendation, and shall not be required to include such recommendation in the Proxy Statement, if it shall have determined in good faith, after consultation with its outside counsel, that such action is necessary in order for the Board of Directors to act in a manner consistent with its fiduciary duties under Delaware law. Without limiting the generality of the foregoing, unless this Agreement is otherwise terminated in accordance with its terms, the approval of the sale of the Acquired Assets pursuant to this Agreement and the transactions contemplated hereby shall be submitted to Seller’s stockholders at the Stockholder Meeting whether or not any Acquisition Proposal shall have been publicly proposed or announced or otherwise submitted to Seller.

(c) Buyer shall furnish all information concerning Buyer, as may be reasonably requested in connection with the preparation and filing with the SEC of the Proxy Statement so as to comply with applicable law. Buyer and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement before such document (or any amendment or supplement thereto) is filed with the SEC, and Seller shall consider in such document any comments reasonably and timely proposed by Buyer and its counsel. Seller shall (i) as promptly as practicable after receipt thereof, provide Buyer and its counsel with copies of any written comments, and advise Buyer and its counsel of any comments, with respect to the Proxy Statement (or any amendment or supplement thereto) received from the SEC or its staff, (ii) provide Buyer and its counsel a reasonable opportunity to review Seller’s proposed response to such comments, and (iii) consider for inclusion in Seller’s written response to such comments any input reasonably and timely proposed by Buyer and its counsel.

4.9 No Solicitation.

(a) Except as expressly permitted by this Section 4.9, Seller shall cease, and shall cause its Subsidiaries to cease, immediately any existing discussions or negotiations regarding any Acquisition Proposal, other than the transactions contemplated by this Agreement with Buyer in regard to the Business. With respect to any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with whom such discussions or negotiations have been terminated, Seller shall instruct such Person or group to promptly return or destroy in accordance with the terms of the applicable confidentiality agreement any non-public information furnished by or on behalf of Seller.

(b) From and after the date of this Agreement and until the termination of this Agreement in accordance with Article VII, Seller shall not, and shall cause its Subsidiaries not to, and shall cause its respective officers, directors, employees and representatives not to, directly or indirectly (i) solicit, initiate, seek or knowingly encourage (including by way of furnishing non-public information regarding Seller or any of its Subsidiaries) or facilitate, any inquiries, proposals or offers from any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than Buyer and its Affiliates) that constitute, or could reasonably be expected to result in an Acquisition Proposal, (ii) participate in any discussions or negotiations (including by way of furnishing non-public information concerning Seller or the Business) with any third party (other than Buyer, its Affiliates and their representatives and Seller’s representatives) relating to, or which Seller believes would reasonably be likely to lead to an Acquisition Proposal, or (iii) approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal or enter into any contract or agreement in principle relating to an Acquisition Proposal or enter into any contract or agreement in principle requiring Seller to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder or propose or agree to do any of the foregoing.

(c) Notwithstanding anything to the contrary in Section 4.9, following the date of this Agreement until the date of the Stockholder Meeting at which the Stockholder Approval is obtained (“End Date”), if Seller or any of its Subsidiaries or any of their respective officers, directors, employees or representatives receives an Acquisition Proposal from any Person, which Acquisition Proposal was made or renewed on or after the date of this Agreement but prior to the End Date and that did not result from breach of Section 4.9(b), (i) Seller may contact and engage in discussions with such Person solely for the purpose of clarifying such Acquisition Proposal and any material terms and conditions thereof so as to determine whether such Acquisition Proposal is, or could reasonably be expected to result in a Superior Proposal; or (ii) Seller or its representatives may, if the Board of Directors determines in good faith (after consultation with its independent financial advisor and outside legal counsel) that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and that such Acquisition Proposal constitutes, or is reasonably expected to result in, a Superior Proposal, then Seller and its representatives may (A) furnish, pursuant to a confidentiality agreement similar to that entered into with Buyer (with respect to the confidentiality provisions contained therein), information with respect to Seller and the Business to the Person making such Acquisition Proposal; provided that Seller shall promptly provide to Buyer any non-public information concerning Seller or the Business that is provided to any Person given such access which was not previously provided to Buyer or its representatives and (B) participate in discussions or negotiations regarding such Acquisition Proposal.

(d) Seller shall promptly (and in any event within two (2) Business Days after receipt), notify Buyer in writing of the receipt of any Acquisition Proposal, any inquiries relating to an Acquisition Proposal or any request for information from, or any negotiations sought to be initiated or continued with, either Seller or its representatives concerning an Acquisition Proposal. Seller’s notice shall include (i) a copy of any Acquisition Proposal made in writing and other written materials provided by such Person to Seller or any of its Subsidiaries or any of their respective representatives or (ii) a written summary of the material terms of such Acquisition Proposal, inquiry or request, including the identity of the Person or group of Persons making the Acquisition Proposal, inquiry or request to the extent such information is not contained in the written materials provided to Buyer. Seller shall keep Buyer reasonably informed in all respects on a timely basis (and in any event no later than two (2) Business Days of the occurrence of any significant changes, developments, discussions or negotiations) of the status of any Acquisition Proposal, inquiry or request (including the material terms and conditions thereof and of any material modification thereto), and any material developments, discussions and negotiations. None of Seller or any of its Subsidiaries shall, after the date of this Agreement, enter into any agreement that would prohibit them from providing such information to Buyer. To the extent that Seller has entered into any confidentiality agreement prior to the date hereof that would prevent Seller from providing information to Buyer that Seller would otherwise be required to provide to Buyer pursuant to the terms of this Section 4.9(d), Seller shall use its reasonable best efforts prior to engaging in any discussion or provision of information regarding an Acquisition Proposal, to obtain a waiver of such confidentiality agreement to enable Seller to provide such information to Buyer in accordance with the terms of this Section 4.9(d).

(e) Subject to Section 4.8(b), neither the Board of Directors nor any committee thereof shall (i) fail to make, withdraw, modify or qualify in a manner adverse to Buyer the Board Recommendation, (ii) approve or recommend, or publicly propose to approve or recommend, to the stockholders of Seller, an Acquisition

Proposal, (iii) if a tender offer or exchange offer for shares of capital stock of Seller that constitutes an Acquisition Proposal is commenced, fail to recommend against acceptance of such tender offer or exchange offer by Seller stockholders (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten (10) Business Days after commencement thereof, (iv) terminate, amend, waive, or exempt any Person or group from, the restrictions contained in any standstill agreements or any takeover laws or otherwise cause any such restrictions therein not to apply (other than to the extent the Board of Directors determines in good faith, after consultation with outside counsel, that the failure to take any of such actions under this clause would be inconsistent with the directors’ fiduciary duties under Delaware law and is necessary to facilitate an Acquisition Proposal in compliance with Section 4.9(c)), (v) approve, authorize or permit or allow Seller to enter into any letter of intent, asset purchase agreement, merger or acquisition agreement or any similar agreement, arrangement or understanding with respect to any Acquisition Proposal (other than an acceptable confidentiality agreement permitted under Section 4.9(c)) or (vi) resolve, propose to a third party or agree to take any of the foregoing actions (any of the foregoing, an “Adverse Recommendation Change”); provided, however, if the Board of Directors determines in good faith, after consultation with outside counsel and its independent financial advisor, that a written Acquisition Proposal received by Seller in compliance with Section 4.9(c) constitutes a Superior Proposal, the Board of Directors may (A) make an Adverse Recommendation Change subject to compliance with this Section 4.9(e); and/or (B) upon termination of this Agreement in accordance with Section 7.1, approve and enter into an agreement relating to a Superior Proposal, but, in either case, subject to the satisfaction of the following: (w) Seller shall have provided prior written notice to Buyer, at least three (3) Business Days in advance, of its or the Board of Directors’ intention to take such actions, which notice shall specify the reasons therefor and the material terms of the Acquisition Proposal received by Seller that constitutes a Superior Proposal, including a copy of the relevant proposed transaction agreements with, and the identity of, the party making the Acquisition Proposal; (x) after providing such notice and prior to taking such actions, Seller shall, and shall cause its representatives to, negotiate with Buyer in good faith (to the extent Buyer desires to negotiate) during such three (3) Business Day period to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; (y) Buyer and its financial and legal advisors shall be permitted to make a presentation to the Board of Directors regarding this Agreement and any adjustments thereto (to the extent Buyer desires to make such a presentation), and (z) the Board of Directors shall have considered in good faith any changes to this Agreement and the Related Agreements that may be offered in writing by Buyer by 11:59 PM Eastern Time on the third Business Day of such three (3) Business Day period in a manner that would form a binding contract (including the complete form of definitive acquisition agreement executed on behalf of Buyer and all exhibits and other attachments thereto, and subject only to acceptance by Seller by countersignature on behalf of Seller and those conditions set forth therein) if accepted by Seller and shall have determined in good faith after consultation with outside counsel and independent financial advisors that the Acquisition Proposal received by Seller has not been withdrawn and continues to constitute a Superior Proposal if such changes offered in writing by Buyer were given effect. In the event of any material revisions to the Superior Proposal (it being agreed that material revisions shall include any change in the purchase price, form of consideration, transaction timing, transaction financing or transaction structure for such Superior Proposal), Seller shall be required to deliver a new written notice to Buyer pursuant to the foregoing clause (w) and to comply again with the requirements of this Section 4.9(e) with respect to such new written notice.

(f) For purposes of this Agreement, an “Acquisition Proposal” means any inquiry, offer or proposal, or any indication of interest in making an offer or proposal made by a Person or group, in a single transaction or series of related transactions, which is structured (i) to permit such Person or group to acquire beneficial ownership of (A) 20% or more of the consolidated assets of Seller with respect to the Business, or to which more than 20% of Seller’s revenues on a consolidated basis are attributable with respect to the Business, or (B) 20% or more of the combined voting securities of Seller, (ii) as any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the combined voting securities of Seller, (iii) as a merger, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Seller or any of its Subsidiaries in which the other party thereto or its stockholders will own

20% or more of the combined voting securities of the parent entity resulting from any such transaction, or (iv) as any combination of the foregoing types of transactions if the sum of percentage of the consolidated assets, consolidated revenues attributable to the Business and Seller’s voting securities involved is more than 20%; in each case other than transactions contemplated by this Agreement; provided, however, that in no event shall an Acquisition Proposal include any inquiry, offer or proposal, or any indication of interest (i) solely with respect to the sale or other disposition or acquisition of the Excluded Assets or any asset exclusively related to the IQstream Business or (ii) with respect to any sale or other disposition, individually or in the aggregate, of products or services of the Business in the ordinary course of business. For purposes of this Agreement, a “Superior Proposal” means any bona fide written Acquisition Proposal that (x) is on terms that the Board of Directors determines (after consultation with its outside counsel and independent financial advisor) are more beneficial and favorable to Seller’s stockholders from the financial point of view, taking into account all of the legal, financial (including the financing terms of such proposal), regulatory and other aspects of such Acquisition Proposal (including the likelihood and timing of consummation thereof) and this Agreement (including any changes in the terms of this Agreement committed to by Buyer to Seller in writing in response to such Acquisition Proposal or otherwise), and (y) which the Board of Directors has determined in its good faith judgment (after consultation with Seller’s outside counsel and independent financial advisor and after taking into account all legal, financial (including the financing terms of such proposal), regulatory and other aspects of the proposal) is reasonably likely to be consummated (if accepted), except that the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”.

Nothing contained in this Section 4.9 shall prohibit Seller from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act if, in the good faith judgment of the Board of Directors, failure so to disclose would be inconsistent with its obligations under applicable law (after consultation with its outside legal counsel); provided, however, that neither the Board of Directors nor any committee thereof shall recommend that the stockholders approve or recommend any Acquisition Proposal unless the applicable requirements of Section 4.9(c) shall have been satisfied. In addition, it is understood and agreed that, for purposes of this Agreement, any disclosure other than a “stop, look and listen” or similar communication by the Board of Directors of the type contemplated by Rule 14d-9(f) under the Exchange Act, an express rejection of any applicable Acquisition Proposal or an express reaffirmation of its recommendation to its stockholders in favor of the approval of this Agreement and the transactions contemplated hereby shall be deemed to be an Adverse Recommendation Change.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions to the Obligations of Each Party. The respective obligations of Buyer and Seller to consummate the transactions contemplated hereby are subject to the satisfaction or waiver by Buyer or Seller, as appropriate, at or before the Closing Date, of each of the following conditions:

(a) no judgment, order, decree, stipulation or injunction by any Governmental Entity shall be in effect which prevents consummation of any of the transactions contemplated by this Agreement, and no action, suit or proceeding shall be pending by or before any Governmental Entity which would reasonably be expected to result in a judgment, order, decree, stipulation or injunction that would cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

(b) no statute, rule or regulation shall have been enacted, promulgated or deemed applicable to the transactions contemplated hereby that prevents the consummation of such transactions or has the effect of making such consummation thereof illegal;

(c) approvals of the Governmental Entities set forth in Section 5.1(c) of the Disclosure Schedule shall have been obtained;

(d) all waiting periods under the HSR Act, if applicable with respect to the transactions contemplated by this Agreement or other applicable waiting period (or any extension thereof), filings or approvals under the applicable antitrust laws to consummate the transactions contemplated hereby shall have expired, been terminated, been made or been obtained;

(e) Seller shall have obtained the Stockholder Approval; and

(f) the Consent Agreement shall remain in full force and effect.

5.2 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions to be consummated at the Closing is subject to the satisfaction (or waiver by Buyer) of the following conditions:

(a) (i) each of the Fundamental Representations of Seller set forth in Article II shall be true and correct at and as of the Closing Date as if made as of the Closing Date (except with respect to representations and warranties that address matters only as of a particular date, in which case, as of such other date); and (ii) the other representations and warranties of Seller set forth in Article II shall be true and correct at and as of the Closing Date as if made as of the Closing Date (disregarding all qualifications and exceptions as to materiality or Business Material Adverse Effect contained therein), except (x) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clause (y) below), and (y) for failures of the representations and warranties to be true and correct as to matters that would not reasonably be expected to result in a Business Material Adverse Effect;

(b) Seller shall have performed or complied in all material respects with the agreements and covenants required to be performed or complied with by it under this Agreement and the Related Agreements as of or prior to the Closing;

(c) Seller shall have delivered to Buyer a certificate of a duly authorized officer to the effect that each of the conditions specified in clauses (a) and (b) of this Section 5.2 is satisfied;

(d) Seller shall have delivered to Buyer a certificate of non-foreign status in form and substance consistent with Treasury Regulations Section 1.1445-2(b)(2);

(e) Buyer shall have received all of the items required to be delivered (or caused to be delivered) by Seller to Buyer pursuant to Section 1.3(b);

(f) Seller shall have delivered (or caused to be delivered) to Buyer all Share Transfer Documents;

(g) The written employment agreements entered into on or prior to the date of this Agreement set forth on Section 5.2(g) of the Disclosure Schedule between Buyer (or one of its Affiliates) and certain New Buyer Employees shall remain in full force and effect, other than as a result of Buyer’s or its Affiliates’ breach or termination of such agreement or on account of death or disability; and

(h) Since the date of this Agreement, there shall not have occurred a Business Material Adverse Effect.

5.3 Conditions to Obligations of Seller. The obligation of Seller to consummate (or cause to be consummated) the transactions to be consummated at the Closing are subject to the satisfaction (or waiver by Seller) of the following conditions:

(a) (i) each of the Fundamental Representations of Buyer set forth in Article III shall be true and correct at and as of the Closing Date as if made as of the Closing Date (except with respect to representations and warranties that address matters only as of a particular date, in which case, as of such other date); and (ii) the other representations and warranties of Buyer set forth in Article III shall be true and correct at and as of the Closing Date as if made as of the Closing Date, except (x) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clause (y) below), and (y) for failures of the representations and warranties to be true and correct as to matters that would not reasonably be expected to materially impede Buyer’s ability to consummate the transactions contemplated by this Agreement;

(b) Buyer shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with by it under this Agreement and the Related Agreements as of or prior to the Closing;

(c) Buyer shall have delivered to Seller a certificate of a duly authorized officer to the effect that each of the conditions specified in clauses (a) and (b) of this Section 5.3 is satisfied; and

(d) Seller shall have received all of the items required to be delivered to it by Buyer pursuant to Section 1.3(b).

ARTICLE VI

INDEMNIFICATION

6.1 Indemnification by Seller. Subject to the terms and conditions of this Article VI, from and after the Closing, Seller shall indemnify Buyer and its Subsidiaries and their respective officers, directors, shareholders, members, partners and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Buyer Indemnified Parties”) in respect of, and hold the Buyer Indemnified Parties harmless against, any and all claims, judgments, causes of action, losses, debts, obligations, Taxes and other liabilities, monetary damages, fines, penalties, costs, interest and expenses, including costs of investigation, defense and settlement, and reasonable attorneys’ fees and expenses (collectively, “Damages”) incurred as a result or arising out of:

(a) any (i) breach of any representation or warranty of Seller contained in Article II of this Agreement or the certificate of Seller delivered at the Closing pursuant to Section 5.2(c) or (ii) failure to perform any covenant or agreement of Seller or any Subsidiary, as applicable, contained in this Agreement or Related Agreements;

(b) Seller’s and its Affiliates failure, fully or timely, to pay, satisfy or perform the Excluded Liabilities; or

(c) any Tax imposed on or relating to Non-Stock Assets or on any of the Transferred Subsidiaries with respect to any taxable period or portion thereof ending on or before the Closing Date, including any corporate income or capital gain Tax resulting from the transfer of Sycamore Shanghai.

6.2 Indemnification by Buyer. Subject to the terms and conditions of this Article VI, from and after the Closing, Buyer shall indemnify Seller and its Subsidiaries and their respective officers, directors, shareholders, members, partners and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Seller Indemnified Parties”) in respect of, and hold the Seller Indemnified Parties harmless against, any and all Damages incurred as a result or arising out of:

(a) any (i) breach of any representation or warranty of Buyer contained in Article III of this Agreement or the certificate of Buyer delivered at the Closing pursuant to Section 5.3(c) or (ii) failure to perform any covenant or agreement of Buyer contained in this Agreement or Related Agreements; or

(b) Buyer’s and its Affiliates failure, fully or timely, to pay, satisfy or perform the Assumed Liabilities; or

(c) any Tax imposed on or related to Non-Stock Assets or on any of the Transferred Subsidiaries with respect to any Post-Closing Tax Period.

6.3 Claims for Indemnification.

(a) Third-Party Claims. All claims for indemnification made under this Agreement resulting from, related to or arising out of a third-party claim against an Indemnified Party shall be made in accordance with the following procedures. A Person entitled to indemnification under this Article VI (an “Indemnified Party”) shall give prompt written notification to the Person from whom indemnification is sought (the “Indemnifying Party”) of the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification may be sought or, if earlier, upon the written assertion of any such claim by a third party, provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any Liability hereunder, except to the extent that the Indemnifying Party has been materially prejudiced thereby, and then only to such extent. Within thirty (30) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim; provided, that prior to the Indemnifying Party assuming control of such defense, it shall provide reasonable assurance to Indemnified Party of its financial ability to bear the cost of prosecuting such action, suit, proceeding or claim. If the Indemnifying Party does not assume control of such defense in accordance with the terms hereof, the Indemnified Party shall control such defense. The Party not controlling such defense may participate therein at its own expense; provided, that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered Damages for purposes of this Agreement; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel for all Indemnified Parties. The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim that does not include a complete release of the Indemnified Party from all liability with respect thereto or that imposes any Liability on the Indemnified Party, or any matters with respect to Taxes, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed. Each of the Indemnifying Party and the Indemnified Party shall direct their respective counsel to reasonably cooperate with the other.

(b) Procedure for Other Claims. An Indemnified Party wishing to assert a claim for indemnification under this Article VI which is not subject to Section 6.3(a) shall deliver to the Indemnifying Party a written notice (a “Claim Notice”) which contains (i) a description and, if then known, the amount (the “Claimed Amount”) of any Damages incurred by the Indemnified Party or the method of computation of the amount of such claim of any Damages, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages (including wire instructions if payment is requested to be made by wire transfer). Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall: (A) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (B) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the “Agreed Amount”) (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer), or (C) contest that the Indemnified Party is entitled to receive any of the Claimed Amount including the reasons therefor. If the Indemnifying Party in such response contests the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within sixty (60) days following the delivery by the Indemnifying Party of such response, the Indemnifying Party and the Indemnified Party shall each have the right to submit such dispute to a court of competent jurisdiction in accordance with the provisions of Section 10.13.

6.4 Survival.

(a) The representations and warranties of Seller and Buyer set forth in this Agreement and the certificates delivered at Closing pursuant to Sections 5.2(c) and 5.3(c) shall survive the Closing for a period of nine (9) months, except as otherwise set forth in this Section 6.4. All such representations and warranties shall expire on the nine-month anniversary of the Closing Date, except for the representations and warranties of Seller contained in Sections 2.1, 2.2 (other than Section 2.2(b)), 2.3, 2.8 and 2.18 and of Buyer contained in Sections 3.1 and 3.2, (collectively, the “Fundamental Representations”), each of which shall survive the Closing until the twelve-month anniversary of the Closing Date.

(b) None of the covenants (other than Section 6.1(c)) or other agreements contained in this Agreement shall survive the Closing other than those which by their terms contemplate performance after the Closing and each such surviving covenant and agreement shall survive the Closing only until the expiration of the term of the undertaking set forth in such agreement and covenant.

(c) No Party shall have any Liability of any nature with respect to any representation, warranty, agreement or covenant after the termination thereof; provided, however, any valid claim that is properly asserted in writing pursuant to Section 6.3 prior to the expiration as provided in Section 6.4(a) or Section 6.4(b) of the representation or warranty or covenant that is the basis for such claim shall survive solely for the purpose of such claim until such claim is finally resolved and satisfied. For the avoidance of doubt, the Tax indemnification obligations set forth in Section 6.1(c) shall survive the Closing until the twelve-month anniversary of the Closing Date.

6.5 Limitations.

(a) Subject to Section 10.12 and except with respect to claims made pursuant to Article VIII, from and after the Closing, the rights of the Indemnified Parties under this Article VI shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to claims resulting from any breach of warranty or failure to perform any covenant or agreement contained in this Agreement or otherwise relating to the transactions that are the subject of this Agreement. Subject to Section 10.12, from and after the Closing, the rights of Buyer and Seller under Article VIII shall be the sole and exclusive remedy of Buyer and Seller with respect to the subject matter of Article VIII. Without limiting the generality of the foregoing two sentences, in no event shall Buyer, its successors or permitted assigns be entitled to claim or seek rescission of the transactions consummated under this Agreement. Notwithstanding the foregoing or anything in this Agreement to the contrary, nothing contained in this Agreement shall relieve or limit the liability of any Party or any officer or director of such Party from any liability arising out of or resulting from common law fraud or intentional misrepresentation in connection with the transactions contemplated by this Agreement or in connection with the delivery of any of the documents referred to herein.

(b) Notwithstanding anything to the contrary contained in this Agreement, each of the following limitations shall apply:

(i) the aggregate liability of Seller for all Damages under Section 6.1(a)(i) shall not exceed an amount equal to $2,812,500 (the “Applicable Cap Amount”); and

(ii) A Buyer Indemnified Party shall have no right to indemnification under Section 6.1(a)(i) (other than on account of the breach of any Fundamental Representation) unless and until the aggregate amount of Damages suffered by such Buyer Indemnified Party under such section exceeds $100,000 (the “Threshold”), whereupon the Buyer Indemnified Parties shall be indemnified for all Damages (including Damages up to the Threshold), subject to the Applicable Cap Amount.

(c) In no event shall any Indemnifying Party be responsible and liable for any Damages or other amounts under this Article VI that are consequential, in the nature of lost profits, diminutions in value, special or punitive or otherwise not actual Damages, except to the extent that any of the foregoing are awarded to a third party against, and paid by, any Indemnified Party in circumstances in which such Indemnified Party is entitled to indemnification hereunder.

(d) Notwithstanding anything to the contrary in this Agreement, any limitation or qualification as to materiality, Business Material Adverse Effect or Buyer Material Adverse Effect shall be disregarded solely for purposes of determining the amount of any Indemnifying Party’s indemnification obligation, but such limitations and obligations shall not be disregarded for purposes of determining whether there has been any breach of any representation, warranty, covenant or agreement in this Agreement.

(e) The amount of any Damages for which indemnification is provided under this Article VI shall be computed net of any third party insurance proceeds actually received by the Indemnified Party and reduced by the tax benefit actually realized in the year the Damages are incurred.

(f) Notwithstanding anything to the contrary in this Agreement, Seller’s obligations pursuant to Section 6.1 shall in no way form the basis of any claim by a Buyer Indemnified Party or otherwise serve to prevent the liquidation and dissolution of Seller following the Closing.

6.6 Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price, to the extent consistent with applicable law.

ARTICLE VII

TERMINATION

7.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Closing as provided below:

(a) by mutual written agreement of Seller and Buyer;

(b) by Buyer if any of the representations or warranties of Seller contained in this Agreement are inaccurate or untrue to the extent that any such inaccuracy or untruth would cause the failure of the condition set forth in Section 5.2(a) to be satisfied or if Seller has failed to discharge and fulfill any of its covenants or agreements contained in this Agreement to the extent that any such failure would cause the failure of the condition set forth in Section 5.2(b) to be satisfied, and such inaccuracy or failure has not been cured within thirty (30) days after written notice of such failure, inaccuracy or untruth has been given to Seller; provided, however, that Buyer shall not have the right to terminate this Agreement pursuant to this section if Buyer is in material breach of this Agreement;

(c) by Seller if any of the representations or warranties of Buyer contained in this Agreement are inaccurate or untrue to the extent that any such inaccuracy or untruth would cause the failure of the condition set forth in Section 5.3(a) to be satisfied or if Buyer has failed to discharge and fulfill any of its covenants or agreements contained in this Agreement to the extent that any such failure would cause the failure of the condition set forth in Section 5.3(b) to be satisfied, and such inaccuracy or failure has not been cured within thirty (30) days after written notice of such failure, inaccuracy or untruth has been given to Buyer; provided, however, that Seller shall not have the right to terminate this Agreement pursuant to this section if Seller is in material breach of this Agreement;

(d) by Buyer or Seller if (i) any Governmental Entity shall have obtained a court order or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such court order or action is or shall have become final and no longer subject to appeal or (ii) the Closing shall not have occurred on or before 5:00 p.m., New York, New York local time on March 15, 2013 (the “Outside Date”); provided, however, that no Party may terminate this Agreement pursuant to this clause (ii) if such Party’s failure to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or prior to such time;

(e) by Seller or Buyer, if the Stockholder Meeting shall have been held and completed and the Stockholder Approval shall not have been obtained at the Stockholder Meeting or at any adjournment or postponement thereof;

(f) by Seller if, subject to complying with the terms of Section 4.9, the Board of Directors authorizes Seller to enter into a binding definitive agreement in respect of a Superior Proposal; provided, that Seller shall have paid any amounts due pursuant to Section 7.2(b) hereof in accordance with the terms, and at the times, specified therein; and provided further, that in the event of such termination, Seller substantially concurrently enters into such binding definitive agreement in respect of such Superior Proposal;

(g) by Buyer, if, following receipt by Seller of an Acquisition Proposal: (A) an Adverse Recommendation Change shall have occurred; (B) the Board of Directors shall have failed to publicly confirm the Board Recommendation within ten (10) Business Days of a written request by Buyer that it do so; or (C) the Board of Directors shall have failed to include in the Proxy Statement when filed the Board Recommendation; or

(h) by Buyer, if the Board of Directors exercises its right to fail to make, or withdraw, modify or change the Board Recommendation pursuant to Section 4.8(b).

7.2 Effect of Termination.

(a) In the event this Agreement is terminated pursuant to Section 7.1, written notice thereof shall be given to the other Party, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and of no effect without liability of any Party (or any stockholder or Representative of such Party) to each other Party hereto, except with respect to the Confidentiality Agreement, this Section 7.2, and Article X; provided, that no such termination shall relieve any party from liability for any Damages resulting from fraud or a Willful Breach of this Agreement. As used herein, “Willful Breach” means a material breach of any representation, warranty or covenant or other agreement set forth in this Agreement that is a consequence of any act or failure to act by the other Party with the actual knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement.

(b) If this Agreement is terminated by Buyer pursuant to (i) Section 7.1(h) after the Stockholder Meeting has been held and completed and the Stockholder Approval shall not have been obtained at the Stockholder Meeting or at any adjournment or postponement thereof or (ii) Section 7.1(g), then Seller shall pay to Buyer (by wire transfer of immediately available funds) within two Business Days following the occurrence of such termination a fee in an amount equal to $656,250 (“Seller Termination Fee”).

(c) If this Agreement is terminated by Seller pursuant to Section 7.1(f), then Seller shall pay to Buyer (by wire transfer of immediately available funds) Seller Termination Fee concurrently with such termination.

(d) The Parties acknowledge that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, no Party would enter into this Agreement. Accordingly, if Seller fails to pay any amount due to Buyer pursuant to this Section 7.2, when due, Seller shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action taken to collect payment (including the prosecution of any lawsuit or other legal action), together with interest on the unpaid amount at the publicly announced prime rate of Citibank, N.A. in New York City from the date such amount was first payable to the date it is paid. Each of the Parties hereto further acknowledges that the payment of the Seller Termination Fee by Seller is not a penalty, but is liquidated damages in a reasonable amount that will compensate Buyer in the circumstances in which such fee is payable and which do not involve fraud or a Willful Breach as described in this Section 7.2 for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.

(e) Notwithstanding anything to the contrary in this Agreement, in the event the Seller Termination Fee is payable to Buyer, payment of the Seller Termination Fee shall be the sole and exclusive remedy of Buyer and its Affiliates against Seller and its Subsidiaries and any of their respective former, current or future stockholders, managers, employees, representatives, members, directors, officers, Affiliates or agents for any loss suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated, except in the case of fraud or Willful Breach.

ARTICLE VIII

TAX MATTERS

8.1 Certain Tax Matters.

(a) Seller and Buyer shall be equally responsible for the payment of any transfer, sales, use, stamp, conveyance, value added, recording, registration, documentary, filing and other non-income Taxes and administrative fees (including notary fees) arising in connection with the consummation of the transactions contemplated by this Agreement (“Transfer Taxes”), including any Transfer Taxes imposed on the transfer of any of the Transferred Subsidiaries.

(b) For purposes of this Agreement,

(i) “Pre-Closing Taxes” means a Tax that is attributable to a Pre-Closing Tax Period.

(ii) “Pre-Closing Tax Period” means a Tax period that ends on or before the Closing Date and the portion of a Straddle Period ending on and including the Closing Date;

(iii) Whenever it is necessary to determine the liability for real property, personal property and similar ad valorem Taxes for or with respect to the Acquired Assets for a taxable period that begins before the Closing Date and ends after the Closing Date (a “Straddle Period”), the Taxes for the portion of the Straddle Period ending on and including, and for the portion of the Straddle Period beginning after, the Closing Date shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of calendar days during the Straddle Period before and including the Closing Date, or the number of calendar days during the Straddle Period beginning the day after the Closing Date, as applicable, and the denominator of which is the number of calendar days in the entire Straddle Period; and

(iv) “Post-Closing Tax Period” means a Tax period that begins after the Closing Date and the portion of a Straddle Period that begins after the Closing Date.

(v) Whenever it is necessary to determine the liability for all Taxes not referenced in Section 8.1(b)(iii) (such as income, employee, payroll Taxes and any Taxes imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible)) it shall be determined as if the Straddle Period ended at the end of the day on the Closing Date (except that (x) solely for purposes of determining the marginal Tax rate applicable to income or receipts during such period in a jurisdiction in which such Tax rate depends upon the amount or level of income or receipts, annualized income or receipts may be taken into account if appropriate for an equitable sharing of such Taxes and (y) exemptions, allowances and deductions that are otherwise calculated on an annual basis shall be apportioned on a daily basis).

8.2 Cooperation on Tax Matters; Tax Audits.

(a) Buyer shall promptly notify Seller in writing upon receipt by Buyer, any of Buyer’s Affiliates or any Transferred Subsidiary of notice of any pending or threatened federal, state, local or foreign Tax audits or assessments which may affect the Tax liabilities of any Transferred Subsidiary for which Seller would be required to indemnify Buyer pursuant to Section 6.1(c); provided that failure to comply with this provision shall not affect Buyer’s right to indemnification hereunder except to the extent such failure results in an increase in the amount for which Seller is liable under Section 6.1(c). Seller shall promptly notify Buyer in writing upon receipt by Seller or any of Seller’s Affiliates of notice of any pending or threatened federal, state, local or foreign Tax audits or assessments which may affect the Tax liabilities of any Transferred Subsidiary for which Buyer would be required to indemnify Seller pursuant to Section 6.2(c); provided that failure to comply with this provision shall not affect Seller’s right to indemnification hereunder except to the extent such failure directly results in an increase in the amount for which Buyer is liable under Section 6.2(c). Seller and Buyer shall fully cooperate in providing Tax information reasonably required in connection with any audits or for other reasonable purposes.

(b) Seller shall have the right to represent each Transferred Subsidiary’s interests in any Tax audit or administrative or court proceeding relating to Pre-Closing Tax Periods, and to employ counsel of its choice and at its expense; provided, however, that Buyer shall be entitled to participate in the conduct of such audit or administrative or court proceeding at its expense. If Seller chooses not to represent a Transferred Subsidiary in any Tax audit or administrative or court proceeding relating to Pre-Closing Tax Periods, then Buyer shall have the sole right to represent such Transferred Subsidiary. Notwithstanding the foregoing, Seller shall not be entitled to settle after the Closing Date, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect in any material respect the liability for Taxes of Buyer or any Transferred Subsidiary for any years or periods ending after the Closing Date without the prior written consent of Buyer. Such consent shall not be unreasonably withheld, conditioned or delayed and shall not be necessary to the extent that Seller has indemnified Buyer against the effects of any such settlement.

(c) Buyer shall have the sole right to represent each Transferred Subsidiary’s interests in any Tax audit or administrative or court proceeding for Post-Closing Tax Periods, and to employ counsel of its choice and at its expense. Notwithstanding the foregoing, Buyer shall not be entitled to settle after the Closing Date, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect in any material respect the liability for Taxes of Seller or any Transferred Subsidiary for any period for which Seller must indemnify Buyer pursuant to Section 6.1(c) without the prior written consent of Seller. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Buyer has indemnified Seller against the effects of any such settlement.

(d) Seller shall have the sole right to represent each Transferred Subsidiary’s interests in any Tax audit or administrative or court proceeding relating to any Straddle Period, and to employ counsel of its choice and at its expense; provided, however, that if such audit or administrative or court proceeding would be reasonably likely to result in a material increase in Tax liability of any Transferred Subsidiary which may be subject to indemnification by Buyer pursuant to Section 6.2(c), Buyer shall be entitled to participate in the conduct of such audit or administrative or court proceeding at its expense. Notwithstanding the foregoing, neither Seller nor any Transferred Subsidiary may agree to settle any claim for the portion of the Straddle Period which may be the subject of indemnification by Buyer under Section 6.2(c) without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

(e) Buyer, each Transferred Subsidiary, and Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, examination, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer, each Transferred Subsidiary, and Seller agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any Governmental Entity as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereunder).

8.3 Preparation and Filing of Certain Tax Returns; Sales and Use Taxes.

(a) Seller shall cause to be prepared and timely filed, taking into account all valid extensions of time to file, all Tax Returns of each Transferred Subsidiary (or Tax Returns in which such Transferred Subsidiary is required to be included) that are required to be filed for any Pre-Closing Tax Period. Buyer shall cooperate with Seller with respect to the filing of all such Tax Returns. Seller shall provide copies of all such Tax Returns to Buyer no later than fifteen (15) days before the due date of such Tax Returns. Seller shall make all such reasonable changes as are requested by Buyer that are in accordance with applicable law, and for which the position is more likely than not to be sustained if challenged. Seller shall pay or cause to be paid all Taxes shown to be due on Tax Returns that it is responsible for preparing and filing under this Agreement.

(b) Buyer shall cause to be prepared and timely filed, taking into account all valid extensions of time to file, all Tax Returns of each Transferred Subsidiary (or Tax Returns in which such Transferred Subsidiary is required to be included, other than Tax Returns that include Seller or its Affiliates) that are required to be filed for any Straddle Period. Seller shall, at its expense, cooperate with Buyer in the preparation of Straddle Period Tax Returns including, without limitation, the furnishing of Tax information for the pre-Closing portion of the Straddle Period. Buyer shall pay to the appropriate Governmental Entity the full amount of Taxes shown on any Straddle Period Tax Return, and Seller shall promptly reimburse Buyer for Seller’s share of such Taxes (or Buyer shall promptly pay Seller for Seller’s share of any refund or overpayment of such Taxes) as determined under Section 8.1. Such determination shall take into account any estimated tax payments made by Seller, any of Seller’s Affiliates or the Transferred Subsidiaries prior to the Closing Date.

(c) Notwithstanding anything in this Agreement to the contrary: (i) Seller shall prepare and timely file all U.S. state sales tax and Australian goods and services tax (“Australian GST”) returns in connection with the Accounts Receivable that are included in the Acquired Assets and pay the respective U.S. state sales tax and Australian GST that are due with respect to such Accounts Receivable, (ii) to the extent that Buyer receives payment on such Accounts Receivable that includes U.S. state sales tax or Australian GST, Buyer shall, pursuant to Section 9.7 of this Agreement, remit to Seller the portion of the payment that represents the U.S. state sales tax or Australian GST to Seller promptly after receipt, (iii) to the extent that Seller receives payment on such Accounts Receivable, Seller shall, pursuant to Section 9.7 of this Agreement, remit to Buyer promptly after receipt the portion of the payment other than the portion that represents the U.S. state sales tax or Australian GST that it has paid, and (iv) to the extent that Sycamore Networks Japan K.K. (“Japan K.K.”) has a consumption tax liability with respect to the Accounts Receivable of Japan K.K. at the Closing that is not satisfied through the collection of the respective Accounts Receivable within three months of Closing, Seller shall make payment of such amount to Buyer.

8.4 Action by Buyer. Except as required by applicable law, none of Buyer, the Transferred Subsidiaries or their Subsidiaries shall amend or file any Tax Returns of Seller or a Transferred Subsidiary for any Pre-Closing Tax Period, without the prior written consent of Seller, which shall not be unreasonably withheld, conditioned or delayed. For the portion of the Closing Date after the time of Closing, other than transactions expressly contemplated hereby, Buyer shall cause the Transferred Subsidiaries to carry on their business and operate the Acquired Assets and Business only in the ordinary course in the same manner as previously conducted.

8.5 Withholding Taxes. Buyer shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer may be required to deduct and withhold under any applicable provision of Tax law. All such withheld amounts shall be treated as delivered to Seller and Buyer shall remit or cause to be remitted to the applicable Governmental Entity the amounts withheld as required under any applicable provision of Tax law. Buyer shall notify Seller at least four (4) Business Days prior to Closing of any amount Buyer intends to withhold under this Section 8.5. Buyer and Seller agree to use their reasonable best efforts to avoid or mitigate the imposition of any withholding Taxes.

8.6 Tax Refunds.

(a) Any Tax refund (including any interest in respect thereof) received by Buyer or any Transferred Subsidiary, and any amounts credited against Tax to which Buyer or any Transferred Subsidiary becomes entitled (including by way of any amended Tax Returns or any carryback filing), that relate to Pre-Closing Tax Period, shall be for the account of Seller, and Buyer shall pay over to Seller any such refund or the amount of any such credit within 10 days after receipt of such credit or entitlement thereto, net of any expenses incurred in receiving the refund. Buyer shall pay Seller interest at the rate prescribed under Section 6621(a)(1) of the Code, compounded daily, on any amount not paid when due under this Section 8.6; provided, however, that if the refund is attributable to a tax attribute that arose post-Closing, the refund shall be for the account of Buyer.

(b) Any Tax refund (including any interest in respect thereof) received by Seller, and any amounts credited against Tax to which Seller become entitled (including by way of any amended Tax Returns or any carryback filing), that relate to any taxable period, or portion thereof, for which Buyer is liable pursuant to Section 6.2(c), shall be for the account of Buyer and Seller shall pay over to Buyer any such refund or the amount of any such credit within 10 days after receipt of such credit or entitlement thereto. Seller shall pay Buyer interest at the rate prescribed under Section 6621(a)(1) of the Code, compounded daily, on any amount not paid when due under this Section 8.6.

(c) Each of Seller and Buyer shall cooperate, and cause each of their Affiliates to cooperate, in obtaining any Tax refund that the other Party reasonably believes should be available, including through filing appropriate forms with the applicable Governmental Entity; provided that Buyer and the Transferred Subsidiaries shall have no obligation to claim any Tax refund if such Tax refund will materially adversely affect Buyer or the Transferred Subsidiaries.

ARTICLE IX

FURTHER AGREEMENTS

9.1 Post-Closing Information.

(a) For a period of seven (7) years following the Closing, Buyer shall, and Buyer shall cause the Transferred Subsidiaries and the Affiliates of Buyer with respect to the Business (i) to use commercially reasonable efforts to retain the Records and (ii) promptly following the reasonable written request of Seller, provide to Seller and its representatives information in its possession, to the extent necessary (A) to prepare or defend any judicial or administrative proceeding related to the Business, (B) to enable Seller and its representatives to satisfy Seller’s and its Affiliates’ financial reporting and Tax preparation obligations or (C) for any reasonable corporate purpose of Seller. Buyer shall be entitled to receive from Seller, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may reasonably be incurred in providing such information.

(b) After the Closing, Buyer shall respond to reasonable, written requests for information and assistance by Seller in connection with Seller completing the audit of its accounts and preparation of its required federal, state and local Tax Returns.

9.2 Disclosure Generally. Any information furnished in any Section of the Disclosure Schedule (or any update thereto) shall be deemed to be disclosed and modify all of Seller’s representations and warranties only to the extent that the applicability of such disclosed information to such other Section of the Disclosure Schedule is reasonably apparent that the disclosed matter, document or item would relate to one or more other representations or warranties or the matters covered thereby. The inclusion of any information in the Disclosure Schedule (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the Business, has resulted in or would result in a Business Material Adverse Effect, or is outside the ordinary course of business. For purposes of this Agreement, the terms “to the knowledge of Seller,” “to Seller’s knowledge,” “known by Seller” or other words of similar meaning shall mean the actual knowledge of the persons listed on Section 9.2 of the Disclosure Schedule attached hereto, after reasonable inquiry of their direct reports, and shall not refer to the knowledge of any other person or entity.

9.3 Certain Employee Benefits Matters.

(a) Offer of Employment; Continuation of Employment. Prior to the Closing Date, Buyer agrees that it will make offers of employment to all of the employees of Seller or any of its Subsidiaries set forth on Section 9.3(a) of the Disclosure Schedule (each, a “Business Employee”) in good faith, with salary and eligibility for bonus compensation that is no less favorable in the aggregate than that provided by Seller or its Subsidiaries, as applicable, providing for employment in the same general vicinity at which the Business Employee was employed immediately prior to the Closing, and with other terms and conditions such that, if the offer is declined by the Business Employee, the Business Employee shall not be deemed to have suffered an “employment loss” for purposes of WARN. Nothing herein shall be construed as an offer of employment on other than an employee-at-will basis.

(b) Continuity of Service. Buyer shall offer employment commencing on the Closing Date to all Business Employees, including those on vacation, military leave, leave of absence (whether paid or unpaid), disability or layoff, on the terms set forth in Section 9.3(a). Any Business Employee that accepts employment with Buyer is referred to herein as a “New Buyer Employee”.

(c) Compensation; Employee Benefits. Except as otherwise required by applicable law, the Business Employees shall cease to participate in or accrue further benefits under the Business Benefit Plans (other than the Acquired Benefit Plans) immediately prior to the Closing. Except as otherwise set forth in an offer letter contemplated by Section 9.3(a), beginning on the Closing Date, Buyer shall maintain (or cause its Affiliates to maintain) employee benefit plans, agreements, programs, policies and arrangements for the benefit of each New Buyer Employee (“Buyer Plans”) that are substantially similar in the aggregate to the Employee Benefit Plans in effect immediately prior to the Closing with respect to New Buyer Employees. All Buyer Plans and Buyer severance pay plans, programs or practices, to the extent permitted by applicable law, shall recognize all credited service of New Buyer Employees with Seller and its Subsidiaries (and their predecessors, to the extent such service is credited by Seller or a Subsidiary) for purposes of eligibility and vesting and level of benefits (but not for benefit accrual under a defined benefit pension plan) to the same extent such service was recognized under similar plans maintained by Seller or its Subsidiaries immediately prior to the Closing Date, except as would result in a duplication of benefits. To the extent permitted by applicable law, such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations. To the extent permitted by applicable law, each Buyer Plan shall waive pre-existing condition limitations to the same extent waived or no longer applicable under the applicable benefit plan of Seller or its Subsidiaries. To the extent permitted by applicable law, each New Buyer Employee shall be given credit under the applicable Buyer Plan for amounts paid under a corresponding Business Benefit Plan during the plan year in which the Closing occurs for purposes of applying deductibles, co-payments and out-of-pocket maximums. Without limiting the generality of the foregoing, Buyer shall maintain in effect for the twelve month period following the Closing a severance plan covering New Buyer Employees, which plan shall provide for severance payments and benefits to each New Buyer Employee who is terminated without cause by Buyer or an Affiliate during such period that are no less favorable than the severance payments and benefits to which the New Buyer Employee would have been entitled under the applicable plan of Seller, each of which is set forth on Section 2.14(a) of the Disclosure Schedule, upon a termination of employment by Seller or its Subsidiaries, as applicable, without cause immediately prior to the Closing; provided, however that Buyer may, in its sole discretion, not (i) provide separation pay and benefits to New Buyer Employees who are full-time employees as of the Closing and who choose, other than at the request of Buyer, to become regular, part-time U.S. employees following the Closing and (ii) provide separation pay and benefits for any New Buyer Employee at Grade Level 10 who has not achieved thirteen (13) years of service prior the Closing at a level greater than twenty-six (26) weeks of such New Buyer Employee’s base salary and benefits.

(d) Certain Amounts. With respect to any accrued but unused paid-time off, personal, sick or vacation time to which any New Buyer Employee is entitled pursuant to the personal, sick or vacation policies applicable to such New Buyer Employee immediately prior to the Closing Date (the “Accrued PTO”) and with respect to any accrued but unpaid salary, bonus, incentive pay or similar compensation to which any New Buyer Employee is entitled to immediately prior to the Closing Date (the “Accrued Compensation”), Buyer shall credit the New Buyer Employee with such Accrued PTO and Accrued Compensation, as applicable; provided, however, if any New Buyer Employee is to be paid for such Accrued PTO or Accrued Compensation, Seller shall pay in cash an amount equal to such Accrued PTO and Accrued Compensation to such New Buyer Employee on or prior to the Closing Date and Buyer shall reimburse Seller at Closing for any such amounts in excess of $136,724, in the aggregate, paid by Seller to all such New Buyer Employees and Buyer shall not credit any such New Buyer Employees with any Accrued PTO or Accrued Compensation, as applicable. In the event that Seller or an Affiliate is required to provide severance payments or benefits to any New Buyer Employees who were employees of Sycamore Asia, as a result of the termination of employment of any such employee from Sycamore Asia in connection with the transactions contemplated by this Agreement, Buyer shall reimburse Seller for the cost of any such severance payments or benefits within ten (10) Business Days following submission by Seller to Buyer of reasonable documentation of the cost of such severance payments or benefits.

(e) Flexible Spending Accounts. Effective as of the last day of the month in which Closing occurs, New Business Employees shall no longer be eligible to contribute to the flexible spending account sponsored by Seller except as otherwise provided by and in accordance with COBRA (such accounts, “Seller FSA” and such participants in the Seller FSA, “FSA Participants”). Effective as of the Closing Date, Buyer shall establish flexible spending accounts which shall (i) permit immediate participation as of the first day of the month immediately following Closing for all FSA Participants and (ii) accept for reimbursement any claims related to the calendar year in which the Closing Date occurs and eligible for reimbursement on the basis of participant elections initially made under the Seller FSA, which have not been previously reimbursed by Seller. The salary reduction election of FSA Participants under the Seller FSA will be continued by Buyer following Closing. Seller shall provide to Buyer as soon as administratively feasible following the Closing Date, a schedule setting forth the FSA Participants and the amount each FSA Participant has elected to contribute to the Seller FSA for the current calendar year and the amount reimbursed by the Seller FSA to the FSA Participant (or eligible dependent) (the “FSA Balances”). To the extent the FSA Balances in the aggregate are positive, Seller shall make a payment to Buyer equal to the aggregate FSA Balances by the tenth (10th) Business Day following the date on which Seller provides such schedule to Buyer. To the extent the FSA Balances in the aggregate are negative, Buyer shall make a payment to Seller equal to the aggregate FSA Balances by the tenth (10th) Business Day following the date on which Seller provides such schedule to Buyer. Notwithstanding the foregoing, no person who elects COBRA continuation coverage with respect to such person’s flexible spending account shall be considered a FSA Participant and any such person’s flexible spending account balance shall not be a FSA Balance.

(f) U.S. WARN Act. Seller and its Subsidiaries shall not, at any time ninety (90) days before the Closing Date, without complying fully with the notice requirements of WARN, effectuate (i) a “plant closing” (as defined in WARN) affecting any “single site of employment” (as defined in the regulations under WARN) included in the Business; (ii) a “mass layoff” (as defined in WARN) affecting any site of employment included in the Business; or (iii) any similar action under WARN requiring notice to employees of the Business in the event of an employment loss or layoff. For a period of ninety (90) days after the Closing Date, Buyer shall not engage in any conduct which would result in an employment loss for a sufficient number of employees of Buyer which, if aggregated with any such conduct on the part of Seller or the Transferred Subsidiaries prior to the Closing Date, would trigger WARN.

(g) U.S. COBRA. Seller shall retain or assume responsibility for, and shall be responsible for administering compliance with, the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and any other similar applicable law with respect to New Buyer Employees and their covered dependents who incur a COBRA qualifying event or loss of coverage under any Business Benefit Plan at any time on or before the Closing Date and with respect to any current or former employee of Seller that is not a New Buyer Employee. Seller shall take all steps necessary to ensure that Buyer shall not become responsible for providing COBRA or any other similar applicable law with respect to any employees or former employees of Seller. Buyer shall assume responsibility for, and shall be responsible for administering compliance with, the continuation coverage requirements under COBRA and any other similar applicable law with respect to New Buyer Employees and their covered dependents who incur a COBRA qualifying event or loss of coverage after the Closing Date.

9.4 Use of Names. As promptly as reasonably practicable following the Closing, Seller shall, and shall cause its Subsidiaries and Affiliates to, use commercially reasonable efforts to cease to use the names set forth on Section 9.4(a) of the Disclosure Schedule and any name confusingly similar thereto (collectively, the “Restricted Names”) and any trademarks, trade names, trade dress, service marks and logos that use or incorporate any Restricted Name. As promptly as reasonably practicable following the Closing, Seller shall, and shall cause its Subsidiaries and Affiliates to, remove from the Excluded Assets any and all Restricted Names and any trademarks, trade names, trade dress, service marks and logos that use or incorporate any Restricted Name (it being understood that this requirement shall not apply to fair use of any Restricted Name, including, but not limited to, in documents and materials kept as records, or to be archived as records, for historical purposes or as required by applicable law). Notwithstanding anything herein to the contrary, following the Closing Seller and its Subsidiaries shall be permitted to use (i) the trademarks and names “Sycamore” and “Sycamore Networks” in the corporate names or business names set forth on Section 9.4(b) of the Disclosure Schedule and (ii) any domain name or website containing “Sycamore” and “Sycamore Networks” set forth on Section 9.4(b) of the Disclosure Schedule, in each case, in connection with and until the completion of the dissolution, winding-up and liquidation of Seller and its Subsidiaries. Notwithstanding the foregoing, in no event shall Seller or its Subsidiaries use the names “Sycamore” or “Sycamore Networks” following the Closing for purposes of marketing or selling any products or services.

9.5 Confidentiality.

(a) Each of Seller and Buyer shall not, and shall cause its respective Affiliates and their officers, directors, employees, agents and representatives not to, without the prior written consent of the other Party, disclose, furnish or make accessible to any Person (other than to each other or such other Party’s authorized representatives) any Confidential Information, or in any way use the other Party’s Confidential Information in the conduct of any business or endeavor; provided, however, that nothing in this Section 9.5 shall act to prohibit either Party from disclosing any Confidential Information which is required to be disclosed by such Party by applicable law, regulation, stock exchange rule or a legal proceeding before any Governmental Entity so long as such Party gives prior written notice to the other Party of its intention to disclose such Confidential Information so that such other Party may (a) review the contents of such Confidential Information required to be disclosed and (b) in its sole discretion and at its sole cost and expense (including attorney fees), contest the need for disclosure by seeking a protective order or other appropriate remedy. Each of Seller and Buyer shall reasonably cooperate with the other in connection with any such proceeding and shall use reasonable best efforts to ensure that all Confidential Information so disclosed will be accorded confidential treatment.

(b) As used in this Agreement, “Confidential Information” means (i) with respect to Buyer all data and information, relating to the Business and included within the Acquired Assets or any confidential information disclosed by Buyer to Seller in connection with the transactions contemplated by this Agreement and

(ii) with respect to Seller, all data and information and other confidential information disclosed by Seller to Buyer relating to the IQstream Business or the Excluded Assets and Excluded Liabilities in connection with the transactions contemplated by this Agreement, in each case of (i) and (ii) without regard to form or medium, including, without limitation, all technical or nontechnical data and information, trade secrets, personnel data, works of authorship, know-how, intellectual property, business concepts, research study, plans, systems, methods and information, financial data, information and plans, and information relating to actual or prospective customers, clients, franchises, suppliers, distributors, resellers, licensees, licensors, vendors, contractors, consultants, officers, directors, employees, whether prepared by Seller or any other Person. Confidential Information shall not include any data or information that (i) the disclosing Party proves was either in the public domain prior to the date hereof or subsequently came into the public domain by means other than an unauthorized disclosure or a breach of this Agreement, (ii) was lawfully received by the disclosing Party from a third party without any obligation of confidentiality, (iii) was disclosed by the non-disclosing Party to a third party without any restrictions on confidentiality, or (iv) was independently created by the disclosing Party without access to Confidential Information from the non-disclosing party.

9.6 Bulk Sales Waiver. The Parties agree to waive compliance with the provisions of any so-called “bulk transfer law” or “bulk sales law” (or any similar Tax law) of any jurisdiction in connection with the transactions contemplated by this Agreement.

9.7 Transfer of Acquired Assets Post-Closing.

(a) After the Closing, to the extent Seller or any of its Subsidiaries (other than the Transferred Subsidiaries) discovers possession of any of the Acquired Assets, Seller shall hold such Acquired Assets in trust and promptly assign and transfer such Acquired Assets to Buyer. After the Closing, to the extent Buyer or any of its Affiliates discovers possession of any of the Excluded Assets, Buyer shall hold such Excluded Assets in trust and promptly assign and transfer such Excluded Assets to Seller at Seller’s sole cost and expense.

(b) After the Closing, to the extent Seller or any of its Subsidiaries (other than the Transferred Subsidiaries) receives possession of any of the Acquired Assets, Seller shall hold such Acquired Assets in trust and promptly assign and transfer such Acquired Assets to Buyer at Seller’s sole cost and expense. After the Closing, to the extent Buyer or any of its Affiliates receives possession of any of the Excluded Assets, Buyer shall hold such Excluded Assets in trust and promptly assign and transfer such Excluded Assets to Seller at Buyer’s sole cost and expense.

9.8 Licensed Patents. Seller hereby agrees that in the event of any transfer, sale, assignment, license or conveyance of any of the Licensed Patents (or any rights, interests or title therein) prior to the Closing by Seller to any Person other than Buyer (each, a “Patent Transfer”), Seller shall (i) take all actions necessary to ensure that such Patent Transfer is made expressly subject to all of Seller’s and Buyer’s obligations and rights under the Patent License Agreement as if the Patent License Agreement was in effect prior to such Patent Transfer and (ii) provide Buyer with prompt written notice of such Patent Transfer together with an acknowledgement of the recipient of such Patent Transfer which confirms that such Patent Transfer will be subject to the rights and obligations of Buyer and Seller under the Patent License Agreement.

ARTICLE X

MISCELLANEOUS

10.1 Press Releases and Announcements. No Party shall issue (and each Party shall cause its Affiliates not to issue) any press release or public disclosure relating to the subject matter of this Agreement, or its terms, without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by law, regulation or stock exchange rule (in which case the disclosing Party shall advise the other Party and the other Party shall have the right to review such press release or announcement prior to its publication) to the extent practicable given legal and regulatory requirements.

10.2 No Third Party Beneficiaries. Except as provided by applicable law, this Agreement shall not confer any rights or remedies upon any Person (including with respect to any employee or former employee of Seller, Buyer or any of its Affiliates, any New Buyer Employees and any Business Employees, any right to employment or contractual employment for any specified period) other than the Parties and its respective successors and permitted assigns and, to the extent specified herein, its respective Affiliates; provided, however, that the provisions of Article VI are intended for the benefit of the entities and individuals specified therein and its respective legal representatives, successors and assigns. No provision of this Agreement be deemed to be the adoption of, or an amendment to, any employee benefit plan, as that term is defined in Section 3(3) of ERISA, or otherwise to limit the right of Buyer or Seller to amend, modify or terminate any such employee benefit plan. For a period of six (6) years following the Closing Date, Buyer (i) will ensure that each Transferred Subsidiary fulfills its obligations to the present and former members of such entity’s board of directors (or other governing body) and present and former officers of the Transferred Subsidiaries pursuant to the terms of such entity’s charter, bylaws or other organizational documents and any indemnification or other agreements as in effect on the date hereof and (ii) shall cause each such entity’s charter, bylaws or other organizational documents to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are no less favorable as the indemnification, exculpation and advancement of expenses provisions contained such entity’s charter, bylaws or other organizational documents as of the date hereof, and during such six-year period, such provisions shall not be repealed, amended or otherwise modified in any manner except as required by applicable law.

10.3 Entire Agreement; Conflicts. This Agreement (including the documents referred to herein), the Related Agreements and the Confidentiality Agreement constitute the entire agreement by and between Buyer and Seller and their respective Affiliates. This Agreement supersedes any prior agreements or representations by or between Buyer and Seller, whether written or oral, with respect to the subject matter hereof (other than the Confidentiality Agreement and the Related Agreements). In the event there is any inconsistency or conflict between the terms of this Agreement and the terms of any Related Agreement, the terms of this Agreement shall control and govern.

10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and its respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party, provided, however, that Buyer may collaterally assign this Agreement to any sources of financing solely for the purposes of securing the obligations of Buyer and its Affiliates under any credit arrangements by Buyer and its Affiliates (and any refinancings or substitutions thereof); and provided further, (i) any Party may assign its right to receive a payment entitled to be received by it pursuant to this Agreement and (ii) concurrently with or following the Closing, Buyer may assign, transfer and delegate, in whole or in part, its rights and obligations hereunder to either (A) a wholly-owned Subsidiary of Buyer or (B) an Affiliate under common control with Buyer; and provided further, at Buyer’s request Seller shall concurrently with the Closing directly assign or transfer the ownership interest in any Transferred Subsidiary to an Affiliate under common control with Buyer, in each case to the extent allowed by applicable law and as would not adversely affect the rights or obligations of Seller under this Agreement or Seller’s ability to transfer such Transferred Subsidiary hereunder, and Buyer agrees to be responsible to Seller on behalf of such Affiliates with respect to the rights and obligations set forth in this Agreement.

10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or .PDF signature.

10.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.7 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered one Business Day after it is sent by (a) a reputable courier service guaranteeing delivery within one Business Day or (b) facsimile; provided electronic confirmation of successful transmission is received by the sending Party and a confirmation copy is sent on the same day as the telecopy transmission by certified mail, return receipt requested, in each case to the intended recipient as set forth below:

If to Buyer, to:

Sunrise Acquisition Corp.

c/o Marlin Equity Partners III, L.P.

338 Pier Avenue

Hermosa Beach, CA 90254

Telecopy: (310) 364-0110

Attention: Nick Kaiser

Copy to (which shall not constitute notice):

Pepper Hamilton LLP

The New York Times Building

37th Floor, 620 Eighth Avenue

New York, NY 10018

Telecopy: (212) 286-9806

Attention: James D. Rosener, Esq.

If to Seller, to:

Sycamore Networks, Inc.

220 Mill Road

Chelmsford, MA 01824

Telecopy: (978) 367-4494

Attention: General Counsel

Copies to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

One Beacon Street

Boston, MA 02108

Telecopy: (617) 573-4822

Attention: Margaret A. Brown, Esq.

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

10.8 Governing Law. Subject to the provisions of certain Exhibits hereto regarding the application of local law, this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

10.9 Amendments and Waivers. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

10.11 Expenses. Except as otherwise specifically provided to the contrary in this Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Notwithstanding anything to the contrary contained herein, Seller shall reimburse Buyer or an Affiliate of Buyer for all actual costs and expenses (including legal fees) incurred by Buyer in conducting due diligence for an amount not exceeding $400,000. Any amount already paid from the date of the letter agreement, dated July 2, 2012, between an Affiliate of Buyer and Seller until the date hereof shall be reduced from the aforementioned amount and the remaining amount payable pursuant to this Section 10.11 shall be paid by Seller by wire transfer of immediately available funds to a bank account designated in writing by Buyer two (2) Business Days following receipt of evidence reasonably satisfactory to Seller of Buyer’s actual costs and expenses incurred in conducting due diligence.

10.12 Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that prior to the valid termination of this Agreement in accordance with Section 7.1, (i) the Parties shall be entitled to seek (in a court of competent jurisdiction as set forth in Section 10.13) an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including Buyer’s obligation to effect the Closing), without bond or other security being required, this being in addition to any remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither Seller nor Buyer would have entered into this Agreement. Without limiting the generality of the foregoing, it is explicitly agreed that Seller shall be entitled to an injunction, specific performance or other equitable remedy to specifically enforce Buyer’s obligation to effect the Closing on the terms and conditions set forth herein in the event that all conditions in Sections 5.1 and 5.2 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, each of which is then capable of being satisfied at a Closing on such date) at the time when the Closing would have occurred but for the failure of Buyer to comply with its obligations to effect the Closing pursuant to the terms of this Agreement. Each of Seller and Buyer acknowledges and agrees that following a valid termination of this Agreement in accordance with Section 7.1, each Party shall be entitled to monetary damages for a willful or intentional breach of this Agreement. In no event shall any Party be responsible and liable for any monetary damages or other amounts under this Section 10.12 that are special, incidental, consequential, indirect, exemplary or punitive damages.

10.13 Submission to Jurisdiction. Subject to the provisions of certain Exhibits hereto regarding the submission of actions and proceedings arising out of or relating to such Exhibits to courts of local jurisdictions, each Party (a) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or any other federal or state court in the State of Delaware if it is determined that the Court of Chancery does not have jurisdiction over such action) in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other Party with respect thereto. Either Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10.7. Nothing in this Section 10.13, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

10.14 Construction. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “either” and “or” are not exclusive and “include”, “includes” and “including” are not limiting; (b) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date hereof” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (f) references to a contract or agreement mean such contract or agreement as amended or otherwise modified from time to time; (g) references to a person or entity are also to its permitted successors and assigns; (h) references to an “Article”, “Section”, “Exhibit” or “Schedule” refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement; (i) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; and (j) references to a law include any rules, regulations and delegated legislation issued thereunder. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either Party.

10.15 Waiver of Jury Trial. To the extent permitted by applicable law, each Party hereby irrevocably waives all rights to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of either Party in the negotiation, administration, performance and enforcement of this Agreement.

10.16 Incorporation of Exhibits and Schedules. The Exhibits and Disclosure Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SYCAMORE NETWORKS, INC.

By:	/s/ Daniel E. Smith
Name: Daniel E. Smith
Title: President and Chief Executive Officer

SUNRISE ACQUISITION CORP.

By:	/s/ Doug Bayerd
Name: Doug Bayerd
Title: Secretary

SIGNATURE PAGE TO ASSET PURCHASE AND SALE AGREEMENT

ANNEX B

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of October 23, 2012, by and between Sunrise Acquisition Corp., a Delaware corporation (“Buyer”), and the undersigned stockholder (“Holder”) of Sycamore Networks, Inc., a Delaware corporation (the “Company”).

RECITALS

Pursuant to an Asset Purchase and Sale Agreement, dated as of the date hereof (the “Purchase Agreement”), by and between Buyer and the Company, the Company has agreed to sell and Buyer has agreed to purchase from the Company the Acquired Assets, and, in partial consideration thereof, Buyer has agreed to assume the Assumed Liabilities, each as more specifically set forth in the Purchase Agreement. Concurrently with the execution and delivery of the Purchase Agreement and as a condition and inducement to Buyer entering into, and performing its obligations under, the Purchase Agreement, Buyer has requested that Holder enter into this Agreement. In order to induce Buyer to enter into the Purchase Agreement, Holder has agreed to enter into this Agreement with respect to the shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) beneficially owned by Holder (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) and set forth beneath Holder’s signature on the last page of this Agreement (the “Shares”); provided that Options beneficially owned by Holder shall not be considered “Shares” prior to their exercise, and shares of Company Common Stock issued upon exercise of Options shall be considered “Shares” upon their issuance. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Retain Shares.

a. Transfer. During the period beginning on the date hereof and ending on the Expiration Date (as defined in Section 4 below), (1) except as contemplated by the Purchase Agreement, and except as provided in Section 1(b) below, Holder agrees not to, directly or indirectly, (i) sell, transfer, assign, gift, pledge, hypothecate, exchange or otherwise encumber or dispose of (including by merger, consolidation or otherwise by operation of law) (“Transfer”) the Shares, or (ii) enter into any contract, option or other agreement with respect to any Transfer of any or all of the Shares or any interest therein, and further acknowledges and agrees that any attempted Transfer of Shares or any interest therein in violation of this Section 1(a) shall be null and void, and (2) Holder agrees that Holder will not, and will not permit any entity under Holder’s control to, directly or indirectly, grant any proxies or powers of attorney, deposit any of such Holder’s Shares into a voting trust or enter into a voting agreement with respect to any of such Holder’s Shares, or enter into any agreement or arrangement providing for any of the actions described in this clause (2) which conflict with Holder’s obligations under this Agreement, except in the case of (1) or (2) to the extent permitted in writing by Buyer.

b. Permitted Transfers. Section 1(a) shall not prohibit a Transfer of Shares by Holder, or on behalf of Holder, to (i) any family member or any trust for the benefit of Holder or a family member, (ii) any affiliate, stockholder, member or partner of any Holder which is an entity, (iii) any educational institution pursuant to an existing agreement or understanding between Holder, or on behalf of Holder, and such educational institution consistent with the past practice of Holder or (iv) any devisee or heir by operation of law or otherwise in the event of the death of Holder, in each case so long as the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent, reasonably satisfactory in form and substance to Buyer, memorializing such agreement.

c. New Shares. Holder agrees that any shares of Company Common Stock that Holder purchases or with respect to which Holder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the Expiration Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date hereof and for all purposes shall be included in the definition of Shares.

d. Covenant of the Holder. Holder agrees and covenants that (i) this Agreement and the obligations hereunder shall attach to the Shares and, notwithstanding any violation of the transfer restrictions contained in this Agreement, shall be binding upon any person or entity to which legal or beneficial ownership shall transfer, whether by operation of law or otherwise; and (ii) such Holder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the Shares, unless such transfer is made in compliance with this Agreement.

2. Agreement to Vote Shares.

a. Subject to Section 2(c) and except to the extent waived in writing by Buyer, Holder agrees during the term of this Agreement to vote the Shares, and to cause any holder of record of the Shares to vote or execute a written consent or consents if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any annual or special meeting of stockholders of the Company: (i) in favor of the approval of the sale of the Acquired Assets pursuant to the Purchase Agreement and the transactions contemplated thereby, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; and (ii) against (1) any Acquisition Proposal or (2) any amendment of the Company’s certificate of incorporation or bylaws (collectively, the “Covered Proposals”). This Agreement is intended to bind Holder as a stockholder of the Company only with respect to the Covered Proposals. Until the Expiration Date, Holder covenants and agrees not to enter into any agreement or understanding with any Person with respect to voting of its Shares on any Covered Proposal which conflicts with the terms of this Agreement.

b. Holder further agrees that, until the Expiration Date, Holder will not, and will not permit any Person under Holder’s control to, (A) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14a-1 under the Exchange Act) in opposition to the approval of the sale of the Acquired Asssets pursuant to the Purchase Agreement and the transactions contemplated thereby, (B) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any solicitation of voting securities of the Company in support of an Acquisition Proposal, or (C) engage in any conduct as to which the Company is prohibited by Section 4.9 of the Purchase Agreement, provided, however, that any such conduct by Holder, or by an Affiliate of Holder, in his or her capacity as an officer or director of the Company shall not constitute a breach of this Section 2.

c. The Holder’s obligations under this Section 2 shall be suspended during any period beginning on the date (a “Suspension Date”) that the Board of Directors has failed to make or withdrawn, modified or changed the Board Recommendation in accordance with Section 4.8(b) or Section 4.9(e) of the Purchase Agreement and ending on the date following the relevant Suspension Date that the Board of Directors has recommended that the stockholders of the Company vote in favor of the approval of the sale of the Acquired Assets pursuant to the Purchase Agreement and the transactions contemplated by the Purchase Agreement (each period, a “Suspension Period”).

3. Representations and Warranties of Holder. Holder hereby represents and warrants to Buyer that:

a. Holder (i) is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of the Shares, free and clear of all Encumbrances (other than those created by this Agreement) and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Holder is a party relating to the pledge, disposition or voting of any of the Shares and there are no voting trusts or voting agreements with respect to the Shares.

b. Holder does not beneficially own any shares of capital stock of the Company other than (i) the Shares and (ii) any options, warrants or other rights to acquire any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock, set forth on the signature page of this Agreement (collectively, “Options”).

c. Holder has the legal capacity, power and authority to execute and deliver, and perform its obligations under, this Agreement. This Agreement, assuming the due authorization, execution and delivery of this Agreement by Buyer, constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

d. Neither the execution and delivery of this Agreement by Holder nor the consummation by Holder of the transactions contemplated hereby will conflict with or result in a material breach, or constitute a material default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or law applicable to Holder or to Holder’s property or assets.

e. Other than any filing required on Schedule 13D or Schedule 13G or under Section 16 under the Exchange Act, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of Holder is required in connection with the execution and delivery of this Agreement.

4. Termination. This Agreement shall terminate upon the earliest to occur of (i) the Closing, (ii) the date on which the Purchase Agreement is terminated in accordance with its terms, (iii) a material amendment of the Purchase Agreement or (iv) the mutual written consent of the parties hereto (the earliest of such dates, the “Expiration Date”). Notwithstanding the foregoing, for purposes of this Section 4, an extension of the Outside Date set forth in Section 7.1(d) of the Purchase Agreement shall not be deemed to be a material amendment of the Purchase Agreement.

5. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (i) Holder makes no agreement or understanding herein in any capacity other than in Holder’s capacity as a beneficial owner of the Shares, (ii) nothing in this Agreement shall be construed to limit or affect the Holder’s rights and obligations as a director, officer, or other fiduciary of the Company, and (iii) Holder shall have no liability to Buyer or any of its Affiliates under this Agreement as a result of any action or inaction by Holder acting in his capacity as a director, officer, or other fiduciary of the Company.

6. Miscellaneous.

a. Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 6(a) shall be binding upon the parties and their respective successors and assigns.

b. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware. Each of the parties hereto (i) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or any other federal or state court in the State of Delaware if it is determined that the Court of Chancery does not have jurisdiction over such action) in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other party with respect thereto. Any party may make service on the other parties by sending or delivering a copy of the process to the parties to be served at the address and in the manner provided for the giving of notices in Section 6(f). Nothing in this Section 6(b), however, shall affect the right of any party to serve legal process in any other manner permitted by law.

c. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

d. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may be executed by facsimile or .PDF signature.

e. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

f. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered one Business Day after it is sent by (i) a reputable courier service guaranteeing delivery within one Business Day, (ii) electronic mail (with receipt confirmed) or (iii) facsimile, provided electronic confirmation of successful transmission is received by the sending party and a confirmation copy is sent on the same day as the telecopy transmission by certified mail, return receipt requested, in each case to the intended recipient as set forth on respective signature pages hereto or at such other addresses, facsimile numbers or email addresses as either party may hereafter specify by written notice to the other party.

g. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

h. Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach of any covenants or agreements contained in this Agreement will cause Buyer to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Buyer shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity and Holder will not oppose the seeking of such relief on the basis that Buyer has an adequate remedy at law. Holder hereby agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Buyer seeking or obtaining such equitable relief.

[Signature Page Follows]

The parties have caused this Agreement to be duly executed on the date first above written.

Buyer:	SUNRISE ACQUISITION CORP.

By:
Name:
Title:

	Address:	338 Pier Avenue
Hermosa Beach, CA 90254

	Attention:	Nick Kaiser

	Telephone:	(310) 364-0100
	Facsimile:	(310) 364-0110
	Email:	nkaiser@marlinequity.com

SIGNATURE PAGE TO VOTING AGREEMENT

Holder:
Name:

Address:

Telephone:
Facsimile:
Email:

Number of Shares of Company Common Stock Beneficially Owned as of the Date of this Agreement:

Number of Options Beneficially Owned as of the Date of this Agreement:

SIGNATURE PAGE TO VOTING AGREEMENT

SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of:

Name of Holder:

and that the undersigned is familiar with the terms of the Voting Agreement (the “Agreement”), entered into as of October     , 2012, by and among Sunrise Acquisition Corp., a Delaware corporation (“Buyer”), and the undersigned’s spouse. The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of such Agreement shall be irrevocably bound by the terms of such Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse. The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate such Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest of undersigned in all property which is the subject of such Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated:	Signed:
Name:

Address:

ANNEX C

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

OF

SYCAMORE NETWORKS, INC.

This Plan of Complete Liquidation and Dissolution (this “Plan”) is intended to accomplish the complete liquidation and dissolution of Sycamore Networks, Inc., a Delaware corporation (the “Company”), in accordance with Sections 280 and 281(a) of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 331 of the Internal Revenue Code of 1986, as amended (the “Code”).

1. Approval of this Plan. The Board of Directors of the Company (the “Board”) has adopted this Plan as being advisable to, and in the best interests of, the Company and its stockholders. The Board has directed that the dissolution pursuant to this Plan be submitted to the stockholders of the Company for approval. If the dissolution is approved, and this Plan is adopted, by a vote of the holders of a majority of the outstanding stock of the Company, this Plan shall constitute the adopted Plan of Complete Liquidation and Dissolution of the Company effective as of such time.

2. Certificate of Dissolution. Subject to Section 13 hereof, at such time as may be determined by the appropriate officers of the Company following the consummation of the sale of the Company’s Intelligent Bandwidth Management business and receipt of stockholder approval of the liquidation and dissolution of the Company pursuant to the Plan, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL (the time of such filing, or such later effective time as stated therein, the “Effective Time”).

3. Cessation of Business Activities. After the Effective Time, the Company shall exist solely for purposes of prosecuting and defending suits by or against the corporation and enabling the Company to settle and close its business, dispose of and convey its property, discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business of the Company for which the Company was organized.

4. Dissolution Process. From and after the Effective Time, the Company (or any successor entity of the Company) shall proceed, in a timely manner, to liquidate the Company in accordance with the procedures set forth in Sections 280 and 281(a) of the DGCL. In this respect, the Company shall follow the procedures set forth in Section 280 of the DGCL, and in conformity with the requirements of Section 281(a) of the DGCL:

(a) Shall pay the claims made and not rejected in accordance with Section 280(a) of the DGCL;

(b) Shall post the security offered and not rejected pursuant to Section 280(b)(2) of the DGCL;

(c) Shall post any security ordered by the Delaware Court of Chancery in any proceeding under Section 280(c) of the DGCL; and

(d) Shall pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owing by the Company.

Such claims or obligations shall be paid in full and any such provision for payment shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority, and, among claims of equal priority, ratably to the extent of assets available therefor. Any remaining assets shall be distributed to the stockholders of the Company in accordance with the terms of the Amended and Restated Certificate of Incorporation, as amended, of the Company; provided, however, that such distribution shall not be made before the expiration of 150 days from the date of the last notice of rejections given pursuant to Section 280(a)(3) of the DGCL. In the absence of actual fraud, the judgment of the Board or the Trustees (as defined below), as the case may be, as to the provision made for the payment of all obligations under paragraph (d) of this Section shall be conclusive.

Notwithstanding anything contained herein to the contrary, the Company (or any successor entity of the Company) may opt to dissolve the Company in accordance with the procedures set forth in Section 281(b) of the DGCL.

5. Liquidating Trust. If deemed necessary, appropriate or desirable by the Board, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the stockholders, as a final liquidating distribution or from time to time, the Company may transfer to one or more liquidating trustees, for the benefit of the stockholders (the “Trustees”), under a liquidating trust (the “Trust”), all, or a portion, of the assets of the Company. If assets are transferred to the Trust, each stockholder shall receive an interest (an “Interest”) in the Trust pro rata to its interest in the assets of the Company on that date. All distributions from the Trust will be made pro rata in accordance with the Interests. The Interests shall not be transferable except by operation of law or upon death of the recipient. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the stockholders. Any such conveyance to the Trustees shall be in trust for the stockholders of the Company. The Company, as authorized by the Board, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by the holders of the requisite vote of the holders of the outstanding capital stock of the Company shall constitute the approval of the stockholders of any such appointment and any such liquidating trust agreement as their act and as a part hereof as if herein written.

6. Cancellation of Stock. The distribution to the Company’s stockholders pursuant to Section 4 hereof or pursuant to Section 281(b) of the DGCL shall be in complete cancellation of all of the outstanding shares of stock of the Company. From and after the Effective Time, and subject to applicable law, each holder of shares of capital stock of the Company shall cease to have any rights in respect thereof, except the right to receive distributions, if any, pursuant to and in accordance with Section 4 hereof. As a condition to receipt of any distribution to the Company’s stockholders, the Board or the Trustee, in its absolute discretion, may require the Company’s stockholders to (i) surrender their certificates evidencing their shares of stock to the Company or the Trustee or (ii) furnish the Company or the Trustee with evidence satisfactory to the Board or the Trustee of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board or the Trustee. The Company will close its stock transfer books and discontinue recording transfers of shares of stock of the Company on the date on which the Company files its Certificate of Dissolution under the DGCL and thereafter certificates representing shares of stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

7. Absence of Appraisal Rights. The Company’s stockholders shall not be entitled to appraisal rights for their shares of capital stock in connection with the transactions contemplated by this Plan.

8. Abandoned Property. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered certificates evidencing the capital stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

9. Stockholder Consent to Sale of Assets. Adoption of this Plan by the requisite vote of the outstanding capital stock of the Company shall constitute the approval of the stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other

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disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan. The Company shall not be required to obtain appraisals, fairness opinions or other third-party opinions as to the value of its properties and assets in connection with such dispositions.

10. Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company or the Trustee may, in the absolute discretion of the Board or the Trustee, as applicable, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

11. Authority of Officers and Directors.

(a) After the Effective Date, the Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by the DGCL. The Board may appoint officers, hire employees and retain independent contractors as it deems necessary or desirable to supervise or facilitate the dissolution, and is authorized to pay to the Company’s officers, directors, employees and independent contractors, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the successful implementation of this Plan. To the fullest extent permitted by law, adoption of this Plan by stockholders shall constitute approval of the payment of any such compensation.

(b) The adoption of this Plan by the holders of the Company’s common stock shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable: (i) to dissolve the Company in accordance with the DGCL and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of the Company; (iii) to satisfy or provide for the satisfaction of the Company’s obligations in accordance with Sections 280 and 281 of the DGCL and the Code and (iv) to distribute all of the remaining funds of the Company to the holders of the Company’s common stock.

12. Indemnification. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Amended and Restated Certificate of Incorporation, as amended, and contractual arrangements as therein or elsewhere provided, the Company’s existing directors’ and officers’ liability insurance policy or any replacement policy and applicable law, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. Any Trust created pursuant to this Plan shall also indemnify its Trustees, employees, agents and representatives to the maximum extent permissible by law, but in no event greater than the extent the Company may currently indemnify its officers, directors, employees, agents and representatives. The Board or the Trustee, as applicable, is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations.

13. Modification or Abandonment of this Plan. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the stockholders of the Company, the Board or the Trustee may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the DGCL.

ADOPTED BY BOARD OF DIRECTORS

OF SYCAMORE NETWORKS, INC.

ON OCTOBER 22, 2012

C-3

ANNEX D

Blackstone Advisory Partners L.P.

October 22, 2012

Board of Directors

Sycamore Networks, Inc.

220 Mills Road

Chelmsford, MA 01824-3620

Members of the Board:

We understand that Sycamore Networks, Inc. (“Sycamore”) and Sunrise Acquisition Corp. (“Buyer”) plan to enter into an Asset Purchase and Sale Agreement (the “Purchase Agreement”), which provides for, among other things, the acquisition by Buyer of substantially all of the assets and business of Sycamore, subject to the assumption of liabilities related thereto, other than assets and liabilities which relate to Sycamore’s mobile broadband optimization solutions program and certain other excluded assets, including without limitation cash and cash equivalents, certain intellectual property and real estate (the “Transaction”) in exchange for $18.75 million in cash (the “Consideration”), which amount is subject to adjustment under certain circumstances and as to which we express no opinion. The terms and conditions of the Transaction are more fully set forth in the Purchase Agreement.

You have asked us whether, in our opinion, the Consideration is fair to Sycamore from a financial point of view.

In arriving at the opinion set forth below, we have, among other things:

•	Reviewed certain publicly available information concerning the business, financial condition, and operations of Sycamore that we believe to be relevant to our inquiry.

•

Reviewed certain internal information concerning the business, financial condition, and operations of Sycamore prepared and furnished to us by the management of Sycamore that we believe to be relevant to our inquiry.

•

Reviewed certain internal financial analyses, estimates and forecasts relating to Sycamore, including Sycamore’s financial forecasts for fiscal years 2013 through 2017, prepared and furnished to us by the management of Sycamore.

•	Reviewed the publicly available audited financial statements of Sycamore for the fiscal years ended July 31, 2010, July 31, 2011, and July 31, 2012.

•

Held discussions with members of senior management of Sycamore concerning their evaluations of the Transaction and Sycamore’s businesses, operating and regulatory environment, financial condition, prospects, and strategic objectives, as well as such other matters as we deemed necessary or appropriate for purposes of rendering this opinion.

•	Reviewed the historical market prices and trading activity for Sycamore’s common stock.

•	Compared certain publicly available financial and stock market data for Sycamore with similar information for certain other companies that we deemed to be relevant.

•	Reviewed the publicly available financial terms of certain other business combinations that we deemed to be relevant and the consideration received for such companies.

•	Performed a discounted cash flow analysis utilizing financial information prepared by and furnished to us by the management of Sycamore.

Blackstone Advisory Partners L.P.

345 Park Avenue

New York, NY 10154

212 583 5000

•	Reviewed the draft Purchase Agreement and ancillary agreements, dated October 20, 2012.

•	Performed such other financial studies, analyses and investigations, and considered such other matters as we deemed necessary or appropriate for purposes of rendering this opinion.

In preparing this opinion, at your direction, we have relied without assuming responsibility or liability for independent verification, upon the accuracy and completeness of all financial and other information that is available from public sources and all projections and other information provided to us by Sycamore or otherwise discussed with or reviewed by or for us. We have assumed with your consent that the financial and other projections prepared by Sycamore’s management and the assumptions underlying those projections, including the amounts and the timing of all financial and other performance data, have been reasonably prepared in accordance with industry practice and represent management’s best estimates and judgments as of the date of their preparation. We have assumed at your direction no responsibility for and express no opinion as to such analyses or forecasts or the assumptions on which they are based. We have also assumed that there have been no material changes in the assets, financial condition, results of operations, business or prospects of Sycamore since the respective dates of the last financial statements made available to us. We have further relied with your consent upon the assurances of the management of Sycamore that they are not aware of any facts that would make the information and projections provided by them inaccurate, incomplete or misleading.

We have not been asked to undertake, and have not undertaken, an independent verification of any information provided to or reviewed by us, nor have we been furnished with any such verification and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not conduct a physical inspection of any of the properties or assets of Sycamore. We did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of Sycamore, nor have we been furnished with any such evaluations or appraisals, nor have we evaluated the solvency of Sycamore or Buyer under any state or federal laws.

We also have assumed with your consent that the final executed form of the Purchase Agreement will not differ in any material respects from the latest draft provided to us, and the consummation of the Transaction will be effected in accordance with the terms and conditions of the Purchase Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Sycamore or the contemplated benefits of the Transaction. We are not legal, tax or regulatory advisors and have relied upon without independent verification the assessment of Sycamore and its legal, tax and regulatory advisors with respect to such matters.

We have not considered the relative merits of the Transaction as compared to any other business plan or opportunity that might be available to Sycamore or the effect of any other arrangement in which Sycamore might engage. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by Sycamore in the Transaction, and we express no opinion as to the fairness of the Transaction to the holders of any class of securities, creditors or other constituencies of Sycamore or as to the underlying decision by Sycamore to engage in the Transaction. Our opinion does not address any other aspect or implication of the Transaction, the Purchase Agreement, or any other agreement or understanding entered into in connection with the Transaction or otherwise. We also express no opinion as to the fairness of the amount or nature of the compensation to any of Sycamore’s officers, directors or employees, or any class of such persons, relative to the Consideration. Our opinion is necessarily based upon economic, market, monetary, regulatory and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. We express no opinion as to the prices or trading ranges at which Sycamore’s common stock will trade at any time. Furthermore, we are not expressing any opinion as to the impact of the Transaction on the solvency or viability of Sycamore, or the ability of Sycamore to pay its obligations when they become due, either before or after consummation of the Transaction.

D-2

This opinion does not constitute a recommendation to any shareholder as to how such holder should vote with respect to the Transaction or other matter. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. This opinion has been approved by a fairness committee in accordance with established procedures.

This opinion is provided to the Board of Directors of Sycamore in connection with and for the purposes of its evaluation of the Transaction only and is not a recommendation as to any action the Board of Directors should take with respect to the Transaction or any aspect thereof. This opinion is not to be quoted, summarized, paraphrased or excerpted, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other report, document, release or other written or oral communication prepared, issued or transmitted by the Board of Directors, including any committee thereof, or Sycamore, without our prior consent. However, a copy of this opinion may be included, in its entirety, as an exhibit to any disclosure documents Sycamore is required to file with the Securities and Exchange Commission in connection with the Transaction. Any summary of this opinion in such documents shall require our prior written approval, which shall not be unreasonably withheld.

We have acted as financial advisor to Sycamore with respect to the Transaction and will receive a fee from Sycamore for our services, a significant portion of which is contingent upon the consummation of the Transaction. In addition, Sycamore has agreed to reimburse us for out-of-pocket expenses and to indemnify us for certain liabilities arising out of the performance of such services (including the rendering of this opinion). In addition, we have performed other investment banking and financial advisory services for Sycamore and certain affiliates of Buyer in the past for which we have received customary compensation. In the ordinary course of our and our affiliates’ businesses, we and our affiliates may actively trade or hold the securities of Sycamore or Buyer or any of their affiliates for our or their own account or for others and, accordingly, may at any time hold a long or short position in such securities.

Based on the foregoing and subject to the foregoing, we are of the opinion, as investment bankers, that, as of the date hereof, the Consideration is fair to Sycamore from a financial point of view.

Very truly yours,

/s/ Blackstone Advisory Partners L.P.

Blackstone Advisory Partners L.P.

D-3

Form of Proxy Card

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on January 29, 2013.
Vote by Internet
• Go to www.envisionreports.com/scmr
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Form of Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain

1.

To authorize the sale by Sycamore of substantially all of the assets related to or used in Sycamore’s Intelligent Bandwidth Management Business, including certain assets used in both the Intelligent Bandwidth Management Business and Sycamore’s other businesses related to services and facilities and certain other assets pursuant to the Asset Purchase and Sale Agreement by and between Sycamore and Sunrise Acquisition Corp., dated October 23, 2012 (the “Asset Sale”).

		☐	☐	☐
2.	To approve the dissolution of Sycamore following the closing of the Asset Sale and adopt the Plan of Dissolution in accordance with Delaware law (the “Dissolution”).	☐	☐	☐
3.

To approve, by non-binding, advisory vote, certain compensation arrangements for Sycamore’s named executive officers in connection with the Dissolution and the Asset Sale as disclosed in the Proxy Statement.

		☐	☐	☐
4.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

B	Non-Voting Items

Change of Address — Please print new address below.		Meeting Attendance
		Mark box to the right	☐
if you plan to attend the
Special Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

01JQ3C

Your vote is important. Please vote immediately.

If you vote over the Internet or by telephone, please do not mail your card.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Sycamore Networks, Inc.

Proxy for Special Meeting of Stockholders

January 29, 2013

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel E. Smith and Alan R. Cormier, and each of them, proxies with full power of substitution, to vote all shares of stock of Sycamore Networks, Inc. (“Sycamore”) which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Corporation to be held on January 29, 2013 (the “Special Meeting”) at 9:00 A.M., local time, at the Radisson Hotel, 10 Independence Drive, Chelmsford, Massachusetts 01824, and at any postponements and adjournments thereof, upon the matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement dated December 28, 2012, a copy of which has been made available to the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Special Meeting or any postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE PROPOSALS IN ITEMS 1, 2 AND 3.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE	SEE REVERSE SIDE